As filed with the Securities and Exchange Commission on August 17, 2004

Registration No. 333-107066

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Brad S. Markoff, Esq.

M. Hill Jeffries, Esq.

Robert H. Bergdolt, Esq.

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

(404) 881-7000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

This Post-Effective Amendment No. 5 consists of the following:

1.	The Registrant’s final form of Prospectus dated November 26, 2003, previously filed pursuant to Rule 424(b)(4) on December 1, 2003 and refiled herewith.

2.	Supplement No. 9 dated May 18, 2004 to the Registrant’s Prospectus dated November 26, 2003, previously filed as part of Post-Effective Amendment No. 4, which will be delivered as an unattached document and is refiled herewith.

3.	Supplement No. 17 dated August 17, 2004 to the Registrant’s Prospectus dated November 26, 2003, which will be delivered as an unattached document along with the Prospectus dated November 26, 2003 and Supplement No. 9 dated May 18, 2004. Supplement No. 17 supersedes and replaces all prior supplements to the Prospectus subsequent to Supplement No. 9 dated May 18, 2004.

4.	Part II included herewith.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Maximum Offering of 785,000,000 Shares of Common Stock

Minimum Offering of 250,000 Shares of Common Stock

Wells Real Estate Investment Trust II, Inc. is a newly organized Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2003. We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

We are offering up to 600,000,000 shares of common stock in our primary offering for $10 per share, with discounts available for certain categories of purchasers as described in “Plan of Distribution.” We are also offering up to 185,000,000 shares to be issued pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.55 per share or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose.

See “ Risk Factors” beginning on page 21 to read about risks you should consider before buying shares of our common stock. These risks include the following:

• No public market currently exists for our shares of common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•      We are dependent on our advisor to select investments and conduct our operations. Adverse changes in the financial health of our advisor or our relationship with our advisor could adversely affect us.

• We have no operating history nor do we currently own any properties. We have not identified any properties to acquire with proceeds from this offering.

•      Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and similar programs sponsored by our advisor.

•      If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties and the value of your investment may vary more widely with the performance of specific properties.

• We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public*	Selling Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.25	$9.05
Total Minimum	$2,500,000	$175,000	$62,500	$2,262,500
Total Maximum	$6,000,000,000	$420,000,000	$150,000,000	$5,430,000,000
Dividend Reinvestment Plan
Per Share	$9.55	$0.4775	$—	$9.0725
Total Maximum	$1,766,750,000	$88,337,500	$—	$1,678,412,500

*	The selling commissions and, in some cases, all or a portion of the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, except that all shares sold under the dividend reinvestment plan will be at the higher of $9.55 per share or 95% of the estimated value of a share of our common stock. See “Plan of Distribution.”

The dealer manager of this offering, Wells Investment Securities, Inc., is our affiliate and will offer the shares on a best-efforts basis. The minimum permitted purchase is generally $1,000. We will not sell any shares unless we sell a minimum of 250,000 shares to the public for $10 per share by November 26, 2004 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, SouthTrust Bank, in trust for subscribers’ benefit, pending release to us. If we do not sell at least 250,000 shares for $10 per share by November 26, 2004, we will return all funds in the escrow account (including interest), and we will stop selling shares.

WELLS INVESTMENT SECURITIES, INC.

November 26, 2003

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, you will have difficulty selling your shares. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•	a net worth of at least $150,000; or

•	gross annual income of at least $45,000 and a net worth of at least $45,000.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards.

California, Iowa, Massachusetts, Michigan, Missouri, New Jersey and Tennessee - Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Maine - Investors must have either (1) a net worth of at least $200,000, or (2) gross annual income of at least $50,000 and a net worth of at least $50,000.

Iowa, Missouri, Ohio and Pennsylvania - In addition to the suitability requirements described above, investors must have a net worth of at least 10 times their investment in us.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution – Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

- i -

Suitability Standards	i
Questions and Answers About this Offering	1
Prospectus Summary	12
Wells Real Estate Investment Trust II, Inc	12
Our Advisor	12
Our Management	12
Our REIT Status	12
Summary Risk Factors	13
Description of Real Estate Investments	13
Estimated Use of Proceeds of Offering	13
Investment Objectives	14
Conflicts of Interest	14
Prior Offering Summary	15
The Offering	15
Compensation to Wells Capital and its Affiliates	16
Dividend Policy	18
Listing	18
Dividend Reinvestment Plan	19
Proposed Share Redemption Program	19
Wells Operating Partnership II, L.P.	19
ERISA Considerations	20
Description of Shares	20
Risk Factors	21
Risks Related to an Investment In Us	21
There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares	21
If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends	21
We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment	22
Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative	22
If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire	22
Our lack of prior operating history or established financing sources hinders your ability to evaluate this investment	23
Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could adversely affect our ability to make distributions and the value of your investment	23
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses	23
Risks Related to Conflicts of Interest	24

Wells Capital and possibly Wells Management will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities and hence our ability to pay dividends	24
Wells Capital will face conflicts of interest relating to joint ventures that we may form with affiliates of Wells Capital, which conflicts could result in a disproportionate benefit to the other venture partners at our expense	24
Wells Capital, its affiliates and our officers will face competing demands relating to their time, and this may cause our operations to suffer	25
Our officers and some of our directors face conflicts of interest related to the positions they hold with Wells Capital and its affiliates, which could hinder our ability to successfully implement our business strategy and to generate returns to you	25
Wells Capital and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Wells-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders	25
Our board’s loyalties to Wells REIT I (and possibly to future Wells-sponsored programs) could influence its judgment	26
Our operating performance could suffer if Wells Capital incurs significant losses, including those losses that may result from being the general partner of other entities	27
There is no separate counsel for our affiliates and us, which could result in conflicts of interest and our pursuit of actions not in our stockholders’ best interests	27
Risks Related to This Offering and Our Corporate Structure	28
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders	28
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders	28
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business	28
You will have limited control over changes in our policies and operations	29
You may not be able to sell your shares under the proposed share redemption program	29
The offering price was not established on an independent basis; the actual value of your investment may be substantially less than what you pay	30
Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings	30
Your interest in us will be diluted if we issue additional shares	30
Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution	30
We may be unable to pay or maintain cash distributions or increase distributions over time	31
Adverse economic and geopolitical conditions could negatively affect our returns and profitability	31
If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline	31

You may be more likely to sustain a loss on your investment because our promoters do not have as strong an economic incentive to avoid losses as do promoters who have made significant equity investments in their company	32
General Risks Related To Investments In Real Estate	32
Economic and regulatory changes that impact the real estate market may adversely affect our operating results and the value of our real estate properties	32
Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment	32
We depend on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders	33
Our inability to sell a property when we want could adversely impact our ability to pay cash distributions to you	33
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns	33
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks	33
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment	34
Uncertain market conditions relating to the future disposition of properties could adversely affect the return on your investment	34
Actions of our joint venture partners could negatively impact our performance	34
Costs of complying with governmental laws and regulations may adversely affect our income and the cash available for any distributions	35
Discovery of previously undetected environmentally hazardous conditions may adversely affect our cash flows	35
If we sell properties and provide financing to purchasers, defaults by the purchasers would adversely affect our cash flows	36
Risks Associated with Debt Financing	36
We may incur mortgage indebtedness and other borrowings, which may increase our business risks	36
High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make	36
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders	37
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our stockholders	37
We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment	37
Section 1031 Exchange Program Risks	37
We may have increased exposure to liabilities from litigation as a result of our participation in the Section 1031 Exchange Program	37
We will be subject to risks associated with co-tenancy arrangements that are not otherwise present in a real estate investment	38
Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future	38
Federal Income Tax Risks	39
Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions	39

Certain fees paid to Wells OP II may cause us to lose our REIT status	39
Recharacterization of transactions under the Section 1031 Exchange Program may result in a 100% tax on income from a prohibited transaction, which would diminish our cash distributions to our stockholders	39
Recharacterization of sale-leaseback transactions may cause us to lose our REIT status	40
You may have current tax liability on distributions you elect to reinvest in our common stock	40
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you	40
Legislative or regulatory action tax changes could adversely affect you	40
Retirement Plan Risks	41
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties	41
Cautionary Note Regarding Forward-Looking Statements	42
Estimated Use of Proceeds	42
Management	44
Board of Directors	44
Committees of the Board of Directors	45
Executive Officers and Directors	46
Compensation of Directors	51
Independent Director Stock Option Plan	52
Stock Option Plan	53
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	54
The Advisor	55
The Advisory Agreement	56
Initial Investment by Our Advisor	57
Affiliated Companies	58
Management Decisions	61
Management Compensation	62
Stock Ownership	67
Conflicts of Interest	67
Our Advisor’s Interests in Other Wells Real Estate Programs	67
Receipt of Fees and Other Compensation by Wells Capital and its Affiliates	69
Our Board’s Loyalties to Wells REIT I and Possibly to Future Wells-sponsored Programs	70
Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates	71
Affiliated Dealer Manager	71
Affiliated Property Manager	71
Lack of Separate Representation	71
Certain Conflict Resolution Procedures	72
Investment Objectives and Criteria	76
General	76
Acquisition and Investment Policies	77
Section 1031 Exchange Program	81
Borrowing Policies	82
Disposition Policies	83
Investment Limitations	83

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay dividends to investors of at least 90% of its taxable income; and

•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

Q:	What is Wells Real Estate Investment Trust II, Inc.?

A:	Wells Real Estate Investment Trust II, Inc. is a newly organized Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2003. We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments. We were incorporated in the State of Maryland in July 2003.

Q:	What is your relationship to Wells Real Estate Investment Trust, Inc.?

A:	Wells Real Estate Investment Trust, Inc., which we refer to as Wells REIT I, is a separate REIT from us. However, we have a common advisor, Wells Capital, Inc., and some of our directors and all of our officers are also directors and officers of Wells REIT I.

Q:	Are there any risks involved in an investment in your shares?

A:

An investment in our shares involves significant risk. You should read the “Risk Factors” section of this prospectus beginning on page 21. That section contains a detailed discussion of material risks that you should consider before you invest in the common stock we are selling with this prospectus. Some of the more significant risks relating to an investment in our shares include the following:

•	No public market currently exists for our shares of common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We have no operating history, nor do we currently own any properties. We have not identified any properties to acquire with proceeds from this offering.

•	If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties.

•	We are dependent on our advisor to select investments and conduct our operations; thus, adverse changes in the financial health of our advisor or our relationship with our advisor could adversely affect us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs.

Q:	Who is your advisor?

A:	Wells Capital is our advisor. Wells Capital was incorporated in the State of Georgia in 1984. As of September 30, 2003, Wells Capital had sponsored or advised public real estate programs that had raised approximately $4.3 billion from approximately 119,000 investors and that owned and operated more than 22 million square feet of commercial real estate properties.

Q:	What will the advisor do?

A:	Wells Capital, as our advisor, will manage our daily affairs and make recommendations on all property acquisitions to our board of directors. We expect that a committee of our board of directors comprised of all of our independent directors will exercise its right to approve or reject all proposed property acquisitions. Wells Capital will also provide asset management, marketing, investor relations and other administrative services on our behalf.

Q:	How will Wells Capital select potential properties for acquisition?

A:

Wells Capital will generally seek to acquire high quality office and industrial buildings located in densely populated metropolitan markets leased to creditworthy companies and governmental entities. Current tenants of public real estate programs sponsored or advised by Wells Capital include The Coca-Cola Company, State Street Bank, AT&T, Siemens Automotive, PricewaterhouseCoopers, Novartis and SYSCO Corporation.

To find properties that best meet our selection criteria for investment, Wells Capital’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate all environmental issues to ensure each property meets our quality specifications.

Q:	What conflicts of interest will your advisor face?

A:	Some of our directors and all of our officers are directors and officers of the advisor. Additionally, some of our directors are also directors of Wells REIT I, with which we may engage in joint ventures. Wells Capital and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us. Wells Capital must determine which investment opportunities to recommend to us or another Wells program or joint venture and may also be in the position of structuring the terms of joint ventures between us and other Wells-sponsored programs. Wells Capital, Wells Investment Securities and their affiliates will also receive fees in connection with our public offerings of equity securities. These conflicts of interest could influence the judgment of our advisor and its affiliates, including our officers and some of our directors, resulting in decisions that are not in our best interests. We discuss these specific conflicts of interest, as well as others arising from these relationships, under “Risk Factors – Risks Related to Conflicts of Interest” and under “Conflicts of Interest.”

Q:	What are the fees that you will pay to the advisor and its affiliates in connection with this offering?

A:	We will pay Wells Capital and Wells Investment Securities, Inc. (the dealer manager for this offering) compensation for services they will perform for us. We will pay the advisor acquisition fees in connection with the selection, acquisition, development or construction of properties in an amount equal to 2% of gross offering proceeds. We will also reimburse Wells Capital for expenses it pays on our behalf, including reimbursement for our organization and offering expenses. Our reimbursement obligation for organization and offerings costs, however, may not exceed 2% of our gross offering proceeds.

We will pay a selling commission and a dealer manager fee to Wells Investment Securities equal to 7% and 2.5%, respectively, of the gross proceeds raised in connection with a sale of shares in this offering. The selling commissions will be reallowed to participating broker-dealers, as may a portion of the dealer manager fee. The selling commission and dealer manager fee will be reduced or waived in connection with certain categories of sales, such as sales through investment advisers or banks acting as trustees or fiduciaries and sales under our dividend reinvestment plan.

We will also pay our advisor a monthly asset-management fee of one-twelfth of 0.75% of the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures. This asset-management fee is capped on a quarterly basis at 1.0% of the net asset value of those investments at quarter end after deducting debt used to acquire or refinance properties. We might also engage an affiliate of our advisor to provide property-management services. We would pay market rates for such property-management services, possibly including the property manager’s costs of providing property-management services. We will reimburse the advisor for the costs and expenses it incurs in providing asset-management services and administrative services, such as the cost of providing investor services.

In connection with the sale of properties, we may pay the advisor or its affiliates a fee of up to 3% of the gross sales price of the properties. This fee, when combined with other real estate commissions paid to our advisor, its affiliates and unaffiliated third parties, may not exceed 6% of the contract sales price. Wells Capital may also receive a subordinated 10% share of the net sales proceeds from the sale of our portfolio if our stockholders have enjoyed an 8% cumulative, non-compounded return or a similar success-based fee if our shares trade at prices reflecting such a return (taking prior dividends into account) upon their listing on a national securities exchange or the Nasdaq National Market.

See “Management Compensation” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer manager and their affiliates.

Q:	How many real estate properties do you currently own?

A:	We currently do not own any properties. We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Q:	Will you acquire properties in joint ventures?

A:	Probably. Among other reasons, we may want to acquire properties through a joint venture in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group.

Q:	What steps will you take to make sure you purchase environmentally compliant properties?

A:	We will obtain a Phase I environmental assessment of each property purchased. In addition, we generally expect to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:	What will be the terms of your leases?

A:

We will seek to secure leases with creditworthy tenants before or at the time we acquire a property. We expect that our leases generally will be economically net leases, which means that the tenant would be responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In most of these leases, we will probably be responsible for the replacement of specific structural components of a property, such as the roof of the building or the parking lot. We expect that our leases generally will have terms of five or more years, some of which may have renewal options.

Q:	How will Wells REIT II own its real estate properties?

A:	As an “UPREIT”, we expect to own substantially all of our real estate properties through Wells Operating Partnership II, L.P., which we refer to as Wells OP II. We organized Wells OP II to own, operate and manage real properties on our behalf. Wells REIT II is the sole general partner of Wells OP II.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment upon the exchange. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	If I buy shares, will I receive dividends and how often?

A:	To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)). We intend to pay dividends quarterly. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level.

Q:	How will you calculate the payment of dividends to stockholders?

A:	We expect to calculate our quarterly dividends on a daily basis to stockholders of record so any dividend benefits may begin to accrue immediately upon becoming a stockholder.

Q:	May I reinvest my dividends in shares of Wells REIT II?

A:	Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will be the higher of $9.55 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose.

Q:	Will the dividends I receive be taxable as ordinary income?

A:	Yes and No. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or Wells REIT II is liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering?

A:	We intend to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. Depending primarily on the number of shares we sell in this offering and assuming a $9.55 per share price for shares sold under our dividend reinvestment plan, we estimate for each share sold in this offering that between $8.65 and $8.83 will be available for the purchase of real estate, with the remaining proceeds to pay fees and expenses of this offering and an acquisition fee to our advisor.

Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we may be not be able to invest the proceeds in real estate promptly.

Q:	What kind of offering is this?

A:	We are offering up to 785,000,000 shares of common stock on a “best efforts” basis.

Q:	How does a “best efforts” offering work?

A:	When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	How long will this offering last?

A:	This offering will not last beyond November 26, 2005, except that we may continue to offer shares under the dividend reinvestment plan beyond that date until we have sold 185,000,000 shares through the reinvestment of dividends. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement.

Q:	Who can buy shares?

A:	You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must invest at least $1,000. Except in Ohio, Maine, Minnesota, Nebraska and Washington, investors who have purchased units from an affiliated Wells public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description under “Plan of Distribution—Minimum Purchase Requirements.”

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	What happens if you don’t sell at least 250,000 shares to the public?

A:	If we do not sell at least 250,000 shares to the public at $10 per share before November 26, 2004, we will terminate the offering and stop selling shares. In such event, within ten days after termination of the offering, the escrow agent will return your funds, including interest. Different escrow procedures apply to Pennsylvania investors. See “Plan of Distribution — Special Notice to Pennsylvania Investors.”

Q:	If I buy shares in this offering, how may I later sell them?

A:

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our stock, which will apply to potential purchasers of your stock. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. See “Description of Shares – Restriction on Ownership of Shares.”

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our proposed share redemption program. For at least the next five years, the redemption price would generally be $8.40. (The terms of our proposed redemption program would be more generous upon the death of a stockholder.) We do not intend to adopt the proposed share redemption program during this or any other primary offering unless the SEC grants us an exemption from its restrictions on issuers bidding for their securities during a distribution. Without this exemptive relief, the earliest that we could adopt the proposed share redemption program would be after the completion of our primary offering. Even if adopted, we could later amend or terminate the program. See “Description of Shares – Proposed Share Redemption Program.”

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

Q:	When will the company seek to list its shares of common stock?

A:	We will seek to list our shares of common stock when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by October 2015, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Q:	What is the experience of your officers and directors?

A:	Our management team has extensive experience investing in and managing commercial real estate. Below is a short description of the background of each of our officers. See the “Management – Executive Officers and Directors” section of this prospectus for a more detailed description of the experience of each of our officers and directors.

Name	Title	Experience
Leo F. Wells, III	President and Director	Founder of Wells Real Estate Funds and has been involved in real estate sales, management and brokerage services for over 30 years

Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director	Former accounting executive at OneSource, Inc., a supplier of janitorial and landscape services

Charles R. Brown	Director*	President of CRB Realty Associates, a real estate developer, and former President of Technology Park/Atlanta, Inc., which developed Technology Park/Atlanta, a 600-acre office park

Richard W. Carpenter	Director*	Former President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT investing in commercial properties

Bud Carter	Director*	Former broadcast news director and anchorman and current Senior Vice President for the Executive Committee, an organization established to aid corporate presidents and CEOs

Donald S. Moss	Director*	Former executive officer of Avon Products, Inc.

Jack M. Pinkerton	Director*	Former President of the Pinkerton and Laws Company, which was one of the 200 largest construction companies in the world at the time of his retirement in 1988

Walter W. Sessoms	Director*	Former executive officer of BellSouth Telecommunications, Inc.

Neil H. Strickland	Director*	Founder of Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers

Wayne W. Woody	Director*	Interim Chief Financial Officer for Legacy Investment Group, a boutique investment firm, from 2000 to 2001. Senior Partner with KPMG LLP and predecessor firms, where he enjoyed a 31-year career

Randall D. Fretz	Senior Vice President	Former President of US & Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor

*	Denotes director is not affiliated with our advisor, Wells Capital.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment with us, including:

•	Four detailed quarterly dividend reports;

•	An annual report;

•	An annual IRS Form 1099-DIV, if required;

•	Supplements to the prospectus; and

•	Three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	Facsimile;

•	Electronic delivery; and

•	Posting on our affiliated website, which is www.wellsref.com.

Q:	When will I get my detailed tax information?

A: Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Investor Services Department

Wells Real Estate Funds, Inc.

Suite 250

6200 The Corners Parkway

Norcross, Georgia 30092

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: investor.services@wellsref.com

www.wellsref.com

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

Wells Real Estate Investment Trust II, Inc.

Wells Real Estate Investment Trust II, Inc. is a newly organized Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2003. We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Our office is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). Our fax number is (770) 243-8198, and the e-mail address of our investor relations department is investor.services@wellsref.com.

We also maintain an Internet site at www.wellsref.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Advisor

Our advisor is Wells Capital, which will be responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf.

Our Management

We have a ten-member board of directors, eight of whom are independent of Wells Capital. Our officers and two of our directors are affiliated with Wells Capital. Our charter, which requires that a majority of our directors be independent of Wells Capital, creates a committee of our board comprised solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of Wells Capital and must approve other matters set forth in our charter. See “Conflicts of Interest – Certain Conflict Resolution Procedures.” Our directors are elected annually by the stockholders.

Our REIT Status

If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their annual taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a

REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

Following are the most significant risks relating to your investment:

•	No public market currently exists for our shares of common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We have no operating history, nor do we currently own any properties. We have not identified any properties to acquire with proceeds from this offering.

•	If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties.

•	We are dependent on our advisor to select investments and conduct our operations; thus, adverse changes in the financial health of our advisor or our relationship with our advisor could adversely affect us.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

Before you invest in us, you should see the complete discussion of the “Risk Factors” beginning on page 21 of this prospectus.

Description of Real Estate Investments

We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments. Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz, Donald A. Miller and David H. Steinwedell, acting through our advisor, Wells Capital, will make most of the decisions regarding our investments. We expect that our conflicts committee will exercise its right to approve or reject each of these investments.

Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.

Estimated Use of Proceeds of Offering

Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our dividend reinvestment plan are sold at $9.55 per share, we estimate for each share sold in this offering that between $8.65 and $8.83 will be available for the purchase of real estate. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay the fee to our advisor for its services in connection with the selection, acquisition, development and construction of properties.

Investment Objectives

Our primary investment objectives are:

•	to provide current income for you through the payment of cash dividends; and

•	to preserve and return your capital contributions.

We also seek capital gain from our investments. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Conflicts of Interest

Wells Capital, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Wells Capital must determine which investment opportunities to recommend to us or another Wells program or joint venture;

•	Wells Capital may structure the terms of joint ventures between us and other Wells-sponsored programs;

•	Wells Capital must determine which property and leasing managers to retain and may retain Wells Management, Inc., an affiliate, to manage and lease some or all of our properties;

•	Wells Capital and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Wells Capital and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

•	Wells Capital and its affiliates will also receive fees in connection with our public offerings of equity securities.

Our officers and two of our directors will also face these conflicts because of their affiliation with Wells Capital. In addition, our officers and eight of our directors serve as officers and directors of Wells REIT I. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Wells entities that are affiliated with Wells Capital.

Prior Offering Summary

As of June 30, 2003, Wells Capital and its affiliates had sponsored 15 publicly offered real estate limited partnerships and Wells REIT I on an unspecified property, or “blind pool,” basis. As of June 30, 2003, they had raised in excess of $3.5 billion from approximately 108,000 investors in these 16 public real estate programs. The “Prior Performance Summary” of this prospectus contains a discussion of the Wells programs sponsored to date. We also provide certain statistical data relating to the Wells programs with investment objectives similar to ours in the “Prior Performance Tables” included at the end of this prospectus.

The Offering

We are offering up to 600,000,000 shares of our common stock in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described in “Plan of Distribution” below. We are also offering 185,000,000 shares of common stock under our dividend reinvestment plan at the higher of $9.55 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose. We will offer shares of common stock in our primary offering until the earlier of November 26, 2005 or the date we sell 600,000,000 shares. We may sell shares under the dividend reinvestment plan beyond November 26, 2005 until we have sold 185,000,000 shares through the reinvestment of dividends. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We may terminate this offering at any time.

We will not sell any shares unless we sell a minimum of 250,000 shares to the public for $10 per share by November 26, 2004. Purchases by our directors, officers, advisor or their affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, SouthTrust Bank, in trust for subscribers’ benefit, pending release to us. If we do not sell 250,000 shares to the public for $10 per share by November 26, 2004, we will terminate this offering and return all subscribers’ funds, plus interest, except as noted below regarding procedures for Pennsylvania investors. Funds in escrow will be invested in short-term investments that mature on or before November 26, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.

Notwithstanding our $2.5 million minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $200 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent, SouthTrust Bank, in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $200 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, without interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to return promptly by check the funds deposited in the Pennsylvania escrow account (or to return your check if the escrow agent has not yet collected on it) to each subscriber. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $200 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive refunds with interest from the day after the expiration of the initial 120-day period.

Compensation to Wells Capital and its Affiliates

Wells Capital and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and assumes a $9.55 price for each share sold through our dividend reinvestment program.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (785,000,000 shares)

Offering Stage

Selling Commissions	7.0% of gross offering proceeds in primary offering and 5% of gross proceeds from sales under dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers	$508,337,500

Dealer Manager Fee	Up to 2.5% of gross offering proceeds	$150,000,000

Other Organization and Offering Expenses	Up to 2.0% of gross offering proceeds	$34,778,830

Acquisition and Development Stage

Acquisition Fees	2.0% of gross offering proceeds	$155,335,000

Operational Stage

Asset Management Fees	Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures, provided that the amount paid in any calendar quarter may not exceed 1.0% of the net asset value of those investments at quarter end after deducting debt used to acquire or refinance properties; plus costs and expenses incurred by advisor in providing asset-management services	N/A

Property Management Fee	If we retain Wells Management to manage and lease some of our properties, we will pay a market-based property management fee, which may include reimbursement of Wells Management’s personnel costs and other costs of managing the properties. Wells Management may also receive a fee for the initial leasing of newly constructed properties, which would generally equal one month’s rent.	N/A

Operating Expenses	Reimbursement of our advisor’s cost of providing administrative services	N/A

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (785,000,000 shares)

Liquidation/Listing Stage

Real Estate Commissions	Up to 3.0% of contract price for property sold for substantial assistance in connection with sale	N/A

Subordinated Participation In Net Sale Proceeds (payable only if we are not listed on an exchange)	10.0% of remaining net sale proceeds after return of capital plus payment to investors of an 8.0% cumulative, non-compounded return on the capital contributed by investors	N/A

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)	10.0% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8.0% cumulative, non-compounded return to investors	N/A

Dividend Policy

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our taxable income (which does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. We expect to calculate our quarterly dividends based upon daily record and dividend declaration dates so investors may be entitled to dividends immediately upon purchasing our shares.

Listing

We will seek to list our shares of common stock when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by October 2015, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Dividend Reinvestment Plan

Under our dividend reinvestment plan, you may have the dividends you receive reinvested in additional shares of our common stock. The purchase price per share under our dividend reinvestment plan will be the higher of $9.55 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose. Although we will not pay the 5% selling commissions in connection with sales to certain categories of purchasers, the price for all categories of purchasers will be the same. If you participate in the dividend reinvestment plan, you will not receive the cash from your dividends. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash dividends to pay such liability. We may terminate the dividend reinvestment plan at our discretion at any time upon 10 days prior written notice to you.

Proposed Share Redemption Program

Our board of directors has approved a share redemption program that could enable our stockholders to sell their shares to us in limited circumstances. However, we will not adopt the program during this primary offering or any subsequent primary offering unless the SEC grants us exemptive relief from restrictions on issuer repurchases during a distribution.

Even if we adopt the proposed share redemption program, there would be numerous restrictions on your ability to sell your shares to us under the proposed program. You generally would have to hold your shares for one year before selling your shares to us under the plan. In addition, we would limit the number of shares redeemed pursuant to our proposed share redemption program as follows: (1) during any calendar year, we would not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares would come exclusively from the net proceeds we received from the sale of shares under our dividend reinvestment plan. These limits may prevent us from accommodating all requests made in any year. For three years after we complete this offering or any subsequent public equity offerings we commence within one year of the completion of a public equity offering, the price at which we would repurchase your stock would be $8.40 per share. Thereafter, the redemption price would equal 95% of our per share value as estimated by Wells Capital or another financial advisor or valuation firm we chose for this purpose. The proposed share redemption program would have different rules if shares were being redeemed in connection with the death of a stockholder. See “Description of Shares – Proposed Share Redemption Program” for more information about the proposed share redemption program. Our board of directors could amend or terminate the proposed share redemption program with 30 days advance notice.

Wells Operating Partnership II, L.P.

We expect to own substantially all of our real estate properties through Wells Operating Partnership II, L.P. (Wells OP II), our operating partnership. We are the sole general partner of Wells OP II. Wells Capital has purchased $200,000 of limited partner units in Wells OP II. This UPREIT structure may allow sellers of properties to transfer their properties to Wells OP II in exchange for limited partnership interests of Wells OP II and defer gain recognition for tax purposes with respect to such transfers of properties. The holders of units in Wells OP II may have their units redeemed for cash or, at our option, shares of our common stock. At present, we have no plans to acquire any specific properties in exchange for units of Wells OP II.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange or the Nasdaq National Market, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which we will provide to any registered holder upon request.

Stockholder Voting Rights and Limitations

We intend to hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% of our outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on reits by the internal revenue code. see “Description of Shares—Restriction on Ownership of Shares.” Our charter also limits your ability to transfer your shares to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which are described above at “Suitability Standards” immediately following the cover page of this prospectus, and (ii) the transfer complies with minimum purchase requirements, which are described below at “Plan of Distribution – Minimum Purchase Requirements.”

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment In Us

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for the shares. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, we have delayed adoption of our proposed share redemption program until the earlier of (i) the completion of this primary offering, which may last until November 26, 2005, or (ii) the receipt by us of SEC exemptive relief from rules restricting issuer purchases during distributions, which relief we may not be able to obtain. Even when one of these conditions is met, our board of directors could choose not to adopt the proposed share redemption program or to amend its proposed terms without stockholder approval. Our board would also be free to amend or terminate the program upon 30 days notice after its adoption. In addition, the proposed share redemption program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Shares—Proposed Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

Our ability to achieve our investment objectives and to pay dividends depends upon the performance of Wells Capital, our advisor, in the acquisition of our investments and the determination of any financing arrangements and upon the performance of our property managers in the selection of tenants and negotiation of leasing arrangements. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management abilities of Wells Capital, the property managers Wells Capital selects (which may include Wells Management) and the oversight of our board of directors. We cannot be sure that Wells Capital will be successful in obtaining suitable investments on financially attractive terms or that, if Wells Capital makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. Therefore, the large size of this offering increases the risk that we may pay too much for real estate acquisitions.

If we, through Wells Capital, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments and may, ultimately, liquidate. In such an event, our ability to pay dividends to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Of course, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection, acquisition and development of income-producing properties would likely adversely affect our ability to pay dividends to our stockholders and our stockholders’ overall returns. This, in turn, would reduce the value of your investment. In particular, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash dividends attributable to such property.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of commercial properties. However, you will be unable to evaluate the economic merit of real estate projects before we invest in them and will be entirely relying on the ability of our advisor to select well-performing investment properties. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In that case, the likelihood that any single property’s performance would adversely affect our profitability will increase. For example, if we only raise the minimum amount of $2.5 million, we will most likely make our investments through one or more joint ventures and may only be able to make one investment. If we only make one investment, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

Our lack of prior operating history or established financing sources hinders your ability to evaluate this investment.

We have no operating history. You should not rely upon the past performance of other real estate investment programs our advisor or its affiliates sponsored. Such past performance may not predict our future results. We were incorporated in July 2003, and as of the date of this prospectus we have not made any investments in real estate or otherwise. This lack of operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of Leo F. Wells, III, Douglas P. Williams and Randall D. Fretz, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Wells, Williams or Fretz, and we cannot guarantee that such persons will remain affiliated with us. Although Messrs. Wells, Williams and Fretz have entered into employment agreements with Wells Capital, these agreements are terminable at will by either party; thus, such persons may not remain affiliated with Wells Capital or us. If any of our key personnel were to cease their affiliation with us, we may be unable to find suitable replacement personnel, and our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and our property managers’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in attracting and retaining such relationships. If we lose or are unable to obtain the services of highly skilled personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

Risks Related to Conflicts of Interest

Wells Capital and possibly Wells Management will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities and hence our ability to pay dividends.

We rely on our advisor to identify suitable investment opportunities. Other Wells-sponsored programs, especially those that are currently raising offering proceeds, such as Wells Fund XIV and Wells REIT I, also rely on Wells Capital for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells programs. If Wells Capital directs an investment opportunity to a Wells-sponsored program, it is to offer the investment opportunity to the program for which the opportunity, in the discretion of Wells Capital, is most suitable. Likewise, we may rely at least in part on Wells Management to attract and retain creditworthy tenants. Other Wells-sponsored programs rely on Wells Management for the same tasks. If Wells Management directs creditworthy prospective tenants to another Wells-sponsored program where it could direct such tenants to our properties, our tenant base may have more inherent risk than might otherwise be the case. Our charter disclaims any interest in an investment opportunity known to Wells Capital that Wells Capital has not recommended to us. Wells Capital could direct attractive investment opportunities to other entities or even make such investments for its own account. Wells Management could direct attractive tenants to other entities. Such events could result in our investing in properties that provide less attractive returns or leasing properties to tenants that are more likely to default under their leases, thus reducing the level of dividends we may be able to pay you.

Wells Capital will face conflicts of interest relating to joint ventures that we may form with affiliates of Wells Capital, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We are likely to enter into joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. Wells Capital may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to our and your detriment.

Wells Capital, its affiliates and our officers will face competing demands relating to their time, and this may cause our operations to suffer.

We rely on Wells Capital and its affiliates for the day-to-day operation of our business. Wells Capital and its affiliates, including our officers, have interests in other Wells programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other Wells programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments may suffer.

Our officers and some of our directors face conflicts of interest related to the positions they hold with Wells Capital and its affiliates, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Our executive officers and some of our directors are also officers and directors of our advisor, our dealer manager and other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Wells Capital and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Wells-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.

Wells Capital and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells Capital who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement, the dealer manager agreement and any property management and leasing agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer manager fees and entitle Wells Capital to increased acquisition and asset management fees;

•	property sales, which entitle Wells Capital to real estate commissions and possible success-based sale fees;

•	property acquisitions from other Wells-sponsored programs, which might entitle Wells Capital to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells Capital;

•	whether and when we seek to list our common stock on a national securities exchange or the Nasdaq National Market, which listing could entitle Wells Capital to a success-based listing fee but could also adversely affect its sales efforts for other programs if the price at which our shares trade is lower than the price at which we offered shares to the public; and

•	whether and when we seek to sell the company or its assets, which sale could entitle Wells Capital to a success-based fee but could also adversely affect its sales efforts for other programs if the sales price for the company or its assets resulted in proceeds less than the amount needed to preserve our stockholders’ capital.

The acquisition fees paid to Wells Capital and management and leasing fees that would be paid to its affiliate, Wells Management, if Wells Management were retained to manage some of our properties, will be paid irrespective of the quality of their acquisition or property-management services during the term of the related agreement. Moreover, Wells Capital and Wells Management will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you dividends or result in a decline in the value of your investment.

Our board’s loyalties to Wells REIT I (and possibly to future Wells-sponsored programs) could influence its judgment.

Eight of our ten directors are also directors of Wells REIT I. The loyalties of those eight directors to Wells REIT I may influence the judgment of our board when considering issues for us that may affect Wells REIT I, such as the following:

•	The conflicts committee of the board of directors must evaluate the performance of Wells Capital with respect to whether Wells Capital is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to Wells REIT I or if our advisor is giving preferential treatment to Wells REIT I in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•	The conflicts committee may have to make a similar evaluation with respect to the performance of Wells Management if we retain Wells Management to manage and lease any of our properties. If Wells Management is not performing well as our property manager because of its services for Wells REIT I, the divided loyalties of the members of our conflicts committee could adversely affect their willingness to insist on improvement in the performance of Wells Management or to seek another property manager.

•	The conflicts committee will likely decide whether we purchase a property. This decision could be influenced by the hope that Wells Capital would present the opportunity to Wells REIT I if we did not pursue it.

•	We could enter into transactions with Wells REIT I, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to Wells REIT I.

•	A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of Wells REIT I.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of Wells REIT I.

We could also face similar conflicts if our promoters sponsor additional REITs, such as Wells Real Estate Investment Trust III, Inc. See “Conflicts of Interest — Our Advisor’s Interest in Other Wells Real Estate Programs — General.”

Our operating performance could suffer if Wells Capital incurs significant losses, including those losses that may result from being the general partner of other entities.

We are dependent on Wells Capital to select investments and conduct our operations; thus, adverse changes in the financial health of Wells Capital or our relationship with Wells Capital could adversely affect us. As a general partner to many Well-sponsored programs, Wells Capital may have contingent liability for the obligations of such partnerships. Enforcement of such obligations against Wells Capital could result in a substantial reduction of its net worth. If such liabilities affected the level of services that Wells Capital could provide, our operations and financial performance could suffer as well, which would adversely affect your ability to receive distributions and the value of your investment.

There is no separate counsel for our affiliates and us, which could result in conflicts of interest and our pursuit of actions not in our stockholders’ best interests.

Alston & Bird LLP is counsel both to us and to Wells Capital and its affiliates, including Wells Investment Securities, Wells Management Company and Wells Development Corporation. As discussed above, there is a possibility that the interests of the various parties may conflict. If we do not obtain separate counsel when our interests conflict with those of Wells Capital and its affiliates, our counsel’s loyalties to Wells Capital and its affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue, which could result in our pursuing courses of action that are not in our stockholders’ best interests.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You will have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You may not be able to sell your shares under the proposed share redemption program.

We will not adopt the proposed share redemption program until the earlier of (i) the completion of this primary offering, which may last until November 26, 2005, or (ii) the receipt by us of SEC exemptive relief from rules restricting issuer purchases during distributions, which relief we may never obtain. Even when one of these conditions is met, our board of directors could choose not to adopt the proposed share redemption program or to amend its proposed terms without stockholder approval. Our board would also be free to amend or terminate the program upon 30 days notice after its adoption. In addition, the proposed share redemption program includes numerous restrictions that would limit your ability to sell your shares.

Generally, you would have to have held your shares for at least one year in order to participate in our proposed share redemption program. Subject to funds being available, we would limit the number of shares redeemed pursuant to our proposed share redemption program as follows: (1) during any calendar year, we would not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares would come exclusively from the net proceeds we received from the sale of shares under our dividend reinvestment plan. These limits might prevent us from accommodating all redemption requests made in any year. Furthermore, for three years after we complete this offering or any subsequent public equity offerings we commence within one year of the completion of a public equity offering, the price at which we would repurchase your stock would be $8.40 per share. Thereafter, the redemption price would equal 95% of our per share value as estimated by Wells Capital or another firm we chose for that purpose. The share redemption program would have different rules if shares were being redeemed in connection with the death of a stockholder. See “Description of Shares – Proposed Share Redemption Program” for more information about the proposed share redemption program. Even if we adopt the proposed share redemption program, these restrictions would severely limit your ability to sell your shares should you require liquidity and would limit your ability to recover the value you invested.

The offering price was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

The selling price of the shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. The board of directors considered the following factors in determining the offering price:

•	the offering price of Wells REIT I;

•	the range of offering prices of comparable unlisted REITs; and

•	the recommendation of the dealer manager.

Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings.

The dealer manager, Wells Investment Securities, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in us will be diluted if we issue additional shares.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock and 100,000,000 are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) issue shares of our common stock upon the exercise of the options we may grant to our independent directors or to Wells Capital or Wells Management employees, (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation, or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of Wells OP II. To the extent we issue additional equity interests after your purchase in this offering, your equity interest in us will be diluted.

Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution.

Wells Capital and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments and possibly the management and leasing of our properties. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment in properties or distribution to stockholders. As a result of these substantial fees, we expect that for each share sold in this offering only between $8.65 and $8.83 will be available for the purchase of real estate, depending primarily upon the number of shares we sell and assuming all shares sold under the dividend reinvestment plan are sold for $9.55 per share. Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange or on the Nasdaq National Market.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to you. We will make distributions principally from cash available from our operations. With no prior operations, no one can predict the amount of distributions you may receive. We may be unable to pay or maintain cash distributions or increase distributions over time.

Adverse economic and geopolitical conditions could negatively affect our returns and profitability.

Recent geopolitical events have exacerbated the general economic slowdown that has affected the nation as a whole and the local economies where our properties may be located. The following market and economic challenges may adversely affect our operating results:

•	poor economic times may result in tenant defaults under leases;

•	job transfers and layoffs may increase vacancies;

•	maintaining occupancy levels may require increased concessions or reduced rental rates; and

•	increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for distribution or, to the extent we can pass such increases through to tenants, may lead to tenant defaults. Increased insurance premiums also may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for tenant improvements to the vacated space in order to attract replacement tenants. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops.

We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We do not intend to reserve any proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

You may be more likely to sustain a loss on your investment because our promoters do not have as strong an economic incentive to avoid losses as do promoters who have made significant equity investments in their company.

Our promoters have only invested $201,000 in us, which investment was made primarily through a purchase of limited partnership interests in our operating partnership, Wells OP II. Therefore, if we are successful in raising enough proceeds to be able to reimburse our promoters for our significant organization and offering expenses, our promoters have little exposure to losses in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our promoters do not have as much to lose from a decrease in the value of our shares as do those promoters who make more significant equity investments in their companies.

General Risks Related To Investments In Real Estate

Economic and regulatory changes that impact the real estate market may adversely affect our operating results and the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general or local economic conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with high or prolonged vacancies could suffer, which could further reduce your return.

We depend on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The success of our investments materially depends on the financial stability of our tenants. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to stockholders.

Our inability to sell a property when we want could adversely impact our ability to pay cash distributions to you.

General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame we want. That inability could adversely affect our cash flow and results of operations.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Wells Capital will attempt to obtain adequate insurance on all of our properties to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builders’ ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We may invest in unimproved real property. Returns from developing unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment may nevertheless be subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Uncertain market conditions relating to the future disposition of properties could adversely affect the return on your investment.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. Various real estate market conditions may affect the future disposition of our properties, and we may not be able to sell our properties at a profit. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will depend upon fluctuating market conditions.

Actions of our joint venture partners could negatively impact our performance.

We are likely to enter into joint ventures with other Wells programs as well as third parties to acquire, develop or improve properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce your returns.

Costs of complying with governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our cash flows.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

If we sell properties and provide financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash dividends to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

We may, in some instances, acquire real properties by borrowing funds. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced.

We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace Wells Capital as our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our stockholders.

We expect that we will incur indebtedness in the future. Interest we pay could reduce cash available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay dividends to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our policies do not limit us from incurring additional debt until debt would exceed 50% of the cost of our assets, and we may exceed this limit under some circumstances. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Section 1031 Exchange Program Risks

We may have increased exposure to liabilities from litigation as a result of our participation in the Section 1031 Exchange Program.

Wells Development Corporation, an affiliate of Wells Capital, our advisor, has developed a program to facilitate real estate acquisitions for persons (1031 Participants) who seek to reinvest proceeds from a real estate sale and qualify that reinvestment for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (Section 1031 Exchange Program). The program is described in greater detail under “Investment Objectives and Criteria – Acquisition and Investment Policies – Section 1031 Exchange Program.” The Section 1031 Exchange Program involves a private placement of co-tenancy interests in real estate. There will be significant tax and securities disclosure risks associated with these private placement offerings of co-tenancy interests to 1031 Participants. For example, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests and its sponsors. We may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to you. In addition, disclosure of any such litigation may adversely affect our future ability to raise additional capital through the sale of stock or borrowings.

We will be subject to risks associated with co-tenancy arrangements that are not otherwise present in a real estate investment.

Our participation in the Section 1031 Exchange Program likely would involve an obligation of Wells OP II to purchase any co-tenancy interests in a property that remain unsold at the completion of a Section 1031 Exchange Program private placement offering. Accordingly, Wells OP II could be required to purchase the unsold co-tenancy interests and thus become subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties.

Ownership of co-tenancy interests involves risks not otherwise present with an investment in real estate such as the following:

•	the risk that a co-tenant may at any time have economic or business interests or goals that are inconsistent with our business interests or goals;

•	the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow the bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce your returns.

In the event that our interests become adverse to those of the other co-tenants, we will not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

We might want to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future.

Institutional lenders may view our obligations under agreements to acquire unsold co-tenancy interests in properties as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Lenders providing lines of credit may restrict our ability to draw on our lines of credit by the amount of our potential obligation. Further, our lenders may view such obligations in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders which limit the amount of loans they can make to any one borrower.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Alston & Bird LLP, our legal counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Alston & Bird LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Alston & Bird LLP’s legal judgment based on the law in effect as of the date of this prospectus. Alston & Bird’s opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Certain fees paid to Wells OP II may cause us to lose our REIT status.

In connection with any transactions under the Section 1031 Exchange Program, Wells OP II would enter into a number of contractual arrangements that would, in effect, guarantee the sale of the co-tenancy interests being offered under the Section 1031 Exchange Program. In consideration for entering into these agreements, Wells OP II would be paid fees which could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the REIT qualification “income tests”. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. Our failure to qualify as a REIT would adversely affect your return on your investment.

Recharacterization of transactions under the Section 1031 Exchange Program may result in a 100% tax on income from a prohibited transaction, which would diminish our cash distributions to our stockholders.

The Internal Revenue Service could recharacterize transactions under the Section 1031 Exchange Program such that Wells OP II is treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by Wells OP II being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of its trade or business. In such event, the gain would constitute income from a prohibited transaction and would be subject to a 100% penalty tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of Wells OP II or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action tax changes could adversely affect you.

At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect the taxation of us or of you as a stockholder. Therefore, changes in laws could diminish the value of an investment in our common stock or the value or the resale potential of our properties. On May 23, 2003, Congress passed the Jobs and Growth Tax Relief Reconciliation Act of 2003, which decreases the tax rate on most dividends paid by corporations to individual investors to a maximum of 15% from current rates, and such rates are retroactive to the beginning of January 2003. REIT dividends, with limited exceptions, will not benefit from the rate reduction, because a REIT’s income generally is not subject to corporate level tax. As such, this legislation could cause shares in non-REIT corporations to be a more attractive investment to individual investors than shares in REITs, and could have an adverse effect on the value of our common stock. You are urged to consult with your own tax advisor with respect to the impact of the Jobs and Growth Tax Relief Reconciliation Act of 2003 and any other relevant legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in shares. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell the minimum of 250,000 shares, a mid-point of 392,500,000 shares and the maximum of 785,000,000 shares, respectively, of common stock. For the mid-point and maximum offerings, we estimate that we would sell 11% of the shares through distribution channels involving a reduced dealer manager fee and no selling commissions at purchase prices ranging from $9.20 to $9.30. With respect to the mid-point and maximum offerings, we assume that we would sell 24% of the shares through our dividend reinvestment program for a price of $9.55 per share. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily on the number of shares we sell in this offering and assuming a $9.55 purchase price for shares sold under the dividend reinvestment plan, we estimate that 86.5% to 90.0% of our gross offering proceeds, or between $8.65 and $8.83 per share, will be used for investments, while the remainder will be used to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments.

	250,000 Shares		392,500,000 Shares		785,000,000 Shares
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,500,000	100.0%	$3,851,875,000	100.0%	$7,703,750,000	100.0%
Selling Commissions and Dealer Manager Fee (1)	$237,500	9.5%	$290,865,625	7.6%	$581,731,250	7.6%
Other Organization and Offering Expenses (2)	$50,000	2.0%	$25,607,835	0.7%	$34,778,830	0.5%
Acquisition Fees (3)	$50,000	2.0%	$77,037,500	2.0%	$154,075,000	2.0%
Initial Working Capital Reserve (4)	—	—	—	—	—	—

Amount Available for Investment (5)(6)	$2,162,500	86.5%	$3,458,364,040	89.8%	$6,933,164,920	90.0%

1.	For the mid-point and maximum offerings, includes selling commissions equal to 7.0% of aggregate gross offering proceeds and a dealer manager fee equal to 2.5% of aggregate offering proceeds on 66% of shares sold; selling commissions equal to 5.0% of aggregate gross offering proceeds and a dealer manager fee equal to 0.0% of aggregate offering proceeds on 20% of shares sold (through the dividend reinvestment plan); no selling commissions or dealer manager fee on 3% of shares sold, which are shares sold under the dividend reinvestment plan through investment advisers compensated on a fee-for-service basis; and no selling commissions and a dealer manager fee of between 1.5% and 2.5% on the remaining shares sold through investment advisers compensated on a fee-for-service basis. See “Plan of Distribution.”

2.	Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, reimbursing the due diligence expenses of participating broker-dealers, and amounts to reimburse Wells Capital for the salaries of its employees and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Wells Capital has agreed to reimburse us to the extent organizational and offering expenses incurred by us, other than selling commissions and the dealer manager fee, exceed 2% of aggregate gross offering proceeds.

3.	We will pay Wells Capital, as our advisor, acquisition fees of 2.0% of gross offering proceeds for its services in connection with the selection, purchase, development and construction of real estate. We will pay Wells Capital the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See note 6 below.

4.	Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds received by us from any sale or exchange of properties.

5.	Amount available for investment will include customary third-party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these third-party costs would average 0.5% of the contract purchase prices of property acquisitions. If our proposed share redemption program is adopted, up to 100% of the net proceeds from sales under our dividend reinvestment plan could be used to repurchase shares of our common stock. See “Description of Shares – Proposed Share Redemption Program.”

6.	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, Wells Capital and various affiliates, many of the responsibilities of the board have been delegated to a committee comprised of all of our independent directors. See “Conflicts of Interest.”

We have a ten-member board of directors. Our board may change the size of the board, but not to fewer than three board seats. Our charter provides that a majority of the directors must be independent directors. We have eight independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of Wells Capital or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another Wells-sponsored program will not, by itself, preclude independent-director status.

Each director will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our directors and officers are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold seven regular board meetings each year. We do not expect that our directors will be required to devote a substantial portion of their time in discharging their duties. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our directors.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

Our bylaws require that the audit committee of the board of directors consist solely of independent directors. The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our audit committee consists of Donald S. Moss, Walter W. Sessoms, Neil H. Strickland and W. Wayne Woody.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors comprised of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a director from serving on the conflicts committee. The conflicts committee, which is authorized to retain its own legal and financial advisors, is empowered to act on any matter permitted under Maryland law provided that it first determines that the matter at issue is such that the exercise of independent judgment by Wells Capital affiliates could reasonably be compromised. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and the conflicts committee. See “Conflicts of Interest – Certain Conflict Resolution Procedures.”

Because many of our independent directors are also independent directors of Wells REIT I, these independent directors would face conflicts of interests with respect to transactions between Wells REIT I and us. (See “Risk Factors — Risks Related to Conflicts of Interest — Our board’s loyalties to Wells REIT I (and possibly future Wells-sponsored programs) could influence its judgment.”) To address these conflicts, the conflicts committee has created a subcommittee of the conflicts committee comprised of all directors on the conflicts committee who are unaffiliated with another Wells-sponsored program. The conflicts subcommittee is empowered to act on any matter permitted by Maryland law if (1) the conflicts committee delegates the matter to the conflicts subcommittee or (2) the conflicts subcommittee disagrees with the conflict committee’s handling of a matter and its minutes reflect that it determined that the matter at issue was such that the exercise of independent judgment by both the affiliates of Wells Capital and the affiliates of another Wells-sponsored program could reasonably have been compromised. (See “Conflicts of Interest—Certain Conflict Resolution Procedures.”) Two of our directors serve on the conflicts subcommittee.

Our conflicts committee will also discharge the board’s responsibilities relating to compensation of our executives. The conflicts committee will administer the granting of stock options to selected employees of Wells Capital and Wells Management based upon recommendations from Wells Capital and Wells Management, and set the terms and conditions of such options in accordance with the Stock Option Plan, which we describe below. The conflicts committee will also have authority to amend the Stock Option Plan or create other incentive compensation and equity-based plans.

Advisory Committees

The board of directors may establish various advisory committees on which certain members of the board would sit to assist Wells Capital and its affiliates in areas that have a direct impact on our operations, such as the following: asset management; finance and planning; and shareholder relations, communications and development.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Positions
Leo F. Wells, III	59	President and Director

Douglas P. Williams	52	Executive Vice President, Secretary, Treasurer and Director

Charles R. Brown	65	Director*

Richard W. Carpenter	66	Director*

Bud Carter	65	Director*

Donald S. Moss	67	Director*

Jack M. Pinkerton	76	Director*

Walter W. Sessoms	69	Director*

Neil H. Strickland	67	Director*

W. Wayne Woody	61	Director*

Randall D. Fretz	51	Senior Vice President

*	Denotes director is not affiliated with our advisor, Wells Capital.

Leo F. Wells, III is our President and one of our directors. He is also the President and a director of Wells REIT I and is the President, Treasurer and sole director of Wells Capital, our advisor. He is also the sole stockholder, sole director, President and Treasurer of Wells Real Estate Funds, Inc., the parent corporation of Wells Capital. Mr. Wells is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also a trustee of the Wells Family of Real Estate Funds, an open-end management investment company organized as an Ohio business trust, which includes as one of its series the Wells S&P REIT Index Fund. He is also the President, Treasurer and sole director of:

•	Wells Management Company, Inc., a company we may engage to manage some or all of our properties;

•	Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs;

•	Wells Development Corporation, a company he organized in 1997 to develop real properties; and

•	Wells Asset Management, Inc., a company he organized in 1997, which serves as an investment adviser to the Wells Family of Real Estate Funds.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning.

Mr. Wells has over 30 years of experience in real estate sales, management and brokerage services. In addition to being the President and a director of Wells REIT I, he is currently a general partner in a total of 27 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of December 31, 2002, these 27 real estate limited partnerships represented investments totaling approximately $347,000,000 from approximately 28,300 investors.

On August 26, 2003, Mr. Wells and Wells Investment Securities entered into a Letter of Acceptance, Waiver and Consent (AWC) with the NASD relating to alleged rule violations. The AWC set forth the NASD’s findings that Wells Investment Securities and Mr. Wells had violated conduct rules relating to the provision of non-cash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by Wells Investment Securities in 2001 and 2002. See “Affiliated Companies—Dealer Manager” below.

Douglas P. Williams is our Executive Vice President, Secretary and Treasurer and one of our directors. Since 1999, he has also served as Executive Vice President, Secretary and Treasurer and a director of Wells REIT I, a Senior Vice President of Wells Capital, our advisor, and is also a Vice President of:

•	Wells Investment Securities, Inc., our dealer manager, of which he is also a director and the CFO and Treasurer;

•	Wells Real Estate Funds, Inc.;

•	Wells Advisors, Inc.; and

•	Wells Asset Management, Inc.

From 1996 to 1999, Mr. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG LLP.

Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with the NASD as a financial and operations principal. Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

Charles R. Brown is one of our independent directors. He has been involved in real estate activities for over 40 years. From 1971 to 1976, he served as Director of Marketing and Project Manager for Atlantic Center, one of the South’s largest multi-use complexes. Atlantic Center is a two-million square-foot project in the central business district of Atlanta and includes a Hilton Hotel, a bank and office and retail establishments. From 1976 to 1997, Mr. Brown was President of Technology Park/Atlanta, Inc., where he was instrumental in developing Technology Park/Atlanta, a 600-acre office park in Peachtree Corners just north of Atlanta, which was selected for the Governor’s Award for its contribution to community economic development. He still serves on the Board of directors of Technology Park/Atlanta.

Mr. Brown has been President of CRB Realty Associates, a private real estate consulting firm, since the 1980s. He has previously been president and vice chairman of Atlantic Station, LLC, where he was involved in the planning and development of Atlantic Station, a redevelopment project of the Atlantic Steel mill in Atlanta, Georgia. He has also represented one of the partnerships developing an office building constituting part of the Atlantic Station project.

Mr. Brown is a past President of Georgia Tech Foundation, past Chairman of the Gwinnett Chamber of Commerce and Georgia Chamber of Commerce and past Vice Chairman of the Georgia Governor’s Development Council and served on the Board of the Georgia Department of Technical and Adult Education. He is a graduate of the Georgia Institute of Technology where he received a B.S. degree in Building Construction from the College of Architecture.

Richard W. Carpenter is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc. that was established primarily for investment in commercial real estate within the United States.

Mr. Carpenter is a managing partner of Carpenter Properties, L.P., a real estate limited partnership and a Director and Chairman of the Audit Committee of MidCountry Financial Corporation. He retired as President and director of Commonwealth Oil Refining Company, Inc. and Realmark Holdings in 2001.

Mr. Carpenter previously served as Vice Chairman of the board of directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of the National Association of Real Estate Investment Trusts and formerly served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT which invested in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

Bud Carter is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest for over 20 years. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as editor and publisher of The Peoria Press, a weekly business and political journal in Peoria, Illinois. From 1981 until 1989, Mr. Carter was also an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

Mr. Carter currently serves as Senior Vice President for The Executive Committee, an international organization established to aid presidents and CEOs to share ideas on ways to improve the management and profitability of their respective companies. The Executive Committee operates in numerous large cities throughout the United States, Canada, Australia, France, Italy, Malaysia, Brazil, the United Kingdom and Japan. The Executive Committee has more than 7,000 presidents and CEOs who are members. In addition, Mr. Carter was the first Chairman of the organization recruited in Atlanta and still serves as Chairman of the first two groups formed in Atlanta, each comprised of 16 noncompeting CEOs and presidents. Mr. Carter serves on the board of directors of Creative Storage Systems, Inc., DiversiTech Corporation and Wavebase9. He is a graduate of the University of Missouri where he earned degrees in journalism and social psychology.

Donald S. Moss is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations-Worldwide from 1976 to 1979, Group Vice President of Sales-Worldwide from 1979 to 1980, Senior Vice President-International from 1980 to 1983 and Group Vice President-Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from1980 to1983.

Mr. Moss is currently a director of The Atlanta Athletic Club. He formerly was the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss graduated from the University of Illinois where he received a degree in business.

Jack M. Pinkerton is one of our independent directors. He served as President of The Pinkerton and Laws Company from 1955 to 1983. He resigned in 1983 as President and became Chairman of the Executive Committee for The Pinkerton & Laws Company until his retirement in 1988, at which time The Pinkerton and Laws Company was one of the 200 largest construction companies in the United States. Mr. Pinkerton’s current activities include Co-Director of Construction for Piedmont Park Conservancy and Early Learning Property Management (construction and development of Early Learning Centers).

Mr. Pinkerton served as chairman of the board of Enterprise National Bank before it was sold to Regions Bank. Mr. Pinkerton has also served as chairman of the board of numerous non-profit organizations. He received his Civil Engineering degree from Vanderbilt University and a Master of Theology Studies degree from Emory University.

Walter W. Sessoms is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He was employed by Southern Bell and its successor company, BellSouth, from 1956 until his retirement in June 1997. While at BellSouth, Mr. Sessoms served in a number of key positions, including

Vice President-Residence for the State of Georgia from June 1979 to July 1981, Vice President-Transitional Planning Officer from July 1981 to February 1982, Vice President-Georgia from February 1982 to June 1989, Senior Vice President-Regulatory and External Affairs from June 1989 to November 1991, and Group President-Services from December 1991 until his retirement on June 30, 1997. He also worked at AT&T Corporation in New York from 1969 to1971 when Southern Bell was a part of the Bell System. From September 1973 to September 1974, Mr. Sessoms participated in the President’s Executive Interexchange Program in Washington, D.C.

Mr. Sessoms currently serves as a director of the Georgia Chamber of Commerce for which he is a past Chairman of the Board and the Salvation Army’s Board of Visitors of the Southeast Region. Mr. Sessoms is also a past advisory council member for the University of Georgia College of Business Administration and past member of the executive committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration, and is currently a member of the Wofford College Board of Trustees. He is a past member of the Governor’s Education Reform Commission. In addition, Mr. Sessoms is a member of the Board of Trustees of the Southern Center for International Studies and is past President of the Atlanta Rotary Club. He is also a Trustee for the Atlanta University Center.

Neil H. Strickland is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a non-active partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operation Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

Mr. Strickland is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland currently serves as a director of First Capital Bank, a community bank located in the State of Georgia. Mr. Strickland attended Georgia State University where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

W. Wayne Woody is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He served as the Interim Chief Financial Officer for Legacy Investment Group, a boutique investment firm, from 2000 to 2001. From 1968 until his retirement in 1999, Mr. Woody was employed by KPMG LLP and its predecessor firms, Peat Marwick Mitchell & Co. and Peat Marwick Main. As a Senior Partner, he served in a number of key positions in the firm, including Securities and Exchange Commission Reviewing Partner and Partner-in-Charge of Professional Practice and Firm Risk Management for the southeastern United States and Puerto Rico. Mr. Woody was also a member of the Board of Directors of KPMG LLP from 1990 through 1994. Prior to joining KPMG, Mr. Woody was the Principal Budget Analyst for the State of Georgia Office of Planning and Budget where he reviewed, analyzed and presented the Governor’s budget proposals to the state legislature.

Mr. Woody currently serves as Chairman of the Audit Committee for the City of Atlanta. He is also a director and the Chairman of the Audit Committee of the Metropolitan Atlanta Chapter of the American Red Cross. Mr. Woody is a member of the Board of Directors for the Metropolitan Atlanta Chapter of the American Heart Association. In addition, he is a trustee and the Chairman of the Finance Committee for the Georgia State University Foundation. Mr. Woody previously served a three-year term as Chairman of the Board of Trustees for the Georgia Center for the Visually Impaired.

Mr. Woody received a Bachelor of Science degree from Middle Tennessee State University and a Masters of Business Administration degree from Georgia State University. He is a Certified Public Accountant in the states of Georgia and North Carolina.

Randall D. Fretz is our Vice President and is a Senior Vice President of Wells Capital. He is also the Chief of Staff and a Vice President of Wells Real Estate Funds, Inc., a Vice President of Wells REIT I, and a director of Wells Investment Securities, Inc. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of US & Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously a Division Director at Bausch & Lomb, a manufacturer of optical equipment and products, and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned an MBA from the Ivey School of Business in London, Ontario.

Compensation of Directors

We intend to pay each of our independent directors an annual retainer of $12,000. In addition, we will pay directors for attending board and committee meetings as follows:

•	$2,500 per regular board meeting; we expect seven regular board meetings per year.

•	$2,500 per audit committee meeting to review our periodic reports; we expect four such meetings per year.

•	$250 per teleconference board meeting; we expect two such meetings per month.

•	$1,500 for all other committee meetings; we expect five such meetings per committee per year.

•	An additional $500 to a committee chair for each committee meeting attended in person.

However, when a committee meeting follows a board meeting, an additional fee will not always be paid for attending the committee meeting. For example, a conflicts committee meeting will generally be held immediately after every board meeting, but a separate fee will not be paid for attendance at the conflicts committee meeting.

In addition, we have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is one of our officers, we will not pay separate compensation for services rendered as a director.

Independent Director Stock Option Plan

Our sole stockholder has approved an Independent Director Stock Option Plan. We expect to issue non-qualified stock options to purchase 2,500 shares to each independent director pursuant to this plan. In addition, we expect to issue options to purchase 1,000 shares to each independent director then in office on the date of each annual stockholders’ meeting. We may not grant options at any time when the issuance of the shares underlying the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares.

The exercise price for the initial options for 2,500 shares will be $12.00 per share. The exercise price for the subsequent options will be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is generally defined to mean (1) the closing sales price on the immediately preceding date on which sales were reported if the shares are listed on a securities exchange or are traded over the Nasdaq National Market or (2) the mean between the bid and offered prices as quoted by Nasdaq for such immediately preceding trading date if the shares are not listed on a securities exchange or traded over the Nasdaq National Market. However, if the conflicts committee determines that the fair market value of our shares is not properly reflected by such Nasdaq quotations, or if our shares are not quoted by Nasdaq, then the conflicts committee will determine fair market value in good faith.

We have authorized and reserved a total of 100,000 shares for issuance under the plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, we will make an appropriate adjustment in the number and kind of shares that may be issued pursuant to exercise of the options. We will also make a corresponding adjustment to the exercise price of the options granted prior to any change. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options not exercised but will change only the exercise price for each share. To date, we have not issued any director options under this Plan.

Options will lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal for cause of the independent director as a member of the board of directors, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of common stock. Options are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

The term of the plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the plan will terminate, and any outstanding options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

•	for the assumption by the successor corporation of the options granted or the replacement of the options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

•	for the continuance of the plan and the options by such successor corporation under the original terms; or

•	for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Stock Option Plan

Our sole stockholder has approved a Stock Option Plan, which is designed to enable Wells Capital and Wells Management to obtain or retain the services of employees considered essential to our long-range success and the success of Wells Capital and Wells Management by offering such employees an opportunity to participate in our growth through ownership of our common stock.

The conflicts committee of the board of directors shall conduct the general administration of the plan. The conflicts committee is authorized to grant “non-qualified” stock options to selected employees of Wells Capital and Wells Management based upon the recommendation of Wells Capital and subject to the absolute discretion of the conflicts committee and applicable limitations of the plan. The exercise price for the options shall be the greater of (1) $11.00 per share, or (2) the fair market value of the shares on the date the option is granted. Fair market value for this plan will be determined in the same fashion as the Independent Director Stock Option Plan. A total of 750,000 shares have been authorized and reserved for issuance under our Stock Option Plan. However, we may not grant options at any time when the issuance of the shares underlying the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares. To date, we have not issued any stock options under this plan.

The conflicts committee shall set the term of the options in its discretion, although no option shall have a term greater than five years The conflicts committee shall set the period during which the right to exercise an option vests in the holder of the option. No option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

In the event that the conflicts committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that the conflicts committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to an option, then the conflicts committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option. The plan has a 10-year term and has the same provisions as the Independent Director Stock Option Plan with respect to dissolution, liquidation, reorganization, merger or other similar transactions.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, Wells Capital or its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	our directors, Wells Capital or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, Wells Capital or its affiliates were acting on our behalf or performing services for us;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification;

•	in the case of the non-independent directors, Wells Capital or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits our indemnification of our directors, Wells Capital or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

The Advisor

Our advisor is Wells Capital. Wells Capital has contractual and fiduciary responsibilities to us and our stockholders. Some of our officers and directors are also officers and directors of Wells Capital.

The directors and executive officers of Wells Capital are as follows:

Name	Age	Positions

Leo F. Wells, III	59	President, Treasurer and sole director

Douglas P. Williams	52	Senior Vice President and Assistant Secretary

Ron D. Ford	42	Senior Vice President

Stephen G. Franklin	54	Senior Vice President

Randall D. Fretz	51	Senior Vice President

Donald A. Miller	41	Senior Vice President

David H. Steinwedell	42	Vice President

The backgrounds of Messrs. Wells, Williams and Fretz are described in the “Management – Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

Ron D. Ford, Ph.D. is a Senior Vice President of Wells Capital. Mr. Ford is responsible for all of the finance, risk management, accounting and reporting activities. Prior to joining Wells in 2003, Mr. Ford was Chief Executive Officer at Media Arts Group, Inc. during 2002. From 1998 to 2001 he was Chief Financial Officer and then President of OneCoast Network, Inc., a sales and marketing company in the wholesale gift segment of consumer goods. From 1995 to 1998, Mr. Ford was with Curtis 1000, a supplier of office business products, as Chief Financial Officer/Chief Information Officer. Mr. Ford has more than 20 years of experience in senior management. He has extensive experience in sales, operations, financial management, information technology and organizational development. Mr. Ford received his undergraduate degree in Business Administration with a magna cum laude from the University of Tennessee. He completed his MBA at Vanderbilt University and earned a doctorate in executive management from the Weatherhead School of Management at Case Western Reserve University. Mr. Ford is a certified public accountant.

Stephen G. Franklin, Ph.D. is a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and coordination of broker-dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in management and organizational behavior, human resources management and entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory

University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation, an independent financial planning broker-dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

Donald A. Miller is a Senior Vice President of Wells Capital. Mr. Miller is responsible for directing all aspects of the acquisitions, dispositions, property management, construction and leasing groups of our advisor and its affiliates. Prior to joining Wells in 2003, Mr. Miller headed Lend Lease’s U.S. real estate operations including acquisitions, dispositions, financing and investment management. Prior to joining Lend Lease (The Yarmouth Group) in 1994, Mr. Miller was responsible for regional acquisitions for Prentiss Properties Realty Advisors, a predecessor entity to the publicly traded Prentiss REIT. Earlier in his career, Mr. Miller worked in the pension investment management department of Delta Air Lines, and was responsible for real estate and international equity investment programs. Mr. Miller is a Chartered Financial Analyst (CFA) and holds multiple broker/dealer and real estate licenses. He received a B.A. from Furman University in Greenville, South Carolina.

David H. Steinwedell is a Vice President of Wells Capital. He is primarily responsible for the acquisition of real estate properties. From 2000 to 2001, when he joined Wells Capital, Mr. Steinwedell served as a principal in Steinwedell and Associates, a capital markets advisory firm specializing in transactions and strategic planning for commercial real estate firms. From 1998 to 2000, he served as the Executive Vice President of Investment Banking at Jones Lang LaSalle and as Managing Director at Cushman Realty Corporation from 1994 to 1998. From 1982 to 1994, Mr. Steinwedell served as Managing Director for Real Estate Investments at Aetna Life and Casualty. He graduated from Hamilton College with a B.S. in Economics. Mr. Steinwedell is a licensed real estate broker in Georgia and is a member of the Urban Land Institute and the National Association of Industrial and Office Properties.

Wells Capital employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties we seek to acquire.

The Advisory Agreement

Under the terms of the advisory agreement, Wells Capital will use its reasonable efforts to present to us investment opportunities to provide a continuing and suitable investment program consistent with our investment policies and objectives as adopted by our board of directors. The advisory agreement calls for Wells Capital to provide for our day-to-day management and to retain property managers, subject to the authority of our board of directors, and to perform other duties including the following:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties;

•	enter into leases and service contracts for our properties;

•	oversee the property managers’ performance;

•	review and analyze the properties’ operating and capital budgets;

•	generate an annual budget for us;

•	review and analyze financial information for each property and the overall portfolio;

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of properties;

•	perform transfer agent functions; and

•	engage our agents.

The fees payable to Wells Capital under the advisory agreement are described in detail at “Management Compensation” below. We also describe in that section our obligation to reimburse Wells Capital for organization and offering expenses, administrative and management services and payments made by Wells Capital to third parties in connection with potential acquisitions.

The term of the current advisory agreement ends after one year and may be renewed for an unlimited number of successive one-year periods upon mutual consent of Wells Capital and us. Additionally, either party may terminate without penalty the advisory agreement upon 60 days written notice.

Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to our administration to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Our Advisor

Wells Capital has purchased 20,000 limited partnership units of Wells OP II, our operating partnership, for $200,000 and 100 shares of our common stock for $1,000. The units constitute 100% of the minority limited partner units outstanding at this time. Wells Capital may not sell any of these units during the period it serves as our advisor. Although Wells Capital and its affiliates are not prohibited from acquiring additional shares of our common stock, Wells Capital currently has no options or warrants to acquire any shares. Wells Capital has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Affiliated Companies

Property Manager

We may engage Wells Management Company, Inc. to manage and lease particular properties. Wells Management is a wholly owned subsidiary of Wells Real Estate Funds, Inc., and Mr. Wells is the sole director of Wells Management. The executive officers of Wells Management are as follows:

Name	Age	Positions

Leo F. Wells, III	59	President and Treasurer

M. Scott Meadows	39	Senior Vice President and Secretary

The background of Mr. Wells is described in the “Management – Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officer of Wells Management.

M. Scott Meadows is a Senior Vice President and Secretary of Wells Management. He is primarily responsible for the real estate operations for Wells Management. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000 square foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker and holds a Real Property Administrator designation from the Building Owners and Managers Institute International and a Certified Property Manager designation from the Institute of Real Estate Management.

If we retain Wells Management to manage and lease any of our properties, we will pay a market-based fee as determined by our advisor. The advisor will make this determination based on a review of what other management companies charge for the type and location of properties subject to the property management and leasing agreement. In addition, we may reimburse Wells Management for costs and expenses Wells Management incurs in managing properties we own. If we manage joint ventures and retain Wells Management to manage the property held by those joint ventures, the joint ventures may also reimburse Wells Management for similar costs and expenses relating to the joint ventures’ properties. Reimbursable costs and expenses typically include wages and salaries and other employee-related expenses for employees engaged in operating, managing, maintaining, and leasing properties subject to a management agreement. Employee-related expenses include taxes, insurance, benefits, legal, travel, and other out-of-pocket expenses related to managing and leasing properties. The management fees we may pay to Wells Management would cover, without additional expense to us, Wells Management’s general overhead costs, such as its expenses for rent and utilities.

We may also pay Wells Management a separate one-time fee for the initial leasing of newly constructed properties based on a market rate, which is typically an amount equal to one month’s rent. In addition, Wells Management may receive a separate fee if a tenant engages Wells Management to oversee tenant improvements. Such fees typically do not exceed 5.0% of the cost of the tenant improvements.

Wells Management will hire, direct and establish policies for employees who will have direct responsibility for each property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of the following:

•	Wells Capital;

•	Wells Management;

•	partnerships organized by Wells Management or its affiliates; and

•	other persons or entities owning properties managed by Wells Management.

The principal office of Wells Management is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

Dealer Manager

Wells Investment Securities, Inc., our dealer manager, is a member firm of the NASD. Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

Wells Investment Securities will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level.

Wells Real Estate Funds, Inc. is the sole stockholder of Wells Investment Securities. In connection with the NASD enforcement action described below, Mr. Wells recently resigned as the President, Treasurer and sole director of Wells Investment Securities. The current directors and executive officers of Wells Investment Securities are:

Name	Age	Positions

Philip M. Taylor	60	President and Director

Douglas P. Williams	52	Vice President, CFO, Treasurer and Director

Randall D. Fretz	51	Director

The backgrounds of Messrs. Williams and Fretz are described in the “Management – Executive Officers and Directors” section of this prospectus.

Philip M. Taylor is President and Director of Wells Investment Securities, Inc. Mr. Taylor joined Wells in March 2001 and directs the national sales effort. Prior the joining Wells, Mr. Taylor was Vice President, Sales and Project Operations, for Atlantech International, Inc. from 1991 to 2000. During a twenty-one year tenure with Ingersoll-Rand Company, Mr. Taylor held progressively more responsible positions in sales, marketing and management. He also served for five years as an officer of the U.S. Army. Mr. Taylor holds NASD series 7, 24 and 63 licenses. Mr. Taylor earned a bachelor degree in Industrial Management from East Tennessee State University and a Master of Business Administration in Finance/Management from the University of Oregon.

NASD Action. On August 26, 2003, Wells Investment Securities and Mr. Wells entered into a Letter of Acceptance, Waiver and Consent (AWC) with the NASD relating to alleged rule violations. The AWC set forth the NASD’s findings that Wells Investment Securities and Mr. Wells had violated conduct rules relating to the provision of non-cash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by Wells Investment Securities in 2001 and 2002.

Without admitting or denying the allegations and findings against them, WIS and Mr. Wells consented in the AWC to various findings by the NASD, which are summarized as follows:

In 2001 and 2002, WIS sponsored conferences attended by registered representatives who sold its real estate investment products. WIS also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, WIS paid the costs of travel to the conference and meals for many of the guests, and paid the costs of playing golf for some of the registered representatives and their guests. WIS later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, WIS paid for meals for registered representatives of a predetermined sales goal for WIS products. The conduct violated the prohibitions against payment and receipt of non-cash compensation in connection with the sales of these products contained in NASD’s Conduct Rules 2710, 2810 and 3060. In addition, WIS and Wells failed to adhere to all of the terms of their written undertaking, made in March 2001, not to engage in the conduct described above, thereby failing to observe high standards of commercial honor and just and equitable principles of trade.

WIS consented to a censure and Mr. Wells consented to suspension from acting in a principal capacity with a member firm for one year. WIS and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. In conjunction with the entry of the AWC, Mr. Wells resigned as President, Treasurer and sole director of WIS; however, he will continue to engage in selling efforts on behalf of WIS.

Legal Proceeding. On October 9, 2003, Stephen L. Flood, the Controller of Luzerne County, Pennsylvania, and the Luzerne County Retirement Board (Luzerne Board) on behalf of the Luzerne County Employee Retirement System (Plan) filed a lawsuit in the U.S. District Court, Middle District of Pennsylvania against 26 separate defendants including Wells REIT I, Wells Investment Securities, and Wells Real Estate Funds, Inc., the parent company of our advisor and of our dealer manager (Wells Defendants).

The complaint alleges, among other things, that (1) certain former members of the Luzerne Board named as defendants invested $10 million in Wells REIT I on behalf of the Plan, (2) such former members of the Luzerne Board breached their fiduciary duties to the Plan by, among other things, permitting the investment of the Plan’s funds in investments not suitable for the Plan because they were long-term illiquid investments, permitting the Plan to pay excessive fees and commissions to co-defendants and accepting political contributions in exchange for awarding advisory and management agreements, (3) the Wells Defendants and others knew or should have known that the investment, and the fees and commissions associated with the investment, were not proper for the Plan because the investment was a long-term illiquid investment, (4) the Wells Defendants and others knew or should have known that certain Luzerne Board members and certain investment advisers and managers were breaching their fiduciary duties to the Plan, (5) the defendants engaged in and conspired to engage in an improper scheme to intentionally defraud the Plan, and (6) the investment was not approved by a majority of the Luzerne Board at a public meeting, and consequently, the investment was an inappropriate and void action.

The Plan is seeking damages of not less than $25 million, treble damages and punitive damages from all defendants on a joint and several liability basis. Our promoters believe that this lawsuit is without merit with respect to the Wells Defendants, and the Wells Defendants intend to vigorously defend this lawsuit.

IRA Custodian

Wells Advisors, Inc. was organized in 1991 for the purpose of acting as a passive, non-bank custodian for IRAs investing in the securities of Wells real estate programs. Wells Advisors currently charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified passive non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding limited partnership units or REIT shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in such units or shares solely at the direction of the beneficiary of the IRA. Well Advisors is not authorized to vote any of such units or shares held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole director and owns 50% of the common stock and all of the preferred stock of Wells Advisors. As of September 30, 2003, Wells Advisors was acting as the IRA custodian for in excess of $1,030,000,000 in Wells real estate program investments.

Management Decisions

The primary responsibility for the management decisions of Wells Capital and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in Leo F. Wells, III, Douglas P. Williams, Ron D. Ford, Randall D. Fretz, Donald A. Miller and David H. Steinwedell. We expect that proposed transactions will often be discussed by the board of directors in advance of a final board vote. During these discussions, independent directors can offer ideas for ways in which deals can be changed to make them acceptable. The conflicts committee is empowered to approve or reject all acquisitions of real estate. We expect that the conflicts committee will condition our acquisition of any property on the committee’s prior approval.

MANAGEMENT COMPENSATION

We have no paid employees. Wells Capital, our advisor, and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to Wells Capital and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)

	Organizational and Offering Stage

Selling Commissions – Wells Investment Securities (2)	7.0% of gross offering proceeds (5.0% for sales of shares under the dividend reinvestment plan) before reallowance of commissions earned by participating broker-dealers. Wells Investment Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$508,337,500

Dealer Manager Fee – Wells Investment Securities (2)	2.5% of gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our dividend reinvestment plan. Wells Investment Securities will reallow a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$150,000,000

Reimbursement of Organization and Offering Expenses – Wells Capital (3)	Up to 2.0% of gross offering proceeds. Wells Capital will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Wells Capital for these amounts up to 2.0% of aggregate gross offering proceeds.	$34,778,830

	Acquisition and Development Stage

Acquisition Fees – Wells Capital (4)	2.0% of gross offering proceeds for services in connection with the selection, purchase, development or construction of real property.	$155,335,000

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)

Asset Management Fee – Wells Capital (5)	Monthly fee equal to one-twelfth of 0.75% of the cost of (1) the occupied properties we own and (2) our investments in joint ventures. These fees are limited to 1.0% of the net asset value of the properties included in the above calculation, calculated on a quarterly basis. For purposes of this calculation, net asset value means the excess of the cost of the investments described above over aggregate outstanding debt used to acquire or refinance properties. Additionally, we will reimburse Wells Capital for all costs and expenses it incurs in fulfilling its duties as our asset portfolio manager. These costs and expenses may include wages and salaries and other employee-related expenses of Wells Capital’s employees engaged in the management, administration, operations, and marketing functions. Employee-related expenses include taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to their services provided to us.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and therefore cannot be determined at the present time.

Property Management – Wells Management (5)(6)	If we retain Wells Management to manage and lease any of our properties, we will pay Wells Management a fee equal to what other management companies generally charge for the management of similar properties, which may include reimbursement for the costs and expenses Wells Management incurs in managing the properties. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing, maintaining and leasing properties. In addition, we may pay Wells Management a separate one-time fee for the initial leasing of newly constructed properties at a market rate, typically equal to one month’s rent.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Other Operating Expenses (5)	We will reimburse the expenses incurred by Wells Capital in connection with its provision of administrative services, including related personnel costs. We will not reimburse for personnel costs in connection with services for which Wells Capital receives acquisition fees or real estate commissions.	Actual amounts are dependent upon operations and therefore cannot be determined at the present time.

Liquidation/Listing Stage

Real Estate Commissions - Wells Capital or its Affiliates (7)	For substantial assistance in connection with the sale of properties, we will pay Wells Capital or its affiliates an amount equal to 3.0% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to Wells Capital, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)

Subordinated Participation in Net Sale Proceeds – Wells Capital (8)	After investors in our offerings have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, then Wells Capital is entitled to receive 10.0% of remaining net sale proceeds.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Incentive Listing Fee – Wells Capital (8)(9)	Upon listing of our common stock on a national securities exchange or the Nasdaq National Market, a fee equal to 10.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to investors.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of 785,000,000 shares to the public, including 185,000,000 shares through the dividend reinvestment plan.

(2)	The selling commissions and, in some cases, the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse Wells Capital for the salaries of its employees and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Under our charter, the portion of these organization and offering expenses for which we (as opposed to Wells Capital) would be responsible could not be increased above 2.0% of our gross offering proceeds without the approval of a majority of our independent directors.

(4)	We will pay Wells Capital the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. However, if either party terminates or fails to renew the advisory agreement, Wells Capital must return acquisition fees not yet allocated to one of our investments. In addition, we will reimburse Wells Capital for amounts it pays to third parties in connection with the selection, acquisition or development of a property, whether or not acquired. Under our charter, a majority of our independent directors would have to approve any increase in the acquisition fees payable to our advisor above 2.0% of gross offering proceeds. Our charter also limits our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 6% of the contract purchase price.

(5)	Wells Capital must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(6)	Our organizational documents do not impose a specific cap on property management fees. However, if we retain Wells Management to manage some of our properties, our charter requires that the management fee be no less favorable to us than a fee we could obtain from a third-party property manager. Additionally, all property management fees, including both those paid to Wells Management and third parties, are subject to the limit on total operating expenses as described in footnote (5).

(7)	Although we are most likely to pay real estate commissions to Wells Capital or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.

(8)	Upon termination of the Advisory Agreement, Wells Capital may be entitled to a similar fee if Wells Capital would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, noncompounded return.

Wells Capital cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. Any portion of the subordinated participation in net sale proceeds that Wells Capital receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(9)

If at any time the shares become listed on a national securities exchange or on the Nasdaq National Market, we will negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. The conflicts committee of our board of directors must approve the new fee structure negotiated with Wells Capital. In negotiating a new fee structure, the conflicts committee must consider all of the factors its members deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Wells Capital in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Wells Capital through their relationship with us;

•	the quality and extent of service and advice furnished by Wells Capital;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is earned by Wells Capital as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay Wells Capital any further subordinated participation in net sale proceeds.

Since Wells Capital and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated participation in net sale proceeds, Wells Capital has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, Wells Capital is obligated to exercise good faith in all its dealings with respect to our affairs. (See “Management – The Advisory Agreement.”)

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of All Shares
Wells Capital, Inc.	100	100.0%
Leo F. Wells, III, President and Director	100	100.0%
Douglas P. Williams, Executive Vice President and Director	—	—
Charles R. Brown, Director
Richard W. Carpenter, Director	—	—
Bud Carter, Director	—	—
Donald S. Moss, Director	—	—
Jack M. Pinkerton, Director
Walter W. Sessoms, Director	—	—
Neil H. Strickland, Director	—	—
W. Wayne Woody, Director
Randall D. Fretz, Vice President	—	—
All directors and executive officers as a group	100	100.0%

(1)	Address of each beneficial owner listed is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

(2)	Consists of shares held by Wells Capital, Inc. Mr. Wells indirectly owns all of the shares of Wells Capital. Excludes Wells OP II limited partner interests.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Wells Capital and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to ameliorate some of the risks posed by these conflicts.

Our Advisor’s Interests in Other Wells Real Estate Programs

General

Wells Capital and its affiliates are general partners and advisors of other Wells programs, including programs that have investment objectives similar to ours, and we expect that they will organize other such partnerships and programs in the future. Wells Capital and such affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

As described in the “Prior Performance Summary,” Wells Capital and its affiliates have sponsored the following 16 public real estate programs with substantially identical investment objectives as ours:

1.	Wells Real Estate Fund I (Wells Fund I),

2.	Wells Real Estate Fund II (Wells Fund II),

3.	Wells Real Estate Fund II-OW (Wells Fund II-OW),

4.	Wells Real Estate Fund III, L.P. (Wells Fund III),

5.	Wells Real Estate Fund IV, L.P. (Wells Fund IV),

6.	Wells Real Estate Fund V, L.P. (Wells Fund V),

7.	Wells Real Estate Fund VI, L.P. (Wells Fund VI),

8.	Wells Real Estate Fund VII, L.P. (Wells Fund VII),

9.	Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),

10.	Wells Real Estate Fund IX, L.P. (Wells Fund IX),

11.	Wells Real Estate Fund X, L.P. (Wells Fund X),

12.	Wells Real Estate Fund XI, L.P. (Wells Fund XI),

13.	Wells Real Estate Fund XII, L.P. (Wells Fund XII),

14.	Wells Real Estate Fund XIII, L.P. (Wells Fund XIII),

15.	Wells Real Estate Fund XIV, L.P. (Wells Fund XIV), and

16.	Wells Real Estate Investment Trust, Inc. (Wells REIT I).

Two Wells-sponsored programs are currently also conducting public offerings. Wells REIT I commenced its fourth public offering on July 26, 2002 of up to 300 million shares of common stock at a price of $10.00 per share. Wells Fund XIV commenced a public offering of up to 4.5 million units of limited partnership interest at a price of $10.00 per unit on May 14, 2003.

A 17th program, Wells Real Estate Investment Trust III, Inc. (Wells REIT III), is a newly formed entity with no assets or operating history. Wells REIT III has filed a registration statement covering the issuance of 500,000 shares of common stock and 100,000,000 shares of preferred stock. Our promoters will likely withdraw the Wells REIT III registration statement or delay its effectiveness or amend it to either decrease the size of its offering or to change the investment objectives of Wells REIT III. In other words, our promoters do not intend to launch two large initial public offerings of REITs with similar investment objectives that would likely be raising capital at the same time. All of our officers and some of our directors are also officers and directors of Wells REIT I and Wells REIT III.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investment opportunities. Other Wells-sponsored programs, especially those that are currently raising offering proceeds, also rely on Wells Capital for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells programs. If Wells Capital directs an investment opportunity to a Wells-sponsored program, it will offer the investment opportunity to the program for which the opportunity, in the discretion of Wells Capital, is most suitable. As a result, Wells Capital could direct attractive investment opportunities to other entities or even purchase them for its own account. Our charter disclaims any interest in an investment opportunity known to Wells Capital that Wells Capital has not recommended to us. See “Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates of Wells Capital

We are likely to enter into joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria – Joint Venture Investments.” Wells Capital and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. See “Risk Factors – Investment Risks.”

Competition for Tenants and Others

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other Wells programs own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Wells program were to attempt to sell similar properties at the same time. See “Risk Factors – Investment Risks.” Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Wells Capital will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Wells Capital will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all properties in need of their services. However, Wells Capital and its affiliates cannot fully avoid these conflicts because it may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for employees at different properties.

Allocation of Advisor’s Time

We rely on Wells Capital and its affiliates for the day-to-day operation of our business. As a result of its interests in other Wells programs and the fact that it has also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between us and other Wells programs and activities in which they are involved. However, Wells Capital believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by Wells Capital and its Affiliates

Wells Capital and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells Capital who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer manager fees and entitle Wells Capital to increased acquisition and asset-management fees;

•	property sales, which entitle Wells Capital to real estate commissions and possible success-based sale fees;

•	property acquisitions from other Wells-sponsored programs, which might entitle Wells Capital to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells Capital;

•	whether and when we seek to list our common shares on a national securities exchange or the Nasdaq National Market, which listing could entitle Wells Capital to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which the shares trade; and

•	whether and when we seek to sell the company or its assets, which sale could entitle Wells Capital to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

The advisory fees paid to Wells Capital and any management and leasing fees we may pay to Wells Management Company if we retain them to manage some of our properties will be paid irrespective of the quality of their acquisition or property management services during the term of the related agreement. See “Certain Conflict Resolution Procedures.”

Our Board’s Loyalties to Wells REIT I and Possibly to Future Wells-sponsored Programs

Eight of our ten directors are also directors of Wells REIT I. The loyalties of those eight directors to Wells REIT I may influence the judgment of our board when considering issues for us that may affect Wells REIT I, such as the following:

•	The conflicts committee of the board of directors must evaluate the performance of Wells Capital with respect to whether Wells Capital is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to Wells REIT I, or if our advisor is giving preferential treatment to Wells REIT I in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•	The conflicts committee may have to make a similar evaluation with respect to the performance of Wells Management if we retain Wells Management to manage and lease some of our properties. If Wells Management is not performing well as a property manager because of its services for Wells REIT I, the divided loyalties of the members of our conflicts committee could adversely affect their willingness to insist on improvement of the performance of the property manager.

•	The conflicts committee will likely decide whether we purchase a property. This decision could be influenced by the hope that Wells Capital would present the opportunity to Wells REIT I if we did not pursue it.

•	We could enter into transactions with Wells REIT I, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by its loyalties to Wells REIT I.

•	A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of Wells REIT I.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of Wells REIT I.

We could also face similar conflicts if our promoters sponsor additional REITs, such as Wells REIT III. See “— Our Advisor’s Interest in Other Wells Real Estate Programs — General.”

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers and some of our directors are also officers and directors of:

•	Wells Capital, our advisor and the general partner of the various real estate programs sponsored by Wells Capital described above;

•	Wells Management, one of our possible property managers; and

•	Wells Investment Securities, our dealer manager.

As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Dealer Manager

Since Wells Investment Securities, our dealer manager, is an affiliate of Wells Capital, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

Some properties we acquire may be managed and leased by Wells Management. To the extent we retain Wells Management, we will not have the benefit of independent property management. See “Management – Affiliated Companies.”

Lack of Separate Representation

Alston & Bird LLP is counsel both to us and to Wells Capital and its affiliates, including Wells Investment Services, Wells Management and Wells Development Corporation. There is a possibility that in the future the interests of the various parties may conflict. If we do not obtain separate counsel when our interests conflict with those of Wells Capital and its affiliates, our counsel’s loyalties to Wells Capital and its affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue. The conflicts committee of our board of directors is authorized to engage separate counsel for advice when considering matters where the interests of Wells Capital and its affiliates could conflict with our interests.

Certain Conflict Resolution Procedures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board or directors comprised of all of our independent directors. Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a director from serving on the conflicts committee. The conflicts committee, which is authorized to retain its own legal and financial advisors, is empowered to act on any matter permitted under Maryland law provided that it first determines that the matter at issue is such that the exercise of independent judgment by Wells Capital affiliates could reasonably be compromised. Those conflict of interest matters that we cannot delegate to a committee under Maryland law must be acted upon by both the board of directors and the conflicts committee. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	property sales;

•	property acquisitions;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our common shares on a national securities exchange or the Nasdaq National Market; and

•	whether and when we seek to sell the company or its assets.

Conflicts Subcommittee

To address conflicts involving us and another Wells-sponsored program, the conflicts committee has created a subcommittee of the conflicts committee comprised of all directors on the conflicts committee that are unaffiliated with another Wells-sponsored program, e.g., Wells REIT I. The conflicts subcommittee is empowered to act on any matter permitted by Maryland law if (1) the conflicts committee delegates the matter to the conflicts subcommittee or (2) the conflicts subcommittee disagrees with the conflicts committee’s handling of a matter and its minutes reflect that it determined that the matter at issue was such that the exercise of independent judgment by both the affiliates of Wells Capital and the affiliates of another Wells-sponsored program could reasonably have been compromised. Two directors currently serve on the conflicts subcommittee.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to Wells Capital and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of Wells Capital and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to Wells Capital and its affiliates in relation to the size, composition and performance of our investments;

•	the success of Wells Capital in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by Wells Capital and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Wells Capital and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Wells Capital for its own account and for its other clients.

We can only pay Wells Capital a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property. Moreover, the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. The conflicts committee or our advisor may terminate our advisory agreement with Wells Capital without cause or penalty on 60 days written notice.

Our Acquisitions. We will not purchase or lease properties in which Wells Capital, our directors or officers or any of their affiliates has an interest without a determination by a majority of the conflicts committee, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with Wells Capital or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of Wells Capital, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the conflicts committee must conclude that all other transactions, including joint ventures, between us and Wells Capital, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Wells Capital must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses, real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. Our charter prohibits the issuance of options or warrants to purchase our capital stock to Wells Capital, our directors or officers or any of their affiliates (i) on terms more favorable than we offer such options or warrants to the general public or (ii) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to Wells Capital or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to Wells Capital or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or Wells Capital or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to Wells Capital and any affiliate of Wells Capital by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the conflicts committee is specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, Wells Capital or a director or officer or any of their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

When Wells Capital presents an investment opportunity to a Wells-sponsored program, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by Wells Capital. However, our advisory agreement with Wells Capital requires that Wells Capital make this determination in a manner that is fair without favoring any other Wells-sponsored program. In determining the Wells-sponsored program for which an investment opportunity would be most suitable, Wells Capital will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other Wells programs, then Wells Capital will offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Wells Capital, to be more appropriate for another Wells program, Wells Capital may offer the investment to another Wells program.

Our advisory agreement with Wells Capital requires that Wells Capital periodically inform the conflicts committee of the investment opportunities it has offered to other Wells programs so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. Wells Capital is to inform the conflicts committee of such investment opportunities quarterly. Wells Capital’s success in generating investment opportunities for us and its fair allocation of opportunities among Wells programs are important criteria in the conflicts committee’s determination to continue or renew our arrangements with Wells Capital and its affiliates. The conflicts committee has a duty to ensure that Wells Capital fairly applies its method for allocating investment opportunities among the Wells-sponsored programs.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to invest in commercial real estate properties. Our primary investment objectives are:

•	to provide current income for you through the payment of cash dividends; and

•	to preserve and return your capital contributions.

We also seek capital gain from our investments.

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares.

We will seek to list our shares of common stock when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by October 2015, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Our board may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our conflicts committee will review our investment policies, which we discuss in detail below, at least annually to determine that our policies are in the best interest of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Acquisition and Investment Policies

Primary Investment Focus

We intend to invest primarily in high quality, income-generating office and industrial properties, leased or preleased to creditworthy companies and governmental entities. We will invest in properties at all stages of development, from those under construction to those with established operating histories. As of September 30, 2003, our advisor had sponsored or advised public real estate programs that had acquired more than 22 million square feet of office and industrial buildings.

Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or other entities that have a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000. In an attempt to limit or avoid speculative purchases, Wells Capital generally will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

Although we are not limited as to the geographic area where we may conduct our operations, we currently intend to invest in properties located in the United States. Generally, we will hold fee title or a long-term leasehold estate in the properties we acquire.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. For example, we may purchase warehouse and distribution facilities, shopping centers, business and industrial parks, manufacturing facilities, undeveloped land or options to purchase a particular property. We may also purchase mortgage loans. In fact, we can invest in whatever types of interests in real estate that we believe are in our best interests. Moreover, we are not limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments. Unless our charter is amended, we will not:

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title; or

•	invest in equity securities unless a majority of the conflicts committee approves such investment as being fair, competitive and commercially reasonable.

We do not intend to make loans to other persons (other than mortgage loans described below), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate.

Mortgage Loans

Although our charter permits us to make mortgage loans or to invest in mortgages within the limits described above, we generally do not intend to do so. We do not have a goal of investing any percentage of our assets in mortgages. Even if we have offering proceeds that cannot be invested in office properties immediately, we do not intend to invest those proceeds in mortgages. The circumstances in which we believe we may invest in mortgages or make mortgage loans are limited to the following:

•	the making of a mortgage loan required by a property owner as a condition to our purchase of a property;

•	the indirect acquisition of a mortgage by purchasing an entity, such as a REIT or other real estate company, that also owns a mortgage; and

•	the acquisition of a mortgage with the view of acquiring the underlying property through foreclosure.

Investment Decisions

Wells Capital will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties, subject to the approval of our conflicts committee. Our conflicts committee will review our investment policies at least annually to determine whether these policies continue to be in the best interests of our stockholders.

In pursuing our investment objectives and making investment decisions for us, Wells Capital will consider relevant real estate property and financial factors, including the creditworthiness of major tenants, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, liquidity and tax considerations. Moreover, to the extent feasible, Wells Capital will strive to invest in a diversified portfolio of properties for us based on geography, type of property and industry group of tenants, although the number and mix of properties we acquire will largely depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

To find properties that best meet our selection criteria for investment, Wells Capital’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate all environmental issues to ensure each property meets our quality specifications.

Conditions to Closing Our Acquisitions

Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to Wells Capital;

•	title and liability insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Moreover, we will not close the purchase of any property unless and until we obtain an environmental assessment (Phase I review at a minimum) for each property purchased and are generally satisfied with the environmental status of the property.

Development and Construction of Properties

We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed. Because development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables, we may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either an adequate completion bond or performance bond. As an alternative to a completion bond or performance bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee, accompanied by financial statements showing a substantial net worth, provided by an affiliate of the person entering into the construction or development contract.

Moreover, we may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Terms of Leases

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what we refer to as “economically net” leases. An “economically net” lease provides that in addition to making its lease payments, the tenant will be required to pay or reimburse us for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. We will probably be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. We expect that our leases will generally have terms of five or more years, some of which may have renewal options.

We may purchase properties and lease them back to the sellers of such properties. Such sale-leaseback transactions carry certain risks, as discussed more fully under “Risk Factors – Federal Income Tax Risks – Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.”

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Joint Venture Investments

In order to diversify our portfolio of assets, we are likely to enter into joint ventures for the acquisition, development or improvement of properties, including joint ventures with other Wells programs. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Wells Capital will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.

Our policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

We may only enter into joint ventures with other Wells programs if our conflicts committee approves the transaction as being fair and reasonable to us. At such time as Wells Capital enters into a material joint venture with another Wells program, we will supplement this prospectus to disclose the terms of such investment transaction.

Section 1031 Exchange Program

Persons selling real estate held for investment often seek to reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Internal Revenue Code. Wells Development Corporation (Wells Development), an affiliate of Wells Capital, our advisor, has developed a program (the Section 1031 Exchange Program) to facilitate these transactions, referred to as like-kind exchanges. For each such transaction (a Section 1031 Program Transaction), Wells Development or another Wells affiliate will create a single member limited liability company (each of which we refer to as a “Wells Exchange LLC”). A Wells Exchange LLC will acquire real estate to be owned in co-tenancy arrangements with persons wishing to engage in like-kind exchanges (1031 Participants). A Wells Exchange LLC will acquire the subject property and prepare and market a private placement memorandum for the sale of co-tenancy interests in that property. When a 1031 Participant wishes to acquire a co-tenancy interest, the Wells Exchange LLC will deed an undivided co-tenancy interest in the subject property to a newly formed single-member limited liability company and then sell that entity to the 1031 Participant.

Wells Development anticipates that properties acquired in connection with the Section 1031 Exchange Program initially will be financed entirely with debt. The Wells Exchange LLC acquiring the property will obtain a first mortgage secured by the property acquired for a portion of the purchase price. In order to finance the remainder of the purchase price, the Wells Exchange LLC will obtain a short-term loan from an institutional lender. Following its acquisition of a property, a Wells Exchange LLC will attempt to sell co-tenancy interests in the property to 1031 Participants in the manner described above. The Wells Exchange LLC will use the proceeds of these sales to pay off the short-term acquisition loan. When a Wells Exchange LLC initially acquires a property, Wells OP II, our operating partnership, may enter into a contract with the Wells Exchange LLC. The contract would provide that, if the Wells Exchange LLC cannot sell all of the co-tenancy interests in that particular property to 1031 Participants, Wells OP II will purchase any remaining unsold co-tenancy interests. The purchase price generally would equal the Wells Exchange LLC’s cost of those interests (i.e., the amount of the remaining short-term acquisition loan). Wells OP II may execute an agreement providing for the potential purchase of the unsold co-tenancy interests from a Wells Exchange LLC only if our conflicts committee approves of the transaction as being fair, competitive and commercially reasonable to Wells OP II. The price to Wells OP II may be no greater than the cost of the co-tenancy interests to the Wells Exchange LLC unless the conflicts committee finds substantial justification for such excess and that such excess is reasonable. In addition, a fair market value appraisal for each property must be obtained from an independent expert selected by our conflicts committee, and in no event may Wells OP II purchase co-tenancy interests from an affiliate at a price that exceeds the current appraised value for the property interests. Moreover, Wells OP II may enter into one or more additional contractual arrangements obligating it to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, the Wells Exchange LLC would pay Wells OP II a fee in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the short-term loan being obtained by the Wells Exchange LLC. These fees could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. Our failure to qualify as a REIT would adversely affect your return on your investment. While we will monitor these fees and any other non-qualifying income, we could fail to satisfy this test.

In the event that Wells OP II has any obligation to acquire any interest in a property pursuant to the Section 1031 Exchange Program, our conflicts committee will be required to approve each acquisition. Accordingly, Wells Development intends that each Wells Exchange LLC will purchase only real estate properties that otherwise meet our investment objectives.

All purchasers of co-tenancy interests, including Wells OP II if it purchases co-tenancy interests, will be required to execute a tenants-in-common agreement with the other purchasers of co-tenancy interests in that particular property. They will also be required to execute a property management and leasing agreement with Wells Management, which would provide for the payment of property management and leasing fees to Wells Management. If Wells OP II is required to purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we will be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests.

Borrowing Policies

Our charter limits our borrowings to 50% of our cost (before deducting depreciation or other non-cash reserves) of all our assets unless any excess borrowing is approved by a majority of the conflicts committee and is disclosed to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single property. We do not intend to exceed this leverage limit except in the early stages of our development, when the costs of properties are most likely to exceed our net offering proceeds. See “Plan of Operation –

Liquidity and Capital Resources” for a discussion of proposed bridge financing facilities that would enable us to borrow up to 100% of the cost of a property.

By operating on a leveraged basis, we would have more funds available for investment in properties, which would allow us to acquire a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived from the property, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Wells Capital will seek to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness.

Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Disposition Policies

We intend to hold each property we acquire for an extended period. However, circumstances might arise that could result in the early sale of some properties. We may sell a property before the end of the expected holding period if we believe the sale of the property would be in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions and current tenant creditworthiness, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:

•	borrow in excess of 50% of our aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us, unless approved by a majority of the conflicts committee;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced; provided that the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us.

•	invest in equity securities unless a majority of the conflicts committee approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our proposed share redemption program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

PLAN OF OPERATION

General

As of the date of this prospectus, we have not commenced operations. After the minimum subscription of 250,000 shares at $10 per share is achieved, subscription proceeds will be released to us (except for subscriptions from Pennsylvania investors – see “Plan of Distribution — Special Notice to Pennsylvania Investors”) and applied to investments in properties and other assets and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

We have not entered into any arrangements to acquire any specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate properties, other than those referred to in this prospectus.

Our advisor also may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, and we may selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties or increase cash flow. In addition, we intend to borrow funds to purchase properties. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ended December 31, 2003. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2003, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—Requirements for Qualification” are met.

Liquidity and Capital Resources

Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and dividends, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property acquisitions will be met from operations, and cash needs for property acquisitions will be funded by public offerings of our shares and debt. However, there may be a delay between the sale of our shares and our purchase of properties, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. In an attempt to avoid this delay, we have been in discussions with a lender to arrange bridge financing facilities. The discussions have envisioned two tranches of financing. The first financing facility under discussion would be a $175 million, 90-day secured credit facility, the proceeds of which we would use to acquire properties that are at least 85% leased and occupied. Advances under this facility would initially be available to finance 100% of the acquisition cost of properties. The facility would require us to use equity raised subsequent to entering the facility to repay it. Within 45 days, we must reduce our leverage so that the advances represent no more than 85% of our debt and equity capital. We must further decrease our leverage to 70% by the facility’s maturity. Interest would accrue depending on our leverage and would range from LIBOR plus 500 basis points for leverage in excess of 85% down to LIBOR plus 225 basis points for leverage of 70% or less. This facility would be secured by property acquisitions up to $175 million during the facility term.

When we reduce our leverage to 70%, we will be eligible to replace this facility with the second financing tranche. For the second tranche, we are currently discussing a $350 million revolving facility, the proceeds of which would be used to acquire properties meeting similar lender requirements, including that each property be 85% occupied and 100% owned in fee simple by Wells OP II. Advances under the facility would be generally limited to 60% to 70% of the property’s acquisition cost. We could choose to pay an interest rate of either LIBOR plus 225 basis points or the base rate of the facility’s administrative agent plus 50 basis points. In addition to monthly payments of interest, we would have to repay outstanding principal and accrued interest within 180 days of entering into the facility unless we sought a 180-day extension and met the conditions to extend the maturity date. We would also be expected to pay down the facility with proceeds from this offering to the extent they were not needed to meet our budgeted costs. We would execute mortgage instruments and deliver them to the facility’s administrative agent at the time of advances under the facility; however, the mortgage instruments would not be recorded unless we defaulted under the facility. The lender arranging the bridge facilities has not committed to making the facilities available to us; the proposal is subject to negotiation as well as the agent’s internal credit approval and completion of due diligence.

Our advisor will evaluate potential additional property acquisitions and engage in negotiations with sellers and lenders on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. Other than the proposed bridge facility described above, we have not identified sources of such financing currently.

Results of Operations

As of the date of this prospectus, we have commenced no significant operations because we are in our organizational and development stage. No operations will commence until we have sold at least 250,000 shares of our common stock to the public at $10 per share in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. However, we expect that there will be provisions in the majority of our tenant leases which would protect us from the impact of inflation. These provisions include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.

Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded, thus resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Below is a discussion of the accounting policies that management considers to be critical once we commence operations in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

Investment in Real Estate Assets

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. We anticipate the estimated useful lives of our assets by class to be as follows:

Building	25 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant Improvements	Lease term

In the event that inappropriate useful lives or methods are used for depreciation, our net income would be misstated.

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures, may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flows analysis would result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it will be our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, and the value of in-place leases, based in each case on their fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and building based on our determination of the relative fair value of these assets. We will determine the as-if vacant fair value of a property using methods similar to those used by independent appraisers. Factors we consider in performing these analyses will include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we will include real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand. We will estimate costs to execute similar leases, including leasing commissions and other related costs.

The fair values of above-market and below-market in-place leases will be recorded based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values will be amortized as an adjustment to rental income over the remaining terms of the respective leases. The fair values of in-place leases will include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant will include commissions, tenant improvements and other direct costs and will be estimated based on our consideration of current market costs to execute a similar lease. We will include these direct costs in deferred leasing costs in our consolidated balance sheet and will amortize such costs to expense over the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over market absorption periods for similar leases. We will value customer relationships based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. We will include these lease intangibles in intangible lease assets in our consolidated balance sheet and amortize these assets to rental income over the remaining terms of the respective leases.

Estimates of the fair values of the tangible and intangible assets will require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods and the number of years the property is held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Distributions

The amount of dividends to be distributed to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available from our operations, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs managed by Wells Capital, our advisor, and its affiliates in the last 10 years. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

Our advisor, Wells Capital, has served as a general partner of a total of 14 completed publicly offered real estate limited partnerships, eight of which completed their public offerings in the last 10 years. These eight limited partnerships and the year in which each of their offerings was completed are:

1.	Wells Real Estate Fund VI, L.P. (1994),

2.	Wells Real Estate Fund VII, L.P. (1995),

3.	Wells Real Estate Fund VIII, L.P. (1996),

4.	Wells Real Estate Fund IX, L.P. (1996),

5.	Wells Real Estate Fund X, L.P. (1997),

6.	Wells Real Estate Fund XI, L.P. (1998),

7.	Wells Real Estate Fund XII, L.P. (2001), and

8.	Wells Real Estate Fund XIII, L.P. (2003).

The Prior Performance Tables in this prospectus set forth information as of the dates indicated regarding certain of these Wells public programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); and (4) sales or disposals of properties (Table V).

In addition to the foregoing real estate limited partnerships, Wells Capital and its affiliates have sponsored four public offerings of shares of common stock of Wells Real Estate Investment Trust, Inc., which we refer to as “Wells REIT I.” Wells REIT I’s initial public offering commenced on January 30, 1998 and terminated on December 19, 1999. Wells REIT I received gross proceeds of $132,181,919 from the sale of 13,218,192 shares from its initial public offering. Wells REIT I’s second public offering commenced on December 20, 1999 and terminated on December 19, 2000. Wells REIT I received gross proceeds of $175,229,193 from the sale of 17,522,919 shares from the second public offering. Wells REIT I’s third public offering commenced on December 19, 2000 and terminated on July 26, 2002. Wells REIT I received gross proceeds of $1,282,976,865 from the sale of 128,297,687 shares from the third public offering. Wells REIT I commenced its fourth public offering on July 26, 2002. As of September 30, 2003, Wells REIT I had received gross proceeds of $2,369,976,324 from the sale of 236,997,632 shares from its fourth public offering. Accordingly, as of September 30, 2003, Wells REIT I had received aggregate gross offering proceeds of $3,960,364,301,116 from the sale of 396,036,430 shares of its common stock to 100,599 investors.

Wells Capital and its affiliates are also currently sponsoring a public offering of 4,500,000 units on behalf of Wells Real Estate Fund XIV, L.P. (Wells Fund XIV), a public limited partnership. Wells Fund XIV began its offering on May 14, 2003. As of September 30, 2003, Wells Fund XIV had raised a total of $9,594,649 in offering proceeds from the sale of 959,465 units to 97 investors.

In addition to the public real estate programs sponsored by our advisor and its affiliates discussed above, Wells Development intends to form a series of limited liability companies (each of which we refer to as a “Wells Exchange LLC”) pursuant to the Section 1031 Exchange Program. See “Investment Objectives and Criteria – Acquisition and Investment Policies – Section 1031 Exchange Program” for a description of this program. To date, there have been only two such offerings that have closed. In the most recent offering, a Wells Exchange LLC raised $16,670,000 in proceeds from a total of 24 investors, the proceeds of which were used to acquire co-tenancy interests in an office building located in Birmingham, Alabama. These offerings are the only private programs sponsored by Wells Capital or its affiliates within the last 10 years.

Since December 31, 1999, the Wells public programs previously sponsored by our advisor and its affiliates have acquired 55 properties located in 21 states. Of these properties acquired, approximately 70.9% of these properties were single-tenant office or industrial buildings and 29.1% were multi-tenant office or industrial buildings. In addition, approximately 21.8% of these properties were new properties, 72.7% were existing properties and 5.5% were properties under construction. All of the properties purchased in which a Wells public partnership owned any interest were purchased without borrowing any additional funds. Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives additional information relating to properties acquired by the Wells public programs, including applicable mortgage financing on properties purchased by Wells REIT I.

In addition to the real estate programs sponsored by our advisor discussed above, our advisor is also sponsoring an index mutual fund that invests in various REIT stocks and is known as the Wells S&P REIT Index Fund. The Wells S&P REIT Index Fund is a mutual fund that seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The Wells S&P REIT Index Fund began its offering on January 12, 1998, and as of December 31, 2002, the fund had raised offering proceeds net of redemptions of $131,774,458 from 7,726 investors.

Publicly Offered Unspecified Real Estate Programs

General

Wells Capital and its affiliates have previously sponsored the above-listed eight publicly offered real estate limited partnerships and are currently sponsoring Wells Fund XIV and Wells REIT I on an unspecified property or “blind pool” basis. As of December 31, 2002, the total amount of funds raised from investors in these eight completed offerings and the ongoing Wells REIT I offering (Wells Fund XIV did not commence its initial offering until May 14, 2003) was approximately $2.4 billion and the total number of investors in such programs was approximately 80,000.

The investment objectives of each of these Wells programs are substantially identical to our investment objectives. Substantially all of the proceeds of the offerings of these programs that are available for investment in real properties have been so invested. As of December 31, 2002, approximately 87% of the aggregate gross rental income of the properties purchased by Wells public programs since January 1, 1994 was derived from corporate tenants that at the time of lease execution, had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another entity having a net worth of at least $100,000,000.

Wells-sponsored programs have occasionally been adversely affected by the cyclical nature of the real estate market. Some Wells programs invested funds in properties at the high end of a real estate cycle, resulting in sales of such properties for less than their purchase price. In addition, some Wells public programs have owned properties that have experienced long periods of time when no tenants were paying rent. Such occurrences have been sporadic, however.

From the inception of the first Wells public program through December 31, 2002, the Wells public programs had sold four properties and one outparcel of land. No assurance can be made that any of the Wells public programs will ultimately be successful in meeting their investment objectives.

The aggregate dollar amount of the acquisition and development costs of the 91 properties purchased by the nine sponsored Wells public programs in the last 10 years (other than Wells Fund XIV), as of December 31, 2002, was approximately $2.4 billion of which approximately $36.5 million (or approximately 1.5%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 98.34% was or will be spent on acquiring or developing office or industrial buildings, and approximately 1.66% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 23.11% was or will be spent on new properties, 68.63% on existing properties and 8.26% on properties under construction. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these nine Wells public programs as of December 31, 2002:

Type of Property	New	Existing	Construction
Office and Industrial Buildings	22.82%	68.21%	7.31%

Shopping Centers	0.29%	0.42%	0.95%

Summary of the Wells Public Programs

Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners ($19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2002, $22,687,161 of units of Wells Fund VI were treated as Class A Units, and $2,313,227 of units were treated as Class B Units. As of December 31, 2002, Wells Fund VI owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Hartford	Hartford, CT	four-story office building	Hartford Fire Insurance Company
Stockbridge Village II	Stockbridge, GA	restaurant properties	multiple tenants
Stockbridge Village I Expansion	Stockbridge, GA	restaurant and retail building	multiple tenants
Stockbridge Village III	Stockbridge, GA	shopping center	multiple tenants
Marathon	Appleton, WI	three-story office building	Jaakko Poyry Fluor Daniel
Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants
BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.
Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc.

Holcomb Bridge was 40% vacant as of December 31, 2002. The general partners of Wells Fund VI are actively attempting to find new tenants for this space.

As of December 31, 2002, Wells Fund VI had sold its interest in the following properties from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VI % Ownership	Wells Fund VI Net Sale Proceeds	Wells Fund VI Taxable Gain
Oct. 1, 2001	Cherokee Commons	$10,650,750	$8,434,089	11%	$927,750	$21,867
Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	34%	$178,295	$6,144

The net sale proceeds generated from the above sale of Cherokee Commons and the outparcel of Tanglewood Commons are anticipated to be utilized by the general partners of Wells Fund VI to fund anticipated tenant improvements and other leasing costs associated with re-leasing Holcomb Bridge and are being retained to fund expansion costs, tenant improvements and leasing costs associated with a contemplated expansion of the Tanglewood Commons property.

Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners ($16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $20,925,476 of units in Wells Fund VII were treated as Class A Units, and $3,254,699 of units were treated as Class B Units.

As of December 31, 2002, Wells Fund VII owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Marathon	Appleton, WI	three-story office building	Jaakko Poyry Fluor Daniel
Stockbridge Village I Expansion	Stockbridge, GA	restaurant and retail building	multiple tenants
Stockbridge Village III	Stockbridge, GA	shopping center	multiple tenants
Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants
CH2M Hill	Gainesville, FL	two-story office building	CH2M Hill and Affiliated Engineers
BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.
Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc.
Hannover Center	Stockbridge, GA	retail development	multiple tenants

Holcomb Bridge was 40% vacant as of December 31, 2002. The general partners of Wells Fund VII are actively attempting to find new tenants for this space.

As of December 31, 2002, Wells Fund VII had sold its interest in the following properties from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VII % Ownership	Wells Fund VII Net Sale Proceeds	Wells Fund VII Taxable Gain
Oct. 1, 2001	Cherokee Commons	$10,650,750	$8,434,089	11%	$927,750	$21,867
Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	34%	$178,295	$6,144

The net sale proceeds generated from the above sale of Cherokee Commons and the outparcel of Tanglewood Commons are anticipated to be utilized by the general partners of Wells Fund VII to fund anticipated tenant improvements and other leasing costs associated with re-leasing Holcomb Bridge and are being retained to fund expansion costs, tenant improvements and leasing costs associated with a contemplated expansion of the Tanglewood Commons property.

Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners ($26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units). Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 2002, $28,623,653 of units in Wells Fund VIII were treated as Class A Units, and $3,409,036 of units were treated as Class B Units. As of December 31, 2002, Wells Fund VIII owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
CH2M Hill	Gainesville, FL	two-story office building	CH2M Hill and Affiliated Engineers
BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.
Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc.
Hannover Center	Stockbridge, GA	retail development	multiple tenants
US Cellular	Madison, WI	four-story office building	US Cellular, a subsidiary of BellSouth Corporation
AT&T Texas	Farmers Branch, TX	one-story office building	TCI Central, Inc.
Quest	Irvine, CA	two-story office building	Quest Software, Inc.
Cirrus Logic	Broomfield, CO	two-story office building	Cirrus Logic, Inc.

As of December 31, 2002, Wells Fund VIII had sold its interest in the following property from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VIII % Ownership	Wells Fund VIII Net Sale Proceeds	Wells Fund VIII Taxable Gain
Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	32%	$167,808	$5,784

The net sale proceeds generated from the above sale of the outparcel of Tanglewood Commons are anticipated to be utilized by the general partners of Wells Fund VIII to fund expansion costs, tenant improvements and leasing costs associated with a contemplated expansion of the Tanglewood Commons property.

Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units. Limited Partners in Wells Fund IX are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $31,655,826 of units in Wells Fund IX were treated as Class A Units, and $3,344,174 of units were treated as Class B Units. As of December 31, 2002, Wells Fund IX owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
US Cellular	Madison, WI	four-story office building	US Cellular, a subsidiary of BellSouth Corporation
AT&T Texas	Farmers Branch, TX	one-story office building	TCI Central, Inc.
Quest	Irvine, CA	two-story office building	Quest Software, Inc.
Cirrus Logic	Broomfield, CO	two-story office building	Cirrus Logic, Inc.
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.
Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.
Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation
Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.
Avaya	Oklahoma City, OK	one-story office building	Avaya, Inc.

Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. $21,160,992 of the gross proceeds were attributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units. Limited Partners in Wells Fund X are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $23,280,145 of units in Wells Fund X were treated as Class A Units and $3,848,767 of units were treated as Class B Units. As of December 31, 2002, Wells Fund X owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.
Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.
Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation
Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.
Avaya	Oklahoma City, OK	one-story office building	Avaya, Inc.
Cort Furniture	Fountain Valley, CA	one-story office and warehouse building	Cort Furniture Rental Corporation
Fairchild	Fremont, CA	two-story office and manufacturing building	Fairchild Technologies U.S.A., Inc.

Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. $13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units. Limited Partners in Wells Fund XI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $13,716,060 of units in Wells Fund XI were treated as Class A Units and $2,816,742 of units were treated as Class B Units. As of December 31, 2002, Wells Fund XI owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.
Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.
Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation
Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.
Avaya	Oklahoma City, OK	one-story office building	Avaya, Inc.
Cort Furniture	Fountain Valley, CA	one-story office and warehouse building	Cort Furniture Rental Corporation
Fairchild	Fremont, CA	two-story office and manufacturing building	Fairchild Technologies U.S.A., Inc.
EYBL CarTex	Fountain Inn, SC	two-story manufacturing and office building	EYBL CarTex, Inc.
Sprint	Leawood, KS	three-story office building	Sprint Communications Company L.P.
Johnson Matthey	Wayne, PA	two-story research and development office and warehouse building	Johnson Matthey, Inc.
Gartner	Fort Myers, FL	two-story office building	Gartner Group, Inc.

Wells Fund XII terminated its offering on March 21, 2001, and received gross proceeds of $35,611,191 representing subscriptions from 1,333 limited partners. $26,888,608 of the gross proceeds were attributable to sales of cash-preferred units and $8,722,583 were attributable to sales of tax-preferred units. Limited Partners in Wells Fund XII are entitled to change the status of their units from cash-preferred to tax-preferred and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of

December 31, 2002, $28,563,961 of units in Wells Fund XII were treated as cash-preferred units and $7,047,229 of units were treated as tax-preferred units. As of December 31, 2002, Wells Fund XII owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
EYBL CarTex	Fountain Inn, SC	two-story manufacturing and office building	EYBL CarTex, Inc.
Sprint	Leawood, KS	three-story office building	Sprint Communications Company L.P.
Johnson Matthey	Wayne, PA	two-story research and development office and warehouse building	Johnson Matthey, Inc.
Gartner	Fort Myers, FL	two-story office building	Gartner Group, Inc.
Siemens	Troy, MI	three-story office building	Siemens Automotive Corporation
AT&T Oklahoma	Oklahoma City, OK	one-story office building and a two-story office building	AT&T Corp.
Comdata	Brentwood, TN	three-story office building	Comdata Network, Inc.

Wells Fund XIII began its offering on March 29, 2001. As of December 31, 2002, Wells Fund XIII had received gross proceeds of $27,232,886 representing subscriptions from 1,170 limited partners. Limited partners in Wells Fund XIII are entitled to change the status of their units from cash preferred to tax preferred and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2002, $19,215,466 of units in Wells Fund XIII were treated as cash-preferred units, and $4,252,654 of units were treated as tax-preferred units. As of December 31, 2002, $22,018,166 of the gross proceeds were attributable to sales of cash-preferred units and $5,214,720 were attributable to sales of tax-preferred units. As of December 31, 2002, Wells Fund XIII owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
AmeriCredit	Orange Park, FL	two-story office building	AmeriCredit Financial Services Corporation
ADIC	Parker, CO	two connected one-story office and assembly buildings	Advanced Digital Information Corporation
John Wiley Indianapolis	Fishers, Indiana	four-story office building	John Wiley & Sons, Inc.

Wells REIT I terminated its first offering on December 19, 1999, and received gross proceeds of $132,181,919. Wells REIT I terminated its second offering on December 19, 2000, and received gross proceeds of $175,229,193. Wells REIT I terminated its third offering on July 26, 2002, and received gross proceeds of $1,282,976,865. Wells REIT I commenced its fourth public offering of shares of common stock on July 26, 2002. As of December 31, 2002, Wells REIT I had received gross proceeds of $587,134,594. Accordingly, as of December 31, 2002,

Wells REIT I had received aggregate gross offering proceeds of $2,156,998,116 from the sale of 215,699,812 shares of its common stock to 58,136 investors. As of December 31, 2002, Wells REIT I owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)

Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.

Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.

Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.

Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation

Avaya	Oklahoma City, OK	one-story office building	Avaya, Inc.

Fairchild	Fremont, CA	one-story office and warehouse building	Fairchild Technologies U.S.A., Inc.

Cort Furniture	Fountain Valley, CA	two-story office and manufacturing building	Cort Furniture Rental Corporation

Eisenhower Blvd Tampa	Tampa, FL	four-story office building	IBM

AT&T Pennsylvania	Harrisburg, PA	four-story office building	Pennsylvania Cellular Telephone Corp.

Matsushita	Lake Forest, CA	two-story office building	Matsushita Avionics Systems Corporation

EYBL CarTex	Fountain Inn, SC	two-story manufacturing and office building	EYBL CarTex, Inc.

Sprint	Leawood, KS	three-story office building	Sprint Communications Company, L.P.

Alstom Power Richmond	Midlothian, VA	four-story office building	Alstom Power, Inc.

Johnson Matthey	Wayne, PA	research and development, office and warehouse building	Johnson Matthey, Inc.

Videojet Technologies Chicago	Wood Dale, IL	two-story office, assembly and manufacturing building	Videojet Technologies, Inc.

Gartner	Ft. Myers, FL	two-story office building	The Gartner Group, Inc.

Cinemark	Plano, TX	five-story office building	Cinemark USA, Inc. The Coca-Cola Company

Metris Tulsa	Tulsa, OK	three-story office building	Metris Direct, Inc.

Dial	Scottsdale, AZ	two-story office building	Dial Corporation

Property Name	Location	Property Type	Major Tenant(s)

ASML	Tempe, AZ	two-story office building	ASM Lithography, Inc.

Motorola Tempe	Tempe, AZ	two-story office building	Motorola, Inc.

Siemens	Troy, MI	three-story office building	Siemens Automotive Corp.

Avnet	Tempe, AZ	two-story office building	Avnet, Inc.

Delphi	Troy, MI	three-story office building	Delphi Automotive Systems, LLC

Quest	Irvine, CA	two-story office building	Quest Software, Inc.

Motorola Plainfield	S. Plainfield, NJ	three-story office building	Motorola, Inc.

Stone & Webster	Houston, TX	six-story office building	Stone & Webster, Inc. SYSCO Corporation

Metris Minnesota	Minnetonka, MN	nine-story office building	Metris Direct, Inc.

AT&T Oklahoma	Oklahoma City, OK	one-story office building and a two-story office building	AT&T Corp. Jordan Associates, Inc.

Comdata	Brentwood, TN	three-story office building	Comdata Network, Inc.

AmeriCredit	Orange Park, FL	two-story office building	AmeriCredit Financial Services Corporation

State Street	Quincy, MA	seven-story office building	SSB Realty, LLC

IKON	Houston, TX	two one-story office buildings	IKON Office Solutions, Inc.

Nissan	Irving, TX	three-story office building	Nissan Motor Acceptance Corporation

Ingram Micro	Millington, TN	one-story office and warehouse building	Ingram Micro, L.P.

Lucent	Cary, NC	four-story office building	Lucent Technologies, Inc.

ADIC	Parker, CO	two one-story office and assembly buildings	Advanced Digital Information Corporation

Convergys	Tamarac, FL	two-story office building	Convergys Customer Management Group, Inc.

Windy Point I	Schaumburg, IL	seven-story office building	TCI Great Lakes, Inc. The Apollo Group, Inc. Global Knowledge Network Various other tenants

Windy Point II	Schaumburg, IL	eleven-story office building	Zurich American Insurance Company, Inc.

Property Name	Location	Property Type	Major Tenant(s)

Vertex Sarasota	Sarasota, FL	three-story office building	Vertex Tax Technology Enterprises LLC

Transocean Houston	Houston, TX	six-story office building	Transocean Deepwater Offshore Drilling, Inc. Newpark Drilling Fluids, Inc.

Novartis Atlanta	Duluth, GA	four-story office building	Novartis Opthalmics, Inc.

Dana Kalamazoo	Kalamazoo, MI	two-story office and industrial building	Dana Corporation

Dana Detroit	Farmington Hills, MI	three-story office and research and development building	Dana Corporation

Travelers Express Denver	Lakewood, CO	two one-story office buildings	Travelers Express Company, Inc.

Agilent Atlanta	Alpharetta, GA	two-story office building	Agilent Technologies, Inc. Koninklijke Philips Electronics N.V.

BellSouth Ft. Lauderdale	Ft. Lauderdale, FL	one-story office building	BellSouth Advertising and Publishing Corporation

Experian/TRW	Allen, TX	two two-story office buildings	Experian Information Solutions, Inc.

Agilent Boston	Boxborough, MA	three-story office building	Agilent Technologies, Inc.

TRW Denver	Aurora, CO	three-story office building	TRW, Inc.

MFS Phoenix	Phoenix, AZ	three-story office building	Massachusetts Financial Services Company

ISS Atlanta	Atlanta, GA	two five-story office buildings	Internet Security Systems, Inc.

PacifiCare San Antonio	San Antonio, TX	two-story office building	PacifiCare Health Systems, Inc.

Kerr-McGee	Houston, TX	four-story office building	Kerr-McGee Oil & Gas Corporation

BMG Greenville	Greenville, SC	two one-story distribution facilities	BMG Marketing, Inc. and BMG Music

Kraft Atlanta	Suwanee, GA	one-story office building	Kraft Foods North America, Inc. and PerkinElmer Instruments, LLC

Nokia Dallas	Irving, TX	three office buildings	Nokia, Inc.

Property Name	Location	Property Type	Major Tenant(s)

Harcourt Austin	Austin, TX	seven-story office building	Harcourt, Inc.

IRS Long Island	Holtsville, NY	two-story office building and one-story daycare facility	U.S. Internal Revenue Service

AmeriCredit Phoenix	Chandler, AZ	three-story office building	AmeriCredit Financial Services, Inc.

KeyBank Parsippany	Parsippany, NJ	four-story office building	KeyBank U.S.A., N.A. and Gemini Technology Services

Allstate Indianapolis	Indianapolis, IN	one-story office building	Allstate Insurance Company

Federal Express Colorado Springs	Colorado Springs, CO	three-story office building	Federal Express Corporation

EDS Des Moines	Des Moines, IA	one-story office and distribution building	EDS Information Services, L.L.C.

Intuit Dallas	Plano, TX	two-story office building	Intuit, Inc.

Daimler Chrysler Dallas	Westlake, TX	two-story office building	Daimler Chrysler Services North America LLC

NASA	Washington, DC	two nine-story office buildings	NASA and The Office of the Comptroller of the Currency

Capital One Richmond	Glen Allen, VA	three three-story office buildings	Capital One Services, Inc.

Caterpillar Nashville	Nashville, TN	11-story office building	Caterpillar Financial Services Corporation

John Wiley Indianapolis	Fishers, IN	four-story office building	John Wiley & Sons, Inc.

Nestle	Glendale, CA	20-story office building	Nestle USA, Inc.

Selected financial information for Wells REIT I is summarized below:

	2002	2001	2000	1999	1998
Gross Revenues	$139,969,246	$49,308,802	$23,373,206	$6,495,395	$395,178
Net Income	$60,866,964	$21,723,967	$8,552,967	$3,884,649	$334,034
Dividends per $1,000 Invested	$75	$76	$73	$70	$31

The information set forth above should not be considered in any way indicative of results to be expected from us. All of the properties acquired by the above Wells public programs, except for those acquired solely by Wells REIT I, were purchased and developed on an all cash basis.

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of Wells Capital and its affiliates. In addition, upon request, prospective investors may obtain from Wells Capital without charge copies of offering materials and any reports prepared in connection with any of the Wells public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to Wells Capital. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells public programs. We will furnish, without charge, copies of such table upon request.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material federal income tax considerations to us and our stockholders relating to this registration statement and the treatment of us as a REIT. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular stockholder in view of such stockholders particular circumstances, nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers, and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

Beginning with our taxable year that will end December 31, 2003, we intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that beginning with that taxable year we have been organized and have operated in a manner to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

Alston & Bird LLP has acted as tax counsel to us in connection with this offering. Alston & Bird LLP is of the opinion that based on our proposed method of operation, we are in a position to qualify for taxation as a REIT for the taxable year that will end December 31, 2003. Alston & Bird’s opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Alston & Bird LLP has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2003, or in any future year.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders each year. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, we may be subject to the “alternative minimum tax” on our items of tax preference.

Third, if we have net income from “foreclosure property” held primarily for sale to customers in the ordinary course of business, including income from the sale or other disposition of such property, we will be subject to tax at the highest corporate rate on such income to the extent that it does not constitute qualifying income for purposes of the 75% income test (discussed below).

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property that is held primarily for sale to customers in the ordinary course of business but that is not foreclosure property), we will be subject to a 100% tax on such income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other safe harbor requirements have been met, we will be subject to a 100% tax on the net income attributable to (1) the greater of (a) the amount by which we fail the 75% income test or (b) the amount by which 90% of our gross income exceeds the amount of income qualifying for the 95% income test, multiplied by (2) a fraction intended to reflect our profitability.

Sixth, if we fail to distribute each year at least the sum of:

(1)	85% of our ordinary income for such year;

(2)	95% of our capital gain net income for such year; and

(3)	any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which income tax is paid at the corporate level.

Seventh, if we acquire any asset from a corporation generally subject to full corporate-level tax in a carryover-basis transaction and we subsequently recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired the asset, then we generally will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, pursuant to guidelines issued by the IRS (the “Built-In Gain Rules”).

Eighth, subject to certain exceptions, we will be subject to a 100% tax if our transactions with our “taxable REIT subsidiaries” are not at arm’s length, i.e. transactions in good faith by parties with independent interests under no compulsion to act.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income and nature of assets.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association that:

(1)	is managed by one or more trustees or directors;

(2)	uses transferable shares or transferable certificates to evidence beneficial ownership;

(3)	would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

(5)	has at least 100 persons as beneficial owners;

(6)	during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities;

(7)	files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

(8)	meets other tests described below, including with respect to the nature of its assets and income.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. Our beneficial ownership is evidenced by transferable shares. However, our charter currently includes certain restrictions regarding transfer of our common stock, which are intended (among other things) to assist us in continuing to satisfy conditions (5) and (6) noted above. We do not believe these restrictions cause our shares to be nontransferable within the meaning of Section 856(a)(2).

To monitor compliance with the share ownership requirements, the federal tax laws require us to maintain records regarding the actual ownership of our shares. To do so, we must require written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include the dividends we pay in their gross income. A list of those persons failing or refusing to comply with this requirement must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition.

As a REIT, we are subject to other recordkeeping and reporting requirements, including, for example, information relating to activities performed by independent contractors and distributions.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local income taxation in some states. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary of ours. In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. We cannot assure you that our taxable REIT subsidiary will not be limited in its ability to deduct interest payments (if any) made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by our taxable REIT subsidiary for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries. Moreover, all of our taxable REIT subsidiaries cannot total more than 20% of the total value of our assets.

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of Wells OP II will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, Wells OP II’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of Wells OP II for purposes of applying and meeting the various REIT requirements.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including investments in other REITs or mortgages on real property (including “rents from real property” and, in certain circumstances, interest). Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest, or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Prior to the making of investments in properties, we may satisfy the 75% gross income test and the 95% income test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as mortgage-backed securities or shares in other REITs. We intend to trace offering proceeds received for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments,” however, so that there can be no assurance that the IRS will agree with this method of calculation.

Rents we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, “rents from real property” excludes any amount received directly or indirectly from any corporation in which we own 10% or more of the total combined voting power of all classes of voting stock or 10% or more of the total number of shares of all classes of stock and from any other person in which we own an interest of 10% or more in the assets or net profits of such person. Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area. Customary services that are not provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor or a taxable REIT subsidiary. In the event that an independent contractor provides such services, the REIT must adequately compensate any such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its stockholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of services to tenants of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property.

We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related party tenants.

Wells OP II may provide certain services with respect to our properties. We believe that these services will be of the type that are usually or customarily rendered in connection with the rental of space for occupancy only and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Fees to perform property management services for properties that we do not own will not qualify under the 75% or the 95% gross income tests. Either we or Wells OP II also may receive certain other types of income with respect to our properties that will not qualify for either of these tests. We, however, believe that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause us to exceed the limits for non-qualifying income under the 75% and 95% gross income tests.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

If we fail one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under a certain provision of the Code. This relief provision generally will be available if: (1) our failure to meet such gross income tests is due to reasonable cause and not due to willful neglect; (2) we attach a schedule of the nature and amount of each item of income to our federal income tax return; and (3) the inclusion of any incorrect information on such schedule is not due to fraud with the intent to evade tax. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed with respect to the part of our taxable income that fails the 75% or 95% tests.

Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. Second, not more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test). Third, except for equity investments in REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. Fourth, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. However, debt of an issuer will not count as a security for purposes of the 10% value test if the debt securities are “straight debt” as defined in Section 1361 of the Code and one of the following conditions is met:

•	the issuer is an individual;

•	the only securities of the issuer that we hold are straight debt; or

•	the issuer is a partnership and we hold at least a 20% profits interest in the partnership.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

To qualify for taxation as a REIT, we must meet the following annual distribution requirements.

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of

(1)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain), and

(2)	90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November, or December, the dividends were payable to stockholders of record on a specified date in such a month, and the dividends were actually paid during January of the subsequent year; or (2) the dividends were declared before we timely file our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.

Second, we must distribute during each calendar year at least the sum of

(1)	85% of our ordinary income for that year,

(2)	95% of our capital gain net income for that year, and

(3)	any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

Third, if we dispose of any asset, which is subject to the Built-In Gain Rules, during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Wells OP II partnership agreement will authorize us, as general partner, to take such steps as may be necessary to cause Wells OP II to distribute to its partners an amount sufficient to permit us to meet these distribution requirements. In addition, we intend to distribute dividends pro rata to our stockholders that will not result in any dividend being treated as “preferential” within the meaning of Section 562(c) of the Code.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Wells Capital or its affiliates. In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or any agreement as to tax liability between us and an IRS district director, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law, but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease the earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, the distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain. In addition, a

REIT cannot have, at the close of any taxable year, accumulated earnings and profits attributable to any non-REIT year and remain qualified as a REIT.

Failure to Qualify

If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends, taxable to individuals at preferential rates under the Jobs and Growth Relief Reconciliation Act of 2003 (the “2003 Act”). Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

When we use the term “U.S. Stockholder,” we mean a holder of common stock that, for federal income tax purposes:

(1)	is a citizen or resident of the United States;

(2)	is a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or of any of its political subdivisions;

(3)	is an estate the income of which is subject to federal income taxation regardless of its source, or

(4)	is a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to U.S. Stockholders, other than capital gain dividends discussed below, will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. An exception applies, however, and individual stockholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable corporations, or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder’s shares of common stock and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Dividends we declare in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually pay the dividends during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in “ — Federal Income Taxation of the Company” above.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designated as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held the stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

Certain Dispositions of Shares

In general, you will realize capital gain or loss on the disposition of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition, and (2) your adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that you held for less than six months (after applying certain holding company rules) will be treated as a long-term capital loss to the extent of any capital gain dividend you received with respect to those shares.

The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if the stockholder has held the asset for more than one year, it will produce long-term capital gain) and the stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

Passive Activity Loss and Investment Interest Limitations

You may not treat distributions we make to you or any gain from disposing of our common stock as passive activity income. Therefore, you will not be able to apply any “passive losses” against such income. Dividends we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless you elect to have such gain taxed at ordinary income rates.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (“UBTI”) unless the tax-exempt stockholder has borrowed to acquire or carry our shares of common stock. Qualified trusts that hold more than 10% (by value) of the shares of pension-held REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Code, to the extent required to trigger the treatment of our income as UBTI to such trusts.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States income taxation of non-U.S. Stockholders are complex. We intend the following discussion to be only a summary of these rules. Prospective non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in our common stock, including any reporting requirements.

In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in us is not so effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

A distribution payable out of our current or accumulated earnings and profits that is not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be subject to a federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock.

Distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.” Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against its resulting federal income tax liability an amount equal to its proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent its proportionate share of this tax paid by us were to exceed its actual federal income tax liability.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Stockholders, and remit to the IRS, 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that we designated as capital gain dividends, will be treated as capital gain dividends for purposes of withholding. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

Unless our common stock constitutes a “U.S. real property interest” within the meaning of FIRPTA, a sale of common stock by a non-U.S. Stockholder generally will not be subject to federal income taxation. Our common stock will not constitute a U.S. real property interest if we are a “domestically-controlled REIT.” A domestically-controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Stockholders. We currently anticipate that we will be a domestically-controlled REIT and, therefore, that the sale of common stock will not be subject to taxation under FIRPTA. However, because the common stock will be publicly traded, we cannot assure you that we will be a domestically-controlled REIT. If we were not a domestically-controlled REIT, a non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock were subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident alien individual’s gains from the sale of common stock will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

A purchaser of common stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased common stock is “regularly traded” on an established securities market or if we are a domestically-controlled REIT. Otherwise, the purchaser of common stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. Our shares of common stock will not be “regularly traded” on an established securities market.

Upon the death of a nonresident alien individual, that individual’s common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 28% for 2003 on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)	the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)	the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

(3)	the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)	the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding. In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Non-U.S. Stockholders

Generally information reporting will apply to payments of distributions on our common stock, and backup withholding at a rate of 28% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly backup withholding unless the non-U.S. Stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. Stockholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for

U.S. tax purposes or a foreign person 50% or more whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. Stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Under these Treasury regulations, some stockholders are required to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, non-U.S. Stockholders should consult their tax advisors with regards to U.S. information reporting and backup withholding.

Tax Aspects of Wells OP II

General

We expect that substantially all of our investments will be held through Wells OP II. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of Wells OP II’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we will include our proportionate share of assets held by Wells OP II in the REIT asset tests.

Tax Allocations with Respect to our Properties

When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. That carryover basis is equal to the contributing partner’s adjusted basis in the property rather than the fair market value of the property at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Wells OP II may be formed by way of contributions of appreciated property, and future contributions to Wells OP II may also take the form of appreciated property. Consequently, Wells OP II agreement will require tax allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the partners who have contributed their interests in properties to Wells OP II (the “Contributing Partners”) will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a Book-Tax Difference, all taxable income attributable to such Book-Tax Difference generally will be allocated to the

Contributing Partners and the Company generally will be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of such properties. This will tend to eliminate the Book-Tax Difference over the life of Wells OP II. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of Wells OP II may cause us to be allocated lower depreciation and other deductions and cause Contributing Partners to be allocated less taxable income. As a result, we could recognize taxable income in excess of distributed amounts, which might adversely affect our ability to comply with the REIT distribution requirements and Contributing Partners may realize income on the distribution of cash because their basis has not been increased sufficiently from income allocations. See “ — Annual Distribution Requirements.”

With respect to any property purchased by Wells OP II, such property initially will have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

Basis in Operating Partnership Interest

Our adjusted tax basis in our interest in Wells OP II generally

(1)	will be equal to the amount of cash and the basis of any other property that we contributed to Wells OP II,

(2)	will be increased by (a) our allocable share of Wells OP II’s income and (b) our allocable share of indebtedness of Wells OP II and

(3)	will be reduced, but not below zero, by our allocable share of (a) losses suffered by Wells OP II, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of Wells OP II.

If the allocation of our distributive share of Wells OP II’s loss exceeds the adjusted tax basis of its partnership interest in Wells OP II, the recognition of such excess loss will be deferred until such time and to the extent that it has an adjusted tax basis in our partnership interest. To the extent that Wells OP II’s distributions, or any decrease in our share of the indebtedness of Wells OP II (such decreases being considered a cash distribution to the partners) exceed our adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in Wells OP II has been held for longer than one year, subject to reduced tax rates described above (See “ — Taxation of U.S. Stockholders — Capital Gain Distributions”). Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties

Our share of gain realized by Wells OP II on the sale of any property held by Wells OP II as inventory or other property held primarily for sale to customers in the ordinary course of Wells OP II’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “ — Requirements for Qualification — Income Tests.” Such prohibited transaction income also may have an adverse effect upon its ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of Wells OP II’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow Wells OP II to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Wells OP II’s trade or business.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA), and the Internal Revenue Code, each as amended through the date of this prospectus, and relevant regulations and opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations – Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term “plan assets”; however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, it is more likely than not that the underlying assets would not be deemed to be “plan assets” of Benefit Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class that will be registered under the Securities Exchange Act within the specified period. In addition, we anticipate having well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable. ”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If Wells Capital, our advisor, or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

We have obtained an opinion from Alston & Bird LLP that it is more likely than not that our shares will be deemed to constitute “publicly-offered securities” and, accordingly, that it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets were not deemed to be “plan assets,” the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Wells Capital, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or are included for quotation on the Nasdaq National Market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to have our advisor prepare annual reports of the estimated value of our shares.

Eventually, we may engage a third-party valuation firm to value our shares; however, we intend to use our advisor’s estimate until at least three fiscal years after completion of our offering stage. (We view our offering stage as complete upon the termination of our first public equity offering that is followed by a one-year period in which we do not engage in another public equity offering. For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in Wells OP II). Furthermore, our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated the portfolio.

After three years from completion of our offering stage, the estimated value of our shares will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of one of our shares, you should be aware of the following:

•	the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	using the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

Our amended and restated charter authorizes the issuance of 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock with a par value of $0.01 per share, and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

As of the date of this prospectus, 100 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange or the Nasdaq National Market, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of the votes cast is sufficient to elect a director.

Our charter provides that, to the extent permitted by Maryland law, the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Maryland law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

Wells Capital is selected and approved as our advisor annually by our directors. While the stockholders do not have the ability to vote to replace Wells Capital or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Restriction on Ownership of Shares

Ownership Limit

In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares unless exempted by our board of directors. Our charter provides that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

Shares that, if transferred, would be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee may vote any shares held in trust.

At our direction, the trustee will transfer the shares held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that caused the ownership limit violation or (2) the market price per share on the date of the transfer or redemption.

Any person who (1) acquires shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event, or (2) transfers or receives shares subject to such limitations is required to give us 15 days written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit also does not apply to the underwriter in an offering of shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver to us a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Suitability Standards and Minimum Purchase Requirements

State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution – Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential transferees of your shares. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange or the Nasdaq National Market, may make it more difficult for you to sell your shares.

Dividends

Dividends will be paid on a quarterly basis regardless of the frequency with which such dividends are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. We expect to calculate our quarterly dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends immediately upon their purchase of shares. We then make quarterly dividend payments following such calculation.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. See “Federal Income Tax Considerations – Annual Distribution Requirements.”

Dividends will be declared at the discretion of our board of directors. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue securities or sell assets in order to make dividend distributions.

We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

We currently have a dividend reinvestment plan available that allows you to have dividends and other distributions otherwise distributable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of the dividend reinvestment plan. The full text of our Dividend Reinvestment Plan is included as Appendix B to this prospectus.

Eligibility

Participation in the dividend reinvestment plan is limited to investors who have purchased shares in this offering. See “Plan of Distribution – Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase shares under the dividend reinvestment plan. We may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You can choose to have all or a portion of your dividends reinvested through the dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your shares in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Shares will be purchased under the dividend reinvestment plan on the quarterly distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of dividends under the dividend reinvestment plan.

The purchase price per share will be the higher of $9.55 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We intend to use our advisor’s estimate until at least three fiscal years after completion of our offering stage. We view our offering stage as complete upon the termination of our first public equity offering that is followed by a one-year period in which we do not engage in another public equity offering. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in Wells OP II). Our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. This estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated the portfolio.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your quarterly purchases under the dividend reinvestment plan. The dealer manager or participating broker-dealer is to provide the confirmation to you or your designee within five business days after the end of each quarter, which confirmation is to disclose the following information:

•	each distribution reinvested for your account during the quarter;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

If we paid a selling commission in connection with the sale of shares in our primary offering, we will pay a 5% selling commission on any dividends that are earned with respect to those shares and reinvested under our dividend reinvestment plan. Otherwise, we will not pay selling commissions on shares sold under our dividend reinvestment plan. No dealer manager fee will be paid on shares sold under the plan. Whether we pay a selling commission will not affect your purchase price under the dividend reinvestment plan; rather, it will affect the net proceeds to us from the sale. We will not receive a fee for selling shares under the dividend reinvestment plan. Sales under our dividend reinvestment plan, however, will result in greater fee income for our advisor. See “Management Compensation.”

Voting

You may vote all whole shares acquired through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. See “Federal Income Tax Considerations—Taxation of U.S. Stockholders and Distributions Generally.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the Subscription Agreement at any time prior to the listing of the shares on a national stock exchange or the Nasdaq National Market. We will terminate your participation to the extent that a reinvestment of your dividends in our shares would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

Proposed Share Redemption Program

Our board of directors has approved (but delayed the adoption) of a share redemption program that would enable our stockholders to sell their shares to us in limited circumstances. We will not adopt the program until the earlier of (i) the completion of this primary offering, which may last until November 26, 2005 or (ii) receipt by us of SEC exemptive relief from rules restricting issuer purchases during distributions, which relief we may never obtain. Moreover, even when one of these conditions is met, our board of directors could choose not to adopt the proposed share redemption program or to amend its provisions without stockholder approval. Upon adoption, our proposed share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Initially, the price at which we would repurchase your stock under the share redemption program would be $8.40 unless the shares were being redeemed in connection with the death of a stockholder. Our proposed share redemption program provides that this $8.40 redemption price would remain fixed until three years after we complete our offering stage. For purposes of the proposed share redemption program, we define the completion of our offering stage in the same manner as described above under “Dividend Reinvestment Plan – Stock Purchases.” Thereafter, the redemption price would equal 95% of the estimated per share value of our shares, as estimated by our advisor or another firm we might choose for that purpose. We would report this redemption price to you in the annual report and three quarterly reports that we are required to send or furnish to you.

Our share redemption program would limit the number of shares we could redeem to those that we can purchase with net proceeds from the sale of shares under our dividend reinvestment plan. In addition, during any calendar year, we would not redeem more than 5% of the weighted average number of shares outstanding during the prior calendar year.

As proposed, we would redeem shares on the last business day of each month. Requests for redemption would have to be received at least five business days before that date in order for us to repurchase the shares that month. If we could not purchase all shares presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We would deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amounts described at “Plan of Distribution - Minimum Purchase Requirements,” then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of those minimum amounts, then we would not redeem any shares that would reduce your holdings below the minimum amounts. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we did not completely satisfy a stockholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the address provided below before the date for redemption.

In several respects we would treat redemptions sought upon the death of a stockholder differently from other redemptions. First, there would be no one-year holding requirement. Second, the redemption price would be the amount paid for the shares until three years after we completed our offering stage. At that time, the redemption price would be the amount paid to acquire the shares from us or 100% of the estimate of our per share value, whichever is greater. Finally, we would not limit redemptions upon the death of a stockholder with respect to the proceeds from our dividend reinvestment plan or the number of our outstanding shares.

We will notify you upon adoption of the share redemption program. Thereafter, qualifying stockholders who desire to redeem their shares would need to give written notice to Wells Investment Securities, our dealer manager, at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, ATTN: Investor Services. Wells Investment Securities would be responsible for all services to be performed in connection with the Share Redemption Plan, although it might outsource clerical duties to our advisor.

After adoption of the share redemption program, our board of directors could amend, suspend or terminate the program upon 30 days notice. We would notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our proposed share redemption program would only provide stockholders a limited ability to redeem shares for cash until a secondary market develops for the shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Registrar and Transfer Agent

Wells Capital, a registered transfer agent, will serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on the Nasdaq National Market; or

•	a transaction involving the conversion to corporate, trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Wells Capital or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and dissolution of us;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares – Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Wells Operating Partnership II, L.P., which we refer to as “Wells OP II,” was formed in July 2003 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of Wells OP II will be deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by Wells OP II. We are the sole general partner of Wells OP II. Wells Capital, our advisor, has purchased $200,000 of limited partnership units in Wells OP II and is currently the only limited partner. As the sole general partner, we have the exclusive power to manage and conduct the business of Wells OP II.

The following is a summary of material provisions of the limited partnership agreement of Wells OP II. This summary is qualified by the specific language in the limited partnership agreement. You should refer to the limited partnership agreement, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells OP II as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP II will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP II requires additional funds at any time in excess of capital contributions made by us and Wells Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells OP II on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells OP II to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells OP II and us.

Operations

The limited partnership agreement of Wells OP II provides that, so long as we remain qualified as a REIT, Wells OP II is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As a general partner of Wells OP II, we are also empowered to do anything to ensure that Wells OP II will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in Wells OP II being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The limited partnership agreement provides that Wells OP II will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in Wells OP II will receive the same amount of annual cash flow distributions as the amount of annual dividends paid to the holder of one of our shares.

Similarly, the limited partnership agreement provides that taxable income is allocated to the partners of Wells OP II in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in Wells OP II will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Wells OP II. Losses cannot be passed through to our stockholders.

If Wells OP II liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As Wells OP II’s general partner, we generally have complete and exclusive discretion to manage and control Wells OP II’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine Wells OP II with another entity.

Wells OP II will pay all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Wells OP II also will pay all of our administrative costs and expenses and such expenses will be treated as expenses of Wells OP II. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we may incur for which we will not be reimbursed by Wells OP II will be costs and expenses relating to properties we may own outside of Wells OP II. We will pay the expenses relating to such properties directly.

Exchange Rights

The limited partners of Wells OP II have the right to cause Wells OP II to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units for cash or by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in us being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners may exercise their exchange rights only after their limited partnership units have been outstanding for one year. A limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units. In that case, he must exercise his exchange right for all of his units.

Change in General Partner

We are generally not allowed to withdraw as the general partner of Wells OP II or transfer our general partnership interest in Wells OP II (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to Wells OP II in return for an interest in Wells OP II and agrees to assume all obligations of the general partner of Wells OP II. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners may not transfer their interests in Wells OP II, in whole or in part, without our written consent as the general partner. In addition, pursuant to our charter Wells Capital may not transfer its interest in Wells OP II as long as it is acting as our advisor.

Amendment of Limited Partnership Agreement

An amendment to the limited partnership agreement requires the consent of the holders of a majority of the partnership units (including the partnership units we hold). Additionally, we, as general partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units (excluding the partnership units we or one of our affiliates holds). Such amendments include:

•	any amendment affecting the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave Wells OP II in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 785,000,000 shares through Wells Investment Securities, our dealer manager, a registered broker-dealer affiliated with Wells Capital, our advisor. Of this amount, we are offering 600,000,000 shares in our primary offering at a price of $10.00 per share (except as noted below) on a “best efforts” basis, which means that the dealer manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares. We are offering the remaining 185,000,000 shares through our dividend reinvestment plan at a purchase price equal to the higher of $9.55 per share or 95% of the estimated value of a share as estimated by our advisor or another firm we choose for that purpose. Our primary 600,000,000-share offering will terminate by November 26, 2005; thereafter, we may only continue to offer shares in this offering through our dividend reinvestment program. We reserve the right to terminate this offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Wells Investment Securities, our dealer manager and affiliate, will receive selling commissions of 7.0% of the gross offering proceeds for shares sold in our primary offering and 5% of the gross offering proceeds for shares sold pursuant to our dividend reinvestment plan. Except for shares sold under our dividend reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, the dealer manager will receive 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and paying the employment costs of the dealer manager’s wholesalers. Out of its dealer manager fee, the dealer manager may pay salaries and commissions to its wholesalers in the aggregate amount of up to 1% of the gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

We currently expect the dealer manager to utilize three channels to sell our shares, each of which has a different selling commission and dealer manager fee structure. The dealer manager may authorize other broker-dealers that are members of the NASD, which we refer to as participating broker-dealers, to sell our shares. Our first distribution channel involves those participating broker-dealers compensated solely on a commission basis for the sale. Our second distribution channel will be sales through investment advisery representatives affiliated with a participating broker-dealer in which the representative is compensated for investment advisery services on a fee-for-service basis. Our third distribution channel will be sales through independent investment advisers (i.e., they are not affiliated with a broker-dealer) and through banks acting as trustees or fiduciaries.

In the event of the sale of shares in our primary offering by a participating broker-dealer involving a registered representative compensated on a commission basis for the sale, the dealer manager will reallow its selling commissions in an amount equal to 7.0% of the gross offering proceeds attributable to the participating broker-dealer. In the event of the sale of shares in our primary offering through an investment advisery representative affiliated with a participating broker-dealer in which the representative is compensated on a fee-for-service basis by the investor, the dealer manager will waive its right to a commission, and we will sell such shares for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable.

The dealer manager may reallow to a participating broker-dealer a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a marketing fee and may also include a reimbursement of certain of a participating broker-dealer’s distribution-related costs, such as the costs and expenses of attending educational conferences sponsored by our dealer manager, and direct attendance fees we may pay for employees of our dealer manager or other affiliates to attend a seminar sponsored by a participating broker-dealer. That portion of the reallowance constituting a marketing fee shall not exceed 1.5% of the gross sales of the broker-dealer; the total reallowance to any participating broker-dealer may not exceed 2.5% of the gross sales of the broker-dealer; and, in the aggregate, the entire dealer manager reallowance to all participating broker-dealers will not exceed 1.5% of the gross offering proceeds. In addition, we will reimburse any participating broker-dealer for bona fide due diligence expenses, not to exceed 0.5% of the gross offering proceeds attributable to the participating broker-dealer.

In the event of the sale of shares in our primary offering through an independent investment adviser (or bank acting as a trustee or fiduciary), the dealer manager will waive its right to a selling commission and will reduce the dealer manager fee to 1.5% of gross offering proceeds. We will sell such shares for $9.20 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable and that the dealer manager fee will be reduced from 2.5% to 1.5%, or approximately $0.10 per share.

With respect to selling commissions in connection with sales under our dividend reinvestment plan, the dealer manager will reallow its selling commissions, which are equal to 5.0% of the gross offering proceeds, in cases where the reinvested dividends relate to sales through participating broker-dealers in which the participating broker-dealer was compensated solely on a commission basis. For all other distribution channels, there are no selling commissions paid for sales under the dividend reinvestment plan. Despite there being no selling commissions for sales through these other distribution channels, the purchase price remains at least $9.55 per share for all purchases under the dividend reinvestment plan. We will not allow investors to purchase shares under the dividend reinvestment plan through distribution channels that would be eligible to purchase shares in the primary offering at that time at prices below $9.55 per share.

The table below sets out the nature and amount of compensation we will pay to the dealer manager and the participating broker-dealers in this offering assuming we sell 785,000,000 shares. We estimate that 14% of our sales in this offering will be made through distribution channels that are not entitled to selling commissions and for which we will pay no dealer manager fees or reduced dealer manager fees. (See “Use of Proceeds” above.) However, to show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and assumes a $9.55 price for each share sold through our dividend reinvestment program.

Dealer Manager and

Participating Broker-Dealer Compensation (1)

Dealer manager fee (maximum)	$150,000,000	(2)
Selling commissions (maximum)	$508,337,500	(2)
Salary allocations of sales managers, their support personnel and the personnel coordinating due diligence of participating broker-dealers	$3,100,000	(3)
Expense reimbursements for retail seminars(4)	$6,420,600	(3)
Expense reimbursements for educational conferences(4)	$400,000	(3)
Legal fees allocable to dealer manager	$500,000	(3)
Reimbursement of due diligence expenses(5)	$250,000	(3)

Total	$669,008,100

(1)	Assumes maximum of 785,000,000 shares sold in this offering. Excludes compensation payable to affiliates of dealer manager for services other than underwriting. See “Management Compensation.”

(2)	Assumes no shares purchased by our directors, officers or employees or those of Wells Capital or its affiliates. As described below, the dealer manager fee and selling commissions are waived for those purchasers. Also assumes that no shares are purchased at prices reflecting volume discounts as described below.

(3)	Amounts shown are estimates.

(4)	These fees consist of expense reimbursements for actual costs incurred by employees of Wells Capital or its affiliates to attend educational conferences that our dealer manager sponsors and seminars sponsored by participating broker-dealers.

(5)	We will reimburse the bona fide due diligence expenses of only the participating broker-dealers, up to a maximum of 0.5% of the gross proceeds attributable to a participating broker-dealer.

Under the rules of the NASD, total underwriting compensation, including sales commissions, the dealer manager fee and underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses, which may not exceed 0.5% of our gross offering proceeds. The NASD and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. With Wells Capital’s obligation to reimburse us to the extent the organization and offering expenses (other than the dealer manager fee and selling commissions) exceed 2% of our gross offering proceeds, our total organization and offering expenses are capped at 11.5%, as shown in the following table:

Organization and Offering Expenses

Expense	Maximum Percent of Gross Offering Proceeds
Selling commissions	7.0%
Dealer manager fee	2.5%
All other organization and offering expenses	2.0%

Total	11.5%

Our dealer manager sponsors educational conferences for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of invitees. The other costs of the educational conferences will be borne by Wells-sponsored programs, including us. Our estimated costs associated with these educational conferences are included in our estimates of our organization and offering expenses. All conferences will be held in the vicinity of our headquarters, which is in Norcross, Georgia.

We will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

We may sell shares in our primary offering to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

Our directors and officers, as well as directors, officers and employees of Wells Capital or its affiliates, may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Wells Capital and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

An investor purchasing more than 50,000 shares at any one time through a single participating broker-dealer will be eligible for a discount on the purchase price of the shares above 50,000. The selling commission payable to the participating broker-dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

Shares Purchased in the Transaction	Commission Rate	Price Per Share
1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 300,000	4.0%	$9.70
300,001 to 400,000	3.0%	$9.60
400,001 to 500,000	2.0%	$9.50
500,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.

Subscription Procedures

We will not sell any shares unless we sell a minimum of 250,000 shares to the public for $10 per share by November 26, 2004. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, SouthTrust Bank, in trust for subscribers’ benefit, pending release to us. If we do not sell at least 250,000 shares to the public for $10 per share by November 26, 2004, we will return all funds in the escrow account (including interest), and we will stop selling shares. Different escrow procedures apply to Pennsylvania investors. See “— Special Notice to Pennsylvania Investors” below.

To purchase shares in this offering, you must complete the Subscription Agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your shares by check payable to “Wells Real Estate Investment Trust II, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After meeting the applicable minimum offering requirements, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $1,000. The minimum periodic investment is $100 per month.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. Your participation in the plan will also terminate should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus.

Investors who desire to establish an IRA for purposes of investing in shares may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with our advisor, act as their IRA custodian. In the event that an IRA is established having Wells Advisors as the IRA custodian, the authority of Wells Advisors will be limited to holding the shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in shares solely at the discretion of the beneficiary of the IRA. Wells Advisors will not have the authority to vote any of the shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA.

Suitability Standards

Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Wells Capital and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial purchase, you must invest at least $1,000, except as described below. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York and North Carolina investors is $2,500, except for IRAs, which must invest a minimum of $1,000. The minimum purchase amount for Minnesota investors is $2,500, except for IRAs and other qualified retirement plans, which must invest a minimum of $2,000.

Except in the states of Ohio, Maine, Minnesota, Nebraska and Washington, if you have purchased units or shares in other Wells-sponsored public programs, you may invest less than the minimum amount set forth above, but in no event less than $25. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $25, except for additional purchases of shares pursuant to our dividend reinvestment plan or reinvestment plans of other Wells-sponsored public real estate programs.

Until our shares of common stock are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and by operation of law.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $600,000,000, you are cautioned to evaluate carefully our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2.5 million minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $200 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent, SouthTrust Bank, in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $200 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, without interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to return promptly by check the funds deposited in the Pennsylvania escrow account (or to return your check if the escrow agent has not yet collected on it) to each subscriber. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $200 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive refunds with interest from the day after the expiration of the initial 120-day period.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of Wells Capital, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by Alston & Bird LLP, Raleigh, North Carolina. Alston & Bird LLP has also represented Wells Capital, our advisor, as well as various other affiliates of Wells Capital, in other matters and may continue to do so in the future.

EXPERTS

Our consolidated balance sheet at November 20, 2003, appearing in this registration statement and related prospectus, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of the offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms.

One of our affiliates also maintains an Internet site at http://www.wellsref.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO CONSOLIDATED BALANCE SHEET AND

PRIOR PERFORMANCE TABLES

All other schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

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Report of Independent Auditors

To the Board of Directors and Stockholder

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying consolidated balance sheet of Wells Real Estate Investment Trust II, Inc. (the “Company”) as of November 20, 2003. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Wells Real Estate Investment Trust II, Inc. at November 20, 2003 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 20, 2003

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Wells Real Estate Investment Trust II, Inc.

Consolidated Balance Sheet

November 20, 2003

Assets
Cash	$201,000

Total Assets	$201,000

Liabilities and Stockholder’s Equity
Liabilities
Total Liabilities	$—

Commitments and Contingencies

Minority Interest of Limited Partner in Operating Partnership	$200,000

Stockholder’s Equity
Preferred Stock, $0.01 par value; 100,000,000 shares authorized, no shares issued and outstanding	—
Common Stock, $0.01 par value; 900,000,000 shares authorized, 100 shares issued and outstanding	1
Additional Paid-in Capital	999

Total Stockholder’s Equity	1,000

Total Liabilities and Stockholder’s Equity	$201,000

See accompanying notes.

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WELLS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

November 20, 2003

1. ORGANIZATION

Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) was formed on July 3, 2003 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). Wells REIT II expects to engage in the acquisition and ownership of commercial real properties throughout the United States, including properties that are under construction, are newly constructed or have operating histories. Wells REIT II may invest in office buildings, shopping centers, other commercial and industrial properties or other real estate properties. All such properties may be acquired directly or through joint ventures with real estate limited partnerships sponsored by Wells Capital, Inc. (the “Advisor”), affiliates of the Advisor, or third parties.

Substantially all of Wells REIT II’s business is expected to be conducted through Wells Operating Partnership II, L.P. (“Wells OP II”), a Delaware limited partnership. Wells OP II was formed on July 3, 2003, and is expected to acquire, develop, own, lease, and operate real properties on behalf of Wells REIT II, directly, through wholly owned subsidiaries or through joint ventures. Wells REIT II is the general partner of Wells OP II and possesses full legal control and authority over the operations of Wells OP II. On September 9, 2003, the Advisor purchased 20,000 limited partner units in Wells OP II in exchange for $200,000.

As of November 20, 2003, Wells REIT II and Wells OP II have neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that Wells REIT II or Wells OP II will invest.

As of November 20, 2003, Wells REIT II had sold 100 shares to the Advisor at the proposed initial public offering price of $10 per share and no other shares have been issued by Wells REIT II.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated balance sheet includes the accounts of Wells REIT II and any entities for which Wells REIT II has a controlling financial interest. In determining whether a controlling financial interest exists, Wells REIT II considers ownership of voting interests, protective rights and participatory rights of the investors. Any intercompany balances and transactions are eliminated upon consolidation. As of November 20, 2003, Wells REIT II has no investments in other entities, except for its interest in Wells OP II, which is included in the consolidated balance sheet of Wells REIT II.

Entities in which Wells REIT II does not have a controlling financial interest are accounted for using the equity method of accounting.

Upon formation, Wells REIT II adopted Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). The interpretation provides additional guidance on the appropriate accounting for variable interest entities. Wells OP II is a variable interest entity (“VIE”), as that term is defined in FIN 46. Under FIN 46, the primary beneficiary of a VIE is required to

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consolidate the VIE. Wells REIT II is deemed to be the primary beneficiary of Wells OP II since its activities are deemed to be most closely associated with Wells OP II. Consequently, Wells REIT II has consolidated its interest in Wells OP II in its consolidated balance sheet.

Minority Interest of Limited Partner in Wells OP II

In May 2003, the Financial Accounting Standards Board (“FASB”) issued Statement No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”), certain components of which were deferred by the FASB in October 2003 for an indefinite period. This statement establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. FAS 150 requires, among other things, that a minority interest in a consolidated entity be classified as a liability and reported at settlement value if an unconditional obligation to exercise or redeem the minority interest exists. As Wells OP II is an infinite life partnership and the redemption or conversion of the minority interest is conditioned upon future events, the limited partnership interest in Wells OP II is accounted for as a minority interest in the accompanying consolidated balance sheet. Until further guidance is provided during the deferral period for FAS 150, this interest will continue to be classified as minority interest in Wells REIT II’s consolidated balance sheet.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Wells REIT II considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short term investments. Short term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of Wells REIT II’s cash as of November 20, 2003.

Distribution Policy

Wells REIT II intends to make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of the taxable income of Wells REIT II. Wells REIT II

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expects to declare dividends in advance of the quarter to which they relate based on a daily rate and pay the dividends at the end of the quarter.

Dividends to be distributed to stockholders will be determined by the board of directors of Wells REIT II and will be dependent upon a number of factors relating to Wells REIT II, including funds available for payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain Wells REIT II’s status as a REIT under the Internal Revenue Code.

Offering and Related Costs

Organization and offering costs (as described in Note 4) of Wells REIT II are incurred or paid by the Advisor on behalf of Wells REIT II. As of November 20, 2003, the Advisor had incurred organization and offering expenses on behalf of Wells REIT II of approximately $1,962,000, which will be reimbursed by Wells REIT II upon the sale of shares to the public under the terms of the Advisory Agreement discussed in Note 4. Upon reimbursement, organizational costs will be expensed, and offering costs will be charged to stockholders’ equity.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it will be Wells REIT II’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, and the value of in-place leases, based in each case on their fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and building based on management’s determination of the relative fair value of these assets. Management will determine the as-if vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses will include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management will include real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand. Management will estimate costs to execute similar leases, including leasing commissions and other related costs.

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The fair values of above-market and below-market in-place leases will be recorded based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values will be amortized as an adjustment to rental income over the remaining terms of the respective leases.

The fair values of in-place leases will include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant will include commissions, tenant improvements and other direct costs and will be estimated based on management’s consideration of current market costs to execute a similar lease. These direct costs will be included in deferred leasing costs in the consolidated balance sheet and will be amortized to expense over the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships will be valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These lease intangibles will be included in intangible lease assets in the consolidated balance sheet and will be amortized to rental income over the remaining terms of the respective leases.

Income Taxes

Wells REIT II intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable period ending December 31, 2003. To qualify as a REIT, Wells REIT II must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of Wells REIT II’s ordinary taxable income to stockholders. As a REIT, Wells REIT II generally will not be subject to federal income tax on taxable income that it distributes to stockholders. If Wells REIT II fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Wells REIT II relief under certain statutory provisions. Such an event could materially adversely affect Wells REIT II’s net income and net cash available for distribution to stockholders. However, Wells REIT II intends to organize and operate in such a manner as to qualify for treatment as a REIT.

3. STOCKHOLDER’S EQUITY

General

Wells REIT II’s charter authorizes it to issue 1,000,000,000 shares of capital stock, consisting of 900,000,000 common shares and 100,000,000 preferred shares, each as defined by the charter.

The common shares have a par value of $0.01 per share and entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of November 20, 2003, Wells REIT II has issued 100 shares of common stock.

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Wells REIT II is authorized to issue one or more series of preferred stock. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares constituting such series and the designation, preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares. As of November 20, 2003, Wells REIT II has issued no shares of preferred stock.

Stock Option Plan

On September 16, 2003, the board of directors and stockholder of Wells REIT II adopted a Stock Option Plan, which provides for grants of “non-qualified” stock options to be made to selected employees of the Advisor and Wells Management Company, Inc. (“Wells Management”). A total of 750,000 shares have been authorized and reserved for issuance under the Stock Option Plan. At November 20, no stock options have been granted under the plan; therefore all 750,000 shares are available for option grants, subject to limitations set forth in the charter. The exercise price per share for the options must be the greater of (1) $11.00, or (2) the Fair Market Value (as defined in the Stock Option Plan) on the date the option is granted. The conflicts committee of Wells REIT II’s board of directors, upon recommendation and consultation with the Advisor and Wells Management, will grant options under the plan. The conflicts committee has the authority to set the term and vesting period of the stock options as long as no option has a term greater than five years from the date the stock option is granted. If the conflicts committee determines that the potential benefits of the stock options may be inappropriately diluted or enlarged as a result of certain corporate transactions or events, the conflicts committee may adjust the number and kind of shares or the exercise price with respect to any option. No stock option may be exercised if such exercise would jeopardize Wells REIT II’s status as a REIT under the Internal Revenue Code, and no stock option may be granted if the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to Wells REIT II’s advisor, directors, officers or any of their affiliates, would exceed 10% of Wells REIT II’s issued and outstanding shares. No option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

Independent Director Stock Option Plan

On September 16, 2003, the board of directors and stockholder of Wells REIT II adopted an Independent Director Stock Option Plan (the “Director Plan”), which provides for grants of stock to be made to independent non-employee directors of Wells REIT II. A total of 100,000 shares have been authorized and reserved for issuance under the Director Plan. At November 20, 2003, no options have been granted under the plan; therefore all 100,000 shares are available for option grants, subject to limitations set forth in the charter. Options to purchase 2,500 shares of common stock at the greater of $12 per share or the Fair Market Value (as defined in the Director Plan) are granted upon initially becoming an independent director of Wells REIT II, or at the date the stockholders approved the Director Plan. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Additionally, effective on the date of each annual stockholder meeting, beginning in 2004, each independent director will be granted an option to purchase 1,000 additional shares of common stock at the greater of (1) $12 per share or (2) the Fair Market Value. These options are 100% exercisable at the completion of two years of service after the date of grant. All options granted under the Director Plan expire no later than the tenth anniversary of the date of grant and may expire sooner if the independent director dies, is disabled, or ceases to serve as a director. In the event that the potential benefits of the stock options may be inappropriately diluted or enlarged as a result of a certain corporate transaction or event, a corresponding adjustment to the consideration payable with respect to all stock options shall be made. No stock option may be exercised if such exercise would jeopardize Wells REIT II’s status as a REIT under the Internal Revenue Code, and no stock option may be granted if the

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grant, when combined with those issuable upon exercise of outstanding options or warrants granted to Wells REIT II’s advisor, directors, officers or any of their affiliates, would exceed 10% of Wells REIT II’s issued and outstanding shares. No option may be sold, pledged, assigned or transferred by an independent director in any manner other than by will or the laws of descent or distribution.

Dividend Reinvestment Plan

On September 16, 2003, the board of directors and stockholder of Wells REIT II adopted a dividend reinvestment plan (the “DRP”), through which common stockholders may elect to reinvest an amount equal to the dividends declared on their common shares in additional shares of Wells REIT II’s common stock in lieu of receiving cash dividends. Under the plan as amended by the board of directors on October 9, 2003, shares may be purchased by eligible stockholders at the higher of $9.55 per share or 95% of the estimated per share value, as estimated by the Advisor or another firm chosen by the board of directors for that purpose. Participants in the DRP may purchase fractional shares so that 100% of the dividends will be used to acquire shares of Wells REIT II’s stock. Wells REIT II will pay selling commissions of 5.0% in connection with sales under the DRP to the extent it paid commissions on the shares to which the dividends relate. No dealer manager fees will be paid on shares issued under the DRP. The board of directors, by majority vote, may amend or terminate the DRP for any reason upon 10 days prior written notice to the participants of the DRP. Participants may purchase shares under the DRP as long as a registration statement registering such DRP shares remains effective unless all 185,000,000 shares reserved under the DRP have been sold.

Proposed Share Redemption Program

The board of directors of Wells REIT II has approved a share redemption program but has delayed its adoption until the earlier of (i) the completion of Wells REIT II’s primary public offering or (ii) receipt by Wells REIT II of exemptive relief from the Securities and Exchange Commission from rules restricting issuer purchases during distributions. Upon satisfaction of either of these conditions, Wells REIT II intends to implement the program. If adopted, the program would allow stockholders who hold their shares for more than one year to sell their shares back to Wells REIT II, through Wells Investment Securities, subject to certain limitations and penalties. The proposed share redemption program provides that Wells REIT II may repurchase a stockholder’s stock for $8.40 per share. This redemption price would remain fixed until three years after Wells REIT II completes its offering stage. Wells REIT II defines the completion of its offering stage as the termination of its first public equity offering that is followed by a one-year period in which Wells REIT II does not engage in another public equity offering (other than a secondary offering or an offering related to a dividend reinvestment plan, employee benefit plan or the issuance of shares upon redemption of interests in Wells OP II). After that three-year period, the redemption price would equal 95% of the per share value of Wells REIT II as estimated by the Advisor or another firm chosen by the board of directors for that purpose. However, redemptions sought upon the death of a stockholder would not require a one-year holding period, and the redemption price would be the amount paid to Wells REIT II for the shares until three years after completion of the offering stage. At that time, the redemption price would be the higher of the amount paid to Wells REIT II for the shares or 100% of the Advisor’s estimated per share net asset value. The shares redeemed under the plan other than upon the death of a stockholder could not exceed the lesser of (i) the amount redeemable from net proceeds from the sale of shares through the DRP, or (ii) in any calendar year, 5% of the weighted average common shares outstanding during the preceding year. The board of directors could amend or terminate Wells REIT II’s share redemption program upon 30 days notice or prior to satisfaction of either of the preconditions to adoption noted above.

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4. RELATED PARTY TRANSACTIONS

Advisory Agreement

Wells REIT II has entered into an Advisory Agreement with the Advisor, which entitles the Advisor to earn specified fees upon the completion of certain services with regard to the investment of funds in real estate projects and sales of properties, among other services.

The Advisor will incur or pay organization and offering costs (other than selling commissions and the dealer manager fee) of Wells REIT II. These costs include Wells REIT II’s legal, accounting, printing, and filing fees and other offering expenses, such as the salaries of the Advisor’s employees and other costs of the Advisor relating to the preparation of supplemental sales materials and holding educational conferences. If Wells REIT II raises $2.5 million from the sale of capital stock to the public, Wells REIT II is obligated to reimburse the Advisor for those costs in an amount equal to the lesser of actual costs incurred or 2% of the gross proceeds from the offering and sale of shares of common stock to the public. As of November 20, 2003, the Advisor had incurred organization and offering expenses on behalf of Wells REIT II of approximately $1,962,000 for which Wells REIT II will reimburse the Advisor upon the sale of shares to the public. If Wells REIT II does not raise at least $2.5 million as described above, Wells REIT II has no obligation to reimburse the Advisor for these costs.

Wells REIT II will pay an asset management fee to the Advisor for services related to formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties. The asset management fee will be payable monthly in an amount equal to one-twelfth of 0.75% of the sum of the cost of all occupied properties Wells REIT II owns plus the cost of investments in joint ventures, provided that the amount paid in any calendar quarter may not exceed 1.0% of the net asset value of those investments at each quarter’s end after deducting debt used to acquire or refinance properties. Additionally, Wells REIT II will reimburse the Advisor for all costs and expenses the latter incurs in fulfilling its duties as the asset portfolio manager. These costs and expenses may include wages and salaries and other employee-related expenses of the Advisor’s employees engaged in the management, administration, operations, and marketing functions. Employee-related expenses include taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which

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are directly related to the services they provide. The Advisor will allocate its reimbursable costs of providing these services among Wells REIT II and the various Wells Real Estate Funds based on time spent on each entity by individual personnel.

Wells REIT II will pay a fee to the Advisor for services related to the acquisition and disposition of investment properties. Wells REIT II will pay the Advisor acquisition fees equal to 2.0% of the aggregate purchase price of all shares Wells REIT II sells. These acquisition fees serve as compensation for services the Advisor will render in connection with the investigation, selection and acquisition of properties. Wells REIT II will pay the acquisition fees upon its receipt of proceeds from the shares it sells, but the Advisor will be obligated to reimburse Wells REIT II for any unearned acquisition fee upon termination of the Advisory Agreement. Wells REIT II will also reimburse the Advisor for expenses it pays to third parties in connection with acquisitions or potential acquisitions. Additionally, when Wells REIT II sells a property, it will pay the Advisor a fee equal to 3.0% of the sales price if the Advisor provided a substantial amount of services in connection with the sale (as determined by the conflicts committee). This fee may be in addition to real estate commissions paid to third parties. However, the total real estate commissions (including such disposition fee) may not exceed the lesser of (i) 6.0% of the sales price of each property or (ii) the level of real estate commissions customarily charged in light of the size, type, and location of the property. As of November 20, 2003, the Advisor has not earned any such fees with regard to Wells REIT II.

The Advisor may also earn success-based fees in connection with the listing of Wells REIT II’s shares of common stock or the sale of Wells REIT II’s assets. If Wells REIT II sells properties and receives proceeds enabling it to distribute to stockholders all of the capital stockholders invested plus an amount sufficient to provide stockholders with an annualized, non-cumulative return of 8.0%, the Advisor will be entitled to an incentive fee. This incentive fee will equal 10% of the net sales proceeds remaining only after Wells REIT II has made the distributions providing shareholders a complete return of capital and the 8.0% return. Furthermore, if Wells REIT II lists its shares on a national securities exchange or national over-the-counter market system, the Advisor will be entitled to a fee. This fee will only be payable if the market value of Wells REIT II’s outstanding stock plus distributions paid prior to listing exceeds the sum of the amount of capital stockholders invested plus the amount that would be required to be paid to stockholders to provide an annualized, non-cumulative return of 8.0%. The fee would equal 10% of that excess and would be offset by any incentive fees previously paid. Further, if Wells REIT II pays this fee following a listing of shares, it will not be obligated to pay any further incentive fees to the Advisor. As of November 20, 2003, the Advisor has not earned any such fees with regard to Wells REIT II.

The Advisory Agreement has a one-year term and automatically renews unless either side gives notice of its intent not to renew. Wells REIT II may terminate the Advisory Agreement upon 60 days written notice. If Wells REIT II terminates the Advisory Agreement, Wells REIT II will pay the Advisor all unpaid reimbursements of expenses and all earned but unpaid fees. In addition, the Advisor would be entitled to 10% of the amount, if any, by which

•	the sum of the net value of Wells REIT II’s properties plus all distributions paid to the termination date exceeded

•	the difference between (A) the sum of (1) the total investments by stockholders (after any redemptions) plus (2) distributions attributable to the sale of properties plus (3) the amount of distributions that would be required to be paid to stockholders to provide an annualized, non-cumulative return of 8.0% and (B) any prior incentive fee paid to the Advisor.

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Dealer Manager Agreement

Wells REIT II has executed a dealer manager agreement whereby Wells Investment Securities, Inc. (“WIS”), an affiliate of the Advisor, performs the dealer manager function for Wells REIT II. For these services, WIS shall earn a fee of up to 7% of the gross offering proceeds from the sale of the shares of Wells REIT II. Additionally, WIS shall earn a dealer manager fee of up to 2.5% of the gross offering proceeds at the time the shares are sold. Some of the fees under the dealer manager agreement may be re-allowed to participating broker-dealers, and some of the fees may be reduced for certain classes of purchasers or for purchasers under the DRP. As of November 20, 2003, WIS has not earned any such fees with regard to Wells REIT II.

Conflict of Interest

The Advisor also is a general partner or advisor in various other entities affiliated with the Wells Real Estate Funds. As such, there are conflicts of interest where the Advisor, while serving in the capacity as general partner or advisor for Wells Real Estate Funds, may be in competition with Wells REIT II in connection with property acquisitions or for tenants in similar geographic markets.

Additionally, certain members of the board of Wells REIT II also serve on the board of another REIT sponsored by the Advisor and will encounter certain conflicts of interest regarding investment and operations decisions.

5. NASD ENFORCEMENT ACTION

On August 26, 2003, WIS and Leo F. Wells, III, the president and a director of Wells REIT II, settled an NASD enforcement action against them by entering into a Letter of Acceptance, Waiver and Consent (“AWC”) with the NASD which contained findings by the NASD including that WIS and Mr. Wells had violated certain of its Conduct Rules related to providing non-cash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational conferences sponsored by WIS in 2001 and 2002, and that WIS and Mr. Wells failed to adhere to all the terms of a written undertaking made in March 2001. WIS consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with a member firm for one year. WIS and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Wells REIT II does not expect any material impact on the financial position or results of operations of Wells REIT II as a result of this settlement.

6. LEGAL PROCEEDING

On October 9, 2003, Stephen L. Flood, the Luzerne County Controller, and the Luzerne County Retirement Board (the “Luzerne Board”) on behalf of the Luzerne County Employee Retirement System (the “Retirement System”) filed a lawsuit in the U.S. District Court, Middle District of Pennsylvania against 26 separate defendants including Wells Real Estate Investment Trust, Inc., another REIT affiliated with the Advisor and WIS (“Wells REIT I”), Wells Real Estate Funds, Inc., the parent company of WIS and the Advisor, and WIS (collectively, the “Wells Defendants”).

The complaint alleges, among other things, that (1) certain former members of the Luzerne Board named as defendants invested $10 million in Wells REIT I on behalf of the Plan, (2) such former members of the Luzerne Board breached their fiduciary duties to the Retirement System by, among other things, permitting the investment of the Retirement System’s funds in investments not suitable for the Retirement System because they were long-term illiquid investments, permitting the Retirement System to pay

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excessive fees and commissions to co-defendants and accepting political contributions in exchange for awarding advisory and management agreements, (3) the Wells Defendants and others knew or should have known that the investment, and the fees and commissions associated with the investment, were not proper for the Retirement System because the investment was a long-term illiquid investment, (4) the Wells Defendants and others knew or should have known that certain Luzerne Board members and certain investment advisers and managers were breaching their fiduciary duties to the Retirement System, (5) the defendants engaged in and conspired to engage in an improper scheme to intentionally defraud the Retirement System, and (6) the investment was not approved by a majority of the Luzerne Board at a public meeting, and consequently, the investment was an inappropriate and void action.

The Retirement System is seeking damages of not less than $25 million, treble damages and punitive damages from all defendants on a joint and several liability basis. Management believes that this lawsuit is without merit with respect to the Wells Defendants, and the Wells Defendants intend to vigorously defend this lawsuit.

7. ECONOMIC DEPENDENCY

Wells REIT II will be dependent on the Advisor and its affiliates for certain services that are essential to Wells REIT II, including the sale of Wells REIT II’s shares of common and preferred stock available for issue, asset acquisition and disposition decisions, asset management services and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, Wells REIT II will be required to obtain such services from other sources.

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PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (“Tables”) provide information relating to real estate investment programs sponsored by Wells Capital, Inc., our advisor, and its affiliates (“Wells Public Programs”) which have investment objectives similar to Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), including the provision of current income to the stockholders through the payment of cash dividends, the preservation and return of capital contributions to such stockholders and the realization of growth in the value of the properties acquired upon the ultimate sale of such properties. (See “Investment Objectives and Criteria.”) Except for Wells Real Estate Investment Trust, Inc. (“Wells REIT I”), all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.

Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in Wells REIT II will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties for both Wells REIT II and other Wells Public Programs. The financial results of other Wells Public Programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I - Experience in Raising and Investing Funds

Table II - Compensation to Sponsor

Table III - Annual Operating Results of Wells Public Programs

Table IV - Results of Completed Programs has been omitted since none of the Wells Public Programs have been liquidated.

Table V - Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement that Wells REIT II has filed with the SEC. Copies of any or all information will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

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“Organization Expenses” shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

“Underwriting Fees” shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1999. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2002.

	Wells Real Estate Fund XII, L.P.	Wells Real Estate Investment Trust, Inc.
Dollar Amount Offered	$70,000,000	$1,572,000,000
Dollar Amount Raised	$35,611,192 (1)	$1,458,206,058 (2)

Percentage Amount Raised	100%	100%
Less Organizational and Offering Costs Underwriting Fees	9.5%	9.5%
Organizational and Offering Costs	3.0%	3.0%
Reserves(3)	0.0%	0.0%

Percent Available for Investment	87.5%	87.5%
Acquisition and Development Costs
Prepaid Items and Fees related to Purchase of Property	0.0%	0.0%
Cash Down Payment	84.0%	81.7%
Acquisition Fees(4)	3.5%	3.5%
Development and Construction Costs	0.0%	2.3%
Reserve for Payment of Indebtedness	0.0%	0.0%

Total Acquisition and Development Cost	87.5%	87.5%
Percent Leveraged	0.0%	0.0%

Date Offering Began	03/22/99	(4)
Length of Offering	24 mo.	(4)
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	26 mo.	(4)
Number of Investors as of 12/31/02	1,337	37,270

(1)	Total dollar amount registered and available to be offered was $70,000,000. Wells Real Estate Fund XII, L.P. closed its offering on March 21, 2001, and the total dollar amount raised was $35,611,192.

(2)	Because Wells Real Estate Investment Trust, Inc. terminated its first offering prior to December 31, 1999, this amount includes only Wells Real Estate Investment Trust, Inc.’s second and third offerings. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. began its second offering on December 20, 1999 and closed its second offering on December 19, 2000. It took Wells Real Estate Investment Trust, Inc. 10 months to invest 90% of the amount available for investment in the second offering. The total dollar amount raised in its second offering was $175,229,193. The total dollar amount registered and available to be offered in the third offering was $1,350,000,000. Wells Real Estate Investment Trust, Inc. began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. It took Wells Real Estate Investment Trust, Inc. 21 months to invest 90% of the amount available for investment in the third offering. The total dollar amount raised in its third offering was $1,282,976,862.

(3)	Does not include general partner contributions held as part of reserves.

(4)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.

F-16

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

The following Table sets forth the compensation received by Wells Capital, Inc., our advisor, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives, the offerings of which have been completed since December 31, 1999. All figures are as of December 31, 2002.

	Wells Real Estate Fund XII, L.P.	Wells Real Estate Investment Trust, Inc.(1)	Other Public Programs(2)
Date Offering Commenced	03/22/99	12/20/99	—

Dollar Amount Raised	$35,611,192	$1,458,206,058	$284,902,808
Amount paid to Sponsor from Proceeds of Offering:
Underwriting Fees(3)	$362,416	$59,280,729	$1,646,381
Acquisition Fees:	—	—	—
Real Estate Commissions	$1,246,392	$51,037,212	$13,223,204
Acquisition and Advisory Fees(4)

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor(5)	$520,102	$113,853,928	$7,980,284

Amount Paid to Sponsor from Operations:
Property Management Fee(2)	$158,647	$3,250,927	$2,342,594
Partnership Management Fee	—	—	—
Reimbursements	$205,071	$1,130,152	$3,186,612
Leasing Commissions	$158,647	$3,250,927	$2,342,594
General Partner Distributions	—	—	—
Other	—	—	—

Dollar Amount of Property Sales and Refinancing Payments to Sponsors:
Cash	—	—	—
Notes	—	—	—

Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

(1)	Because Wells Real Estate Investment Trust, Inc. terminated its first offering prior to December 31, 1999, this amount includes only the Wells Real Estate Investment Trust, Inc.’s second and third offerings. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193. The total dollar amount registered and available to be offered in the third offering was $1,350,000,000. Wells Real Estate Investment Trust, Inc. closed its third offering on July 26, 2002, and the total dollar amount raised in its third offering was $1,282,976,862.

(2)	Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. during the past three years but excludes compensation paid to the general partners from Wells Real Estate Fund XIII, L.P. and Wells Real Estate Fund XIV, L.P. since these offerings had not been completed as of December 31, 2002. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2002, the aggregate amount of such deferred fees totaled $2,881,491.

F-17

(3)	Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which were not reallowed to participating broker-dealers.

(4)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(5)	Includes $2,263 in net cash used in operating activities and $522,365 in payments to sponsor for Wells Real Estate Fund XII, L.P., $106,221,922 in net cash provided by operating activities and $7,632,006 in payments to sponsor for Wells Real Estate Investment Trust, Inc. and $108,482 in net cash provided by operating activities and $7,871,802 in payments to sponsor for other public programs.

F-18

TABLE III

ANNUAL OPERATING RESULTS OF WELLS PUBLIC PROGRAMS

(UNAUDITED)

The following three Tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1997. The information relates only to public programs with investment objectives similar to those of Wells Real Estate Investment Trust II, Inc. All figures are as of December 31 of the year indicated.

WELLS REAL ESTATE FUND XI, L.P.

	2002	2001	2000	1999	1998
Gross Revenues(1)	$839,691	$960,676	$975,850	$766,586	$262,729
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	92,876	90,326	79,861	111,058	113,184
Depreciation and Amortization(3)	0	0	0	25,000	6,250

Net Income GAAP Basis(4)	$746,815	$870,350	$895,989	$630,528	$143,295

Taxable Income: Operations	$965,422	$1,038,394	$944,775	$704,108	$177,692

Cash Generated (Used by):
Operations	(105,148)	(128,985)	(72,925)	40,906	(50,858)
Joint Ventures	1,473,190	1,376,673	1,333,337	705,394	102,662

	$1,368,042	$1,247,688	$1,260,412	$746,300	$51,804
Less Cash Distribution to Investors:
Operating Cash Flow	1,294,485	1,247,688	1,205,303	746,300	51,804
Return of Capital	—	4,809	—	49,761	48,070
Undistributed Cash Flow From Prior Year Operations	—	55,109	—	—	—

Cash Generated (Deficiency) after Cash Distributions	$73,557	$(59,918)	$55,109	$(49,761)	$(48,070)

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	—	16,532,801

	$73,557	$(59,918)	$55,109	$(49,761)	$16,484,731
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	214,609	1,779,661
Return of Original Limited Partner’s Investment	—	—	—	100	—
Property Acquisitions and Deferred Project Costs	—	—	—	9,005,979	5,412,870

Cash Generated (Deficiency) after Cash Distributions and Special Items	$73,557	$(59,918)	$55,109	$(9,270,449)	$9,292,200

Net Income and Distribution Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
- Operations Class A Units	91	101	103	77	50
- Operations Class B Units	(168)	(158)	(155)	(112)	(77)
Capital Gain (Loss)	—	—	—	—	—
Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
- Operations Class A Units	93	100	97	71	18
- Operations Class B Units	(109)	(100)	(112)	(73)	(17)
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors per $1,000 Invested:
Source (on GAAP Basis)
- Investment Income Class A Units	90	97	90	60	8
- Return of Capital Class A Units	4	—	—	—	—
- Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
- Operations Class A Units	94	97	90	56	4
- Return of Capital Class A Units	—	—	—	4	4
- Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
- Investment Income Class A Units	75	75	69	46	6
- Return of Capital Class A Units	19	22	21	14	2
- Return of Capital Class B Units	—	—	—	—	—

Amount (in Percentage Terms)
Remaining Invested in Program
Properties at the end of the Last Year
Reported in the Table	100%

(1)	Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998; $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999; $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000; $959,631 in equity in earnings of joint ventures and $1,045 from investment of reserve funds in 2001; and $837,509 in equity in earnings of joint ventures and $2,182 from investment of reserve funds in 2002. As of December 31, 2002, the leasing status was 100% including developed property in initial lease up.

F-19

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998; $353,840 for 1999; $485,558 for 2000; $491,478 for 2001; and $492,404 for 2002.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999; $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000; $1,361,828 to Class A Limited Partners, $(491,478) to Class B Limited Partners and $0 to the General Partners for 2001; and $ 1,239,219 to Class A Limited Partners, $ (492,404) to Class B Limited Partners and $ 0 to the General Partners for 2002.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2002, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,057,338.

F-20

TABLE III

ANNUAL OPERATING RESULTS OF WELLS PUBLIC PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE FUND XII, L.P.

	2002	2001	2000	1999
Gross Revenues(1)	$1,727,330	$1,661,194	$929,868	$160,379
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(2)	179,436	105,776	73,640	37,562
Depreciation and Amortization(3)	0	0	0	0

Net Income GAAP Basis(4)	$1,547,894	$1,555,418	$856,228	$122,817

Taxable Income: Operations	$1,929,381	$1,850,674	$863,490	$130,108

Cash Generated (Used By):
Operations	(176,478)	(73,029)	247,244	3,783
Joint Ventures	2,824,519	2,036,837	737,266	61,485

	$2,648,041	$1,963,808	$984,510	$65,268
Less Cash Distributions to Investors:
Operating Cash Flow	2,648,041	1,963,808	779,818	62,934
Return of Capital	—	—	—	—
Undistributed Cash Flow From Prior Year Operations	2,156	164,482	—	—

Cash Generated (Deficiency) after Cash Distributions	$(2,156)	$(164,482)	$204,692	$2,334

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—
Increase in Limited Partner Contributions	—	10,625,431	15,617,575	9,368,186

	$(2,156)	$10,460,949	$15,822,267	$9,370,520
Use of Funds:
Sales Commissions and Offering Expenses	—	1,338,556	1,952,197	1,171,024
Return of Original Limited Partner’s Investment	—	—	—	100
Property Acquisitions and Deferred Project Costs	—	9,298,085	16,246,485	5,615,262

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(2,156)	$(175,692)	$(2,376,415)	$2,584,134

Net Income and Distribution Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
- Operations Class A Units	94	98	89	50
- Operations Class B Units	(151)	(131)	(92)	(56)
Capital Gain (Loss)	—	—	—	—

Tax and Distribution Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
- Operations Class A Units	91	84	58	23
- Operations Class B Units	(95)	(74)	(38)	(25)
Capital Gain (Loss)	—	—	—	—

Cash Distributions to Investors per $1,000 Invested:
Source (on GAAP Basis)
- Investment Income Class A Units	93	77	41	8
- Return of Capital Class A Units	—	—	—	—
- Return of Capital Class B Units	—	—	—	—
Source (on Cash Basis)
- Operations Class A Units	93	77	41	8
- Return of Capital Class A Units	—	—	—	—
- Operations Class B Units	—	—	—	—
Source (on a Priority Distribution Basis)(5)
- Investment Income Class A Units	70	55	13	6
- Return of Capital Class A Units	23	22	28	2
- Return of Capital Class B Units	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)	Includes $124,542 in equity in earnings of joint ventures and $35,837 from investment of reserve funds in 1999; $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001; and $1,726,553 in equity in earnings of joint ventures and $777 from investment of reserve funds in 2002. As of December 31, 2002, the leasing status was 100% including developed property in initial lease up.

F-21

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $72,427 for 1999; $355,210 for 2000; $1,035,609 for 2001; and $1,107,728 for 2002.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $195,244 to Class A Limited Partners, $(71,927) to Class B Limited Partners and $(500) to the General Partners for 1999; $1,209,438 to Class A Limited Partners, $(353,210) to Class B Limited Partners and $0 to General Partners for 2000; $2,591,027 to Class A Limited Partners, $(1,035,609) to Class B Limited Partners and $0 to the General Partners for 2001; and $2,655,622 to Class A Limited Partners, $(1,107,728) to Class B Limited Partners, $0 to General Partners for 2002.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2002, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,524,597.

F-22

TABLE III

ANNUAL OPERATING RESULTS OF WELLS PUBLIC PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE INVESTMENT TRUST, INC.

	2002 (000s)	2001 (000s)	2000 (000s)	1999 (000s)	1998 (000s)
Rental income	$107,526	$44,204	$20,505	$4,735	$21
Tenant reimbursements	$18,992	$6,830	$2,318	$2,058	$0
Equity in income of joint ventures	$4,700	$3,721	$2,294	$1,244	$263
Interest and other income	$8,410	$1,521	$574	$516	$111

Gross revenues	$139,628	$56,276	$25,691	$8,553	$395
Less:
Operating costs	$36,356	$15,026	$5,195	$2,491	$61
Depreciation expense	$38,780	$15,345	$7,743	$1,726	$0
Interest expense	$4,638	$4,181	$4,200	$451	$0

Net income GAAP basis	$59,854	$21,724	$8,553	$3,885	$334

Taxable income	$80,521	$26,362	$10,280	$4,095	$383

Cash generated by (used by):
Operations	$104,572	$42,349	$7,320	$4,008	($276)
Joint ventures	$7,388	$4,239	$3,529	$1,372	$178
Less:
Cash distributions to investors	($104,996)	($36,737)	($16,971)	($3,806)	($103)

Cash generated (deficiency) after cash distributions	$6,964	$9,851	($6,122)	$1,574	($201)

Net income data per $1,000 invested:
GAAP net income	$41	$43	$40	$50	$40
Taxable net income	$55	$52	$48	$53	$46

Cash Distributions to investors per $1,000 invested:
Taxable ordinary income	$59	$54	$44	$70	$31
Tax deferred return of capital (tax deferred)	$17	$22	$29	$0	$0

Total distributions	$76	$76	$73	$70	$31

F-23

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Real Estate Investment Trust II, Inc. All figures are as of December 31, 2002.

				Selling Price, Net Of Closing Costs And GAAP Adjustments						Cost Of Properties Including Closing And Soft Costs
Property	Date Acquired	Date Of Sale	Cash Received Net Of Closing Costs	Mortgage Balance At Time Of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application Of GAAP	Total		Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing And Soft Costs (1)	Total	Excess (Deficiency) Of Property Operating Cash Receipts Over Cash Expenditures
3875 Peachtree Place, Atlanta, GA	12/1/85	08/31/00	$727,982	-0-	-0-	-0-	$727,982	(2)	-0-	$582,337	$582,337	-0-

Crowe’s Crossing Shopping Center, DeKalb County, GA	12/31/86	01/11/01	$6,487,000	-0-	-0-	-0-	$6,487,000	(3)	-0-	$9,255,594	$9,255,594	-0-

Cherokee Commons Shopping Center, Cherokee County, GA	10/30/87	10/01/01	$8,434,089	-0-	-0-	-0-	$8,434,089	(4)	-0-	$10,450,555	$10,450,555	-0-

Greenville Center, Greenville, SC	6/20/90	9/30/02	$2,271,187	-0-	-0-	-0-	$2,271,187	(5)	-0-	$4,297,901	$4,297,901	-0-

Tanglewood Commons Outparcel, Clemmens, NC	5/30/95	10/07/02	$524,398	-0-	-0-	-0-	$524,398	(6)	-0-	$506,326	$506,326	-0-

Heritage Retail Center, Tucker, GA	9/4/86	4/7/03	$3,156,288	-0-	-0-	-0-	$3,156,288	(7)	-0-	$2,865,947	$2,865,947	-0-

(1)	Amount shown does not include pro rata share of original offering costs.
(2)	Includes Wells Real Estate Fund I’s share of taxable gain from this sale in the amount of $205,019, all of which is allocated to capital gain.
(3)	Includes taxable gain from this sale in the amount of $11,496, all of which is allocated to capital gain.
(4)	Includes taxable gain from this sale in the amount of $207,613, all of which is allocated to capital gain.
(5)	Includes taxable loss from this sale in the amount of $910,227.
(6)	Includes taxable gain from this sale in the amount of $13,062, all of which is allocated to capital gain.
(7)	Includes taxable loss from this sale in the amount of $147,135.

F-24

APPENDIX A

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

1.	REGISTRATION AND CONTACT INFORMATION

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. Indicate the birth date of the registered owner unless the registered owner is a legal entity.

2.	TYPE OF OWNERSHIP

Please check the appropriate box to indicate the type of investor subscribing.

3.	DIVIDENDS (YOU MUST CHECK AT LEAST ONE OF THE FOLLOWING)

Please check the appropriate block to indicate to whom the dividends should be paid, in what form they should be paid and the address of the individual(s) or institution receiving the distribution if dividends are to be paid to a third party. If no blocks are checked in this section, the funds will be paid to the registered owner and mailed to the address indicated in Section 1.

For a discussion of the Dividend Reinvestment Plan, including a discussion of selling commissions payable by the Company in connection with dividend reinvestments, please see the section of the Prospectus entitled “Description of Shares — Dividend Reinvestment Plan.”

4.	INVESTMENT

A minimum investment of $1,000 is required, except for certain states that require a higher minimum investment as set forth under the section of the Prospectus entitled “Plan of Distribution—Minimum Purchase Requirements,” which immediately follows the cover page of the Prospectus. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “WELLS REAL ESTATE INVESTMENT TRUST II, INC.” Investors who have satisfied the minimum purchase requirements in another public real estate program sponsored by Wells Capital, Inc. or its affiliates may invest as little as $25, except for residents of Maine, Minnesota, Nebraska or Washington. Only persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards” may purchase shares. Please indicate the state in which the sale was made if other than state of residence.

All additional investments must be for at least $25. If additional investments in the Company are made, the investor agrees to notify the participating broker-dealer (“Broker/Dealer”) or investment adviser named in Section 6 of the Subscription Agreement.

Note: THE COMPANY WILL NOT ACCEPT CASH, STARTER OR COUNTER CHECKS, MONEY ORDERS OR TRAVELERS CHECKS DUE TO ANTI-MONEY LAUNDERING CONSIDERATIONS.

5.	SUBSCRIBER SIGNATURES

Please separately initial the representations in paragraphs (a) through (e) where indicated. Please note the higher suitability requirements described in the Prospectus for residents of California, Iowa, Maine, Massachusetts, Michigan, Missouri, New Jersey and Tennessee and the requirement that residents of Iowa, Missouri, Ohio and Pennsylvania have a net worth of at least 10 times their investment in the Company. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.

Note: THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6.	BROKER/DEALER OR INDEPENDENT INVESTMENT ADVISER

Who must sign this Section. If the investment is made through an investment adviser unaffiliated with a broker-dealer (“Independent Investment Adviser”), this Section 6 must be signed by an authorized representative of the Investment Adviser. If the investment is made through a bank acting in a trustee or fiduciary capacity (a “Bank”), there is a separate subscription agreement that must be obtained from the Dealer Manager to complete the investment. Otherwise, this section must be signed by an authorized representative of the participating Broker/Dealer.

Required Representations. By signing this section, the Broker/Dealer or Independent Investment Adviser represents that it has made every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker/Dealer or Independent Investment Adviser ascertained that the prospective stockholder:

•	meets the minimum income and net worth standards set forth in the Prospectus at “Suitability Standards”;

•	can reasonably benefit from an investment in the shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Wells Capital and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Broker/Dealer or Independent Investment Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the stockholder for a period of six years.

In addition, the registered representative of a Broker/Dealer represents that he or she and the Broker/Dealer are duly licensed to offer the shares in the state where the investment was made and in the state of the investor’s address set forth in Section 1 of the Subscription Agreement. An Independent Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Commission Rate. Broker/Dealers should select only one commission rate. “Full commission” may not be selected if the investment is made through an investment advisery representative compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker/Dealer, its retirement plan or its representative (or the retirement plan or family members of its representative).

Note: The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to one of the addresses noted at the top of the Subscription Agreement by the Broker/Dealer or Independent Investment Adviser, as applicable. Only original, completed copies of Subscription Agreements can be accepted. The Company cannot accept photocopied or otherwise duplicated Subscription Agreements.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION

AGREEMENT, PLEASE CALL 1-800-557-4830.

APPENDIX B

DIVIDEND REINVESTMENT PLAN

Wells Real Estate Investment Trust II, Inc., a Maryland corporation (the ”Company”), has adopted a Dividend Reinvestment Program (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 185,000,000.

2. Participants. “Participants” are purchasers of Common Stock issued in the offering covered by the Company’s Registration Statement on Form S-11 (file no. 333-107066) (the “Offering”) who elect to participate in the DRP.

3. Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. Such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate in the Offering unless the Participant makes a new election through a different distribution channel. The Company will pay selling commissions and the dealer manager fee as described in the registration statement relating to the Offering.

4. Procedure for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid quarterly and are calculated with a daily record and Distribution declaration date.

5. Purchase of Shares. Participants will acquire Common Stock at a price equal to the higher of $9.55 per share or 95% of the estimated value of one share as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. Participants in the DRP may also purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit (unless exempted by the Company’s board of directors). A stockholder may not participate in the DRP through distribution channels that would be eligible to purchase shares in the Offering outside of the DRP at prices below $9.55 per share.

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

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8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the DRP. Fractional shares will not be voted.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer in the Offering in order for the dealer manager or participating broker-dealer to meet its obligation to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The board of directors of the Company may amend or terminate the DRP for any reason upon 10 days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the Securities and Exchange Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

13. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

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Until February 29, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 21 to read about risks you should consider before buying shares of our common stock.

WELLS REAL ESTATE

INVESTMENT TRUST II, INC.

Maximum Offering of

785,000,000 Shares

of Common Stock

Minimum Offering of

250,000 Shares

of Common Stock

PROSPECTUS

WELLS INVESTMENT

SECURITIES, INC.

November 26, 2003

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

SUPPLEMENT NO. 9 DATED MAY 18, 2004

TO THE PROSPECTUS DATED NOVEMBER 26, 2003

This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Investment Trust II, Inc. (“REIT II”) dated November 26, 2003. This Supplement No. 9 supersedes and replaces all prior supplements to the Prospectus. Capitalized terms used in this Supplement have the same meanings as set forth in the Prospectus. The purpose of this Supplement is to disclose:

•	the status of our ongoing public offering;

•	a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” similar to that which was filed in the Quarterly Report on Form 10-Q, dated May 17, 2004;

•	unaudited financial statements as of March 31, 2004 and for the period from January 1, 2004 through March 31, 2004;

•	unaudited pro forma financial statements as of March 31, 2004 and for the periods from January 1, 2003 (pre-inception) through December 31, 2003 and January 1, 2004 through March 31, 2004; and

•	all other material items that have been previously disclosed by supplement to the Prospectus.

Status of the Offering

We commenced our initial public offering of 600 million shares of common stock on December 1, 2003. As of May 13, 2004, we had received aggregate gross offering proceeds of approximately $128.7 million from the sale of approximately 12.9 million shares in our initial public offering. After payment of approximately $2.6 million in acquisition fees, payment of approximately $12.0 million in selling commissions and dealer manager fees and $2.6 million in other organization and offering expenses, as of May 13, 2004, we had raised aggregate net offering proceeds of approximately $111.5 million.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto. This discussion and analysis is similar to that which was included in our Quarterly Report on Form 10-Q, dated May 17, 2004, and speaks only as of that date.

Forward-Looking Statements

This section and other sections in the Prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of our financial condition, amounts of anticipated cash distributions to stockholders in the future and certain other matters. Readers of this Prospectus should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this Prospectus, which include changes in general economic conditions, changes in real estate conditions, construction costs which may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. See the “Risk Factors” section beginning on page 21 of the Prospectus.

Liquidity and Capital Resources

During the three months ended March 31, 2004, we received proceeds from our initial offering of common stock and began operations as a real estate investment and operating company. With the net proceeds of this stock offering and with utilization of capacity under a secured credit agreement, we funded the purchase of three real estate properties and funded certain overhead costs. Additionally, approximately $0.7 million of general and administrative expenses have been funded by the Advisor and included in accounts payable and accrued expenses. These overhead costs were partially offset by net operating income generated by the properties we acquired. Net capital generated from the financing activities described above was approximately $92.4 million consisting of approximately $54.6 million in net stock offering proceeds and $37.8 million from our line of credit. Of this capital, we invested approximately $76.9 million in real estate properties, including earnest money paid, and paid $1.1 million in deferred financing costs. We generated net cash from operating activities of $0.4 million and paid dividends to stockholders of $0.1 million. As of March 31, 2004, we had cash and cash equivalents of approximately $14.8 million available for repayment of the line of credit, investment in properties, or reimbursement of the Advisor.

Short-term Liquidity and Capital Resources

We intend to continue to generate capital from our ongoing offering of common stock and to utilize indebtedness to assist in the funding for and timing of our acquisitions. As of March 31, 2004, we had one property under contract for a purchase price of $79.3 million. Subsequent to March 31, 2004, we executed an additional five contracts for an aggregate purchase price of $393.4 million. Approximately $21.0 million in earnest money relates to these contracts, approximately $19.3 million of which is non-refundable. Completion of these acquisitions is dependent upon our ability to raise sufficient amounts of equity capital and indebtness, subject to limitations in our credit agreement discussed below; therefore, we cannot predict with certainty when or if these acquisitions will close. If we are unable to raise sufficient equity capital to allow us to fulfill our obligations under these contracts, we will be required to forfeit our non-refundable earnest money, which would negatively affect our results from operations in future periods.

As of March 31, 2004, we had short-term debt outstanding under our $175 million, 90-day, secured line of credit with Bank of America totaling approximately $37.8 million, and cash and cash equivalents of approximately $14.8 million. We utilized capacity under the line to fund our three acquisitions during the first quarter, and made repayments as we raised additional investor proceeds. This line of credit was set to expire on May 10, 2004, and permitted borrowings only to purchase lender-approved properties, which must be at least 85% occupied. The $175 million facility required that we use 86.5% of our gross offering proceeds to repay the facility, precluded us from borrowing funds except under the facility, and did not allow us to re-borrow amounts paid under the facility.

On May 10, 2004, we entered into a revolving $350 million, 180-day, secured interim facility agreement with Bank of America, N.A., superseding our $175 million facility agreement and refinancing our existing outstanding balance. In connection with closing our $350 line of credit, we paid and expect to pay fees and expenses totaling approximately $3.2 million. The agreement contains borrowing arrangements that provide for interest costs based on LIBOR for one, two, or three month periods, plus 225 basis points or the base rate plus 50 basis points, at our option. The base rate for any day is the higher of the Federal Funds Rate for such day plus 50 basis points or Bank of America’s prime rate for such day. If Bank of America is not able to syndicate an acceptable portion of this line of credit, the terms of the line of credit, including, but not limited to, the interest rate and the amount available under the facility, may change. Like our initial $175 million facility, this $350 million facility permits borrowings only to purchase lender-approved properties and requires that we use 86.5% of our gross offering proceeds to repay the facility.

Under the terms of the $350 million line of credit, we are required to repay outstanding principal and accrued interest within 180 days. During the initial 180-day term, the agreement allows us to borrow

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up to 70% of the aggregate cost of the Borrowing Base. We are able to extend the initial maturity date by an additional 180 days if we seek an extension and meet the related conditions set forth in the agreement, including reducing the amount outstanding under the facility to 60% of the Borrowing Base. During the extension term, borrowing under the facility is limited to 60% of the Borrowing Base. At May 10, 2004, we were able to borrow up to approximately $2.5 million under the $350 million line of credit.

The agreement also stipulates that our net distributions, which equal total distributions less the amount reinvested through our dividend reinvestment plan, may not exceed the greater of 90% of our Funds from Operations (see “Funds From Operations” below) for the corresponding period and any equity proceeds not used for other purposes that are otherwise not required to pay down the line. With the obligation to use 86.5% of gross offering proceeds to repay the facility, the equity proceeds that we could use to fund distributions will be largely limited to approximately $14.8 million of available new proceeds raised before entering into the former $175 million bridge facility. The lender also adjusts the definition of Funds from Operations to add back the amortization of initial loan fees paid to the lender.

Debt covenants of our initial $175 million line of credit required that our leverage, i.e. our ratio of total debt to total purchase price of real estate assets plus cash and cash equivalents, be no more than 85% from March 26, 2004 through the debt’s expiration. As of March 31, 2004, our leverage ratio was approximately 43%. As a result of subsequent capital-raising activities and borrowings to acquire the Manhattan Towers Property (see Note 8 to the accompanying financial statements for further explanation), our leverage ratio was approximately 59% as of April 30, 2004. Our $350 million facility requires that we maintain our leverage ratio at 70% or less. In future periods, this ratio will be dependent upon our level of borrowings to purchase properties and the amount of investor proceeds raised.

The $350 million facility is secured by mortgages on all lender-approved properties; however, only some of the mortgages are recorded in the property records. However, in the event we are in default under the facility, the lender may elect to record all of the mortgages and foreclose.

Our charter prohibits us from incurring debt that would cause our borrowings to exceed 50% of our assets (valued at cost before depreciation and other non-cash reserves) unless a majority of the members of the conflicts committee of our board of directors approves the borrowing. Our charter also requires that we disclose the justification for any borrowings in excess of the 50% leverage guideline in the next quarterly report. The conflicts committee approved the borrowings during the quarter to purchase our three real estate assets and the resulting leverage ratios. In each case, the conflicts committee determined that the excess leverage was justified for the following reasons:

•	the borrowings enabled us to purchase the properties and earn rental income more quickly;

•	the property acquisitions are likely to increase the net offering proceeds from our initial public offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital;

•	the dealer-manager of our initial public offering has a strong record of raising capital for programs such as ours; therefore, our leverage is likely to exceed the charter’s guidelines only for a short period of time;

•	our Advisor informed the conflicts committee that we should raise sufficient equity to repay the borrowings and to meet the leverage requirements set forth in our $175 million line of credit;

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•	we had a non-binding commitment from Bank of America to provide a second interim facility that permits a 70% leverage ratio, with which we repaid the outstanding balance on our $175 million facility at its maturity; and

•	the prospectus for our initial public offering disclosed the likelihood that we would exceed the charter’s leverage guidelines during the early stages of the offering.

For each share of our common stock, our board of directors declared dividends for the first quarter of 2004 and for the period from April 1, 2004 to April 15, 2004 at an annualized percentage rate of return of 2.5% based on a $10 per share investment. Our board of directors subsequently declared dividends for the period from April 1, 2004 to April 21, 2004 at an annualized rate of 5.0%, and dividends for the period from April 22, 2004 to June 15, 2004 at an annualized rate of 6.0%. Dividends accrue to stockholders on a daily record basis and are paid quarterly. We expect that the operations of the properties that we have acquired and intend to acquire will be adequate to maintain our dividend at 6% per annum.

The payment of dividends in the future will generally be dependent upon the cash flows from operating the properties currently owned and acquired in future periods, our financial condition, amounts paid for properties acquired, the timing of property acquisitions, capital expenditure requirements and distribution requirements in order to maintain our REIT status under the Internal Revenue Code.

Long-term Liquidity and Capital Resources

We expect that potential sources of capital will include proceeds from the sale of our common stock, proceeds from secured or unsecured financings from banks and other lenders, and net cash flows from operations. We expect that our principal uses of capital will be for property acquisitions, either directly or through investments in joint ventures, for the payment of tenant improvements, for the payment of offering-related costs, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of dividends.

In determining how and when to allocate cash resources, we will initially consider the source of the cash. We expect that substantially all net cash raised from operations will be used to pay dividends after certain capital expenditures, including tenant improvements and leasing commissions, are paid at the properties; however, we may use other sources to fund dividends as necessary. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower returns on the properties, dividends paid may be lower. We expect that substantially all net cash resulting from equity raising or debt financing will be used to fund acquisitions, any capital expenditures identified at acquisition, or repayments of outstanding debt. To the extent sufficient equity or debt is not available, then the amount invested in real estate will be lower. Over the long term, we intend to maintain borrowings at an amount that is less than 50% of the purchase price of our properties (before depreciation) and other assets.

Results of Operations

As of March 31, 2004, our three real estate properties were 100% leased. Our results of operations are not indicative of those expected in future periods as we expect that rental income, tenant reimbursements, depreciation expense, operating expenses, asset management fees and net income will each increase in future periods as a result of owning the assets acquired during the three months ended March 31, 2004 for an entire period and as a result of anticipated future acquisitions of real estate assets.

Rental income for the three months ended March 31, 2004 totaled $810,694, with tenant reimbursements equaling $115,217. Property operating expenses were $273,654. Depreciation expense

4

for the three months ended March 31, 2004 was $130,842, and asset management fees were approximately $24,830. We acquired our first property on February 10, 2004, which offered one full month’s and a partial month’s revenues and expenses for the quarter. Our second acquisition occurred March 19, 2004, providing additional revenues and expenses for a partial month, and our third property was acquired on the last day of the month. Net income from property operations was approximately $443,000 for the three months ended March 31, 2004, exclusive of portfolio level expenses such as interest and general and administrative expenses.

General and administrative expenses for the three months ended March 31, 2004 totaled $612,138, of which 99.8% was overhead-related costs. We sustained a net loss for the quarter of approximately $1.0 million, primarily as a result of incurring overhead-related general and administrative expenses and interest expense without sufficient rental revenues from properties to cover the costs. Loss per share for the three months ended March 31, 2004 was $(0.43). With the acquisition of new properties in future periods, we anticipate that general and administrative expenses, net income, and earnings per share will each increase. However, we expect general and administrative expenses to decrease as a percentage of total revenue.

Our property acquisitions were financed with short-term debt from our $175 million line of credit with Bank of America. During the three months ended March 31, 2004, we incurred amortization of deferred financing costs and interest expense of $908,339 related to our use of this debt. Our $350 million replacement facility includes provisions for lower interest rates. However, our debt financing costs in future periods will vary based on our level of future borrowings, which will depend on the level of investor proceeds raised, the cost of borrowings, and the opportunity to acquire real estate assets fitting our investment objectives.

Funds From Operations

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), generally means net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”) excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT. However, our calculation of FFO, while consistent with NAREIT’s definition, may not be comparable to similarly titled measures presented by other REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

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The following table reflects the calculation of FFO for the three months ended March 31, 2004:

Net loss	$(1,007,348)
Add:
Depreciation of real estate assets	130,842
Amortization of deferred lease costs	50,555

FFO	$(825,951)

Weighted average shares outstanding	2,357,638

In order to recognize revenues on a straight line basis over the terms of the respective leases, we recognized straight line rental revenue of approximately $219,000 during the three months ended March 31, 2004.

Amortization of intangible lease assets resulted in a net decrease in rental revenue of $97,653 for the three months ended March 31, 2004. Amortization of deferred financing costs was $588,056 for the three months ended March 31, 2004.

Election as a REIT

We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and have operated as such beginning with our taxable year ended December 31, 2003. As a REIT, we generally will not be subject to federal income tax. If we fail to qualify as a REIT in any taxable year, we will become subject to federal income taxes on taxable income for four years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, management believes that we are currently organized and currently operate in such a manner as to qualify for treatment as a REIT and we intend to continue to operate in the foreseeable future in such a manner that will permit us to remain qualified as a REIT for federal income tax purposes for the current tax year. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. We are subject to certain state and local taxes related to the operations of properties in certain locations, which has been provided for in the accompanying consolidated financial statements.

Inflation

The real estate market has not recently been affected significantly by inflation due to the relatively low inflation rate. As a mitigating factor, there are provisions in the majority of our leases that protect us from inflation, as the majority of our leases are “economically net” leases. These provisions generally include rent steps, reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements or, in some cases, annual reimbursement of operating expenses above a certain allowance. However, due to the long-term nature of the leases, the leases may not reset frequently enough to cover inflation.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of

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accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Lease term
Intangible lease assets	Lease term

In the event that inappropriate useful lives or methods are used for depreciation, our operating results would be misstated.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and building based on our determination of the relative fair value of these assets. We determine the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by us in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand. We estimate costs to execute similar leases including leasing commissions, and other related costs.

The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining term of the leases. The capitalized above-market and below-market lease values are recorded as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.

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The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements and other direct costs and are estimated based on management’s consideration of current market costs to execute a similar lease. These direct costs are included in deferred leasing costs in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These lease intangibles are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to rental income over the remaining term of the respective leases.

Estimates of the fair values of the tangible and intangible assets require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods and the number of years the property is held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported operating results.

Impairment of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate and related intangible assets, both operating properties and properties under construction, in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, we assess the recoverability of these assets by determining whether the carrying value will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we adjust the real estate and related intangible assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require that we estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment, among other factors. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flows and fair value, and could result in the misstatement of the carrying value of our real estate and related intangible assets and our operating results.

Commitments and Contingencies

We are subject to certain contingencies and commitments with regard to certain transactions. Refer to Notes 5, 6, and 7 to our consolidated financial statements for further explanation. Examples of such commitments and contingencies include:

•	Commitments under existing lease agreements (Note 5)

•	Properties under contract (Note 5)

•	Reimbursement of offering-related costs (Note 6)

•	Litigation against our Advisor and its affiliates (Note 7)

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Related-Party Transactions and Agreements

We have entered into agreements with our Advisor and its affiliates, whereby we pay certain fees or reimbursements to our Advisor or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and management fees and reimbursement of operating costs. See Note 6 to our consolidated financial statements included in this Supplement for a discussion of the various related-party transactions, agreements and fees.

Conflicts of Interest

Our Advisor is also a general partner in and advisor to various other entities including another REIT and several syndicated real estate partnerships. As such, there are instances where the Advisor, while serving in the capacity as general partner or advisor for these entities, may be in competition with us in connection with property acquisitions or for tenants in similar geographic markets. The compensation arrangements with our Advisor and its affiliates could influence our Advisor’s and its affiliates’ advice to us.

Additionally, certain members of our board of directors also serve on the board of directors of another REIT sponsored by the Advisor. These directors may face situations where decisions that benefit one entity may be detrimental to the other entity.

Subsequent Events

Certain events occurred subsequent to March 31, 2004. Refer to Note 8 to our consolidated financial statements for further explanation. Such events include:

•	Sale of shares of common stock

•	Acquisition of Manhattan Towers property

•	Declaration of dividends

•	$350 million line of credit with Bank of America

•	Amendment to the share redemption program

Credit Facility

On May 10, 2004, we entered into a revolving $350 million, 180-day, secured revolving financing facility with Bank of America, N.A., superseding the $175 million, 90-day, secured bridge financing facility. The new facility refinanced the existing indebtedness owed under the bridge facility. In connection with closing our $350 million facility, we paid and expect to pay fees and expenses totaling approximately $3.2 million. The agreement contains borrowing arrangements that provide for interest costs based on LIBOR for one, two or three-month periods, plus 225 basis points or the floating base rate plus 50 basis points, at our option. The base rate for any day is the higher of the Federal Funds Rate for such day plus 50 basis points or Bank of America’s prime rate for such date. If Bank of America is unable to syndicate an acceptable portion of this line of credit, the terms of the line of credit, including, but not limited to, the interest rate, the amount available under the facility and the term of the facility, may change. Like our initial $175 million facility, this $350 million facility requires that we use 86.5% of our gross offering proceeds to repay the facility. Unlike the initial $175 million facility, the $350 million facility permits the use of loan proceeds for any property acquisition (subject to compliance with certain covenants) and for working capital; however, borrowing under the facility is limited to a certain percentage of the value of lender-approved properties.

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Under the terms of the $350 million line of credit, we are required to repay outstanding principal and accrued interest within 180 days. During the initial 180-day term, the agreement allows us to borrow up to 70% of the borrowing base, or the aggregate cost of the subset of lender-approved properties with an aggregate average occupancy rate of 85%. We are able to extend the initial maturity date by an additional 180 days if we seek an extension and meet the related conditions set forth in the agreement, including reducing the amount outstanding under the facility to 60% of the borrowing base. During the extension term, borrowing under the facility is limited to 60% of the borrowing base.

The agreement also stipulates that our net distributions, which equal total distributions less the amount reinvested through our dividend reinvestment plan, may not exceed the greater of 90% of our Funds from Operations for the corresponding period and any equity proceeds not used for other purposes which are otherwise not required to pay down the line. With the obligation to use 86.5% of our gross offering proceeds to repay the facility, the equity proceeds that we could use to fund distributions will be largely limited to approximately $14.8 million of available net proceeds raised before entering into our former $175 million bridge facility. Funds from Operations, as defined by the National Association of Real Estate Investment Trusts, generally means net income, computed in accordance with accounting principles generally accepted in the United States, excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. The lender also further adjusts the definition of Funds from Operations to add back the amortization of the initial loan fees paid to the lender.

Debt covenants of the $350 million line of credit require that we maintain our leverage, i.e., the ratio of total debt to total purchase price of real estate assets plus cash and cash equivalents, at 70% or less at all times during the initial or extended term of the facility. The $350 million facility is secured by mortgages on all lender-approved properties; however, only some of the mortgages are recorded in the property records. However, in the event we are in default under the facility, the lender may elect to record all of the mortgages and foreclose.

Our charter requires that the conflicts committee of our board of directors approve all borrowings that result in a leverage ratio in excess of 50%. Over the life of the program, we expect to maintain a low to moderate leverage ratio.

Borrowings under the facility to finance our acquisitions will create the following risks:

If the lead lender on the facility is unable to obtain sufficient commitments from other banks to participate in the facility, the facility could be modified or terminated prior to the initial maturity date.

Our agreement with the lead lender on the $350 million facility affords the lender certain rights if the lender fails to obtain by August 8, 2004 (90 days after entering into the facility) commitments of at least $175 million from other banks to participate in the facility. If such commitments are not obtained by such date, the lead lender may propose changes to the rate and other terms of the facility in order to attempt to obtain the required level of commitments. If we do not agree to the changed terms or if the required commitments cannot be obtained, the lead lender has the right to terminate the facility.

If we do not raise sufficient net offering proceeds, we may not be able to qualify for the 180-day extension. If we are not able to otherwise refinance the 180-day facility, we may default under our 180-day credit facility at initial maturity, and you could lose the value of your investment.

In order to extend our 180-day $350 million facility beyond November 6, 2004, by another 180 days, borrowing under the facility must not exceed 60% of the borrowing base. The borrowing base is

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currently valued at approximately $146.6 million and the current outstanding balance under the facility is $100.2 million, which is 68% of the borrowing base. We anticipate that our borrowing base will increase by approximately $14.0 million within the next couple of weeks once the New Manchester One Building is added to the borrowing base. As we acquire lender-approved properties, the borrowing base will grow, but to the extent property acquisitions are financed from the facility, the outstanding balance will also grow. If we do not raise sufficient offering proceeds during the term of the facility to pay the outstanding amount down to 60% of the borrowing base, the extension option will not be available.

Estimated Use of Proceeds

In connection with the registration of this offering in the State of Minnesota, we agreed to include an Estimated-Use-of-Proceeds table in this Supplement. The purpose of this table is to show, without reliance to the lead-in paragraphs or the footnotes to the table, the different selling commissions and dealer manager fees applicable to sales made through each of the primary distribution channels through which we intend to sell our shares in our primary offering as well as under our dividend reinvestment plan.

As explained more fully in the Prospectus under “Plan of Distribution – Compensation of Dealer Manager and Participating Broker-Dealers,” we estimate that we will sell most of the shares in this offering at $10.00 per share through participating broker-dealers compensated on a commission basis; however, we will also sell shares at $9.30 per share or $9.20 per share through investment advisers (or banks acting as trustees or fiduciaries) compensated on a fee-for-service basis. Because the different selling prices largely correspond to differences in the selling commissions and dealer manager fees payable by us, the amount available for investment by us is not materially affected by the distribution channel through which we sell a share. For example, if we sell all the shares offered in this offering through the distribution channels set forth in the table below, the amount available to us for investment would be $8.83 per share, after payment of selling commissions, the dealer manager fee, other offering expenses and the acquisition fee (and assuming a $9.55 price per share for sales made under our dividend reinvestment plan). If, however, we sold all of the shares offered in this offering through participating broker-dealers at $10.00 per share (and $9.55 per share for sales under the dividend reinvestment plan), the amount available to us for investment would still be $8.81 per share.

The variable with the greatest impact on the dollar amount per share available to us for investment is the number of shares sold in this offering. As stated in the Prospectus, if we had sold only the minimum number of shares in this offering, which we have already surpassed, the amount available for investment would have been $8.65 per share, after payment of selling commissions, the dealer manager fee, other offering expenses and the acquisition fee. Through May 4, 2004, having raised gross proceeds of approximately $107.1 million, the amount available for investment after payment of the amounts described above, has been $8.67 per share. We have actually invested more than this amount for each share sold in the offering because we have incurred significant indebtedness in order to acquire properties and pay a current dividend to our stockholders sooner than we otherwise could. See “Credit Facility” in this Supplement for a discussion of our current indebtedness.

You should note also that the amount available to us for investment includes amounts that we expect to pay to redeem our shares under our share redemption program. We expect that substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan will be used to acquire our shares. See “Share Redemption Program” in this Supplement.

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USE OF PROCEEDS FOR MAXIMUM OFFERING

(dollar amounts in millions)

	Estimated Sales Sold Through Commission-based Distribution Channels (675,100,000 shares)				Estimated Sales Sold Through Fee-based Distribution Channels (109,900,000 shares)						Total (785,000,000 shares)
	Primary Offering (516,000,000 shares ($10.00/share)		Div. Reinv. Plan (159,100,000 shares) ($9.55/share)		Primary Offering (42,000,000 shares ($9.30/share)		Primary Offering (42,000,000 shares ($9.20/share)		Div. Reinv. Plan (25,900,000 shares) ($9.55/share)
	$	%	$	%	$	%	$	%	$	%	$	%
Gross Offering Proceeds	5,160	100.0%	1,519	100.0%	391	100.0%	386	100.0%	247	100.0%	7,703	100.0%
Selling Commissions	361	7.0%	76	5.0%	—	—	—	—	—	—	437	5.67%
Dealer Manager fee	129	2.5%	—	—	10	2.5%	6	1.5%	—	—	145	1.88%
Other Organization and Offering Expenses (1)	23	0.45%	7	0.45%	2	0.45%	2	0.45%	1	0.45%	35	0.45%
Acquisition Fees (2)	103	2.0%	30	2.0%	8	2.0%	8	2.0%	5	2.0%	154	2.00%
Initial Working Capital Reserve (3)	—	—	—	—	—	—	—	—	—	—	—	—

Amount Available for Investment (4)	4,544	88.0%	1,406	92.5%	371	95.1%	370	96.0%	241	97.5%	6,932	90.0%

(1)	Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, reimbursing the due diligence expenses of participating broker-dealers, and amounts to reimburse Wells Capital for the salaries of its employees and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Wells Capital has agreed to reimburse us to the extent organizational and offering expenses incurred by us, other than selling commissions and the dealer manager fee, exceed 2% of aggregate gross offering proceeds.
(2)	We will pay Wells Capital, as our advisor, acquisition fees of 2.0% of gross offering proceeds for its services in connection with the selection, purchase, development and construction of real estate. We will pay Wells Capital the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See note 4 below.
(3)	Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.
(4)	Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these third-party costs would average 0.5% of the contract purchase prices of property acquisitions. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

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Subscription Agreement Addendum

As stated in the Prospectus under “Plan of Distribution – Subscription Procedures,” we may not accept a subscription for shares until at least five business days after the date you receive the Prospectus. You are required to represent in the Subscription Agreement that you have received a copy of the Prospectus. Consistent with these requirements, we added the following addendum to the Subscription Agreement:

You are entitled to a refund of your subscription amount upon written request to the Company if such request is received within five business days of the earlier of (i) your completion of the Subscription Agreement or (ii) your receipt of the Prospectus.

Tax Consequences of Participation in our Dividend Reinvestment Plan

To the extent you purchase shares through our dividend reinvestment plan at a discount to fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. Until at least December 31, 2006, we expect that (i) we will sell shares under the dividend reinvestment plan at $9.55 per share, (ii) no secondary trading market for our shares will develop, and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until December 31, 2006, participants in our dividend reinvestment plan will be treated as having received a dividend of $10.00 for each $9.55 reinvested by them under our dividend reinvestment plan. See “Dividend Reinvestment Plan” in the Prospectus for information regarding the dividend reinvestment plan, including additional information regarding the tax consequences of participation in the plan.

Declaration of Dividends

Our board of directors has declared dividends on a daily record basis for the following periods and at the following rates (based on an assumed $10.00 per share purchase price):

Period	Annualized Rate
01/22/04 - 03/31/04	2.5%

04/01/04 - 04/21/04	5.0%

04/22/04 - 06/15/04	6.0%

As stated in the Prospectus, we may receive income from rents or interest at various times during our fiscal year. Dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds from operations in an attempt to make dividends relatively uniform. We may generally borrow money, issue securities or sell assets in order to make dividend distributions, although our $350 million line of credit prohibits the payment of dividends with any borrowings.

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Our Property Acquisitions

Weatherford Center (fka 515 Post Oak) Houston Building

On February 10, 2004, we purchased a 12-story office building containing approximately 260,000 rentable square feet located at 515 South Post Oak Boulevard in Houston, Texas for a purchase price of approximately $39.9 million, plus closing costs. The Weatherford Center Houston Building, fka 515 Post Oak Houston Building, was purchased from The Realty Associates Fund V, L.P., which is not affiliated with us or our Advisor.

The Weatherford Center Houston Building, which was completed in 1980 and renovated in 1993, is leased to Weatherford International, Ltd. (“Weatherford”) (approximately 96%) and various other office and retail tenants (approximately 4%). We do not intend to make significant renovations or improvements to the Weatherford Center Houston Building in the near term. We believe that the Weatherford Center Houston Building is adequately insured.

Weatherford is one of the leading oilfield service companies in the world. Based in Houston, Texas, Weatherford employs more than 15,000 people in approximately 440 locations across more than 100 countries. Weatherford reported a net worth, as of September 30, 2003, of approximately $2.6 billion.

The current aggregate annual base rent for Weatherford and the five additional tenants in the Weatherford Center Houston Building is approximately $4.3 million. The current weighted average remaining lease term for all tenants in the building is approximately eight years. Weatherford has a right of first offer and a right of first refusal to purchase the Weatherford Center Houston Building should we decide to sell the building in the future. In addition, Weatherford has the right of first refusal for all space in the Weatherford Center Houston Building currently not leased by Weatherford. Weatherford has the right, at its option, to extend the initial term of its lease for one additional five-year period at the then-current market rental rate.

Trammell Crow Houston Ltd, which is not affiliated with us or our Advisor, is the current on-site property manager for the Weatherford Center Houston Building.

New Manchester One Building

On March 19, 2004, we purchased a 404,000-square-foot single-story distribution facility subject to a ground lease located on an approximately 31-acre tract of land at 9103 Riverside Parkway in Douglasville, Georgia (“Phase I”) for a purchase price of approximately $19.3 million, of which $14.0 million was paid at closing Phase I with proceeds drawn from our $175.0 million bridge facility. The remaining $5.3 million will be funded at certain milestones during construction of an additional 189,000 rentable square feet (“Phase II”) on the same tract of land. Phase I was completed in December 2003, and the anticipated completion date for Phase II is November 2004. The ground lease, along with the Bond described below, were purchased from Carter New Manchester Building One, L.L.C. (“Carter”), which is not affiliated with us or our Advisor.

Fee simple title to the land upon which the New Manchester One Building is located is held by the Development Authority of Douglas County (the “Development Authority”), which issued a Development Authority of Douglas County Taxable Revenue Bond (the “Bond”) totaling $18 million in connection with the construction of the building. Certain real property tax abatement benefits are available to us because the fee simple title to the property is held by the Development Authority. The property tax abatement benefits will expire in 2011. The amount of rent payable under the ground lease (which we owe) and the payments due on the Bond (to which we are entitled) are approximately the

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same. We will acquire fee simple title upon exercise of an option to purchase contained in the ground lease. The purchase price will be approximately equal to the amount then due to us under the Bond. We are not likely to exercise the purchase option until the tax abatement benefits expire.

The New Manchester One Building is entirely leased to JVC Americas Corporation (“JVC”), a wholly owned subsidiary of Victor Company of Japan, Ltd., which is a majority-owned subsidiary of Matsushita Electric Co., Ltd. JVC primarily imports, manufactures and sells consumer and professional audio and video equipment and televisions to wholesale and retail dealers in the Americas.

The JVC lease is a net lease agreement that commenced in January 2004 and expires in December 2009. Phase II base rent will commence on the later of (i) 30 days following Phase II completion or (ii) December 1, 2004. The current annual base rent payable under the JVC lease for Phase I is approximately $1.1 million. It is anticipated that the initial annual base rent for Phase II will be approximately $0.5 million. We are obligated under the lease with JVC to construct Phase II. We have entered into an agreement with Carter to construct Phase II for a guaranteed price of $5.3 million payable as described above. Carter has also guaranteed completion of construction and the payment of scheduled rent for Phase II if substantial completion does not occur by December 1, 2004. JVC, at its option, has the right to extend the initial term of the lease for three additional three-year periods at the then-current market rental rate.

Wells Management Company, Inc., an affiliate of our Advisor, will manage the New Manchester One Building on our behalf. We believe that the New Manchester One Building is adequately insured.

Republic Drive Buildings

On March 31, 2004, we purchased two single-story engineering buildings containing an aggregate of approximately 169,000 rentable square feet (the “Republic Drive Buildings”). The Republic Drive Buildings are located on an approximate 20-acre tract of land at 333 Republic Drive and 777 Republic Drive, Allen Park, Michigan. The aggregate purchase price of the Republic Drive Buildings was approximately $18.9 million, plus closing costs. The acquisition was entirely funded with proceeds from the $175.0 million secured bridge facility with Bank of America, N.A. The Republic Drive Buildings were purchased from Ford Motor Land Development Corporation (“Ford”), which is not affiliated with us or our Advisor. Ford has a right of first offer to purchase the Republic Drive Buildings should we decide to sell the buildings in the future.

The Republic Drive Buildings, which were constructed in 2000, are 100% leased under a net lease to Roush Industries, Inc. (“Roush”). Roush manufactures parts and provides engineering, management and prototype services to the automotive, electronics, sports equipment and motorsports industries. Roush employs approximately 2,000 people and operates over 50 facilities in the United States, Mexico and Great Britain. The current annual base rent payable under the Roush lease, which expires in 2010, is approximately $1.9 million. Roush has the right, at its option, to extend the initial term of the lease for two additional five-year periods. Roush currently self-manages the Republic Drive Buildings.

We do not intend to make significant renovations or improvements to the Republic Drive Buildings in the near term. We believe that the Republic Drive Buildings are adequately insured.

Manhattan Towers Property

On April 2, 2004, we purchased two six-story office buildings containing approximately 310,000 rentable square feet (the “Manhattan Towers Property”). The Manhattan Towers Property is located on

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an approximate 5.1-acre parcel of land at 1230 and 1240 Rosecrans Avenue in Manhattan Beach, California. The purchase price of the Manhattan Towers Property was approximately $89.9 million, plus closing costs. The acquisition was entirely funded with proceeds from the $175.0 million, secured bridge facility with Bank of America, N.A. The Manhattan Towers Property was purchased from HSOV Manhattan Towers, L.P., which is not affiliated with us or our Advisor.

The Manhattan Towers Property, which was completed in 1985 and renovated in 2001, is leased to Northrop Grumman Space and Mission Systems Corporation (“Northrop”) (approximately 76%) and various other office and retail tenants (approximately 23%). Approximately 1% of the Manhattan Towers Property is currently vacant.

Northrop is the combination of two operating segments within Northrop Grumman Corporation (“Northrop Grumman”), the nation’s second-largest defense contractor. Headquartered in Los Angeles, California, Northrop Grumman provides technologically advanced, innovative products, services and solutions in systems integration, defense electronics, information technology, advanced aircraft, shipbuilding and space technology. With approximately 120,000 employees and operations in all 50 states and 25 countries, Northrop Grumman serves U.S. and international military, government and commercial customers. Northrop Grumman reported a net worth, as of December 31, 2003, of approximately $15.8 billion.

The current aggregate annual base rent for Northrop and the 17 additional tenants in the Manhattan Towers Property is approximately $6.5 million. The current weighted average remaining lease term for all tenants in the buildings is approximately six years. Northrop has the right, at its option, to extend the initial term of its lease for two additional five-year periods. Northrop has the right to terminate approximately 11% of its space, or approximately 24,902 square feet, effective December 2006 or December 2007 for a termination fee equal to the sum of unamortized tenant improvements and leasing commissions and nine months of base rent, parking rent and the tenant’s proportionate share of operating expenses and real estate taxes related to the terminated space.

Hines Interests L.P., which is not affiliated with us or our Advisor, is the current on-site property manager for the Manhattan Towers Property. We do not intend to make significant renovations or improvements to the Manhattan Towers Property in the near term. We believe that the Manhattan Towers Property is adequately insured.

Share Redemption Program

As described in the Prospectus, our board of directors had previously approved (but delayed the adoption of) the share redemption program until the earlier of (i) the completion of our primary offering, which may last until November 26, 2005, or (ii) receipt by us of an SEC exemption from the rules restricting issuer purchases during distributions. On December 9, 2003, the SEC granted us this exemption, based solely on our representations and the facts presented to the staff. As a result, the share redemption program is now in effect.

On April 21, 2004, our board of directors approved revisions to the share redemption program, which enables stockholders to sell their shares to us after one year from the date we issued the shares, subject to the limitations described below. The revisions, which will go into effect at the end of May 2004, are summarized in the bullets below:

•	We have increased the initial redemption price per share to $9.10 per share from $8.40, unless we sold the share for less than $10.00, in which case the initial redemption price would equal 91% of

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the price at which we sold the share. Higher redemption prices remain in effect for redemptions sought within two years of death, as described in the full description of the amended plan below.

•	The higher redemption price available upon death (at least 100% of the price at which we sold the share) will now also be available within two years of an investor’s award of disability benefits from the Social Security Administration or, in limited circumstances, from the other governmental agencies described below. (We understand that workers may qualify for Social Security disability benefits only until age 65 and only as a result of a permanent disability rendering them incapable of substantial gainful activity.) We refer to redemptions that do not occur within two years of death or qualifying disability as “Ordinary Redemptions.”

•	We have revised the limits on the total amount of redemptions we can make:

•	Formerly, redemptions (other than those following death) were limited to those that we could effect solely from the net proceeds raised from the sale of shares under our dividend reinvestment plan since the commencement of the dividend reinvestment plan.

•	However, we will now limit redemptions so that aggregate redemptions since the beginning of the then-current calendar year through the redemption date do not exceed the net proceeds from the sale of shares under our dividend reinvestment plan during such period. Moreover, we will not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for Ordinary Redemptions since the beginning of the then-current calendar year to exceed 50% of the net proceeds from the sale of shares under our dividend reinvestment plan during such period.

•	We have generally retained the limit on redemptions (other than following death) during any calendar year to no more than 5% of the weighted average number of shares outstanding during the prior calendar year. However, under the revised program, redemptions following a qualifying disability would also be excepted from the 5% cap.

Set forth below is a full description of our revised share redemption program.

For Ordinary Redemptions (as defined above), the initial price at which we will repurchase a share under the share redemption program is 91% of the price at which we sold the share. We will pay $9.10 to redeem a share issued at $10.00. This initial redemption price will remain fixed until three years after we complete our offering stage. For purposes of the share redemption program, we define the completion of our offering stage in the same manner as described in the Prospectus under “Dividend Reinvestment Plan – Stock Purchases.” Thereafter, the redemption price for Ordinary Redemptions will equal 95% of the estimated per share value of our shares, as estimated by our advisor or another firm we might choose for that purpose. We will report this redemption price to you in the annual report and three quarterly reports that we are required to send or furnish to you.

We will not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for Ordinary Redemptions since the beginning of the then-current calendar year to exceed 50% of the net proceeds from the sale of shares under our dividend reinvestment plan during such period. In addition, we will limit Ordinary Redemptions during any calendar year to no more than 5% of the weighted average number of shares outstanding in the prior calendar year. We will not make an Ordinary Redemption until one year after the issuance of the share to be redeemed.

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Subject to the limitations described above, we will redeem shares on the last business day of each month. Requests for redemption must be received at least five business days before a month-end redemption date in order for us to repurchase the shares that month. If we cannot purchase all shares presented for redemption, we will honor redemption requests at the applicable month-end on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amounts described at “Plan of Distribution – Minimum Purchase Requirements” in the Prospectus, then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of those minimum amounts, then we would not redeem any shares that would reduce your holdings below the minimum amounts. In the event that you seek the redemption of all of your shares, there is no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we do not completely satisfy a stockholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we can redeem under the program, we will treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdraws his or her request before the next date for redemptions. Any stockholder may withdraw a redemption request upon written notice to the address provided below before the date for redemption.

In several respects we treat redemptions sought within two years of a stockholder’s death or “qualifying disability” (as defined below) differently from Ordinary Redemptions. First, there is no requirement that the shares be outstanding for at least a year before being redeemed. Second, the redemption price equals 100% of the price at which we sold the share until three years after we complete our offering stage. At that time, the redemption price will be 100% of the price at which we sold the share or 100% of the estimate of our per share value, whichever is greater. Finally, redemptions sought within two years of death or qualifying disability are subject only to the overall limitation that, during any calendar year, aggregate redemptions may not exceed 100% of the net proceeds from our dividend reinvestment plan during the calendar year.

In order for a disability to entitle a stockholder to the special redemption terms described above (a “qualifying disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (i) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (CSRS), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

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Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency which we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age,

•	temporary disabilities, and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above.

A stockholder that is a trust may only redeem on the terms available in connection with the death or disability of a stockholder if the deceased or disabled was the sole beneficiary of the trust or if the only other beneficiary of the trust was the spouse of the deceased or disabled.

Qualifying stockholders who desire to redeem their shares should give written notice to Wells Investment Securities, our dealer manager, at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, ATTN: Investor Services. Wells Investment Securities is responsible for all services to be performed in connection with the share redemption program, although it has outsourced clerical duties to our advisor.

Our board of directors may amend, suspend or terminate the share redemption program upon 30 days notice. We will notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for the shares, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Issuance of Shares to Leo F. Wells, III

During the month of January 2004, we sold 110,497 shares of common stock to Leo F. Wells, III for $1,000,000 in our initial public offering at a price of $9.05 per share. As discussed more fully in the “Plan of Distribution” section of the Prospectus, our directors and officers, as well as directors, officers and employees of Wells Capital or its affiliates, may purchase shares in our primary offering at a discount. The purchase price for such shares is $9.05 per share reflecting the fact that selling

19

commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share are not payable in connection with such sales. The net proceeds to us from such sales are substantially the same as the net proceeds we receive from other sales of shares.

Supplemental Sales Material

In addition to the Prospectus, as supplemented, we are using supplemental sales material in connection with the offering of the shares. The supplemental sales material does not contain all of the information material to an investment decision and should only be reviewed after reading the Prospectus. In some states, the use of supplemental sales material may not be permitted.

The following is a brief description of the supplemental sales material currently used in permitted jurisdictions:

•	The Wells Real Estate Funds “REIT II Fact Sheet”, first used December 17, 2003, briefly summarizes (i) the terms of the offering; (ii) our objectives and strategies; (iii) a profile of the investors for whom an investment in us is appropriate; (iv) exit alternatives available to investors; (v) some benefits of REIT ownership; and (vi) various risks to be considered before investing in us.

•	The Wells Real Estate Funds REIT II brochure, first used January 5, 2004, provides prospective investors with general information concerning investments in real estate, as well as information specific to an investment in us, including summary descriptions of (i) the benefits of owning an interest in real estate; (ii) the type of investors who may benefit from an investment in us; (iii) reasons to consider investing in a non-traded REIT; (iv) the benefits of long term investing; (vi) the principles of our investment strategy and (vii) various risks to be considered before investing in us.

Special Notice to Pennsylvania Investors

As disclosed in the Prospectus under “Plan of Distribution – Special Notice to Pennsylvania Investors,” we will not sell any shares to Pennsylvania investors unless we raise a minimum of $200 million in gross offering proceeds (including sales made to residents of other jurisdictions). If we have not reached this $200 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will notify Pennsylvania investors of their right to receive refunds. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $200 million or until the end of the subsequent escrow periods. We have changed the terms of the escrow arrangement so that all such refunds, if any, will be with interest. (Before this change, interest was only to be returned with respect to refunds after the initial 120-day period.)

Our dealer manager has also decided to make a change relating to investments held in the special Pennsylvania escrow. The dealer manager has decided to advance to the participating broker-dealer the compensation to which the broker-dealer would be entitled upon breaking the Pennsylvania escrow. This advance would occur at the time we accept the subscription and before the release of funds from the Pennsylvania escrow. If we return the funds from a Pennsylvania subscriber at the end of a 120-day escrow period, the participating broker-dealer would be obligated to return the corresponding advanced compensation to the dealer manager. Upon the release of funds from escrow, we would pay the dealer manager as usual. The funds to pay the advance will come directly from the dealer manager and will not come from us or from the amounts held in the escrow account. The advances will not affect the timing or amount of the payments we make to the dealer manager.

20

Experts

Our consolidated balance sheet, as of December 31, 2003, and the related consolidated statements of loss, stockholder’s equity, and cash flows for the period from inception (July 3, 2003) through December 31, 2003, which are included in this Supplement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The Statements of Revenues Over Certain Operating Expenses of the Weatherford Center Houston Building, the Republic Drive Buildings, and the Manhattan Towers Property for the year ended December 31, 2003, which are included in this Supplement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Erratum

The last sentence of the fourth paragraph of the section captioned “Prior Performance Summary,” which paragraph appears on page 90 of the Prospectus, is revised to read as follows: “Accordingly, as of September 30, 2003, Wells REIT I had received aggregate gross offering proceeds of $3,960,364,301 from the sale of 396,036,430 shares of its common stock to 100,599 investors.”

21

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	F-46

Pro Forma Balance Sheet as of March 31, 2004 (unaudited)	F-47

Pro Forma Statement of Operations for the Three Months Ended March 31, 2004 (unaudited)	F-49

Pro Forma Statement of Operations for the Year Ended December 31, 2003 (unaudited)	F-50

F-2

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2004 (unaudited)	December 31, 2003
Assets:
Real estate assets, at cost:
Land	$11,218,975	$—
Buildings and improvements, less accumulated depreciation of $130,842 at March 31, 2004	42,765,019	—
Intangible lease assets, less accumulated amortization of $97,653 at March 31, 2004	11,653,883	—

Total real estate assets	65,637,877	—
Cash and cash equivalents	14,847,362	156,912
Restricted cash	1,844,391	981,924
Rents receivable	257,931	—
Prepaid expenses and other assets	3,742,889	512,633
Deferred project costs	441,000	—
Deferred financing costs, less accumulated amortization of $588,056 at March 31, 2004	470,444	—
Deferred lease costs, less accumulated amortization of $50,555 at March 31, 2004	7,536,437	—
Investment in bonds	18,000,000	—

Total assets	$112,778,331	$1,651,469

Liabilities and Stockholders’ Equity:
Line of credit	$37,789,838	$—
Obligation under capital lease	18,000,000	—
Accounts payable and accrued expenses	1,833,741	563,000
Escrowed investor proceeds	1,844,391	981,924
Due to affiliates	503,290	—
Dividends payable	59,848	—

Total liabilities	60,031,108	1,544,924
Minority Interest	99,875	106,015
Redeemable Common Shares	48,753	—
Stockholders’ Equity:
Common shares, $.01 par value; 900,000,000 shares authorized, 6,079,335 shares issued and outstanding at March 31, 2004, and 100 shares issued and outstanding at December 31, 2003	60,793	1
Additional paid-in capital	53,594,373	999
Accumulated deficit	(1,007,818)	(470)
Redeemable common shares	(48,753)	—

Total stockholders’ equity	52,598,595	530

Total liabilities and stockholders’ equity	$112,778,331	$1,651,469

See accompanying notes.

F-3

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

Revenues:
Rental income	$810,694
Tenant reimbursements	115,217
Interest and other income	60,959

986,870
Expenses:
Depreciation	130,842
Property operating costs	273,654
Asset management fees	24,830
Amortization of deferred leasing costs	50,555
General and administrative	612,138
Interest expense	908,339

2,000,358

Loss before minority interest	(1,013,488)
Minority interest in loss of consolidated subsidiaries	(6,140)

Net loss	$(1,007,348)

Net loss per share
Basic and diluted	$(0.43)

Weighted average shares outstanding
Basic and diluted	2,357,638

Dividends declared per share	$0.05

See accompanying notes.

F-4

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM INCEPTION (JULY 3, 2003) TO DECEMBER 31, 2003

AND FOR THE THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Redeemable Common Shares	Total Stockholders’ Equity
	Shares	Amount
Balance, (inception) July 3, 2003	—	$—	$—	$—	$—	$—
Issuance of common stock	100	1	999	—	—	1,000
Net loss	—	—	—	(470)	—	(470)

Balance, December 31, 2003	100	1	999	(470)	—	530
Issuance of common stock	6,079,235	60,792	60,731,556	—	—	60,792,348
Redeemable common shares	—	—	—	—	(48,753)	(48,753)
Dividends ($0.05 per share)	—	—	(146,947)	—	—	(146,947)
Commissions on stock sales and related dealer manager fees	—	—	(5,775,368)	—	—	(5,775,368)
Other offering costs	—	—	(1,215,867)	—	—	(1,215,867)
Net loss	—	—	—	(1,007,348)	—	(1,007,348)

Balance, March 31, 2004	6,079,335	$60,793	$53,594,373	$(1,007,818)	$(48,753)	$52,598,595

See accompanying notes.

F-5

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

Cash Flows from Operating Activities:
Net loss	$(1,007,348)
Adjustments to reconcile net loss to net cash provided by operating activities:
Minority interest in loss of consolidated entities	(6,140)
Depreciation	130,842
Amortization of deferred financing costs	588,056
Amortization of intangible lease assets	97,653
Amortization of deferred leasing costs	50,555
Changes in assets and liabilities:
Rents receivable	(257,931)
Accounts payable and accrued expenses	836,702
Prepaid expenses and other assets	(30,257)

Total adjustments	1,409,480

Net cash provided by operating activities	402,132

Cash Flows from Investment Activities:
Investment in real estate and related assets	(65,091,505)
Earnest money paid	(3,200,000)
Acquisition fees paid	(1,049,420)
Deferred lease costs paid	(7,586,992)

Net cash used in investing activities	(76,927,917)

Cash Flows from Financing Activities:
Proceeds from line of credit	72,648,881
Repayment of line of credit	(34,859,043)
Dividends paid to stockholders	(87,099)
Issuance of common stock	60,792,348
Commissions on stock sales and related dealer manager fees paid	(5,170,932)
Other offering costs paid	(1,049,420)
Deferred financing costs paid	(1,058,500)

Net cash provided by financing activities	91,216,235

Net increase in cash and cash equivalents	14,690,450
Cash and cash equivalents, beginning of period	156,912

Cash and cash equivalents, end of period	$14,847,362

Supplemental Disclosures of Investing and Financing Non-Cash Activities
Acquisition fees applied to investments	$774,867

Acquisition fees due to affiliate	$166,447

Other offering costs due to affiliate	$166,447

Assumption of obligation under capital lease and related bonds	$18,000,000

Dividends payable	$59,848

Sales commissions payable	$434,038

Dealer manager fees due to affiliate	$170,397

See accompanying notes.

F-6

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

(unaudited)

1. Organization

Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) was formed on July 3, 2003 as a Maryland corporation that qualifies as a real estate investment trust (“REIT”). Wells REIT II was formed to engage in the acquisition and ownership of commercial real properties throughout the United States, including properties that are under construction, are newly constructed or have operating histories. Wells REIT II may invest in office buildings, shopping centers, other commercial and industrial properties or other real estate properties. Properties may be acquired directly or through joint ventures with real estate limited partnerships sponsored by Wells Capital, Inc. (the “Advisor”), affiliates of the Advisor, or third parties.

Substantially all of Wells REIT II’s business is conducted through Wells Operating Partnership II, L.P. (“Wells OP II”), a Delaware limited partnership. Wells OP II was formed on July 3, 2003 to acquire, develop, own, lease, and operate real properties on behalf of Wells REIT II, either directly, through wholly owned subsidiaries or through joint ventures. Wells REIT II is the general partner in Wells OP II and possesses full legal control and authority over the operations of Wells OP II. The Advisor is the sole limited partner of Wells OP II.

On November 26, 2003, Wells REIT II commenced its first public offering of up to 785.0 million shares of common stock pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933, with 185.0 million of those shares being reserved for issuance through Wells REIT II’s dividend reinvestment plan. Through March 31, 2004, Wells REIT II had sold approximately 6.1 million shares for gross proceeds of approximately $60.8 million. Of this amount, Wells REIT II incurred costs of approximately $1.2 million in acquisition fees and expenses, approximately $5.6 million in selling commissions and dealer manager fees, and approximately $1.2 million in organization and offering costs to the Advisor. With these net offering proceeds and indebtedness, Wells REIT II acquired approximately $74.0 million in real estate assets.

Wells REIT II’s stock is not listed on any securities exchange. However, Wells REIT II’s charter requires that, in the event that Wells REIT II’s stock is not listed on a national securities exchange by October 2015, Wells REIT II must either seek stockholder approval of an extension or amendment of this listing deadline or stockholder approval to begin liquidating investments and distributing the resulting proceeds to the stockholders. If Wells REIT II seeks stockholder approval of an extension or amendment to this listing date and does not obtain it, Wells REIT II will then be required to seek stockholder approval to liquidate. If Wells REIT II seeks and does not obtain approval to liquidate, Wells REIT II will not be required to list or liquidate and could continue to operate as before.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of Wells REIT II have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the statements for the unaudited interim period presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such period. Results for this interim period are not necessarily indicative of full year results. For further information, refer to the financial statements and footnotes included in the Wells REIT II’s Form 10-K for the year ended December 31, 2003. Consolidated results of operations and cash flows for the three months ended March 31, 2003 have not been presented because Wells REIT II had not been formed and was not operational during that period.

F-7

Principles of Consolidation

The consolidated financial statements include the accounts of Wells REIT II and any entities for which Wells REIT II has a controlling financial interest or is deemed the primary beneficiary of a variable interest entity. In determining whether a controlling financial interest exists, Wells REIT II considers ownership of voting interests, protective rights and participatory rights of the investors. Any intercompany balances and transactions are eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate Assets

Real estate assets are stated at cost, less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction and any tenant improvements or major improvements and betterments that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred.

Wells REIT II’s real estate assets are depreciated using the straight-line method over the useful lives of the assets by class generally as follows:

Building	40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Lease term
Intangible lease assets	Lease term

Management continually monitors events and changes in circumstances that could indicate that carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, management assesses the recoverability of the assets by determining whether the carrying value of the real estate and related intangible assets will be recovered through the undiscounted future cash flows expected from the use and eventual disposition of the asset. In the event the expected undiscounted future cash flows do not exceed the carrying value, management adjusts the real estate and intangible assets to their fair value and recognizes an impairment loss. Management has determined that there has been no impairment in the carrying value of real estate assets held by Wells REIT II during the three months ended March 31, 2004.

Cash and Cash Equivalents

Wells REIT II considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short term investments. Short term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts.

Restricted Cash and Escrowed Investor Proceeds

Included in restricted cash and escrowed investor proceeds on the consolidated balance sheets are offering proceeds from Pennsylvania investors of approximately $1.8 million at March 31, 2004. These proceeds may not be utilized by Wells REIT II until Wells REIT II has received and accepted subscriptions for a minimum of $200 million in gross offering proceeds.

Rent Receivable

Rents receivable are recognized and carried at original amount earned less a provision for any uncollectible amounts. An allowance for uncollectible amounts is made when collection of the full amount is no longer probable. No bad debt expense was incurred during the three months ended March 31, 2004.

F-8

Prepaid Expenses and Other Assets

Prepaid expenses and other assets include expenses paid as of the balance sheet date relating to future periods and will be expensed during the period to which the costs relate. Any amounts with no future economic benefit are written off when identified.

Deferred Project Costs

Wells REIT II pays certain fees to the Advisor with regard to the acquisition of properties that are capitalized to the cost of the properties and depreciated on the same basis and over the respective useful life of the related asset. Deferred project costs represent costs incurred for properties yet to be acquired.

Deferred Financing Costs

Deferred financing costs are capitalized and amortized on a straight-line basis over the term of the related financing arrangement. Amortization of deferred financing costs for the three months ended March 31, 2004 was $588,056 and was recorded in interest expense on the consolidated statement of operations.

Deferred Lease Costs

Costs incurred to procure operating leases, including those identified as part of the purchase price allocation process, are capitalized as deferred lease costs and amortized on a straight-line basis over the terms of the related leases. Amortization of deferred lease acquisition costs was $50,555 for the three months ended March 31, 2004.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is Wells REIT II’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and building based on management’s determination of the relative fair value of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, management includes real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand.

The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values are recorded as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements and other direct costs and are estimated based on management’s consideration of current market costs to execute a similar lease. These direct costs are included in deferred lease costs in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These lease intangibles are

F-9

included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to rental income over the remaining term of the respective leases.

During the three months ended March 31, 2004, Wells REIT II recorded approximately $11.8 million in intangible lease assets, which are included in real estate assets in the consolidated balance sheet. Wells REIT II recorded approximately $7.6 million in lease origination costs, which are included in deferred lease costs in the consolidated balance sheets.

During the three months ended March 31, 2004, Wells REIT II recorded $50,555 in amortization expense of deferred lease costs in the consolidated statement of operations, and $97,653 in amortization of intangible lease assets and liabilities was recorded as a reduction in rental income in the consolidated statement of operations.

Investments in Bonds and Obligations Under Capital Leases

Wells REIT II has acquired investments in bonds and an offsetting obligation under a capital lease. Wells REIT II records the bonds and obligations under capital leases at the amounts Wells REIT II expects to pay and receive. Because Wells REIT II is obligated to pay the indebtedness evidenced by the bonds, Wells REIT II has recorded these obligations as liabilities; however, since Wells REIT II is also the owner of the bonds, the bonds are carried on Wells REIT II’s books as assets. The related offsetting interest amounts are recorded as interest income and interest expense in the period that the amounts accrue, with no net impact on the results of operations of Wells REIT II.

Line of Credit

Wells REIT II’s line of credit is recorded at the stated principal amount. Interest is charged to interest expense as it accrues.

Dividends Payable and Distribution Policy

Wells REIT II intends to make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of its taxable income. Wells REIT II intends to pay regular quarterly dividends to stockholders. Dividends will be paid to those stockholders who are stockholders of record as of daily record dates.

Dividends to be distributed to the stockholders are determined by the board of directors of Wells REIT II and are dependent upon a number of factors relating to Wells REIT II, including funds available for payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order to maintain Wells REIT II’s status as a REIT under the Internal Revenue Code.

Offering and Related Costs

Offering costs are charged by the Advisor for costs incurred by the Advisor for raising capital for Wells REIT II. Such costs include legal and accounting fees, printing costs, sales and promotional costs, and other offering costs. Such costs, as well as sales commissions and dealer manager fees associated with the offering of shares, which are approximately 7% and up to 2.5%, respectively, of gross offering proceeds, are accounted for as a reduction of equity.

Minority Interest

Minority interest in loss of consolidated subsidiaries in the consolidated statement of operations represents the net loss allocated to minority interests based on the economic ownership percentage of the consolidated subsidiaries held by third parties throughout the period. Minority interest in the consolidated balance sheets represents the economic equity interests of consolidated subsidiaries that are not owned by Wells REIT II.

Stockholders’ Equity

The par value of investor proceeds raised from the offering is classified as common stock, with the remainder allocated to additional paid in capital. Wells REIT II’s redemption program in place at March 31, 2004 provides that all shares are redeemable upon death without limitation. Under Accounting Series Release No. 268, “Presentation in Financial

F-10

Statements of Redeemable Preferred Stock,” because redemption of these shares is certain to occur and outside the control of Wells REIT II, they are considered to be temporary equity.

On April 21, 2004, Wells REIT II’s share redemption program was amended, as discussed in Note 8. The amendment limits all redemptions during any calendar year, including those upon death or qualifying disability, to those that can be funded with proceeds raised in the current calendar year from Wells REIT II’s dividend reinvestment plan. As a result of the adoption of the amendment, Wells REIT II has included all shares outstanding, with the exception of those purchased through Wells REIT II’s dividend reinvestment plan, as equity rather than temporary equity as of March 31, 2004.

Revenue Recognition

All leases on real estate assets held by Wells REIT II are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases, unless rental income is dependent upon criteria that cannot be determined at inception of the lease. Tenant reimbursements are recognized as revenue in the period that the related operating cost is incurred, and, therefore contractually earned and billable pursuant to the terms of the underlying lease. Rents paid in advance, which do not qualify for revenue recognition, are deferred to future periods.

Revenues earned relating to lease termination agreements are recognized at the time the tenant loses the right to lease the space and when Wells REIT II has satisfied all obligations under the agreement.

Earnings Per Share

Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share. Outstanding stock options have been excluded from the diluted earnings per share calculation, as their impact would be anti-dilutive using the treasury stock method, as the exercise price of the options exceeds the fair value of the stock, and Wells REIT II recognized a net loss for the period.

Financial Instruments

Wells REIT II considers its cash, accounts receivable, accounts payable, bonds, obligations under capital leases, and line of credit to meet the definition of financial instruments. At March 31, 2004, the carrying value of Wells REIT II’s financial instruments approximated their fair value. The line of credit bears interest based on variable interest rates that periodically adjust to market, which approximates current market rates for similar arrangements.

Income Taxes

Wells REIT II intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and has operated as such beginning with its taxable period ended December 31, 2003. To qualify as a REIT, Wells REIT II must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of Wells REIT II’s ordinary taxable income to stockholders. As a REIT, Wells REIT II generally will not be subject to federal income tax. If Wells REIT II fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Wells REIT II relief under certain statutory provisions. Such an event could materially adversely affect Wells REIT II’s net income and net cash available for distribution to stockholders. However, Wells REIT II believes that it is organized and operates in such a manner as to qualify for treatment as a REIT and intends to continue to operate in the foreseeable future in such a manner that Wells REIT II will remain qualified as a REIT for federal income tax purposes. No provision for federal income taxes has been made in the accompanying consolidated financial statements, as Wells REIT II made distributions in excess of taxable income for the period presented and incurred a net loss. Wells REIT II is subject to certain state and local taxes related to the operations of properties in certain locations, which has been provided for in the accompanying consolidated financial statements.

F-11

3. Real Estate Assets

Acquisitions

During the three months ended March 31, 2004, Wells REIT II acquired ownership interests in three properties for an aggregate purchase price of approximately $78.0 million, $5.3 million of which will be paid in a future period as stipulated below, exclusive of related closing costs and acquisition fees paid to the Advisor, as described below.

Weatherford Center Houston

On February 10, 2004, Wells REIT II purchased a 12-story office building containing approximately 260,000 rentable square feet located at 515 South Post Oak Boulevard in Houston, Texas for a purchase price of approximately $39.9 million plus closing costs. The property, which was completed in 1980 and renovated in 1993, is leased to Weatherford International, Ltd. (approximately 96%) and various other office and retail tenants.

New Manchester One

On March 19, 2004, Wells REIT II purchased a 404,000-square-foot single-story distribution facility subject to a ground lease located on an approximate 31-acre tract of land at 9103 Riverside Parkway in Douglasville, Georgia (“Phase I”) for a purchase price of approximately $19.3 million, of which $14.0 million was paid at closing for Phase I with proceeds drawn from our $175 million bridge facility. The remaining $5.3 million will be funded at certain milestones during construction of an additional 189,000 rentable square feet (“Phase II”) on the same tract of land. Phase I was completed in December 2003, and the anticipated completion date for Phase II is November 2004.

Fee simple title to the land upon which the New Manchester One building is located is held by the Development Authority of Douglas County (the “Development Authority”), which issued a Development Authority of Douglas County Taxable Revenue Bond (the “Bond”) totaling $18 million in connection with the construction of the building. Certain real property tax abatement benefits are available to Wells REIT II because the fee simple title to the property is held by the Development Authority. The property tax abatement benefits will expire in 2011. As part of the transaction, Well REIT II also purchased the Bond. The amount of rent payable under the ground lease and the payments due on the Bond offset each other, and result in no net impact on our operating results. Wells REIT II will acquire fee simple title upon exercise of an option to purchase contained in the ground lease. The purchase price will be approximately equal to the amount then due to Wells REIT II under the Bond. Wells REIT II is not likely to exercise the purchase option until the tax abatement benefits expire.

The New Manchester One Building is entirely leased to JVC Americas Corporation, a wholly owned subsidiary of Victor Company of Japan, Ltd., which is a majority owned subsidiary of Matsushita Electric Co., Ltd.

Republic Drive Buildings

On March 31, 2004, Wells REIT II purchased two single-story engineering buildings containing an aggregate of approximately 169,000 rentable square feet for an aggregate purchase price of approximately $18.9 million plus closing costs. The property is located on an approximate 20-acre tract of land at 333 Republic Drive and 777 Republic Drive, Allen Park, Michigan. The Republic Drive Buildings, which were constructed in 2000, are 100% leased under a net lease to Roush Industries, Inc.

4. Line of Credit

On February 10, 2004, Wells REIT II entered into a non-revolving $175 million, 90-day, secured bridge facility with Bank of America, N.A., the proceeds of which are designated for the acquisition of approved properties. Wells REIT II utilized capacity under the line to finance the three acquisitions above. The agreement contains borrowing arrangements that provide for interest costs based on LIBOR plus a percentage ranging from 2.25% to 5%, based on Wells REIT II’s leverage, calculated as Wells REIT II’s ratio of total debt to total real estate assets at cost plus cash and cash equivalents. At March 31, 2004, the interest rate was approximately 3.34% and outstanding principal was approximately $37.8 million. Substantially all remaining capacity on the facility was utilized for the Manhattan Towers Property acquisition on April 2,

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2004 (see Note 8). The agreement also contains a provision that Wells REIT II pays a monthly unused fee of 0.5% of the amount of the line not utilized. This line of credit is collateralized by all properties owned by Wells REIT II.

5. Commitments and Contingencies

Commitments Under Existing Lease Agreements

Certain lease agreements include provisions that, at the option of the tenant, Wells REIT II may be obligated to expend certain amounts of capital to expand an existing property or provide other expenditures for the benefit of the tenant, in favor of additional rental revenue. At March 31, 2004, no tenants have exercised such options.

Properties Under Contract

At March 31, 2004, Wells REIT II had a contract to acquire a real estate asset for a purchase price of $79.3 million. In addition, Wells REIT II had signed an agreement related to the completion of construction of Phase II of the New Manchester One facility in the amount of approximately $5.3 million. Wells REIT II has paid $3.2 million in earnest money related to these contracts at March 31, 2004, which are included in prepaid expenses and other assets in the consolidated balance sheet.

6. Related-Party Transactions

Advisory Agreement

Wells REIT II has entered into an Advisory Agreement with the Advisor, which entitles the Advisor to earn specified fees upon the completion of certain services. The Advisory Agreement has a one-year term and automatically renews unless either side gives notice of its intent not to renew. However, Wells REIT II may terminate the Advisory Agreement upon 60 days’ written notice. If Wells REIT II terminates the Advisory Agreement, Wells REIT II will pay the Advisor all unpaid reimbursements of expenses and all earned but unpaid fees. The Advisory Agreement expires on October 9, 2004.

Organization and Offering Costs

The Advisor pays organization and offering costs (other than selling commissions, the dealer manager fee and the reimbursable due diligence expenses of participating dealers) of Wells REIT II. These costs include Wells REIT II’s legal, accounting, printing, and filing fees and other offering expenses, such as the salaries of the Advisor’s employees and other costs of the Advisor relating to the preparation of supplemental sales materials and holding educational conferences. Wells REIT II is obligated to reimburse the Advisor for those costs in an amount equal to the lesser of actual costs incurred or 2% of the gross proceeds from the offering and sale of shares of common stock to the public. As of March 31, 2004, the Advisor had incurred organization and offering costs on behalf of Wells REIT II of approximately $8.4 million. However, because Wells REIT II’s obligation for organization and offering costs is limited to 2% of gross offering proceeds raised, $1.2 million has been accrued in Wells REIT II’s consolidated balance sheet as of March 31, 2004. The remaining $7.2 million will be accrued and payable as Wells REIT II raises additional offering proceeds.

Asset Management Fees

Wells REIT II pays an asset management fee to the Advisor for services related to formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties. The asset management fee is payable monthly in an amount equal to one-twelfth of 0.75% of the cost of (1) all occupied properties of Wells REIT II and (2) investments in joint ventures. The amount paid in any calendar quarter may not exceed 1.0% of the net asset value of those investments at each quarters end after deducting debt used to acquire or refinance properties. These fees totaled $24,830 for the three months ended March 31, 2004.

Administrative Services Reimbursement

Additionally, Wells REIT II reimburses the Advisor for all costs and expenses the Advisor incurs in fulfilling its duties as the asset portfolio manager. These costs and expenses include wages and salaries and other employee-related expenses of the

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Advisor’s employees engaged in the management, administration, operations, and marketing functions. Employee-related expenses include taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the services they provide. The related expenses are billed to Wells REIT II based on time spent on each entity by administrative personnel. These expenses totaled $52,120 for the three months ended March 31, 2004 and are included in general and administrative expenses in the consolidated statement of operations.

Acquisition Fees

Wells REIT II pays a fee to the Advisor for services related to the acquisition and disposition of investment properties. Wells REIT II pays acquisition fees equal to 2.0% of the aggregate purchase price of all shares Wells REIT II sells. These acquisition fees serve as compensation for services the Advisor renders in connection with the investigation, selection and acquisition of properties. Wells REIT II pays the acquisition fees upon its receipt of proceeds from the shares it sells, but the Advisor is obligated to reimburse Wells REIT II for any unearned acquisition fee upon termination of the Advisory Agreement. Wells REIT II also reimburses the Advisor for expenses it pays to third parties in connection with acquisitions or potential acquisitions. Additionally, when Wells REIT II sells a property, it will pay the Advisor a fee equal to 3.0% of the sales price if the Advisor provided a substantial amount of services in connection with the sale (as determined by the conflicts committee of Wells REIT II’s board of directors). This fee may be in addition to real estate commissions paid to third parties. However, for any Wells REIT II property sold, the total real estate commissions (including such disposition fee) may not exceed the lesser of (i) 6.0% of the sales price of each property or (ii) the level of real estate commissions customarily charged in light of the size, type, and location of the property. During the three months ended March 31, 2004, the Advisor earned acquisition fees of approximately $1.2 million with regard to Wells REIT II.

Subordinated Incentive Listing and Liquidation Fees

The Advisor may also earn fees in connection with the listing of Wells REIT II’s shares of common stock or a liquidating sale of Wells REIT II’s assets. If Wells REIT II lists its shares on a national securities exchange or national over-the-counter market system, the Advisor will be entitled to a fee provided that the market value of Wells REIT II’s outstanding stock plus distributions paid prior to listing exceeds the sum of the amount of capital stockholders invested plus the amount that would be required to be paid to stockholders to provide an annualized, non-cumulative return of 8.0%. The fee would equal 10% of that excess and would be offset by any incentive fees previously paid. Further, if Wells REIT II pays this fee following a listing of shares, it will not be obligated to pay any further incentive fees to the Advisor. Furthermore, if Wells REIT II sells properties in a single transaction or a series of related transactions with the intent of liquidating the assets of Wells REIT II and receives proceeds enabling it to distribute to stockholders all of the capital stockholders invested plus an amount sufficient to provide stockholders with an annualized, non-cumulative return of 8.0%, the Advisor will be entitled to an incentive fee. This incentive fee will equal 10% of the net sales proceeds remaining after Wells REIT II has made the distributions providing stockholders a complete return of capital and the 8.0% return. As of March 31 2004, the Advisor has not earned any such fees.

In addition, the Advisor would be entitled to 10% of the amount, if any, by which the sum of the net value of Wells REIT II’s properties plus all distributions paid to the termination date exceeded the difference between (A) the sum of (1) the total investments by stockholders (after any redemptions) plus (2) distributions attributable to the sale of properties plus (3) the amount of distributions that would be required to be paid to stockholders to provide an annualized, non-cumulative return of 8.0% and (B) any prior incentive fee paid to the Advisor.

Property Management and Leasing Agreements

Wells REIT II may retain Wells Management, Inc. (“Wells Management”) to manage and lease some of its properties. If so, Wells REIT II will enter into an agreement with Wells Management to pay a fee equal to what other management companies generally charge for the management of similar properties, which may include reimbursement of costs and expenses Wells Management incurs in managing the properties. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing, maintaining, and leasing properties. In addition, Wells REIT II may pay Wells Management a separate one-time fee for the initial leasing of newly constructed properties at a market rate, typically equal to one month’s rent. No such agreements had been entered into and thus no such fees had been earned as of March 31, 2004.

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Dealer Manager Agreement

Wells REIT II has executed a Dealer Manager Agreement with Wells Investment Securities, Inc. (“WIS”), whereby WIS, an affiliate of the Advisor, performs the dealer manager function for Wells REIT II. For these services, WIS earns a fee of up to 7% of the gross offering proceeds from the sale of the shares of Wells REIT II, of which substantially all are reallowed to participating broker-dealers. During the three months ended March 31, 2004, Wells REIT II incurred commissions of $4.1 million, of which more than 99% was reallowed to participating broker-dealers.

Additionally, Wells REIT II is required to pay WIS a dealer manager fee of up to 2.5% of the gross offering proceeds from the sale of Wells REIT II’s stock at the time the shares are sold. Under the dealer manager agreement, up to 1.5% of the gross offering proceeds may be reallowed by WIS to participating broker-dealers, and some of the fees may be reduced for certain classes of purchasers or for purchasers under the dividend reinvestment plan. Wells REIT II recorded dealer manager fees of approximately $1.5 million during the three months ended March 31, 2004, of which approximately $0.7 million was reallowed to participating broker-dealers.

Conflicts of Interest

The Advisor also is a general partner of or advisor to various other entities including another REIT and several syndicated real estate limited partnerships. As such, there are instances where the Advisor, while serving in the capacity as general partner or advisor for these entities, may be in competition with Wells REIT II in connection with property acquisitions or for tenants in similar geographic markets. The compensation arrangements with the Advisor and its affiliates could influence the Advisor’s and its affiliates’ advice to Wells REIT II.

Additionally, certain members of the board of directors of Wells REIT II also serve on the board of directors of another REIT sponsored by the Advisor. These directors may face situations where decisions that benefit one entity may be detrimental to the other entity.

7. Economic Dependency

Under agreements which have terms of one year or less, Wells REIT II has engaged the Advisor and its affiliates to provide certain services that are essential to Wells REIT II, including asset management services, supervision of the management and leasing of properties owned by Wells REIT II, asset acquisition and disposition decisions, the sale of shares of Wells REIT II’s common stock available for issue, as well as other administrative responsibilities for Wells REIT II including accounting services and investor relations. As a result of these relationships, Wells REIT II is dependent upon the Advisor and its affiliates. In the event that these companies were unable to provide Wells REIT II with the respective services, Wells REIT II would be required to find alternative providers of these services.

On or about March 12, 2004, a putative class action complaint (the “complaint”) relating to Wells Real Estate Fund I, a public limited partnership that offered units from September 6, 1984 through September 5, 1986 (“Wells Fund I”), was filed by four individuals (the “plaintiffs”) against Leo F. Wells, III and the Advisor, as well as Wells Investment Securities, Inc., Wells Management Company, Inc., and Wells Fund I (collectively, the “Wells Defendants”) (Hendry et al. v. Leo F. Wells, III et al., Superior Court of Gwinnett County, Georgia, Civil Action No. 04-A-2791 2). The Wells Defendants received notice of the complaint on or about March 19, 2004. The plaintiffs filed the complaint purportedly on behalf of all limited partners holding B units of Wells Fund I as of January 15, 2003. The complaint alleges, among other things, that (a) during the offering period (September 6, 1984 through September 5, 1986), Mr. Wells, the Advisor, Wells Investment Securities and Wells Fund I negligently or fraudulently made false statements and made material omissions in connection with the initial sale of the B units to investors of Wells Fund I by making false statements and omissions in the Wells Fund I sales literature relating to the distribution of net sale proceeds to holders of B units; (b) Mr. Wells, the Advisor, and Wells Fund I negligently or fraudulently misrepresented and concealed disclosure of, among other things, alleged discrepancies between such statements and the provisions in the partnership agreement for a period of time in order to delay such investors from taking any legal, equitable or other action to protect their investments in Wells Fund I, among other reasons; and (c) Mr. Wells, the Advisor and Wells Fund I breached their fiduciary duties to the limited partners. The plaintiffs seek, among other remedies, the following: rescission of all purported class members’ purchases of B units and an order for a full refund of all money paid for such units together with interest; judgment against the Wells Defendants, jointly and severally, in an amount to be proven at trial; punitive damages; judicial dissolution of Wells Fund

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I and the appointment of a receiver to wind up and terminate the partnership; and an award to plaintiffs of their attorneys’ fees, costs and expenses.

Due to the uncertainties inherent in the litigation process, it is not possible to predict the ultimate outcome of this matter at this time. However an adverse outcome could adversely affect the ability of the Advisor, Wells Investment Securities, and Mr. Wells to fulfill their duties under the agreements and relationships they have with us.

8. Subsequent Events

Sale of Shares of Common Stock

From April 1, 2004 through April 30, 2004, Wells REIT II had raised approximately $40.9 million through the issuance of approximately 4.1 million shares of common stock of Wells REIT II. As of April 30, 2004, approximately $5.9 billion in shares (589.8 million shares) remained available for sale to the public under the offering, exclusive of shares available under Wells REIT II’s dividend reinvestment plan.

Manhattan Towers Property Acquisition

On April 2, 2004, Wells REIT II purchased two six-story office buildings containing approximately 310,000 rentable square feet for a purchase price of approximately $89.9 million plus closing costs. The buildings are located on an approximate 5.1-acre parcel of land at 1230 and 1240 Rosecrans Avenue in Manhattan Beach, California. The property, which was completed in 1985 and renovated in 2001, is leased to Northrop Grumman Space and Mission Systems Corporation (approximately 76%) and various other office and retail tenants (approximately 23%). Approximately 1% of the Manhattan Towers Property is currently vacant.

Declaration of Dividends

On April 21, 2004, Wells REIT II’s board of directors increased the dividend rate to a 6.0% annualized rate of return on a $10.00 investment per share from a 5.0% annualized rate, calculated on a daily basis to stockholders of record each day from April 22, 2004, through June 15, 2004. This dividend will be paid in June, along with the dividends earned March 16, 2004, through April 21, 2004.

Line of Credit

On May 10, 2004, Wells REIT II entered into a revolving $350 million, 180-day, secured interim facility agreement with Bank of America, N.A., superseding the $175 million facility agreement and refinancing the remaining outstanding principal balance. In connection with closing the $350 million facility, Wells REIT II paid and expects to pay fees and expenses totaling approximately $3.2 million. The agreement contains borrowing arrangements that provide for interest costs based on LIBOR for one, two, or three month periods, plus 225 basis points or the base rate plus 50 basis points, at Wells REIT II’s option. The base rate for any day is the higher of the Federal Funds Rate for such day plus 50 basis points or Bank of America’s prime rate for such day. If Bank of America is not able to syndicate an acceptable portion of this line of credit, the terms of the line of credit, including, but not limited to, the interest rate and the amount available under the facility, may change. Like Wells REIT II’s initial $175 million facility, this $350 million facility requires that Wells REIT II use 86.5% of gross offering proceeds to repay the facility. Unlike the initial $175 million facility, the $350 million facility permits the use of loan proceeds for any property acquisition (subject to compliance with certain covenants) and for working capital; however, borrowing under the facility is limited to a certain percentage of the value of lender-approved properties.

Under the terms of the $350 million line of credit, Wells REIT II is required to repay outstanding principal and accrued interest within 180 days. During the initial 180-day term, the agreement allows Wells REIT II to borrow up to 70% of the aggregate cost of the subset of lender-approved properties with an aggregate average occupancy rate of 85% (the “Borrowing Base”). Wells REIT II is able to extend the initial maturity date by an additional 180 days if Wells REIT II seeks an extension and meet the related conditions set forth in the agreement, including reducing the amount outstanding under the facility to 60% of the Borrowing Base. During the extension term, borrowing under the facility is limited to

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60% of the Borrowing Base. At May 10, 2004, Wells REIT II was able to borrow up to approximately $2.5 million under the $350 million line of credit.

The agreement also stipulates that Wells REIT II’s net distributions, which equal total distributions less the amount reinvested through our dividend reinvestment plan, may not exceed the greater of 90% of Wells REIT II’s Funds from Operations for the corresponding period and any equity proceeds not used for other purposes that are otherwise not required to pay down the line. With the obligation to use 86.5% of gross offering proceeds to repay the facility, the equity proceeds that Wells REIT II could use to fund distributions will be largely limited to approximately $14.8 million of available new proceeds raised before entering into the former $175 million bridge facility. Funds from Operations, as defined by the National Association of Real Estate Investment Trusts, generally means net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. The lender also further adjusts the definition of Funds from Operations to add back the amortization of initial loan fees paid to the lender.

Debt covenants of the $350 million line of credit require that Wells REIT II maintain its leverage, i.e., the ratio of total debt to total purchase price of real estate assets plus cash and cash equivalents, at 70% or less at all times during the initial or extended term of the facility. The $350 million facility is secured by mortgages on all lender-approved properties; however, only some of the mortgages are recorded in the property records. However, in the event we are in default under the facility, the lender may elect to record all of the mortgages and foreclose.

Amendment to the Share Redemption Program

On April 21, 2004, Wells REIT II’s share redemption program was amended. Wells REIT II’s board of directors may amend, suspend or terminate the share redemption program upon 30 days’ notice. The revised program will go into effect 30 days after notice to the stockholders of Wells REIT II, and is summarized as follows:

Under the revised program, the initial redemption price was increased from $8.40 per share to $9.10 per share, or 91% of the price per share paid for those shares sold for less than $10.00. Higher redemption prices remain in effect for redemptions sought within two years of death. The higher redemption price available upon death will now also be available within two years of an investor’s award of disability benefits from the Social Security Administration or, in limited circumstances, from other governmental agencies.

The revised program also contains different limitations on the total amount of redemptions Wells REIT II can make. In addition to redemptions following death, the revised program provides that redemptions following a qualifying disability are also exempt from the cap of 5% of the weighted average number of shares outstanding during the prior calendar year. However, the redemptions during any calendar year, other than redemptions within two years of death or disability, are limited to those that can be funded with 50% of the net proceeds from the sale of shares under our dividend reinvestment plan during that calendar year. All redemptions during any calendar year, including those within two years of death or disability, are limited to those that can be funded from 100% of the net proceeds from the sale of shares under our dividend reinvestment plan during that calendar year.

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REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying consolidated balance sheet of Wells Real Estate Investment Trust II, Inc. as of December 31, 2003 and the related consolidated statements of loss, stockholder’s equity, and cash flows for the period from inception (July 3, 2003) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wells Real Estate Investment Trust II, Inc. at December 31, 2003 and the consolidated results of its operations and its cash flows for the period from inception (July 3, 2003) to December 31, 2003 in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Atlanta, Georgia

February 18, 2004

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WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2003

ASSETS:
Cash and cash equivalents	$156,912
Restricted cash	981,924
Prepaid expenses and other assets	512,633

Total assets	$1,651,469

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
Accrued expenses	$563,000
Escrowed investor proceeds	981,924

Total liabilities	1,544,924

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	106,015

STOCKHOLDER’S EQUITY:
Preferred shares, $.01 par value; 100,000,000 shares authorized, no shares issued and outstanding at December 31, 2003	—
Common shares, $.01 par value; 900,000,000 shares authorized, 100 shares issued and outstanding at December 31, 2003	1
Additional paid-in capital	999
Accumulated deficit	(470)

Total stockholder’s equity	530

Total liabilities and stockholder’s equity	$1,651,469

See accompanying notes.

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WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENT OF LOSS

FOR THE PERIOD FROM INCEPTION (JULY 3, 2003) TO DECEMBER 31, 2003

REVENUES:	—
EXPENSES:
General and administrative	$94,455

LOSS BEFORE MINORITY INTEREST	$(94,455)

MINORITY INTEREST IN LOSS OF CONSOLIDATED ENTITIES	$(93,985)

NET LOSS	$(470)

EARNINGS PER SHARE:
Basic and diluted	$(4.70)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted	100

See accompanying notes.

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WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM INCEPTION (JULY 3, 2003) TO DECEMBER 31, 2003

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
BALANCE, (inception) July 3, 2003	—	$—	$—	$—	$—
Issuance of common stock	100	1	999	—	1,000
Net loss	—	—	—	(470)	(470)

BALANCE, December 31, 2003	100	$1	$999	$(470)	$530

See accompanying notes.

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WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (JULY 3, 2003) TO DECEMBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(470)

Adjustments to reconcile net loss to net cash used in operating activities:
Minority interest in loss of consolidated entities	(93,985)
Changes in assets and liabilities:
Prepaid expenses and other assets	(512,633)
Accrued expenses	563,000

Total adjustments	(43,618)

Net cash used in operating activities	(44,088)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,000
Limited partner’s contribution to Wells OP II	200,000

Net cash provided by financing activities	201,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	156,912
CASH AND CASH EQUIVALENTS, July 3, 2003 (inception)	—

CASH AND CASH EQUIVALENTS, December 31, 2003	$156,912

See accompanying notes.

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WELLS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (JULY 3, 2003) TO DECEMBER 31, 2003

1. ORGANIZATION

Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) was formed on July 3, 2003 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). Wells REIT II expects to engage in the acquisition and ownership of commercial real properties throughout the United States, including properties that are under construction, are newly constructed or have operating histories. Wells REIT II may invest in office buildings, shopping centers, other commercial and industrial properties or other real estate properties. All such properties may be acquired directly or through joint ventures with real estate limited partnerships sponsored by Wells Capital, Inc. (the “Advisor”), affiliates of the Advisor, or third parties.

Substantially all of Wells REIT II’s business is expected to be conducted through Wells Operating Partnership II, L.P. (“Wells OP II”), a Delaware limited partnership. Wells OP II was formed on July 3, 2003, and is expected to acquire, develop, own, lease, and operate real properties on behalf of Wells REIT II, either directly, through wholly owned subsidiaries or through joint ventures. Wells REIT II is the general partner in Wells OP II and possesses full legal control and authority over the operations of Wells OP II. On September 9, 2003, the Advisor purchased 20,000 limited partner units in Wells OP II in exchange for $200,000.

On November 26, 2003, Wells REIT II commenced its first public offering of up to 785,000,000 shares of common stock of Wells REIT II pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933, with 185,000,000 of those shares being offered through the Wells REIT II Dividend Reinvestment Plan. Subscribers shall be admitted to Wells REIT II upon Wells REIT II’s receipt and acceptance of gross offering proceeds of $2,500,000 (the “Minimum Offering”) and, for subscribers residing in Pennsylvania, receipt and acceptance of a minimum of $200,000,000 in gross offering proceeds from all jurisdictions. As of December 31, 2003 Wells REIT II has sold 100 shares to the Advisor at the initial public offering price of $10 per share and proceeds from the sale of 98,192 shares to the public are restricted until the Minimum Offering is reached.

At December 31, 2003, Wells REIT II has neither purchased nor contracted to purchase any interest in real properties.

Wells REIT II’s stock is not listed on a national exchange. However, Wells REIT II’s Articles of Incorporation require that, in the event that Wells REIT II’s stock is not listed on a national exchange by October 2015, Wells REIT II must either seek stockholder approval of an extension or amendment of this listing deadline or stockholder approval to begin liquidating investments and distributing the resulting proceeds to the stockholders. If Wells REIT II seeks stockholder approval of an extension or amendment to this listing date and does not obtain it, Wells REIT II will then be required to seek stockholder approval to liquidate. If Wells REIT II seeks and does not obtain approval to liquidate, Wells REIT II will not be required to list or liquidate and could continue to operate as before.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Wells REIT II and any entities for which Wells REIT II has a controlling financial interest. In determining whether a controlling financial interest exists, Wells REIT II considers ownership of voting interests, protective rights and participatory rights of the investors. Any intercompany balances and transactions are eliminated upon consolidation. As of December 31, 2003, Wells REIT II has no investments in other entities, except for its 0.5% interest in Wells OP II, which is included in the consolidated financial statements of Wells REIT II.

Upon formation, Wells REIT II adopted Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). The interpretation provides additional guidance on the appropriate accounting for variable interest entities. Wells OP II is a variable interest entity (“VIE”), as that term is defined in FIN 46. Under FIN 46, the primary beneficiary of a VIE is required to consolidate the VIE. Wells REIT II is deemed to be the primary beneficiary of Wells OP II since its activities are deemed to be most closely associated with Wells OP II. Consequently, Wells REIT II has consolidated its interest in Wells OP II in its consolidated balance sheet.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Wells REIT II considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short term investments. Short term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts.

Restricted Cash and Escrowed Investor Proceeds

Wells REIT II’s cash from offering proceeds of $981,924 is restricted until the “Minimum Offering” is received and accepted.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets include expenses paid during the current period relating to future periods and will be expensed during the period to which the costs relate.

Minority Interest

Minority interest in loss of consolidated entities in the consolidated statement of loss represents the net loss allocated to minority interests based on the economic ownership

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percentage of the consolidated partnerships held by third parties throughout the year and minority interest in the consolidated balance sheet represents the economic equity interests of consolidated partnerships that are not owned by Wells REIT II. Included in minority interest in the consolidated balance sheet and statement of loss is the interest in Wells OP II owned by the Advisor.

Dividends Payable and Distribution Policy

Wells REIT II intends to make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of the taxable income of Wells REIT II. Wells REIT II expects to declare dividends in advance of the quarter to which they relate based on a daily rate and pay the dividends at the end of the quarter.

Dividends to be distributed to stockholders will be determined by the board of directors of Wells REIT II and will be dependent upon a number of factors relating to Wells REIT II, including funds available for payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain Wells REIT II’s status as a REIT under the Internal Revenue Code.

Offering and Related Costs

Organization and offering costs (as described in Note 6) of Wells REIT II are incurred or paid by the Advisor on behalf of Wells REIT II. As of December 31, 2003, the Advisor had incurred organization and offering expenses on behalf of Wells REIT II of approximately $3,200,000, which will be reimbursed by Wells REIT II upon the sale of shares to the public under the terms of the Advisory Agreement discussed in Note 6. Upon receipt and acceptance of the Minimum Offering, organizational costs will be expensed, and offering costs will be charged to stockholder’s equity.

Earnings Per Share

Earnings per share is calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share. Until Wells REIT II breaks escrow, all shares sold to the public are excluded from the calculation of weighted average shares outstanding.

Financial Instruments

Wells REIT II considers its cash to meet the definition of financial instruments. At December 31, 2003, the carrying value of Wells REIT II’s financial instruments approximated their fair value.

Income Taxes

Wells REIT II intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable period ended December 31, 2003. To qualify as a REIT, Wells REIT II must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of Wells REIT II’s ordinary taxable income to stockholders. As a REIT, Wells

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REIT II generally will not be subject to federal income tax on taxable income that it distributes to stockholders. If Wells REIT II fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Wells REIT II relief under certain statutory provisions. Such an event could materially adversely affect Wells REIT II’s net income and net cash available for distribution to stockholders. However, Wells REIT II intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Recent Pronouncements

In May 2003, the Financial Accounting Standards Board (“FASB”) issued Statement No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”), certain components of which were deferred by the FASB in October 2003 for an indefinite period. This statement establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. FAS 150 requires, among other things, that a minority interest in a consolidated entity be classified as a liability and reported at settlement value if an unconditional obligation to exercise or redeem the minority interest exists. As Wells OP II is an infinite life partnership and the redemption or conversion of the minority interest is conditioned upon future events, the limited partnership interest in Wells OP II is accounted for as a minority interest in the accompanying consolidated balance sheet. Until further guidance is provided during the deferral period for FAS 150, this interest will continue to be classified as minority interest in Wells REIT II’s consolidated balance sheet.

3. COMMITMENTS AND CONTINGENCIES

In the normal course of business, Wells REIT II, the Advisor, or affiliates of the Advisor that Wells REIT II are dependent upon may become subject to litigation or claims.

On August 26, 2003, Wells Investment Securities (“WIS”), and Leo F. Wells, III, settled an NASD enforcement action against them by entering into a Letter of Acceptance, Waiver and Consent (“AWC”) with the NASD which contained findings by the NASD including that WIS and Mr. Wells had violated certain of its Conduct Rules related to providing non-cash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational conferences sponsored by WIS in 2001 and 2002, and that WIS and Mr. Wells failed to adhere to all the terms of a written undertaking made in March 2001. WIS consented to a censure and Mr. Wells consented to suspension from acting in a principal capacity with a member firm for one year. WIS and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. We do not expect any material impact on our financial position or results of operations as a result of this matter.

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4. STOCKHOLDER’S EQUITY

General

Wells REIT II’s charter authorizes it to issue 1,000,000,000 shares of capital stock, consisting of 900,000,000 common shares and 100,000,000 preferred shares, each as defined by the charter.

The common shares have a par value of $0.01 per share and entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of December 31, 2003, Wells REIT II has issued 100 shares of common stock, and 98,192 shares are issuable upon breaking escrow.

Wells REIT II is authorized to issue one or more series of preferred stock. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares constituting such series and the designation, preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares. As of December 31, 2003, Wells REIT II has issued no shares of preferred stock.

Stock Option Plan

The Stock Option Plan adopted by the board of directors and stockholder of Wells REIT II provides for grants of “non-qualified” stock options to be made to selected employees of the Advisor and Wells Management Company, Inc. (“Wells Management”). A total of 750,000 shares have been authorized and reserved for issuance under the Stock Option Plan. At December 31, 2003, no stock options have been granted under the plan; therefore all 750,000 shares are available for option grants, subject to limitations set forth in the charter.

The exercise price per share for the options must be the greater of (1) $11.00 or (2) the Fair Market Value (as defined in the Stock Option Plan) on the date the option is granted. The conflicts committee of Wells REIT II’s board of directors, upon recommendation and consultation with the Advisor and Wells Management, will grant options under the plan. The conflicts committee has the authority to set the term and vesting period of the stock options as long as no option has a term greater than five years from the date the stock option is granted. If the conflicts committee determines that the potential benefits of the stock options may be inappropriately diluted or enlarged as a result of certain corporate transactions or events, the conflicts committee may adjust the number and kind of shares or the exercise price with respect to any option. No stock option may be exercised if such exercise would jeopardize Wells REIT II’s status as a REIT under the Internal Revenue Code, and no stock option may be granted if the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to Wells REIT II’s advisor, directors, officers or any of their affiliates, would exceed 10% of Wells REIT II’s issued and outstanding shares. No option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

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Independent Director Stock Option Plan

The Director Stock Option Plan (the “Director Plan”) adopted by the board of directors and stockholder of Wells REIT II provides for grants of stock to be made to independent non-employee directors of Wells REIT II. A total of 100,000 shares have been authorized and reserved for issuance under the Director Plan. As Wells REIT II has not broken escrow at December 31, 2003, no options have been granted under the plan; therefore all 100,000 shares are available for independent director stock option grants, subject to limitations set forth in the charter.

Options to purchase 2,500 shares of common stock at the greater of $12 per share or the Fair Market Value (as defined in the Director Plan) are granted upon initially becoming an independent director of Wells REIT II, or at the date the stockholders approved the Director Plan. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Additionally, effective on the date of each annual stockholder meeting, beginning in 2004, each independent director will be granted an option to purchase 1,000 additional shares of common stock at the greater of (1) $12 per share or (2) the Fair Market Value. These options are 100% exercisable at the completion of two years of service after the date of grant. All options granted under the Director Plan expire no later than the tenth anniversary of the date of grant and may expire sooner if the independent director dies, is disabled, or ceases to serve as a director. In the event that the potential benefits of the stock options may be inappropriately diluted or enlarged as a result of a certain corporate transaction or event, a corresponding adjustment to the consideration payable with respect to all stock options shall be made. No stock option may be exercised if such exercise would jeopardize Wells REIT II’s status as a REIT under the Internal Revenue Code, and no stock option may be granted if the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to Wells REIT II’s advisor, directors, officers or any of their affiliates, would exceed 10% of Wells REIT II’s issued and outstanding shares. No option may be sold, pledged, assigned or transferred by an independent director in any manner other than by will or the laws of descent or distribution.

Dividend Reinvestment Plan

The dividend reinvestment plan (the “DRP”) adopted by the board of directors and stockholder of Wells REIT II allows common stockholders to elect to reinvest an amount equal to the dividends declared on their common shares in additional shares of Wells REIT II’s common stock in lieu of receiving cash dividends. Under the plan as amended by the board of directors, shares may be purchased by eligible stockholders at the higher of $9.55 per share or 95% of the estimated per share value, as estimated by the Advisor or another firm chosen by the board of directors for that purpose. Participants in the DRP may purchase fractional shares so that 100% of the dividends will be used to acquire shares of the Wells REIT II’s stock. Wells REIT II will pay selling commissions of 5.0% in connection with sales under the DRP to the extent it paid commissions on the shares to which the dividends relate. No dealer manager fees will be paid on shares issued under the DRP. The board of directors, by majority vote, may amend or terminate the DRP for any reason upon 10 days prior written notice to the participants of the DRP. Participants may purchase shares under the DRP as long as a registration statement registering such DRP shares remains effective unless all 185,000,000 shares reserved under the DRP have been sold.

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Share Redemption Program

As Wells REIT II’s stock is currently not listed on a national exchange, there is no market for Wells REIT II’s stock. As a result, there is risk that a stockholder may not be able to sell Wells REIT II’s stock at a time or price acceptable to the shareholder. The board of directors of Wells REIT II has approved a share redemption program for stockholders who hold their shares for more than one year, subject to certain limitations and penalties. The share redemption program as amended provides that Wells REIT II may repurchase a stockholder’s stock for $8.40 per share. This redemption price will remain fixed until three years after Wells REIT II completes its initial public offering or any subsequent public equity offerings (other than secondary offerings or offerings related to a dividend reinvestment plan, employee benefit plan or the issuance of shares upon redemption of interests in Wells OP II). Thereafter, the redemption price would equal 95% of the per share value of Wells REIT II as estimated by the Advisor or another firm chosen by the board of directors for that purpose. However, redemptions sought upon the death of a stockholder do not require a one-year holding period, and the redemption price is the amount paid for the shares until three years after completion of the above-mentioned offering stage. At that time, the redemption price would be the higher of the amount paid for the shares or 100% of the Advisor’s estimated per share net asset value. The shares redeemed under the plan other than upon the death of a stockholder may not exceed the lesser of (i) the amount redeemable from proceeds from the sale of shares through the DRP, or (ii) 5% of the weighted average common shares outstanding during the preceding year. The board of directors may amend or terminate Wells REIT II’s share redemption program at any time with 30 days’ notice. At December 31, 2003, no shares have been redeemed under Wells REIT II’s share redemption program.

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5. INCOME TAX BASIS NET LOSS

Wells REIT II’s income tax basis net loss for the year ended December 31, 2003 is as follows:

GAAP basis financial statement net loss	$(470)
Increase (decrease) in net loss resulting from:
Expenses deductible for financial reporting purposes, not deductible for income tax purposes	470

Income tax basis net loss, prior to dividends paid deduction	$(0)

6. RELATED-PARTY TRANSACTIONS

Advisory Agreement

Wells REIT II has entered into an Advisory Agreement with the Advisor, which entitles the Advisor to earn specified fees upon the completion of certain services with regard to the investment of funds in real estate projects and sales of properties, among other services.

The Advisor will incur or pay organization and offering costs (other than selling commissions, the dealer manager fee and the reimbursable due diligence expenses of participating dealers) of Wells REIT II. These costs include Wells REIT II’s legal, accounting, printing, and filing fees and other offering expenses, such as the salaries of the Advisor’s employees and other costs of the Advisor relating to the preparation of supplemental sales materials and holding educational conferences. If Wells REIT II raises $2,500,000 from the sale of capital stock to the public, Wells REIT II is obligated to reimburse the Advisor for those costs in an amount equal to the lesser of actual costs incurred or 2% of the gross proceeds from the offering and sale of shares of common stock to the public. As of December 31, 2003, the Advisor had incurred organization and offering expenses on behalf of Wells REIT II of approximately $3,200,000, for which Wells REIT II will reimburse the Advisor upon the sale of shares to the public.

Wells REIT II will pay an asset management fee to the Advisor for services related to formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties. The asset management fee will be payable monthly in an amount equal to one-twelfth of 0.75% of the sum of the cost of all occupied properties Wells REIT II owns plus the cost of investments in joint ventures, provided that the amount paid in any calendar quarter may not exceed 1.0% of the net asset value of those investments at each quarters end after deducting debt used to acquire or refinance properties. As of December 31, 2003, the Advisor has not earned any such fees with regard to Wells REIT II.

Additionally, Wells REIT II will reimburse the Advisor for all costs and expenses the latter incurs in fulfilling its duties as the asset portfolio manager. These costs and expenses may include wages and salaries and other employee-related expenses of the Advisor’s employees engaged in the management, administration, operations, and marketing functions. Employee-related expenses include taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the services they provide. The Advisor will allocate its reimbursable costs of providing these services

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among Wells REIT II and the various Wells Real Estate Funds based on time spent on each entity by individual personnel. As of December 31, 2003, Wells REIT II has not been allocated any such costs by the Advisor.

Wells REIT II will pay a fee to the Advisor for services related to the acquisition and disposition of investment properties. Wells REIT II will pay the Advisor acquisition fees equal to 2.0% of the aggregate purchase price of all shares Wells REIT II sells. These acquisition fees serve as compensation for services the Advisor will render in connection with the investigation, selection and acquisition of properties. Wells REIT II will pay the acquisition fees upon its receipt of proceeds from the shares it sells, but the Advisor will be obligated to reimburse Wells REIT II for any unearned acquisition fee upon termination of the Advisory Agreement. Wells REIT II will also reimburse the Advisor for expenses it pays to third parties in connection with acquisitions or potential acquisitions. Additionally, when Wells REIT II sells a property, it will pay the Advisor a fee equal to 3.0% of the sales price if the Advisor provided a substantial amount of services in connection with the sale (as determined by the conflicts committee). This fee may be in addition to real estate commissions paid to third parties. However, the total real estate commissions (including such disposition fee) may not exceed the lesser of (i) 6.0% of the sales price of each property or (ii) the level of real estate commissions customarily charged in light of the size, type, and location of the property. As of December 31, 2003, the Advisor has not earned any such fees with regard to Wells REIT II.

The Advisor may also earn success-based fees in connection with the listing of Wells REIT II’s shares of common stock or the sale of Wells REIT II’s assets. If Wells REIT II sells properties and receives proceeds enabling it to distribute to stockholders all of the capital stockholders invested plus an amount sufficient to provide stockholders with an annualized, non-cumulative return of 8.0%, the Advisor will be entitled to an incentive fee. This incentive fee will equal 10% of the net sales proceeds remaining only after Wells REIT II has made the distributions providing stockholders a complete return of capital and the 8.0% return. Furthermore, if Wells REIT II lists its shares on a national securities exchange or national over-the-counter market system, the Advisor will be entitled to a fee. This fee will only be payable if the market value of Wells REIT II’s outstanding stock plus distributions paid prior to listing exceeds the sum of the amount of capital stockholders invested plus the amount that would be required to be paid to stockholders to provide an annualized, non-cumulative return of 8.0%. The fee would equal 10% of that excess and would be offset by any incentive fees previously paid. Further, if Wells REIT II pays this fee following a listing of shares, it will not be obligated to pay any further incentive fees to the Advisor. As of December 31, 2003, the Advisor has not earned any such fees with regard to Wells REIT II.

The Advisory Agreement has a one-year term and automatically renews unless either side gives notice of its intent not to renew. The Advisory Agreement expires on October 9, 2004, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. However, Wells REIT II may terminate the Advisory Agreement upon 60 days’ written notice. If Wells REIT II terminates the Advisory Agreement, Wells REIT II will pay the Advisor all unpaid reimbursements of expenses and all earned but unpaid fees. In addition, the Advisor would be entitled to 10% of the amount, if any, by which

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•	the sum of the net value of Wells REIT II’s properties plus all distributions paid to the termination date exceeded

•	the difference between (A) the sum of (1) the total investments by stockholders (after any redemptions) plus (2) distributions attributable to the sale of properties plus (3) the amount of distributions that would be required to be paid to stockholders to provide an annualized, non-cumulative return of 8.0% and (B) any prior incentive fee paid to the Advisor.

Property Management and Leasing Agreements

Wells REIT II may retain Wells Management to manage and lease any of its properties. If so, Wells REIT II will enter into an agreement with Wells Management to pay a fee equal to what other management companies generally charge for the management of similar properties, which may include reimbursement of costs and expenses Wells Management incurs in managing the properties. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing, maintaining, and leasing properties. In addition, Wells REIT II may pay Wells Management a separate one-time fee for the initial leasing of newly constructed properties at a market rate, typically equal to one month’s rent. No such fees have been paid as of December 31, 2003.

Dealer Manager Agreement

Wells REIT II has executed a dealer manager agreement whereby WIS, an affiliate of the Advisor, performs the dealer manager function for Wells REIT II. For these services, WIS will earn a fee of up to 7% of the gross offering proceeds from the sale of the shares of Wells REIT II. Additionally, WIS will earn a dealer manager fee of up to 2.5% of the gross offering proceeds at the time the shares are sold. Some of the fees under the dealer manager agreement may be re-allowed to participating broker-dealers, and some of the fees may be reduced for certain classes of purchasers or for purchasers under the DRP. As Wells REIT II had not broken escrow at December 31, 2003, Wells REIT II owed WIS no such fees.

Conflicts of Interest

The Advisor also is a general partner or advisor in various other entities affiliated with the Wells Real Estate Funds. As such, there are conflicts of interest where the Advisor, while serving in the capacity as general partner or advisor for Wells Real Estate Funds, may be in competition with Wells REIT II in connection with property acquisitions or for tenants in similar geographic markets. The compensation arrangements with our Advisor and its affiliates could influence our Advisor’s and its affiliates’ advice to us.

Additionally, certain members of the board of Wells REIT II also serve on the board of another REIT sponsored by the Advisor and will encounter certain conflicts of interest regarding investment and operations decisions.

7. ECONOMIC DEPENDENCY

Wells REIT II is dependent on the Advisor and its affiliates for certain services that are essential to Wells REIT II, including the sale of Wells REIT II’s shares of common stock

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available for issue, asset acquisition and disposition decisions and other general administrative responsibilities. In the event that these companies were unable to provide the respective services to Wells REIT II, Wells REIT II would be required to obtain such services from other sources. Also, Wells REIT II may be dependent upon Wells Management to provide certain asset management and property management services.

8. SUBSEQUENT EVENTS

Sale of Shares of Common Stock

Wells REIT II commenced operations on January 22, 2004 upon the receipt and acceptance of subscriptions for the Minimum Offering of $2,500,000 (250,000 shares). As of February 18, 2004, Wells REIT II had raised approximately $21,726,000 in offering proceeds through the sale of approximately 2,187,000 shares of Wells REIT II’s common stock. As of February 18, 2004, approximately $5,978,130,000 in shares (597,813,000 shares) remained available for sale to the public under the first offering, exclusive of shares available under Wells REIT II’s dividend reinvestment plan.

Declaration of Dividends

On January 8, 2003, Wells REIT II’s board of directors declared dividends at an annualized rate of 2.5% for the first quarter of 2004 to be paid in March 2004. The record dates for determining stockholders entitled to receive payment of a dividend commenced on the close of business on January 22, 2004, the date that Wells REIT II broke the escrow account established in connection with the sale of shares in this offering, and will continue for each day thereafter through and including March 15, 2004.

Property Acquisitions

Weatherford Center (fka 515 Post Oak) Houston

On February 10, 2004, Wells REIT II purchased a 12-story office building containing approximately 260,000 rentable square feet located at 515 South Post Oak Boulevard in Houston, Texas for a purchase price of approximately $39,900,000, plus closing costs. The Weatherford Center Houston Building, which was completed in 1980 and renovated in 1993, is leased to Weatherford International, Ltd. (“Weatherford”) (approximately 96%) and various other office and retail tenants (approximately 4%).

Line of Credit

Pursuant to the plan set forth in Wells REIT II’s prospectus, on February 10, 2004, Wells REIT II entered into a $175 million, 90-day, secured bridge financing facility with Bank of America, N.A., the proceeds of which are to be used to acquire approved properties. Wells REIT II paid to Bank of America up-front commitment fees of approximately $875,000. The agreement contains borrowing arrangements that provide for interest costs based on LIBOR plus a percentage ranging from 2.25% to 5%, based on Wells REIT II’s leverage, calculated for these purposes as Wells REIT II’s ratio of total debt to total real estate assets at cost plus cash and cash equivalents.

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REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Weatherford Center Houston Building for the year ended December 31, 2003. This statement is the responsibility of the Weatherford Center Houston Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Weatherford Center Houston Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Weatherford Center Houston Building for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Atlanta, Georgia

March 10, 2004

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Weatherford Center Houston Building

Statement of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

(in thousands)

Revenues:
Base rent	$4,827
Tenant reimbursements	620
Other revenues	297

Total revenues	5,744

Expenses:
Repairs and maintenance	770
Real estate taxes	721
Utilities	533
Janitorial	237
Other operating expenses	198

Total expenses	2,459

Revenues over certain operating expenses	$3,285

See accompanying notes.

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Weatherford Center Houston Building

Notes to Statement of Revenues Over Certain Operating Expenses

For the Year Ended December 31, 2003

1. Description of Real Estate Property Acquired

On February 10, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”), acquired the Weatherford Center Houston Building (“the Building”), a 12-story office building containing approximately 260,000 square feet located in Houston, Texas, from The Realty Associates Fund V, L.P. (“Realty Associates”). Total consideration for the acquisition was approximately $39.9 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc., a Maryland corporation.

2. Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Building after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.5 million for the year ended December 31, 2003.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Building is 100% occupied, with Weatherford International Ltd. (“Weatherford”) leasing 96% of the rentable square footage under a long-term lease agreement (the “Weatherford Lease”). Under the terms of the Weatherford Lease, Weatherford is required to reimburse its pro-rata share of operating expenses in excess of a base year amount. The remaining rentable square footage is leased to tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

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Weatherford Center Houston Building

Notes to Statement of Revenues Over Certain Operating Expenses

For the Year Ended December 31, 2003

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$4,781
2005	5,068
2006	5,466
2007	6,032
2008	6,110
Thereafter	19,965

$47,422

Weatherford contributed approximately 95% of the rental income for the year ended December 31, 2003. Subsequent to December 31, 2003, Weatherford will contribute approximately 99% of the future minimum rental income from the leases in place at that date.

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REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Republic Drive Buildings for the year ended December 31, 2003. This statement is the responsibility of the Republic Drive Buildings’ management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Republic Drive Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Republic Drive Buildings for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Atlanta, Georgia

April 2, 2004

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Republic Drive Buildings

Statement of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

(in thousands)

Revenues:
Base rent	$2,031
Reimbursement revenues	436

Total revenues	2,467

Expenses:
Real estate taxes	327
Grounds maintenance	69
Other operating expenses	40

Total expenses	436

Revenues over certain operating expenses	$2,031

See accompanying notes.

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Republic Drive Buildings

Notes to Statement of Revenues Over Certain Operating Expenses

For the Year Ended December 31, 2003

1. Description of Real Estate Property Acquired

On March 31, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”), through a wholly owned subsidiary, acquired the Republic Drive Buildings (the “Buildings”), two one-story buildings containing approximately 169,000 square feet located in Allen Park, Michigan from Ford Motor Land Development Corporation (the “Seller”). Total consideration for the acquisition was approximately $18.9 million, exclusive of closing costs. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc., a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Buildings after their acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the term of the related lease. The excess of rental income recognized over the amounts due pursuant to the lease term is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.2 million for the year ended December 31, 2003.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Republic Drive Buildings

Notes to Statement of Revenues Over Certain Operating Expenses

For the Year Ended December 31, 2003

4. Description of Leasing Arrangements

The Buildings are 100% leased to Roush Industries (“Roush”) under a lease agreement that requires Roush to pay utility and service expenses directly to service providers and to reimburse the landlord for all other operating expenses including real estate taxes, insurance and common area maintenance.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$1,861
2005	1,924
2006	2,200
2007	2,200
2008	2,200
Thereafter	4,121

$14,506

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REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Manhattan Towers Property for the year ended December 31, 2003. This statement is the responsibility of the Manhattan Towers Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Manhattan Towers Property’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Manhattan Towers Property for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Atlanta, Georgia

April 7, 2004

F-42

Manhattan Towers Property

Statement of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

(in thousands)

Revenues:
Base rent	$5,975
Tenant reimbursements	1,400
Parking and other	481

Total revenues	7,856

Expenses:
Taxes and insurance	995
General and administrative	521
Management fees	431
Salaries and wages	384
Other	321
Utilities	317
Repairs and maintenance	283

Total expenses	3,252

Revenues over certain operating expenses	$4,604

See accompanying notes.

F-43

Manhattan Towers Property

Notes to Statement of Revenues Over Certain Operating Expenses

For the Year Ended December 31, 2003

1. Description of Real Estate Property Acquired

On April 2, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”) acquired the Manhattan Towers Property, two six-story office buildings containing approximately 310,000 rentable square feet located in Manhattan Beach, California, from HSOV Manhattan Towers, L.P. (“HSOV”). Total consideration for the acquisition was approximately $89.9 million, exclusive of closing costs. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc., a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Manhattan Towers Property after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable decreased revenue by approximately $0.5 million for the year ended December 31, 2003.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-44

Manhattan Towers Property

Notes to Statement of Revenues Over Certain Operating Expenses

For the Year Ended December 31, 2003

4. Description of Leasing Arrangements

The Manhattan Towers Property is 99% leased, with Northrop Grumman Space and Mission Systems Corporation (“Northrop Grumman”) leasing 76% of the rentable square footage under a long-term lease agreement (the “Northrop Grumman Lease”). Under the terms of the Northrop Grumman Lease, Northrop Grumman is required to reimburse its proportionate share of operating expenses of the Manhattan Towers Property. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses. During 2003, portions of the Manhattan Towers Property were vacant. As such, revenues for the year ended December 31, 2003 were significantly less than the future minimum rental commitments expected in future years.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$6,800
2005	6,851
2006	7,019
2007	7,403
2008	7,332
Thereafter	14,945

$50,350

Northrop Grumman contributed approximately 68% of the rental income for the year ended December 31, 2003. Subsequent to December 31, 2003, Northrop Grumman will contribute approximately 82% of the future minimum rental income from the leases in place at that date.

F-45

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Investment Trust II, Inc., a Maryland corporation (“Wells REIT II”), included in its annual report filed on Form 10-K for the year ended December 31, 2003 and its quarterly report filed on Form 10-Q for the three months ended March 31, 2004. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in various current reports on Form 8-K previously filed.

The following unaudited pro forma balance sheet as of March 31, 2004 has been prepared to give effect to the second quarter 2004 acquisition of the Manhattan Towers Property by Wells Operating Partnership II, LP (“Wells OP II”) as if the acquisition occurred on March 31, 2004. Wells OP II is a Delaware limited partnership that was organized to own and operate properties on behalf of Wells REIT II, and is a consolidated subsidiary of Wells REIT II.

The following unaudited pro forma statement of operations for the three months ended March 31, 2004 has been prepared to give effect to the first quarter 2004 acquisitions of the Weatherford Center Houston Building, the New Manchester One Building and the Republic Drive Buildings and the Manhattan Towers Property (the “Recent Acquisitions”) as if the acquisitions occurred on January 1, 2003.

The following unaudited pro forma statement of operations for the year ended December 31, 2003 has been prepared to give effect to the Recent Acquisitions as if the acquisitions occurred on January 1, 2003. The New Manchester One Building had no operations during the year ended December 31, 2003, and has, accordingly, not been included in the pro forma statement of operations for the year ended December 31, 2003.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the Recent Acquisitions been consummated as of January 1, 2003. In addition, the pro forma balance sheet includes allocations of the purchase price based upon preliminary estimates of the fair value of the assets and liabilities acquired. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

F-46

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA BALANCE SHEET

MARCH 31, 2004

(Unaudited)

ASSETS

	Wells Real Estate Investment Trust II, Inc.(a)	Pro Forma Adjustments
		Other		Recent Acquisition		Pro Forma Total
				Manhattan Towers
REAL ESTATE ASSETS, at cost:
Land	$11,218,975	$0		$11,200,000	(d)	$22,418,975

Buildings	42,765,019	0		61,722,414	(d)	105,649,154
				1,161,721	(e)

Intangible lease assets	11,653,883	0		12,849,034	(d)	24,502,917

Total real estate assets	65,637,877	0		86,933,169		152,571,046

CASH AND CASH EQUIVALENTS	14,847,362	56,933,744	(b)	(50,247,468	) (f)	20,247,000

		(1,286,638	) (c)

RESTRICTED CASH	1,844,391	0		0		1,844,391

RENT RECEIVABLE	257,931	0		0		257,931

PREPAID EXPENSES AND OTHER ASSETS	3,742,889	0		0		3,742,889

DEFERRED PROJECT COSTS	441,000	1,286,638	(c)	(1,161,721	) (e)	565,917

DEFERRED FINANCING COSTS	470,444	0		0		470,444

DEFERRED LEASE ACQUISITION COSTS	7,536,437			4,197,527	(d)	11,733,964

INVESTMENT IN BONDS	18,000,000	0		0		18,000,000

Total assets	$112,778,331	$56,933,744		$39,721,507		$209,433,582

F-47

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Wells Real Estate Investment Trust II, Inc. (a)	Pro Forma Adjustments				Pro Forma Total
		Other		Recent Acquisition
				Manhattan Towers
LIABILITIES:
Line of Credit	$37,789,838	$0		$89,968,975	(d)	$77,511,345
				(50,247,468	)(f)
Obligation under capital lease	18,000,000	0		0		18,000,000
Accounts payable and accrued expenses	1,833,741	0		0		1,833,741
Escrowed investor proceeds	1,844,391	0		0		1,844,391
Due to affiliates	503,290	0		0		503,290
Dividends payable	59,848	0		0		59,848

Total liabilities	60,031,108	0		39,721,507		99,752,615

MINORITY INTEREST	99,875	0		0		99,875

REDEEMABLE COMMON SHARES	48,753	0		0		48,753

STOCKHOLDERS’ EQUITY:
Common shares, $.01 par value; 900,000,000 shares authorized, 6,079,335 shares issued and outstanding at March 31, 2004 and 100 shares issued and outstanding at December 31, 2003	60,793	64,332	(b)	0		125,125
Additional paid in capital	53,594,373	56,869,412	(b)	0		110,463,785
Accumulated deficit	(1,007,818)	0		0		(1,007,818)
Redeemable common shares	(48,753)	0		0		(48,753)

Total stockholders’ equity	52,598,595	56,933,744		0		109,532,339

Total liabilities and stockholders’ equity	$112,778,331	$56,933,744		$39,721,507		$209,433,582

(a)	Historical financial information derived from quarterly report filed on Form 10-Q. As stated therein, Wells OP II is a consolidated subsidiary of Wells Real Estate Investment Trust II, Inc.
(b)	Reflects capital raised through issuance of additional shares subsequent to March 31, 2004 through May 12, 2004, net of organizational and offering costs, commissions and dealer-manager fees.
(c)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (b) above.
(d)	Reflects Wells Real Estate Investment Trust II, Inc.’s purchase price for the assets, land, building and liabilities assumed or incurred, net of any purchase price adjustments.
(e)	Reflects deferred project costs applied to the land and building at approximately 2.312% of the capital invested.
(f)	Reflects pay down of acquisition-related borrowings through May 12, 2004 using capital raised described in note (b) above.

The accompanying notes are an integral part of this statement.

F-48

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2004

(Unaudited)

	Wells Real Estate Investment Trust II, Inc. (a)	Pro Forma Adjustments								Pro Forma Total
		Recent Acquisitions
		Weatherford Center		New Manhattan One		Republic Drive		Manhattan Towers
REVENUES:
Rental income	$810,694	$404,345	(b)	$276,098	(b)	$464,942	(b)	$1,536,823	(b)	$3,492,902
Tenant reimbursements	115,217	68,124	(c)	32,369	(c)	107,784	(c)	364,413	(c)	687,907
Interest and other income	60,959	0		0		0		0		60,959

	986,870	472,469		308,467		572,726		1,901,236		4,241,768

EXPENSES:
Depreciation	130,842	38,002	(d)	50,741	(d)	45,042	(d)	385,765	(d)	650,392
Property operating costs	273,654	270,162	(e)	32,369	(e)	107,784	(e)	650,934	(e)	1,334,903
Asset management fees	24,830	45,924	(f)	16,268	(f)	21,820	(f)	103,999	(f)	212,841
Amortization of deferred leasing costs	50,555	97,389	(g)	14,108	(g)	88,447	(g)	155,464	(g)	405,963
General and administrative	612,138	0		0		0		0		612,138
Interest expense	908,339	146,253	(h)	101,030	(h)	156,352	(h)	332,668	(h)	1,644,642

	2,000,358	597,730		214,516		419,445		1,628,830		4,860,879

(LOSS) INCOME BEFORE MINORITY INTEREST	$(1,013,488)	$(125,261)		$93,951		$153,281		$272,406		$(619,111)
MINORITY INTEREST IN LOSS OF CONSOLIDATED SUBSIDIARIES	$(6,140)	$0		$0		$0		$0		$(6,140)

NET (LOSS) INCOME	$(1,007,348)	$(125,261)		$93,951		$153,281		$272,406		$(612,971)

NET (LOSS) INCOME PER SHARE, basic and diluted	$(0.43)									$(0.05)

WEIGHTED AVERAGE SHARES, basic and diluted	2,357,638									12,512,526

(a)	Historical financial information derived from annual report on Form 10-Q
(b)	Rental income is recognized on a straight-line basis.
(c)	Consists of operating cost reimbursements.
(d)	Depreciation expense on portion of purchase price allocated to Building is recognized using the straight-line method and a 40-year life.
(e)	Consists of property operating expenses.
(f)	Asset management fees calculated as 0.75% of the portfolio value on an annual basis limited to 1% of the net asset value of the portfolio after deducting debt.
(g)	Amortization of deferred leasing costs is recognized using the straight-line method over the lives of the respective leases.
(h)	Represents interest expense on lines of credit used to acquire assets, using an estimated interest rate of approximately 3.35% for the three months ended March 31, 2004.

The accompanying notes are an integral part of this statement.

F-49

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(Unaudited)

	Wells Real Estate Investment Trust II, Inc. (a)	Pro Forma Adjustments Recent Acquisitions						Pro Forma Total
		Weatherford Center		Republic Drive		Manhattan Towers
REVENUES:
Rental income	$0	$4,325,063	(b)	$1,882,611	(b)	$5,591,702	(b)	$11,799,376
Tenant reimbursements	0	619,933	(c)	435,926	(c)	1,400,285	(c)	2,456,144
Interest and other income	0	0		0		0		0

	0	4,944,996		2,318,537		6,991,987		14,255,520

EXPENSES:
Depreciation	0	456,026	(d)	270,249	(d)	1,543,060	(d)	2,269,335
Property operating costs	0	2,458,474	(e)	435,926	(e)	3,251,878	(e)	6,146,278
Asset management fees	0	190,020	(f)	90,285	(f)	430,318	(f)	710,623
Amortization of deferred leasing costs	0	584,335	(g)	353,794	(g)	621,857	(g)	1,559,986
General and administrative	94,455	0		0		0		94,455
Interest expense	0	1,370,631	(h)	651,231	(h)	1,370,392	(h)	3,392,254

	94,455	5,059,486		1,801,485		7,217,505		14,172,931

(LOSS) INCOME BEFORE MINORITY INTEREST	$(94,455)	$(114,490)		$517,052		$(225,518)		$82,589
MINORITY INTEREST IN LOSS OF CONSOLIDATED SUBSIDIARIES	$(93,985)	$0		$0		$0		(93,985)

NET (LOSS) INCOME	$(470)	$(114,490)		$517,052		$(225,518)		$176,574

NET (LOSS) INCOME PER SHARE, basic and diluted	$(4.70)							$(0.01)

WEIGHTED AVERAGE SHARES, basic and diluted	100							12,512,526

(a)	Historical financial information derived from annual report on Form 10-K.
(b)	Rental income is recognized on a straight-line basis.
(c)	Consists of operating cost reimbursements.
(d)	Depreciation expense on portion of purchase price allocated to Building is recognized using the straight-line method and a 40-year life.
(e)	Consists of property operating expenses.
(f)	Asset management fees calculated as 0.75% of the portfolio value on an annual basis limited to 1% of the net asset value of the portfolio after deducting debt.
(g)	Amortization of deferred leasing costs is recognized using the straight-line method over the lives of the respective leases.
(h)	Represents interest expense on lines of credit used to acquire assets, using an estimated interest rate of approximately 3.45% for the year ended December 31, 2003.

The accompanying notes are an integral part of this statement.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

SUPPLEMENT NO. 17 DATED AUGUST 17, 2004

TO THE PROSPECTUS DATED NOVEMBER 26, 2003

This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Investment Trust II, Inc. (“REIT II”) dated November 26, 2003, as supplemented by Supplement No. 9 dated May 18, 2004. This Supplement No. 17 supersedes and replaces all prior supplements to the Prospectus subsequent to Supplement No. 9. Capitalized terms used in this Supplement have the same meanings as set forth in the Prospectus. The purpose of this Supplement is to disclose:

•	the status of our ongoing public offering;

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations” similar to that which was filed in our Quarterly Report on Form 10-Q, dated August 6, 2004;

•	updated information regarding our indebtedness;

•	unaudited financial statements as of June 30, 2004 and for the period from January 1, 2004 through June 30, 2004;

•	unaudited pro forma financial statements as of June 30, 2004 and for the periods from January 1, 2003 (pre-inception) through December 31, 2003 and January 1, 2004 through June 30, 2004;

•	updated information regarding the prior performance of Wells-sponsored programs; and

•	all other material items previously disclosed by supplement to the Prospectus.

Status of the Offering

We commenced our initial public offering of 600 million shares of common stock on December 1, 2003. As of August 12, 2004, we had received aggregate gross offering proceeds of approximately $410.5 million from the sale of approximately 41.1 million shares in our initial public offering. After payment of approximately $8.2 million in acquisition fees, payment of approximately $39.0 million in selling commissions and dealer manager fees and $8.2 million in other organization and offering expenses, as of August 12, 2004, we had raised aggregate net offering proceeds of approximately $355.1 million.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto. This discussion and analysis is similar to that which was included in our Quarterly Report on Form 10-Q, dated August 6, 2004, and speaks only as of that date.

Forward-Looking Statements

This section and other sections in this Supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of our financial condition, amounts of anticipated cash distributions to stockholders in the future and certain other matters. Readers of this Supplement should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this Supplement, which include changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases

1

in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. See the “Risk Factors” section beginning on page 21 of the Prospectus.

Liquidity and Capital Resources

During the six months ended June 30, 2004, we received proceeds from our initial offering of common stock and began operations as a real estate company. Net capital available for investment generated from financing activities was approximately $522.2 million, consisting of approximately $246.4 million in net stock offering proceeds and $275.8 million from indebtedness. With this capital, we invested approximately $480.4 million in real estate properties, paid earnest money of $15.5 million, and paid $4.4 million in deferred financing costs. Primarily from the operations of the eight properties we acquired, we generated $4.5 million in cash from operating activities. This amount includes rental revenues from the properties and reimbursements from tenants net of direct operating expenses paid, interest paid and general and administrative expenses paid, including $0.4 million paid for acquisitions that were not completed. We have accrued but not paid $0.5 million in expenses to the Advisor because the Advisor has deferred payment of these amounts to future periods. When these expenses are paid, our cash flows from operating activities will decrease. Out of our cash flows from operating activities, we paid dividends to stockholders of $1.7 million. The excess cash generated from operating and financing activities of $24.9 million is expected to be used to reduce indebtedness, pay liabilities or to invest in additional real estate.

For each share of our common stock, our board of directors declared dividends during the six months ended June 30, 2004 as follows:

Start Date	End Date	Annualized Dividend Rate
January 22, 2004	March 31, 2004	2.5%
April 1, 2004	April 21, 2004	5.0%
April 22, 2004	June15, 2004	6.0%
June 15, 2004	September 15, 2004	6.0%

Annualized percentage rates of return are based on a $10 per share investment. Dividends accrue to stockholders on a daily record basis and are paid quarterly.

Short-term Liquidity and Capital Resources

We intend to continue to generate capital from our ongoing offering of common stock and to utilize indebtedness to assist in the funding and timing of our acquisitions. As of June 30, 2004, we had four properties under contract for a purchase price of $270.2 million, as well as a contract to make payments on Phase II of the New Manchester One Building upon completion of certain milestones of construction. Subsequent to June 30, 2004, we acquired two of the four properties under contract for a purchase price of $150.5 million, plus closing costs. Completion of the remaining two acquisitions is dependent upon our ability to raise sufficient amounts of equity capital and indebtedness, subject to limitations in our credit agreement discussed below; therefore, we cannot predict with certainty when or if these acquisitions will close. $8.6 million in earnest money relates to these two contracts, all of which is non-refundable. During July 2004, we raised $96.3 million in equity proceeds from our offering. If we are unable to raise sufficient equity capital to allow us to fulfill our obligations under these contracts, we will be required to forfeit our non-refundable earnest money, which would negatively affect our results of operations in future periods.

As of June 30, 2004, we had short-term debt outstanding under our $350 million, 180-day line of credit with Bank of America totaling approximately $275.8 million, and cash and cash equivalents of approximately $24.9 million. We utilized capacity under this line and our previous $175 million line to fund our eight acquisitions during the six months ended June 30, 2004, and made repayments as we raised additional investor proceeds. On July 1, 2004, we signed an amended and restated credit agreement with Bank of America to increase the maximum amount of the facility from $350 million to $430 million and to document the syndication of the line of credit with a group of banks.

Our line of credit agreement with Bank of America contains borrowing arrangements that provide for interest costs based on LIBOR for one, two, or three month periods, plus 225 basis points or the base rate plus 50 basis points, at our option. The base rate for any day is the higher of the Federal Funds Rate for such day plus 50 basis points or Bank of America’s prime rate for such day. The weighted average interest rate at June 30, 2004 was 3.7%. Like our previous $175

2

million facility, our current facility requires that we use 86.5% of our gross offering proceeds to repay the facility. Unlike our previous $175 million facility, our current facility permits the use of loan proceeds for any property acquisition (subject to compliance with certain covenants) and for working capital; however, borrowing under the facility is limited to a certain percentage of the value of lender-approved properties.

Under the terms of our line of credit, we are required to repay outstanding principal and accrued interest within 180 days. During the initial 180-day term, the agreement allows us to borrow up to 70% of the aggregate cost of the Borrowing Base, as defined in Note 4 to our consolidated financial statements. We are able to extend the initial maturity date by an additional 180 days if we seek an extension and meet the related conditions set forth in the agreement, including reducing the amount outstanding under the facility to 60% of the Borrowing Base. During the extension term, borrowing under the facility is limited to 60% of the Borrowing Base. At June 30, 2004, we had approximately $275.8 million in principal outstanding, which was approximately 65% of the Borrowing Base. In future periods, this ratio will be dependent upon our level of borrowings to purchase properties and the amount of investor proceeds raised. At June 30, 2004, we had the ability to borrow an additional approximately $23.3 million under our line of credit.

The agreement also stipulates that our net distributions, which equal total distributions less the amount reinvested through our dividend reinvestment plan, may not exceed the greater of 90% of our Funds from Operations (see “Funds From Operations” below) for the corresponding period and any equity proceeds not used for other purposes that are otherwise not required to pay down the line. The definition of Funds from Operations in the agreement differs from that of NAREIT in that the definition in the agreement allows for the addition of amortization of deferred financing costs.

The $430 million facility is secured by mortgages on all lender-approved properties; however, only some of the mortgages are recorded in the property records. In the event we are in default under the facility, the lender may elect to record all of the mortgages and foreclose.

Our charter prohibits us from incurring debt that would cause our borrowings to exceed 50% of our assets (valued at cost before depreciation and other non-cash reserves) unless a majority of the members of the conflicts committee of our board of directors approves the borrowing. Our charter also requires that we disclose the justification for any borrowings in excess of the 50% leverage guideline in the next quarterly report. As of July 31, 2004, our leverage ratio was approximately 49%. During the quarter ended June 30, 2004, however, the conflicts committee of the board of directors did approve borrowings that caused our leverage ratio at certain times to exceed 50%. The conflicts committee believed such borrowing levels were justified for the following reasons:

•	the borrowings enabled us to purchase the properties and earn rental income more quickly;

•	the property acquisitions are likely to increase the net offering proceeds from our initial public offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital;

•	the dealer-manager of our initial public offering has a strong record of raising capital for programs such as ours; therefore, our leverage is likely to exceed the charter’s guidelines only for a short period of time;

•	our Advisor informed the conflicts committee that we should raise sufficient equity to repay the borrowings and to meet the leverage requirements set forth in our line of credit;

•	we should have the ability to refinance any borrowings still outstanding at the expiration of the line of credit; and

•	the Prospectus for our initial public offering disclosed the likelihood that we would exceed the charter’s leverage guidelines during the early stages of our development.

The payment of dividends in the future will generally be dependent upon the cash flows from operating the properties currently owned and acquired in future periods, our financial condition, amounts paid for properties acquired, the timing of property acquisitions, capital expenditure requirements and distribution requirements in order to maintain our REIT status under the Internal Revenue Code. We expect that the operations of the properties that we have acquired

3

and intend to acquire will be adequate to maintain our dividend through December 31, 2004. This forward-looking statement is dependent on several factors, such as timely payment of rent, the number of shares that we sell in our ongoing public offering and the final pricing of properties that we may acquire. Our future dividends could differ materially from our projections.

Long-term Liquidity and Capital Resources

We expect that potential sources of capital will include proceeds from the sale of our common stock, proceeds from secured or unsecured financings from banks and other lenders, and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, either directly or through investments in joint ventures, for the payment of tenant improvements, for the payment of offering-related costs, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of dividends.

In determining how and when to allocate cash resources, we will initially consider the source of the cash. We expect that substantially all net cash raised from operations will be used to pay dividends after certain capital expenditures, including tenant improvements and leasing commissions, are paid at the properties; however, we may use other sources to fund dividends as necessary. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower returns on the properties, dividends paid may be lower. We expect that substantially all net cash resulting from equity raising or debt financing will be used to fund acquisitions, certain capital expenditures identified at acquisition, or repayments of outstanding debt. To the extent sufficient equity or debt is not available, then the amount invested in real estate will be lower. Over the long term, we intend to maintain borrowings at an amount that is less than 50% of the purchase price of our properties (before depreciation) and other assets.

Results of Operations

As of June 30, 2004, our portfolio of eight real estate properties was approximately 98% leased. Our results of operations are not indicative of those expected in future periods as we expect that rental income, tenant reimbursements, depreciation expense, amortization expense, operating expenses, asset management fees and net income will each increase in future periods as a result of owning the assets acquired during the six months ended June 30, 2004 for an entire period and as a result of anticipated future acquisitions of real estate assets.

Rental income for the three and six months ended June 30, 2004 totaled approximately $4.7 million and $5.6 million, respectively, with tenant reimbursements equaling approximately $0.8 million and $0.9 million. Property operating costs were approximately $1.4 million and $1.6 million for the three and six months ended June 30, 2004, respectively. Depreciation expense for the three and six months ended June 30, 2004 was approximately $1.2 million and $1.4 million respectively, and asset management fees were approximately $279,000 and $303,000, respectively. We acquired three properties prior to March 31, 2004 and one property on April 2, 2004. These four properties provided a full quarter’s revenues and expenses for the three months ended June 30, 2004. The remaining properties, which comprise more than half the total value of our portfolio’s real estate assets at June 30, 2004, were acquired during the later half of the second quarter and therefore did not provide a full period’s operations for the three or the six months ended June 30, 2004. Net income from property operations was approximately $1.4 million and $1.9 million for the three and six months ended June 30, 2004, exclusive of portfolio level expenses such as interest and general and administrative expenses.

General and administrative expenses for the three and six months ended June 30, 2004 totaled approximately $0.8 million and $1.4 million, constituting 14% and 21%, respectively, of total revenues. With the acquisition of new properties in future periods, we anticipate that general and administrative expenses will increase in amount, but continue to decrease as a percentage of total revenue.

Our property acquisitions during the six months ended June 30, 2004 were financed in part with short-term debt from our $175 million and our $350 million lines of credit with Bank of America. During the three and six months ended June 30, 2004, we incurred amortization of deferred financing costs and interest expense of approximately $2.9 million and approximately $3.9 million, respectively, related to our use of this debt. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of investor proceeds raised, the cost of borrowings, and the opportunity to acquire real estate assets fitting our investment objectives.

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We sustained a net loss for the three and six months ended June 30, 2004 of approximately $1.9 million and $2.9 million, primarily as a result of incurring overhead-related general and administrative expenses and interest expense without sufficient rental revenues from properties to cover the costs. Loss per share for the three and six months ended June 30, 2004 was $(0.13) and $(0.35), respectively. With the acquisition of new properties in future periods, we anticipate that net income and earnings per share will both increase.

Funds From Operations

Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), generally means net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”) excluding extraordinary items (as defined by GAAP) and gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT. However, our calculation of FFO, while consistent with NAREIT’s definition, may not be comparable to similarly titled measures presented by other REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

The following table reflects the calculation of FFO for the three and six months ended June 30, 2004:

	For the Three Months Ended June 30, 2004	For the Six Months Ended June 30, 2004
Net loss	$(1,939,637)	$(2,946,985)
Add:
Depreciation of real estate assets	1,225,826	1,356,668
Amortization of lease related costs	1,213,545	1,327,376

FFO	$499,734	$(262,941)

Weighted average shares outstanding	14,726,134	8,541,886

Through the first quarter 2004, we have reported the amortization of the fair values of in-place leases, including opportunity costs associated with lost rentals that are avoided by acquiring in-place leases and tenant relationships, as an adjustment to rental income in our consolidated statements of operations. Beginning with the second quarter 2004, we present this amortization as amortization expense in our consolidated statements of operations, and have reclassified such amortization from rental income to amortization expense for all periods previously presented. The period of amortization continues to be the term of the respective lease and results in no change in net loss as previously reported, but does result in an increase in FFO of approximately $688,000 and $751,000 for the three and six months ended June 30, 2004, respectively. The primary purpose of this change is to more closely align our presentation of such costs with similar costs as classified by others in the real estate industry.

Set forth below is additional information (often considered in conjunction with FFO) that may be helpful in assessing our operating results:

•	In order to recognize revenues on a straight-line basis over the terms of the respective leases, we recognized straight-line rental revenue of approximately $0.7 million and $0.9 million during the three and six months ended June 30, 2004, respectively.

•	Amortization of intangible lease assets and liabilities resulted in a net decrease in rental revenue of approximately $352,000 and $387,000 for the three and six months ended June 30, 2004, respectively.

•	During the three and six months ended June 30, 2004, deferred financing costs paid were approximately $3.3 million and $4.4 million, and the related amortization totaled $1.4 million and approximately $2.0 million, respectively.

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REIT Qualification

We have elected to be taxed as a REIT under the Code and have operated as such beginning with our taxable year ended December 31, 2003. As a REIT, we generally will not be subject to federal income tax. If we fail to qualify as a REIT in any taxable year, we will become subject to federal income taxes on taxable income for four years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our financial condition, results of operations, and net cash available for distribution to stockholders. However, we believe that we are currently organized and currently operate in such a manner as to qualify for treatment as a REIT and we intend to continue to operate in the foreseeable future in such a manner that will permit us to remain qualified as a REIT for federal income tax purposes for the current tax year. Accordingly, no provision for federal income taxes has been made in our accompanying consolidated financial statements. We are subject to certain state and local taxes related to the operations of properties in certain locations, which has been provided for in our accompanying consolidated financial statements.

Inflation

The real estate market has not recently been affected significantly by inflation due to the relatively low inflation rate. As a mitigating factor, there are provisions in the majority of our leases that protect us from inflation, as the majority of our leases are “economically net” leases. These provisions generally include rent steps, reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements or, in some cases, annual reimbursement of operating expenses above a certain allowance. However, due to the long-term nature of the leases, the leases may not reset frequently enough to cover inflation.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. All assets are depreciated on a straight-line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Lease term
Intangible lease assets	Lease term

In the event that inappropriate useful lives or methods are used for depreciation, our operating results would be misstated.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and building based on our determination of the relative fair value of these assets. We determine the as-if-vacant fair value of a property using

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methods similar to those used by independent appraisers. Factors considered by us in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand. We estimate costs to execute similar leases including leasing commissions, and other related costs.

The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values are recorded as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements and other direct costs and are estimated based on management’s consideration of current market costs to execute a similar lease. These direct costs are included in deferred lease costs in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These lease intangibles are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. Prior to the three months ended June 30, 2004, these lease intangibles were amortized as an adjustment to rental income rather than to expense. This amortization has been reclassified from an adjustment to rental income to expense in the consolidated statements of operations for the three and six months ended June 30, 2004.

Estimates of the fair values of the tangible and intangible assets require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods and the number of years the property is held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported operating results.

Impairment of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate and related intangible assets, both operating properties and properties under construction, in which we have an ownership interest may not be recoverable. When indicators of potential impairment are present which indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, we assess the recoverability of these assets by determining whether the carrying value will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we adjust the real estate and related intangible assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require that we estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment, among other factors. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flows and fair value, and could result in the misstatement of the carrying value of our real estate and related intangible assets and our operating results.

Commitments and Contingencies

We are subject to certain contingencies and commitments with regard to certain transactions. Refer to Notes 5, 6, and 7 to our consolidated financial statements for the six months ended June 30, 2004 for further explanation. Examples of such commitments and contingencies include:

•	Commitments under existing lease agreements (Note 5)

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•	Properties under contract (Note 5)

•	Reimbursement of offering-related costs (Note 6)

•	Litigation against our Advisor and its affiliates (Note 7)

Related-Party Transactions and Agreements

We have entered into agreements with our Advisor and its affiliates, whereby we pay certain fees or reimbursements to our Advisor or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset management fees and reimbursement of operating costs. See Note 6 to our consolidated financial statements included in this Supplement for a discussion of the various related-party transactions, agreements and fees.

Conflicts of Interest

Our Advisor is also a general partner in and advisor to various other entities including another REIT and several syndicated real estate partnerships. As such, there are instances where the Advisor, while serving in the capacity as general partner or advisor for these entities, may be in competition with us in connection with property acquisitions or for tenants in similar geographic markets. The compensation arrangements with our Advisor and its affiliates could influence our Advisor’s and its affiliates’ advice to us.

Additionally, certain members of our board of directors also serve on the board of directors of another REIT sponsored by the Advisor. These directors may face situations where decisions that benefit one entity may be detrimental to the other entity. We have attempted to mitigate this potential conflict through the establishment of the conflicts subcommittee comprised of all directors on the conflicts committee who are unaffiliated with another Wells-sponsored program.

Subsequent Events

Certain events subsequent to June 30, 2004, including the sale of shares of common stock and the acquisition of certain real estate assets, are discussed above and in Note 8 to our consolidated financial statements for the six months ended June 30, 2004.

Indebtedness

As of August 12, 2004, our leverage ratio, that is, the ratio of total debt to total purchase price of real estate assets plus cash and cash equivalents, was approximately 48%. Total indebtedness was $316.5 million, which consisted of the $18.0 million note entered into in connection with the acquisition of the 3333 Finley Road and 1501 Opus Place Buildings, the $51.3 million loan assumed in connection with the acquisition of the One West Fourth Street Building and borrowings under our $430.0 million credit facility of approximately $247.2 million. Based on the value of our borrowing base properties, we had approximately $54.8 million in remaining capacity under our $430.0 million credit facility.

Property Acquisitions

Included below is a description of all properties we have acquired subsequent to Supplement No. 9. Refer to Supplement No. 9 for descriptions of all properties acquired prior to May 18, 2004.

3333 Finley Road and 1501 Opus Place Buildings

On August 4, 2004, we purchased a nine-story office building and a four-story office/data center building containing a total of approximately 322,000 rentable square feet (the “3333 Finley Road and 1501 Opus Place Buildings”). The 3333 Finley Road and 1501 Opus Place Buildings are located on an approximate 14.1-acre parcel of land at 3333 Finley Road and 1501 Opus Place in Downers Grove, Illinois. The 3333 Finley Road and 1501 Opus Place

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Buildings were purchased from M/S Land, LLC and M/S Building, LLC (“Sellers”), neither of which are affiliated with us or the Advisor.

The purchase price of the 3333 Finley Road and 1501 Opus Place Buildings was approximately $73.0 million, plus closing costs. The acquisition was funded with (1) net proceeds raised from this offering, (2) proceeds from our $430 million line of credit with Bank of America, N.A. and (3) the execution of an 18-month, $18.0 million, interest-free note with the Sellers (the “Seller Loan”). The Seller Loan matures February 2006, at which time the entire principal balance is due. We may prepay the Seller Loan at any time without incurring a premium or prepayment penalty.

The 3333 Finley Road and 1501 Opus Place Buildings, which were completed in 1999 and 1988, respectively, are entirely leased to Acxiom-May & Speh, Inc. (“Acxiom-May”). Acxiom-May is a wholly owned subsidiary of Acxiom Corporation (“Acxiom”). Acxiom integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom’s innovative solutions are Customer Data Integration technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Acxiom reported a net worth, as of June 30, 2004, of approximately $604.2 million. The current aggregate annualized base rent payable under the Acxiom-May leases, which expire in 2021, is approximately $5.5 million. Acxiom-May has the right, at its option, to extend the initial terms of its leases for three additional five-year periods.

Since the 3333 Finley Road and 1501 Opus Place Buildings are leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that financial information about the tenant is more relevant to investors than financial statements of the properties acquired.

Acxiom currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Acxiom is taken from its previously filed public reports:

	For the Fiscal Year Ended
	3/31/2004	3/31/2003	3/31/2002
	(in thousands)
Consolidated Statements of Operations
Revenues	$1,010,822	$958,222	$866,110
Operating Income	$93,284	$55,075	$(18,719)
Net Income	$58,344	$21,767	$(31,964)

	As of the Fiscal Year Ended
	3/31/2004	3/31/2003	3/31/2002
	(in thousands)
Consolidated Balance Sheets
Total Assets	$1,215,784	$1,093,246	$1,156,834
Long-term Debt	$293,457	$289,677	$396,850
Stockholders’ Equity	$587,216	$562,556	$510,931

For more detailed financial information regarding Acxiom, please refer to the financial statements of Acxiom, which are publicly available with the SEC at http://www.sec.gov.

We do not intend to make significant renovations or improvements to the 3333 Finley Road and 1501 Opus Place Buildings in the near term. We believe that the 3333 Finley Road and 1501 Opus Place Buildings are adequately insured.

One West Fourth Street Building

On July 23, 2004, we purchased a 13-story office building containing approximately 431,000 rentable square feet (the “One West Fourth Street Building”) from Magnolia One Partners, LLC, which is not affiliated with us or the Advisor. The One West Fourth Street Building is located on an approximate 2.3-acre parcel of land at One West Fourth Street in Winston-Salem, North Carolina.

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The purchase price of the One West Fourth Street Building was approximately $77.7 million, plus closing costs. The acquisition was funded with (1) net proceeds raised from this offering, (2) proceeds from our $430.0 million line of credit with Bank of America, N.A. and (3) the assumption of a $51.3 million fixed rate loan secured by the property in favor of New York Life Insurance Company (the “New York Life Loan”). The New York Life Loan requires monthly principal and interest payments of approximately $0.4 million and matures in December 2018. The annual interest rate on the New York Life Loan is 5.8%. We may prepay the New York Life Loan in full any time after January 2008 for a fee equal to the greater of (a) 1% of the then outstanding principal balance or (b) the present value of the remaining scheduled payments of principal and interest less the amount of principal being repaid.

The One West Fourth Street Building, which was completed in 2002, is leased to Wachovia Bank, N.A. (“Wachovia”) (approximately 46%) and Womble, Carlyle, Sandridge & Rice, PLLC (“Womble Carlyle”) (approximately 40%) and various other office and retail tenants (approximately 6%). Approximately 8% of the One West Fourth Street Building is currently vacant.

Wachovia provides a range of commercial and retail banking and trust services through full-service banking offices, and is one of three key subsidiaries of Wachovia Corporation, the nation’s fourth largest banking institution. Wachovia Corporation reported a net worth, as of March 31, 2004, of approximately $33.3 billion.

Womble Carlyle is a 128-year old law firm that represents corporations, businesses and foundations in a broad range of industries, including manufacturing, transportation and energy, financial services, insurance and healthcare. Womble Carlyle employs more than 450 lawyers and 1,200 staff in nine offices in the United States. In addition to housing over 150 of the firm’s lawyers, the One West Fourth Street Building serves as Womble Carlyle’s technical hub for the voice and computer network that links the firm’s other eight offices.

The current aggregate annual base rent for Wachovia, Womble Carlyle and the four additional tenants in the One West Fourth Street Building is approximately $8.4 million. The current weighted-average remaining lease term for all tenants in the One West Fourth Street Building is approximately 12 years. Wachovia and Womble Carlyle have the right, at their option, to extend the initial terms of their leases for three additional five-year periods. Womble Carlyle has the right to reduce its space by not more than 25% effective May 2007 for a termination fee equal to the sum of unamortized tenant improvements, applicable brokerage commissions relating to re-leasing downsized space, six months base rent for downsized space and $15.00 per square foot of downsized space.

Magnolia Partners, LLC, which is not affiliated with us or our Advisor, is the current on-site property manager for the One West Fourth Street Building. We do not intend to make significant renovations or improvements to the One West Fourth Street Building in the near term. We believe that the One West Fourth Street Building is adequately insured.

80 M Street Building

On June 29, 2004, we purchased a seven-story office building containing approximately 275,000 rentable square feet and a three-level subsurface parking garage containing 296 total parking spaces (the “80 M Street Building”). The 80 M Street Building is located on an approximate 1.04-acre parcel of land at 80 M Street, S.E. in Washington, D.C. The purchase price of the 80 M Street Building was approximately $105.0 million, plus closing costs. The acquisition was funded with net proceeds raised from this offering and with proceeds from our $350 million line of credit with Bank of America, N.A. The 80 M Street Building was purchased from CH Realty II/Navy Yards, L.P., which is not affiliated with us or our Advisor.

The 80 M Street Building, which was completed in 2001, is leased to BAE Systems Applied Technologies, Inc. (“BAE Systems”) (approximately 35%), Technology Management and Analysis Corporation (“Technology Management”) (approximately 16%), Northrop Grumman Corporation (“Northrop Grumman”) (approximately 15%) and various other office and retail tenants (approximately 34%).

BAE Systems is a U.S. corporation and a wholly-owned subsidiary of BAE Systems plc. (“BAE”). BAE, Europe’s largest defense contractor, designs, manufactures and supports military aircraft, surface ships, submarines, space systems, radar, avionics, electronic systems, guided weapons and a range of other defense products. BAE employs more than

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90,000 people worldwide. BAE reported a net worth, as of December 31, 2003, of approximately £5.6 billion or $9.9 billion.

Technology Management, a division of Level 3 Communications, Inc., is a leading company in intelligence, surveillance and reconnaissance systems and products, secure communications systems and products, avionics and ocean products, training devices, and space and navigation products. L3 Communications reported a net worth, as of March 31, 2004, of approximately $31 million.

Northrop Grumman, the nation’s second largest defense contractor, provides technologically advanced, innovative products, services and solutions in systems integration, defense electronics, information technology, advanced aircraft, shipbuilding and space technology. With approximately 120,000 employees and operations in all 50 states and 25 countries, Northrop Grumman serves U.S. and international military, government and commercial customers. Northrop Grumman reported a net worth, as of March 31, 2004, of approximately $15.9 billion.

The current aggregate annual base rent for BAE Systems, Technology Management, Northrop Grumman and the 13 additional tenants in the 80 M Street Building is approximately $9.9 million. The current weighted average remaining lease term for all tenants in the 80 M Street Building is approximately 7 years. BAE and Northrop have the right, at their option, to extend the initial terms of their leases for two additional five-year periods. Technology Management has the right, at its option, to extend the initial term of its lease for one additional five-year period.

Cottonwood Partners Management, Ltd., which is not affiliated with us or our Advisor, is the current on-site property manager for the 80 M Street Building. We do not intend to make significant renovations or improvements to the 80 M Street Building in the near term. We believe that the 80 M Street Building is adequately insured.

One Glenlake Building

On June 25, 2004, we purchased a 14-story office building containing approximately 353,000 rentable square feet (the “One Glenlake Building”) subject to a ground lease for a purchase price of approximately $80.0 million, plus closing costs. The One Glenlake Building is located on an approximate 3.96-acre parcel of land at One Glenlake Parkway in Atlanta, Georgia. The acquisition was funded with net proceeds raised from this offering and with proceeds from our then $350 million line of credit with Bank of America, N.A. The One Glenlake Building, along with the ground lease and the Bond described below, were purchased from One Glenlake, LLC, which is not affiliated with us or the Advisor.

Fee simple title to the land upon which the One Glenlake Building is located is held by the Development Authority of Fulton County (the “Development Authority”), which issued a Development Authority of Fulton County Taxable Revenue Bond (the “Bond”) totaling $60 million in connection with the construction of the building. Certain real property tax abatement benefits are available to us because the fee simple title to the property is held by the Development Authority. The property tax abatement benefits will expire in 2012. The amount of rent payable under the ground lease (which we owe) and the payments due on the Bond (to which we are entitled) are approximately the same and, therefore, have no net impact on our operating results. We will acquire fee simple title upon exercise of an option to purchase contained in the ground lease. The purchase price will be approximately equal to the amount then due to us under the Bond. We are not likely to exercise the purchase option until the tax abatement benefits expire.

The One Glenlake Building, which was completed in 2003, is leased to Siebel Systems, Inc. (“Siebel”) (approximately 46.1%) and various other office tenants (approximately 41.2%). Approximately 12.7% of the One Glenlake Building is currently vacant.

Siebel, a company whose shares are publicly traded on NASDAQ, is a leading provider of customer relationship management solutions and applications for business intelligence and standards-based integration. Siebel reported a net worth, as of March 31, 2004, of approximately $2.1 billion.

The current aggregate annual base rent for Siebel and the ten additional tenants in the One Glenlake Building is approximately $7.9 million before rental abatements and $6.8 million after rental abatements, all of which expire on or before December 31, 2005. The current weighted average remaining lease term for all tenants in the One Glenlake

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Building is approximately nine years. Siebel has the right, at its option, to extend the initial term of its lease for two additional five-year periods.

We do not intend to make significant renovations or improvements to the One Glenlake Building in the near term other than standard tenant improvements associated with the leasing of vacant space. We believe the One Glenlake Building is adequately insured.

180 Park Avenue Buildings

On June 23, 2004, we purchased two three-story office buildings containing approximately 385,000 rentable square feet (the “180 Park Avenue Buildings”). The 180 Park Avenue Buildings are located on an approximate 62.8-acre parcel of land at 180 Park Avenue in Florham Park, New Jersey. The purchase price of the 180 Park Avenue Buildings was approximately $78.4 million, plus closing costs. The acquisition was funded with net proceeds raised from this offering and proceeds from our $350 million line of credit with Bank of America, N.A. The 180 Park Avenue Buildings were purchased from Rock-Florham SPE, LLC, which is not affiliated with us or the Advisor.

The 180 Park Avenue Buildings, which were completed in 1982 and 1998, are 100% leased to AT&T Corporation (“AT&T”). AT&T, a company whose shares are publicly traded on the New York Stock Exchange, is a leading global communication provider of voice and data communication services to large and small businesses, consumers and governmental entities. AT&T runs the largest communications network in the United States and is a market leader in local, long distance and Internet services, as well as transaction-based services such as prepaid cards, collect calling and directory assistance. AT&T reported a net worth, as of March 31, 2004, of approximately $14.1 billion. The current aggregate annualized base rent payable under the AT&T leases, which expire in 2013, is approximately $7.5 million. AT&T has the right, at its option, to extend the initial term of its leases for three additional five-year periods. Additionally, AT&T has the right to expand the 180 Park Avenue Buildings up to 221,000 gross square feet.

Linque Management Company, Inc, which is not affiliated with us or our Advisor, is the current on-site property manager for the 180 Park Avenue Buildings. We do not intend to make significant renovations or improvements to the 180 Park Avenue Buildings in the near term. We believe that the 180 Park Avenue Buildings are adequately insured.

9 Technology Drive Building

On May 27, 2004, we purchased a two-story office building containing approximately 251,000 rentable square feet (the “9 Technology Drive Building”). The 9 Technology Drive Building is located on an approximate 16.6-acre parcel of land at 9 Technology Drive in Westborough, Massachusetts. The purchase price of the 9 Technology Drive Building was approximately $47.6 million, plus closing costs. The acquisition was funded with net proceeds raised from this offering and with the proceeds from our $350 million line of credit with Bank of America, N.A. The 9 Technology Drive Building was purchased from Gateway Sherwood, Inc., which is not affiliated with us or the Advisor.

The 9 Technology Drive Building, which was completed in 1992, is 100% leased to EMC Corporation (“EMC”). EMC, a company whose shares are publicly traded on the New York Stock Exchange (“NYSE”), is a world leader in products, services and solutions for information storage and management. EMC reported a net worth, as of March 31, 2004, of approximately $11.1 billion. The current aggregate annualized base rent payable under the EMC lease, which expires in 2012, is approximately $4.0 million. EMC has the right, at its option, to extend the initial term of its lease for two additional five-year periods.

Since the 9 Technology Drive Building is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that financial information about the tenant is more relevant to investors than financial statements of the property acquired.

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EMC currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding EMC is taken from its previously filed public reports:

	For the Fiscal Year Ended
	12/31/2003	12/31/2002	12/31/2001
	(in thousands)
Consolidated Statements of Operations
Revenues	$6,236,808	$5,438,352	$7,090,633
Operating Income (Loss)	$401,157	$(493,831)	$(697,841)
Net Income (Loss)	$496,108	$(118,706)	$(507,712)

	As of the Fiscal Year Ended
	12/31/2003	12/31/2002	12/31/2001
	(in thousands)
Consolidated Balance Sheets
Total Assets	$14,092,860	$9,590,447	$9,889,635
Long-term Debt	$129,966	$—	$—
Stockholders’ Equity	$10,884,721	$7,226,002	$7,600,820

For more detailed financial information regarding EMC, please refer to the financial statements of EMC, which are publicly available with the SEC at http://www.sec.gov.

Wells Management Company, Inc., an affiliate of our Advisor, will manage the 9 Technology Drive Building. We do not intend to make significant renovations or improvements to the 9 Technology Drive Building in the near term. We believe that the 9 Technology Drive Building is adequately insured.

Prior Performance Summary

The information contained on pages 89-102 under the “Prior Performance Summary” section of the Prospectus is revised as of the date of this Supplement by the deletion of the section in its entirety and the insertion of the following in lieu thereof:

The information presented in this section represents the historical experience of real estate programs managed by Wells Capital, our advisor, and its affiliates in the last 10 years. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells real estate programs.

General

Our advisor, Wells Capital, Inc., has served as a general partner of a total of 14 completed publicly offered real estate limited partnerships, eight of which completed their public offerings in the last 10 years prior to the effective date of this offering. These eight limited partnerships and the year in which each of their offerings was completed are:

1.	Wells Real Estate Fund VI, L.P. (1994),

2.	Wells Real Estate Fund VII, L.P. (1995),

3.	Wells Real Estate Fund VIII, L.P. (1996),

4.	Wells Real Estate Fund IX, L.P. (1996),

5.	Wells Real Estate Fund X, L.P. (1997),

6.	Wells Real Estate Fund XI, L.P. (1998),

7.	Wells Real Estate Fund XII, L.P. (2001), and

8.	Wells Real Estate Fund XIII, L.P. (2003).

In addition to the foregoing real estate limited partnerships, Wells Capital and its affiliates have sponsored four public offerings of shares of common stock of Wells Real Estate Investment Trust, Inc., which we refer to as “Wells REIT I.” Wells REIT I’s initial public offering commenced on January 30, 1998, and its fourth offering closed on December 11, 2003, except for shares to be issued pursuant to Wells REIT I’s dividend reinvestment plan. As a result of these four public offerings, Wells REIT I received gross proceeds of approximately $4.7 billion from the sale of approximately 471.5 million shares to approximately 118,000 stockholders as of December 31, 2003.

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Wells Capital and its affiliates are also currently sponsoring a public offering of 4,500,000 units on behalf of Wells Real Estate Fund XIV, L.P. (“Wells Fund XIV”), a public limited partnership. Wells Fund XIV began its offering on May 14, 2003. As of December 31, 2003, Wells Fund XIV had raised a total of $15,306,870. After payment of $1,259,199 of selling commissions, $447,139 of organizational and offering costs, $521,662 in acquisition and advisory fees and acquisition expense reimbursements, and investing $9,119,653 in a real estate joint venture, as of December 31, 2003, Wells Fund XIV held net offering proceeds of approximately $3.8 million available for investment in properties.

The investment objectives of each of these Wells programs are substantially similar to our investment objectives. Substantially all of the proceeds of the offerings of these programs that are available for investment in real properties have been so invested.

From the inception of the first Wells public program through December 31, 2003, the Wells public programs had sold nine properties and one out-parcel of land. No assurance can be made that any of the Wells public programs will ultimately be successful in meeting their investment objectives.

Wells-sponsored programs have occasionally been adversely affected by the cyclical nature of the real estate market. Some Wells programs invested funds in properties at the high end of a real estate cycle, resulting in sales of such properties for less than their purchase price. In addition, some Wells public programs have owned properties that have experienced long periods of time when no tenants were paying rent. Such occurrences have been sporadic, however.

The Prior Performance Tables in this Supplement set forth information as of the dates indicated regarding certain of these Wells public programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of Wells Public Programs (Table III); and (4) sales or disposals of properties (Table V).

In addition to the public real estate programs sponsored by our advisor and its affiliates discussed above, Wells Development Corporation intends to form a series of limited liability companies (each of which we refer to as a “Wells Exchange LLC”) pursuant to the Section 1031 Exchange Program. See “Investment Objectives and Criteria – Acquisition and Investment Policies – Section 1031 Exchange Program” in the Prospectus for a description of this program. Through December 31, 2003, there have been only two such offerings that have closed. In the most recent offering, a Wells Exchange LLC raised $16,670,000 in proceeds from a total of 24 investors, the proceeds of which were used to acquire co-tenancy interests in an office building located in Birmingham, Alabama. As of December 31, 2003, these offerings were the only private programs sponsored by Wells Capital or its affiliates within the last 10 years as of December 31, 2003.

In addition to the real estate programs sponsored by our advisor discussed above, our advisor is also sponsoring an index mutual fund that invests in various REIT stocks and is known as the Wells S&P REIT Index Fund. The Wells S&P REIT Index Fund is a mutual fund that seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The Wells S&P REIT Index Fund began its public offering on March 2, 1998, and as of December 31, 2003, the fund had raised offering proceeds net of redemptions of $180,226,579 from 12,271 investors.

Summary of the Wells Public Programs (sponsored in the last ten years)

Overall

Wells Capital and its affiliates have previously sponsored the above-listed eight publicly offered real estate limited partnerships and are currently sponsoring Wells Fund XIV and Wells REIT I on an unspecified property or “blind pool” basis. As of December 31, 2003, the total amount of funds raised from investors in these eight completed offerings, the Fund XIV offering and the Wells REIT I offering was approximately $5.0 billion and the total number of investors in such programs was in excess of 120,000. As of December 31, 2003, the net offering proceeds were used to acquire more than 27 million square feet of office, industrial and retail buildings.

As of December 31, 2003, the aggregate dollar amount of the acquisition and development costs of the 125 properties purchased by the Wells public programs in the last 10 years, as of December 31, 2003, was approximately $4.9 billion. Of the aggregate amount, approximately 99.2% was spent on

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acquiring or developing office or industrial buildings, and approximately 0.8% was spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 95.9% was spent on acquired properties and 4.1% on properties under construction or constructed by the programs. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these ten Wells public programs as of December 31, 2003:

Type of Property	New	Existing	Construction
Office and Industrial Buildings	11.9%	83.7%	3.6%
Shopping Centers	0.1%	0.2%	0.5%

Since December 31, 2000, the Wells public programs previously sponsored by our advisor and its affiliates have acquired 83 properties located in 23 states. Of these properties acquired, approximately 70.2% were single-tenant office or industrial buildings and 29.8% were multi-tenant office or industrial buildings. In addition, approximately 96.4% of the properties were acquired by the programs after completion of construction and 3.6% of the properties were constructed while owned by the programs. All of the properties purchased in which a Wells public partnership owned any interest were purchased without borrowing any additional funds. Table VI contained in Part II of the registration statement, which is not part of the Prospectus, gives additional information relating to properties acquired by the Wells public programs, including applicable mortgage financing on properties purchased.

Wells Fund VI

Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. As of December 31, 2003, Wells Fund VI owned indirect interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Stockbridge Village II	Stockbridge, GA	restaurant properties	multiple tenants

Stockbridge Village I Expansion	Stockbridge, GA	restaurant and retail building	multiple tenants

Stockbridge Village III	Stockbridge, GA	shopping center	multiple tenants

Marathon	Appleton, WI	three-story office building	Jaakko Poyry Fluor Daniel; Virchow, Krause & Company

Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants

BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.

Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc. with various other tenants

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As of December 31, 2003, the joint ventures in which Wells Fund VI had invested funds had sold the following properties from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VI Approximate Ownership %	Wells Fund VI Net Sale Proceeds	Wells Fund VI Taxable Gain
October 1, 2001	Cherokee Commons	$8,907,596	$8,414,089	11%	$886,212	$21,867
October 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	34%	$179,606	$4,474
August 12, 2003	Hartford	$6,941,504	$8,146,900	54%	$4,366,494	$973,009

Additionally, the joint ventures in which Wells Fund VI had invested funds sold the Stockbridge Village II, Stockbridge Village I Expansion and Stockbridge Village III on April 29, 2004 and Holcomb Bridge on July 1, 2004 and distributed approximately $5,231,000 of net sales proceeds in January 2004 from the sale of the properties. The remaining net sales proceeds are being held in reserve as the general partner evaluates the capital needs of the existing properties in which Wells Fund VI holds an interest.

Wells Fund VII

Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. As of December 31, 2003, Wells Fund VII owned indirect interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Marathon	Appleton, WI	three-story office building	Jaakko Poyry Fluor Daniel; Virchow, Krause & Company

Stockbridge Village I Expansion	Stockbridge, GA	restaurant and retail building	multiple tenants

Stockbridge Village III	Stockbridge, GA	shopping center	multiple tenants

Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants

CH2M Hill	Gainesville, FL	two-story office building	CH2M Hill and Affiliated Engineers

BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.

Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc. with various other tenants

Hannover Center	Stockbridge, GA	retail development	multiple tenants

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As of December 31, 2003, the joint ventures in which Wells Fund VII had invested funds had the following properties:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VII Approximate Ownership %	Wells Fund VII Net Sale Proceeds	Wells Fund VII Taxable Gain
Oct. 1, 2001	Cherokee Commons	$8,907,596	$8,414,089	11%	$886,212	$21,867
Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	33%	$175,149	$4,362

Additionally, the joint ventures in which Wells Fund VII had invested funds had sold the Stockbridge Village I Expansion, Stockbridge Village III and Hannover Center on April 29, 2004 and Holcomb Bridge on July 1, 2004 and also distributed approximately $735,000 of net sales proceeds from the sale of the properties in January 2004. The remaining net sales proceeds are being held in reserve as the general partner evaluates the capital needs of the existing properties in which Wells Fund VII holds an interest.

Wells Fund VIII

Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. As of December 31, 2003, Wells Fund VIII owned indirect interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
CH2M Hill	Gainesville, FL	two-story office building	CH2M Hill and Affiliated Engineers

BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.

Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc. with various other tenants

Hannover Center	Stockbridge, GA	retail development	multiple tenants

US Cellular	Madison, WI	four-story office building	US Cellular, a subsidiary of BellSouth Corporation

AT&T Texas	Farmers Branch, TX	one-story office building	TCI Central, Inc.

15253 Bake Parkway (f/k/a Quest)	Irvine, CA	two-story office building	Quest Software, Inc.

Cirrus Logic	Broomfield, CO	two-story office building	Cirrus Logic, Inc.

The lease for Quest Software, Inc. expired in 2004; however, the space was released to Gambro Healthcare, Inc. under a long-term lease commencing in the fourth quarter of 2004.

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As of December 31, 2003, the joint ventures in which Wells Fund VIII had invested funds had sold the following properties:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VIII Approximate Ownership %	Wells Fund VIII Net Sale Proceeds	Wells Fund VIII Taxable Gain
Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	32%	$169,643	$4,226

Additionally, the joint ventures in which Wells Fund VIII had invested funds sold its interests in Hannover Center on April 29, 2004. The net sales proceeds are being held in reserve as the general partner evaluates the capital needs of the existing properties in which Wells Fund VIII holds an interest.

Wells Fund IX

Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. As of December 31, 2003, Wells Fund IX owned indirect interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
US Cellular	Madison, WI	four-story office building	US Cellular, a subsidiary of BellSouth Corporation

AT&T Texas	Farmers Branch, TX	one-story office building	TCI Central, Inc.

15253 Bake Parkway (f/k/a Quest)	Irvine, CA	two-story office building	Quest Software, Inc.

Cirrus Logic	Broomfield, CO	two-story office building	Cirrus Logic, Inc.

Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.

Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.

Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation

Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc.

Avaya	Oklahoma City, OK	one-story office building	Avaya, Inc.

The lease for Quest Software, Inc. expired in 2004; however, the space was released to Gambro Healthcare, Inc. under a long-term lease commencing in the fourth quarter of 2004.

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Wells Fund X

Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. As of December 31, 2003, Wells Fund X owned indirect interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.

Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.

Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation

Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc.

Avaya	Oklahoma City, OK	one-story office building	Avaya, Inc.

Fairchild	Fremont, CA	two-story office and manufacturing building	Fairchild Technologies U.S.A., Inc.

As of December 31, 2003, the joint ventures in which Wells Fund X had invested funds had sold the following properties:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund X Approximate Ownership %	Wells Fund X Net Sale Proceeds	Wells Fund X Taxable Loss
Sept. 11, 2003	Cort Furniture	$6,566,430	$5,563,403	33%	$1,818,114	$(224,352)

Wells Fund XI

Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. As of December 31, 2003, Wells Fund XI owned indirect interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.

Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.

Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation

Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P

Avaya	Oklahoma City, OK	one-story office building	Avaya, Inc.

Fairchild	Fremont, CA	two-story office and manufacturing building	Fairchild Technologies U.S.A., Inc.

111 Southchase Boulevard (f/k/a EYBL CarTex)	Fountain Inn, SC	two-story manufacturing and office building	vacant

20/20 Building (f/k/a Sprint)	Leawood, KS	three-story office building	Sprint Communications Company L.P.

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Property Name	Location	Property Type	Major Tenant(s)
Johnson Matthey	Wayne, PA	two-story research and development office and warehouse building	Johnson Matthey, Inc.

Gartner	Fort Myers, FL	two-story office building	Gartner Group, Inc.

In 2004, Sprint Communications Company, L.P. terminated its lease agreement and vacated the 20/20 Building.

As of December 31, 2003, the joint ventures in which Wells Fund XI had invested funds had sold the following properties:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund XI Approximate Ownership %	Wells Fund XI Net Sale Proceeds	Wells Fund XI Taxable Loss
Sept. 11, 2003	Cort Furniture	$6,566,430	$5,563,403	24%	$1,315,906	$(162,380)

Wells Fund XII

Wells Fund XII terminated its offering on March 21, 2001, and received gross proceeds of $35,611,191 representing subscriptions from 1,333 limited partners. As of December 31, 2003, Wells Fund XII owned indirect interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
111 Southchase Boulevard (f/k/a EYBL CarTex)	Fountain Inn, SC	two-story manufacturing and office building	vacant

20/20 Building (f/k/a Sprint)	Leawood, KS	three-story office building	Sprint Communications Company L.P.

Johnson Matthey	Wayne, PA	two-story research and development office and warehouse building	Johnson Matthey, Inc.

Gartner	Fort Myers, FL	two-story office building	Gartner Group, Inc.

Siemens	Troy, MI	three-story office building	Siemens Automotive Corporation

AT&T Oklahoma	Oklahoma City, OK	one-story office building and a two-story office building	AT&T Corp.

Comdata	Brentwood, TN	three-story office building	Comdata Network, Inc.

In 2004, Sprint Communications Company, L.P. terminated its lease agreement and vacated the 20/20 Building.

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Wells Fund XIII

Wells Fund XIII terminated its offering on March 28, 2003. As of December 31, 2003, Wells Fund XIII had received gross proceeds of $37,751,488 representing subscriptions from 1,420 limited partners. As of December 31, 2003, Wells Fund XIII owned indirect interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
AmeriCredit	Orange Park, FL	two-story office building	AmeriCredit Financial Services Corporation

ADIC	Parker, CO	two connected one-story office and assembly buildings	Advanced Digital Information Corporation

John Wiley Indianapolis	Fishers, Indiana	four-story office building	John Wiley & Sons, Inc.

AIU - Chicago	Hoffman Estates, IL	four-story office building	American Intercontinental University

Siemens	Orlando, FL	two one-story office buildings	Siemens Shared Services

Randstad	Atlanta, GA	four-story office building	Randstad

In March 2004, Wells Fund XIII acquired an indirect ownership interest in the 7500 Setzler Building, a one-story office building and warehouse located in Brooklyn Park, MN.

Wells Fund XIV

Wells Fund XIV is currently offering 4.5 million units. Wells Fund XIV began its offering on May 14, 2003. As of December 31, 2003, Wells Fund XIV had raised a total of $15,306,870. After payment of $1,259,199 of selling commissions, $447,139 of organizational and offering costs, $521,662 in acquisition and advisory and acquisition expense reimbursements, and investing $9,119,653 in a joint venture with Fund XIII and Fund XIV, as of December 31, 2003, Wells Fund XIV held net offering proceeds of approximately $3.8 million available for investment in properties. As of December 31, 2003, Wells Fund XIV owned indirect interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Siemens	Orlando, FL	two one-story office buildings	Siemens Shared Services

Randstad	Atlanta, GA	four-story office building	Randstad

In March 2004, Wells Fund XIV acquired an ownership interest in the 7500 Setzler Building, a one-story office building and warehouse located in Brooklyn Park, MN.

Wells REIT I

Wells REIT I closed its fourth offering, except for shares to be issued pursuant to its dividend reinvestment plan. As of December 31, 2003, Wells REIT I had received gross proceeds of $4.7 billion from approximately 118,000 stockholders from its four offerings. Also as of December 31, 2003, Wells REIT I owned interests in 109 properties, either directly or through joint ventures. While Wells REIT I has limited industrial warehouse assets in its portfolio; the majority of its assets are commercial office buildings located in 26 states and the District of Columbia.

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The following table shows the lease expirations of Wells REIT I’s portfolio as of December 31, 2003, during each of the next ten years and thereafter, assuming no exercise of renewal options or termination rights.

Year of Lease Expiration	2003 Annualized Gross Base Rent (in thousands)	Rentable Square Feet Expiring (in thousands)	Percentage of 2003 Annualized Gross Base Rent
Vacant	$—	881	0%
2004	5,436	327	1%
2005	15,834	810	4%
2006	25,064	985	6%
2007	28,912	1,410	7%
2008	19,730	1,094	5%
2009	31,138	1,498	7%
2010	72,545	3,810	17%
2011	59,465	4,590	14%
2012	76,543	3,943	18%
2013	40,599	1,996	9%
Thereafter	58,556	3,346	12%

	$433,822	24,690	100%

The following table shows the geographic diversification of Wells REIT I’s portfolio as of December 31, 2003.

Location	2003 Annualized Gross Base Rents (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2003 Annualized Gross Base Rents
Chicago	$74,669	4,635	17%
Washington, D.C.	62,451	1,969	14%
Northern New Jersey	31,278	1,690	7%
Dallas	24,915	1,450	6%
New York	22,197	989	5%
Atlanta	21,015	992	5%
Minneapolis	19,488	1,230	4%
Los Angeles	18,886	682	4%
Orange County	17,954	1,134	4%
Detroit	17,319	887	4%
Houston	13,643	727	3%
Philadelphia	13,395	840	3%
Phoenix	10,903	792	3%
Other*	85,709	6,673	21%

	$433,822	24,690	100%

*	None more than 3%

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The following table shows the tenant-industry diversification of Wells REIT I’s portfolio as of December 31, 2003.

Industry	2003 Annualized Gross Base Rent (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2003 Annualized Gross Base Rent
Business Services	$49,684	3,049	11%
Depository Institutions	33,910	1,811	8%
Non-depository Institutions	32,852	2,117	8%
Electronic & Other Electric Equipment	26,932	1,599	6%
Insurance Carriers	26,929	1,656	6%
Legal Services	21,354	1,052	5%
Transportation Equipment	20,767	1,011	5%
Communication	20,105	964	5%
Administration of Economic Programs	19,337	599	4%
Finance, Taxation, & Monetary Policy	17,480	564	4%
Food & Kindred Products	17,215	631	4%
Environmental Quality And Housing	13,416	438	3%
Engineering & Management Services	13,346	653	3%
Insurance Agents, Brokers, & Service	12,382	610	3%
Chemicals & Allied Products	12,213	635	3%
Other*	95,900	7,301	22%

	$433,822	24,690	100%

*	None more than 3%

The following table shows the top fifteen tenants by percentage of annual gross revenues of Wells REIT I’s portfolio as of December 31, 2003.

Tenant	2003 Annualized Gross Base Rent (in thousands)	Percentage of 2003 Annualized Gross Base Rent
National Aeronautics and Space Administration	$19,143	4%
BP Corporation	15,699	4%
Nestle USA, Inc.	14,848	3%
Leo Burnett USA, Inc.	13,562	3%
Independence Blue Cross	12,904	3%
Nokia	11,986	3%
Office of the Comptroller of the Currency	11,669	3%
US Bancorp Piper Jaffray Companies, Inc.	10,833	3%
Winston & Strawn LLP	9,788	2%
The People of the State of New York	9,695	2%
Cingular Wireless, LLC	8,880	2%
United States National Park Service	8,210	2%
Bank of America, NA	7,573	2%
International Business Machines Corp (IBM)	7,470	2%
Caterpillar Financial Services Corporation	7,384	2%

	$169,644	40%

Selected financial information for Wells REIT I is summarized below (in thousands, except dividend amounts):

	Year Ended December 31,
	2003	2002	2001	2000	1999
Gross Revenues	$384,956	$139,628	$56,276	$23,373	$6,495
Net Income	$120,685	$59,854	$21,724	$8,553	$3,885
Dividends per $1,000 Invested	$70	$75	$76	$73	$70

The information set forth above should not be considered in any way indicative of results to be expected in future periods. All of the properties acquired by the above Wells public programs, except for those acquired solely by Wells REIT I, were purchased and developed on an all cash basis.

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Potential investors are encouraged to examine the Prior Performance Tables in this Supplement for more detailed information regarding the prior experience of Wells Capital and its affiliates. In addition, upon request, prospective investors may obtain from Wells Capital, without charge, copies of offering materials and any reports prepared in connection with any of the Wells public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Requests should be directed to Wells Capital. Additionally, Table VI contained in Part II of the registration statement, which is not part of the Prospectus, gives certain additional information relating to properties acquired by the Wells public programs. We will furnish, without charge, copies of Table VI upon request.

Supplemental Sales Material

In addition to the Prospectus, as supplemented, we are using supplemental sales material in connection with the offering of the shares. The supplemental sales material does not contain all of the information material to an investment decision and should only be reviewed after reading the Prospectus, as supplemented. In some states, the use of supplemental sales material may not be permitted.

Our supplemental sales material has been prepared by Wells Real Estate Funds, Inc. The following is a brief description of the supplemental sales material currently used in permitted jurisdictions:

•	The “REIT II Fact Sheet,” first used December 17, 2003, briefly summarizes (i) the terms of the offering; (ii) our objectives and strategies; (iii) a profile of the investors for whom an investment in us is appropriate; (iv) exit alternatives available to investors; (v) some benefits of REIT ownership; and (vi) various risks to be considered before investing in us.

•	The REIT II brochure, first used January 5, 2004, provides prospective investors with general information concerning investments in real estate, as well as information specific to an investment in us, including summary descriptions of (i) the benefits of owning an interest in real estate; (ii) the type of investors who may benefit from an investment in us; (iii) reasons to consider investing in a non-traded REIT; (iv) the benefits of long term investing; (vi) the principles of our investment strategy and (vii) various risks to be considered before investing in us.

•	Separate acquisition flyers for each property acquired by us briefly describe the significant features of the acquisition, such as purchase price, major tenants, and the age and location of the building.

Experts

The Statements of Revenues Over Certain Operating Expenses of the One West Fourth Street Building, the 80 M Street Building, the One Glenlake Building, and the 180 Park Avenue Buildings for the year ended December 31, 2003, which are included in this Supplement No. 17 or Supplement No. 9, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS	Page

Consolidated Financial Statements

Wells Real Estate Investment Trust II, Inc. – June 30, 2004

Consolidated Balance Sheets – June 30, 2004 (unaudited) and December 31, 2003	F-3

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2004 (unaudited)	F-4

Consolidated Statements of Stockholders’ Equity for the Period from Inception (July 3, 2003) to December 31, 2003 and the Six Months Ended June 30, 2004 (unaudited)	F-5

Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2004 (unaudited)	F-6

Condensed Notes to Consolidated Financial Statements (unaudited)	F-7

One West Fourth Street Building

Report of Independent Registered Public Accounting Firm	F-18

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Six Months Ended June 30, 2004 (unaudited)	F-19

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Six Months Ended June 30, 2004 (unaudited)	F-20

80 M Street Building

Report of Independent Registered Public Accounting Firm	F-22

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)	F-23

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)	F-24

One Glenlake Building

Report of Independent Registered Public Accounting Firm	F-26

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)	F-27

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)	F-28

180 Park Avenue Buildings

Report of Independent Registered Public Accounting Firm	F-30

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)	F-31

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)	F-32

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	F-34

Pro Forma Balance Sheet as of June 30, 2004 (unaudited)	F-35

Pro Forma Statement of Operations for the Six Months Ended June 30, 2004 (unaudited)	F-37

Pro Forma Statement of Operations for the Year Ended December 31, 2003 (unaudited)	F-38

Prior Performance Tables	F-39

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2004	December 31, 2003
	(unaudited)
Assets:
Real estate assets, at cost:
Land	$71,189,561	$—
Buildings and improvements, less accumulated depreciation of $1,356,668	275,396,659	—
Intangible lease assets, less accumulated amortization of $1,163,244	96,070,875	—
Construction in progress	607,561	—

Total real estate assets	443,264,656	—
Cash and cash equivalents	24,862,051	156,912
Restricted cash	—	981,924
Rents receivable	1,141,245	—
Prepaid expenses and other assets	16,953,182	512,633
Deferred financing costs, less accumulated amortization of $1,997,305	2,381,022	—
Deferred lease costs, less accumulated amortization of $576,349	42,815,032	—
Investments in bonds	78,000,000	—

Total assets	$609,417,188	$1,651,469

Liabilities and Stockholders’ Equity:
Line of credit	$275,802,291	$—
Obligations under capital leases	78,000,000	—
Intangible lease liabilities, less accumulated amortization of $25,505	5,009,568	—
Accounts payable and accrued expenses	9,720,483	563,000
Escrowed investor proceeds	—	981,924
Due to affiliates	2,444,641	—
Dividends payable	630,840	—

Total liabilities	371,607,823	1,544,924
Minority Interest	98,671	106,015
Redeemable Common Shares	1,024,259	—
Stockholders’ Equity:
Common shares, $.01 par value; 900,000,000 shares authorized, 27,453,854 shares issued and outstanding at June 30, 2004, and 100 shares issued and outstanding at December 31, 2003	274,539	1
Additional paid-in capital	240,383,610	999
Accumulated deficit	(2,947,455)	(470)
Redeemable common shares	(1,024,259)	—

Total stockholders’ equity	236,686,435	530

Total liabilities and stockholders’ equity	$609,417,188	$1,651,469

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)

	Three Months Ended June 30, 2004	Six Months Ended June 30, 2004
Revenues:
Rental income	$4,677,162	$5,551,133
Tenant reimbursements	821,155	936,372

	5,498,317	6,487,505
Expenses:
Property operating costs	1,366,211	1,639,886
Asset management fees	278,657	303,487
General and administrative	769,715	1,381,832
Depreciation	1,225,826	1,356,668
Amortization	1,213,544	1,327,376

	4,853,953	6,009,249

Real estate operating income	644,364	478,256
Other income (expense):
Interest income	359,139	420,097
Interest expense	(2,944,345)	(3,852,683)

	(2,585,206)	(3,432,586)

Loss before minority interest	(1,940,842)	(2,954,330)
Minority interest in loss of consolidated subsidiaries	(1,205)	(7,345)

Net loss	$(1,939,637)	$(2,946,985)

Net loss per share
Basic and diluted	$(0.13)	$(0.35)

Weighted average shares outstanding
Basic and diluted	14,726,134	8,541,886

Dividends declared per share	$0.14	$0.19

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM INCEPTION (JULY 3, 2003) TO DECEMBER 31, 2003

AND FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Redeemable Common Shares	Total Stockholders’ Equity
	Shares	Amount
Balance, July 3, 2003 (inception)		$—	$—	$—	$—	$—
Issuance of common stock	100	1	999	—	—	1,000
Net loss	—	—	—	(470)	—	(470)

Balance, December 31, 2003	100	1	999	(470)	—	530
Issuance of common stock	27,453,754	274,538	274,263,015	—	—	274,537,553
Redeemable common shares	—	—	—	—	(1,024,259)	(1,024,259)
Dividends ($0.19 per share)	—	—	(2,308,471)	—	—	(2,308,471)
Commissions on stock sales and related dealer manager fees	—	—	(26,081,162)	—	—	(26,081,162)
Other offering costs	—	—	(5,490,771)	—	—	(5,490,771)
Net loss	—	—	—	(2,946,985)	—	(2,946,985)

Balance, June 30, 2004	27,453,854	$274,539	$240,383,610	$(2,947,455)	$(1,024,259)	$236,686,435

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)

Cash Flows from Operating Activities:
Net loss	$(2,946,985)
Adjustments to reconcile net loss to net cash provided by operating activities:
Minority interest in loss of consolidated entities	(7,345)
Depreciation	1,356,668
Amortization	3,711,393
Changes in assets and liabilities:
Rents receivable	69,542
Accounts payable and accrued expenses	2,284,153
Prepaid expenses and other assets	9,403

Total adjustments	7,423,814

Net cash provided by operating activities	4,476,829

Cash Flows from Investment Activities:
Investment in real estate and related assets	(475,692,602)
Earnest money paid	(15,450,000)
Acquisition fees paid	(4,739,085)

Net cash used in investing activities	(495,881,687)

Cash Flows from Financing Activities:
Proceeds from line of credit	412,167,357
Repayment of line of credit	(136,365,066)
Dividends paid to stockholders	(1,677,631)
Issuance of common stock	274,537,553
Commissions on stock sales and related dealer manager fees paid	(23,434,804)
Other offering costs paid	(4,739,085)
Deferred financing costs paid	(4,378,327)

Net cash provided by financing activities	516,109,997

Net increase in cash and cash equivalents	24,705,139
Cash and cash equivalents, beginning of period	156,912

Cash and cash equivalents, end of period	$24,862,051

Supplemental Disclosures of Investing and Financing Non-Cash Activities:
Acquisition fees applied to investments	$4,490,819

Acquisition fees due to affiliate	$751,686

Acquisition of intangible lease liability	$5,035,073

Assumption of obligations under capital leases and related bonds	$78,000,000

Assumption of liabilities at property acquisition	$3,957,456

Dividends payable	$630,840

Sales commissions payable	$1,705,088

Dealer manager fees due to affiliate	$941,268

Other offering costs due to affiliate	$751,686

See accompanying notes.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2004

(unaudited)

1.	Organization

Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) is a Maryland corporation that engages in the acquisition and ownership of commercial real properties throughout the United States, including properties that are under construction, are newly constructed or have operating histories. Wells REIT II was incorporated on July 3, 2003 and qualifies as a real estate investment trust (“REIT”). Wells REIT II may invest in office buildings, shopping centers, other commercial and industrial properties or other real estate properties. Properties may be acquired directly or through joint ventures with real estate limited partnerships sponsored by Wells Capital, Inc. (the “Advisor”), affiliates of the Advisor, or third parties.

Wells REIT II’s business is primarily conducted through Wells Operating Partnership II, L.P. (“Wells OP II”), a Delaware limited partnership. Wells OP II was formed on July 3, 2003 to acquire, develop, own, lease, and operate real properties on behalf of Wells REIT II, either directly, through wholly owned subsidiaries or through joint ventures. Wells REIT II is the general partner in Wells OP II and possesses full legal control and authority over the operations of Wells OP II. The Advisor is the sole limited partner of Wells OP II.

On December 1, 2003, Wells REIT II commenced its initial public offering of up to 785.0 million shares of common stock pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933, with 185.0 million of those shares being reserved for issuance through Wells REIT II’s dividend reinvestment plan. Through June 30, 2004, Wells REIT II had sold approximately 27.5 million shares for gross proceeds of approximately $274.5 million. Of this amount, Wells REIT II incurred costs of (1) approximately $5.5 million in acquisition fees and expenses, (2) approximately $26.1 million in selling commissions and dealer manager fees, and (3) approximately $5.5 million in organization and offering costs to the Advisor. With these net offering proceeds and indebtedness, Wells REIT II acquired approximately $475.7 million in real estate assets through June 30, 2004.

Wells REIT II’s stock is not listed on any securities exchange. However, Wells REIT II’s charter requires that, in the event that Wells REIT II’s stock is not listed on a national securities exchange by October 2015, Wells REIT II must either seek stockholder approval of an extension or amendment of this listing deadline or stockholder approval to begin liquidating investments and distributing the resulting proceeds to the stockholders. If Wells REIT II seeks stockholder approval of an extension or amendment to this listing date and does not obtain it, Wells REIT II will then be required to seek stockholder approval to liquidate. If Wells REIT II seeks and does not obtain approval to liquidate, Wells REIT II will not be required to list or liquidate and could continue to operate as before.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of Wells REIT II have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the statements for these unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of a full year’s results. For further information, refer to the financial statements and footnotes included in Wells REIT II’s Form 10-K for the year ended December 31, 2003. Consolidated results of operations and cash flows for the three and six months ended June 30, 2003 have not been presented because Wells REIT II had not been formed and was not operational during that period.

Principles of Consolidation

The consolidated financial statements include the accounts of Wells REIT II and any entities for which Wells REIT II has a controlling financial interest or is deemed the primary beneficiary of a variable interest entity. In determining whether a controlling financial interest exists, Wells REIT II considers ownership of voting interests, protective rights and participatory rights of the investors. Any intercompany balances and transactions are eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate Assets

Real estate assets are stated at cost, less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction and any tenant improvements or major improvements and betterments that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred.

Wells REIT II’s real estate assets are depreciated using the straight-line method over the useful lives of the assets by class generally as follows:

Building	40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Lease term
Intangible lease assets	Lease term

Management continually monitors events and changes in circumstances that could indicate that carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, management assesses the recoverability of the assets by determining whether the carrying value of the real estate and related intangible assets will be recovered through the undiscounted future cash flows expected from the use and eventual disposition of the asset. In the event the expected undiscounted future cash flows do not exceed the carrying value, management adjusts the real estate and intangible assets to their fair value and recognizes an impairment loss. Management has determined that there has been no impairment in the carrying value of real estate assets held by Wells REIT II during the three or six months ended June 30, 2004.

Cash and Cash Equivalents

Wells REIT II considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short term investments. Short term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts.

Restricted Cash and Escrowed Investor Proceeds

Included in restricted cash and escrowed investor proceeds as of December 31, 2003 on the consolidated balance sheets are offering proceeds from investors held in escrow. On January 22, 2004, Wells REIT II received and accepted subscriptions in excess of the $2.5 million minimum offering threshold set forth in the prospectus, and the offering proceeds held in escrow were released, with the exception of proceeds from Pennsylvania investors, which could not be released under Pennsylvania law until Wells REIT II accepted subscriptions for $200 million. On June 8, 2003, Wells REIT II received and accepted aggregate subscriptions in excess of the $200 million threshold, and the offering proceeds from Pennsylvania investors in escrow were released. As of June 30, 2004, no investor proceeds are held in escrow.

Rents Receivable

Rents receivable are recognized and carried at original amount earned less a provision for any uncollectible amounts. An allowance for uncollectible amounts is made when collection of the full amount is no longer probable. No bad debt expense was incurred during the three or six months ended June 30, 2004.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets include expenses paid as of the balance sheet date that relate to future periods and will be expensed or reclassified to another account during the period to which the costs relate, including deferred project costs and earnest money paid for future acquisitions. Any amounts with no future economic benefit are written off when identified.

Wells REIT II pays certain fees to the Advisor with regard to the acquisition of properties that are capitalized to the cost of the properties and depreciated on the same basis and over the respective useful life of the related asset. Deferred project costs represent amounts incurred for properties yet to be acquired, and are included in prepaid expenses and other assets in the accompanying balance sheets.

Deferred Financing Costs

Deferred financing costs represent fees and expenses associated with Wells REIT II’s line of credit. Deferred financing costs are capitalized and amortized on a straight-line basis over the term of the related financing arrangement. Amortization of deferred financing costs for the three and six months ended June 30, 2004 was approximately $1.4 million and $2.0 million respectively, and was recorded in interest expense on the consolidated statements of operations.

Deferred Lease Costs

Costs incurred to procure operating leases, including those identified as part of the purchase price allocation process, are capitalized as deferred lease costs and amortized on a straight-line basis over the terms of the related leases. Amortization of deferred lease costs was approximately $526,000 and $576,000 for the three and six months ended June 30, 2004, respectively.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is Wells REIT II’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their estimated fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and building based on management’s determination of the relative fair value of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, management includes real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand.

The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values are recorded as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements and other direct costs and are estimated based on management’s consideration of current market costs to execute a similar lease. These direct costs are included in deferred lease costs in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These lease intangibles are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases.

During the six months ended June 30, 2004, Wells REIT II recorded approximately $97.2 million in intangible lease assets, which are included in real estate assets in the consolidated balance sheet. During the six months ended June 30, 2004, Wells REIT II recorded approximately $5.0 million in intangible lease liabilities. Wells REIT II recorded approximately $43.4 million in lease origination costs, which are included in deferred lease costs in the consolidated balance sheets.

During the three and six months ended June 30, 2004, Wells REIT II recorded $1.2 million and $1.3 million, respectively, in amortization expense related to intangible lease assets and deferred lease costs, and approximately $352,000 and $387,000, respectively, of amortization relating to intangible lease assets and liabilities that was recognized as a net decrease in rental revenues in the consolidated statement of operations.

Investments in Bonds and Obligations Under Capital Leases

Wells REIT II has acquired investments in bonds and offsetting obligations under a capital lease. Wells REIT II records the bonds and obligations under capital leases at the amounts Wells REIT II expects to pay and receive. Because Wells REIT II is obligated to pay the indebtedness evidenced by the bonds, Wells REIT II has recorded these obligations as liabilities; however, since Wells REIT II is also the owner of the bonds, the bonds are carried on Wells REIT II’s books as assets. The related offsetting interest amounts are recorded as interest income and interest expense in the period that the amounts accrue, with no net impact on the results of operations of Wells REIT II.

Line of Credit

Wells REIT II’s line of credit is recorded at the stated principal amount. Interest is charged to interest expense as it accrues, except for interest qualifying for capitalization relating to properties under development.

Dividends Payable and Distribution Policy

Wells REIT II intends to make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of its REIT taxable income excluding capital gains. Wells REIT II intends to pay regular quarterly dividends to stockholders. Dividends will be paid to those stockholders who are stockholders of record as of daily record dates.

Dividends to be distributed to the stockholders are determined by the board of directors of Wells REIT II and are dependent upon a number of factors relating to Wells REIT II, including funds available for payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order to maintain Wells REIT II’s status as a REIT under the Internal Revenue Code.

Offering and Related Costs

Offering costs are charged by the Advisor for costs incurred by the Advisor for raising capital for Wells REIT II. Such costs include legal and accounting fees, printing costs, sales and promotional costs, and other offering costs. Such costs, as well as sales commissions and dealer manager fees associated with the offering of shares, which are approximately 7% and up to 2.5%, respectively, of gross offering proceeds, are accounted for as a reduction of equity (see Note 6 for further information related to these costs).

Minority Interest

Minority interest in loss of consolidated subsidiaries in the consolidated statements of operations represents the net loss allocated to minority interests based on the economic ownership percentage of the consolidated subsidiaries held by third parties throughout the period. Minority interest in the consolidated balance sheets represents the equity interests of consolidated subsidiaries that are not owned by Wells REIT II.

Stockholders’ Equity

The par value of investor proceeds raised from Wells REIT II’s offering of common stock is classified as common stock, with the remainder allocated to additional paid in capital. At June 30, 2004, Wells REIT II’s redemption program, as amended, provides that all redemptions during any calendar year, including those upon death or qualifying disability, are limited to those that can be funded with proceeds raised in the current calendar year from Wells REIT II’s dividend reinvestment plan. As the use of those proceeds for redemptions is outside of the control of Wells REIT II, they are considered to be temporary equity under Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stock.” Therefore, Wells REIT II has included an amount equal to proceeds from all shares purchased through Wells REIT II’s dividend reinvestment plan in the current calendar year as temporary equity as of June 30, 2004.

Revenue Recognition

All leases on real estate assets held by Wells REIT II are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases, unless rental income is dependent upon criteria that cannot be determined at inception of the lease. Tenant reimbursements are recognized as revenue in the period that the related operating cost is incurred, and, are billed to tenants pursuant to the terms of the underlying leases. Rents paid in advance, which do not qualify for revenue recognition, are deferred to future periods.

Earnings Per Share

Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share. Outstanding stock options have been excluded from the diluted earnings per share calculation, as their impact would be anti-dilutive using the treasury stock method, as the exercise price of the options exceeds the fair value of the stock.

Financial Instruments

Wells REIT II considers its cash, accounts receivable, accounts payable, bonds, obligations under capital leases, and line of credit to meet the definition of financial instruments. At June 30, 2004, the carrying value of Wells REIT II’s financial instruments approximated their fair value. The line of credit bears interest based on variable interest rates that periodically adjust to market, which approximates current market rates for similar arrangements.

Income Taxes

Wells REIT II has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, (the “Code”), and has operated as such beginning with its taxable period ended December 31, 2003. To qualify as a REIT, Wells REIT II must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of Wells REIT II’s annual REIT taxable income (excluding capital gains) to stockholders. As a REIT, Wells REIT II generally will not be subject to federal income tax. No provision or benefit for federal income taxes has been made in the accompanying consolidated financial statements. Wells REIT II is subject to certain state and local taxes related to the operations of properties in certain locations, which has been provided for in the accompanying consolidated financial statements.

Reclassifications

Certain prior period amounts, as reported, have been reclassified to conform to the current period financial statement presentation, including but not limited to the reclassification noted in the following paragraph.

Through the first quarter 2004, Wells REIT II reported the amortization of the fair values of in-place leases, including opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease and tenant relationships, as an adjustment to rental income in the consolidated statements of operations. Beginning with the second quarter 2004, Wells REIT II presents this amortization as amortization expense in our consolidated statements of operations, and has reclassified such amortization from rental income to amortization expense for all periods previously presented. The period of amortization continues to be the term of the respective lease and results in no change in net loss as previously reported. Additionally, in the consolidated balance sheets, the intangible lease liabilities have historically been netted with intangible lease assets. Beginning in the second quarter 2004, Wells REIT II presents below-market leases separately in the consolidated balance sheets as intangible lease liabilities. As such, these amounts included in the consolidated balance sheet previously reported in the first quarter Form 10-Q have been reclassified to intangible lease liabilities to conform to the presentation in the current period.

3.	Real Estate Assets

Acquisitions

During the three months ended June 30, 2004, Wells REIT II acquired ownership interests in five properties for an aggregate purchase price of approximately $400.9 million, exclusive of related closing costs and acquisition fees paid to the Advisor, as described below.

Manhattan Towers Property

On April 2, 2004, Wells REIT II purchased two six-story office buildings containing approximately 310,000 rentable square feet for a purchase price of approximately $89.9 million. The buildings are located on an approximate 5.1-acre parcel of land at 1230 and 1240 Rosecrans Avenue in Manhattan Beach, California. The property, which was completed in 1985 and renovated in 2001, is leased to Northrop Grumman Space and Mission Systems Corporation (approximately 76%) and various other office and retail tenants (approximately 23%). Approximately 1% of the Manhattan Towers Property is currently vacant.

9 Technology Drive Building

On May 27, 2004, Wells REIT II purchased a two-story office building containing approximately 251,000 rentable square feet for a purchase price of approximately $47.6 million. The 9 Technology Drive Building is located on an approximate 16.6-acre parcel of land at 9 Technology Drive in Westborough, Massachusetts. The 9 Technology Drive Building, which was completed in 1992, is 100% leased to EMC Corporation.

180 Park Avenue Buildings

On June 23, 2004, Wells REIT II purchased two three-story office buildings containing approximately 385,000 rentable square feet for a purchase price of approximately $78.4 million. The 180 Park Avenue Buildings are located on an approximate 62.8-acre parcel of land at 180 Park Avenue in Florham Park, New Jersey. The 180 Park Avenue Buildings, which were completed in 1982 and 1998, are 100% leased to AT&T Corporation.

One Glenlake Building

On June 25, 2004, Wells REIT II purchased a 14-story office building containing approximately 353,000 rentable square feet subject to a ground lease located on an approximate 3.96-acre parcel of land at One Glenlake Parkway in Atlanta, Georgia for a purchase price of approximately $80.0 million.

Fee simple title to the land upon which the One Glenlake Building is located is held by the Development Authority of Douglas County (the “Development Authority”), which issued a Development Authority of Douglas County Taxable Revenue Bond (the “Bond”) totaling $60 million in connection with the construction of the building. Certain real property tax abatement benefits are available to Wells REIT II because the fee simple title to the property is held by the Development Authority. The property tax abatement benefits will expire in 2012. As part of the transaction, Well REIT II also purchased the Bond. The amount of rent payable under the ground lease and the payments due on the Bond offset each other, and result in no net impact on Wells REIT II’s operating results. Wells REIT II will acquire fee simple title upon exercise of an option to purchase contained in the ground lease. The purchase price will be approximately equal to the amount then due to Wells REIT II under the Bond. Wells REIT II is not likely to exercise the purchase option until the tax abatement benefits expire.

One Glenlake Building, which was completed in 2003, is leased to Siebel Systems, Inc. (approximately 46%) and various other office tenants (approximately 41%). Approximately 13% of the One Glenlake Building is currently vacant.

80 M Street Building

On June 29, 2004, Wells REIT II purchased a seven-story office building containing approximately 275,000 rentable square feet and a three-level subsurface parking garage containing 296 total parking spaces for a purchase price of approximately $105.0 million. The 80 M Street Building is located on an approximate 1.04-acre parcel of land at 80 M Street, S.E. in Washington, D.C. The 80 M Street Building, which was completed in 2001, is leased to BAE Systems Applied Technologies, Inc. (approximately 35%), Technology Management and Analysis Corporation (approximately 16%), Northrop Grumman Corporation (approximately 15%) and various other office and retail tenants (approximately 34%).

First Quarter 2004 Acquisitions

During the first quarter of 2004, Wells REIT II acquired ownership interests in three properties for an aggregate purchase price of approximately $78.0 million, exclusive of related closing costs and acquisition fees paid to the advisor. Of the $78.0 million, approximately $4.7 million will be paid in a future period. See Note 5 for further explanation.

4.	Line of Credit

On May 10, 2004, Wells REIT II entered into a revolving $350 million, 180-day, interim facility agreement with Bank of America, N.A., superseding the $175 million facility agreement and refinancing the remaining outstanding principal balance. In connection with closing the $350 million facility, Wells REIT II paid fees and expenses totaling approximately $3.3 million. On July 1, 2004, Wells REIT II’s $350 million line of credit agreement with Bank of America was amended and restated to document the syndication of the facility with several banks and to increase the maximum amount of the facility from $350 million to $430 million. Wells REIT II paid $0.7 million in fees and expenses related to this amendment. The agreement provides for interest costs based on LIBOR for one, two, or three month periods, plus 225 basis points or the base rate plus 50 basis points, at Wells REIT II’s option. The base rate for any day is the higher of the Federal Funds Rate for such day plus 50 basis points or Bank of America’s prime rate for such day. The weighted average interest rate at June 30, 2004 was 3.7%. The $430 million facility requires that Wells REIT II use 86.5% of gross offering proceeds to repay the facility and permits the use of loan proceeds for any property acquisition (subject to compliance with certain covenants) and for working capital; however, borrowing under the facility is limited to a certain percentage of the value of lender-approved properties.

Under the terms of the $430 million line of credit, Wells REIT II is required to repay outstanding principal and accrued interest within 180 days. During the initial 180-day term, the agreement allows Wells REIT II to borrow up to 70% of the aggregate cost of the subset of lender-approved properties with an aggregate average occupancy rate of 85% (the “Borrowing Base”). Wells REIT II is able to extend the initial maturity date by an additional 180 days if Wells REIT II seeks an extension and meets the related conditions set forth in the agreement, including reducing the amount outstanding under the facility to 60% of the Borrowing Base. During the extension term, borrowing under the facility would be limited to 60% of the Borrowing Base. At June 30, 2004, Wells REIT II had $275.8 million in principal outstanding under the line of credit and was able to borrow up to an additional approximately $23.3 million.

The agreement also stipulates that Wells REIT II’s net distributions, which equal total distributions less the amount reinvested through Wells REIT II’s dividend reinvestment plan, may not exceed the greater of

90% of Wells REIT II’s Funds From Operations, as defined in the agreement, for the corresponding period and any equity proceeds not used for other purposes that are otherwise not required to pay down the line. The definition of Funds From Operations in the agreement differs from that of NAREIT in that the definition in the agreement allows for the addition of amortization of deferred financing costs.

The $430 million facility is secured by mortgages on all lender-approved properties; however, only some of the mortgages are recorded in the property records. In the event Wells REIT II is in default under the facility, the lender may elect to record all of the mortgages and foreclose.

5.	Commitments and Contingencies

Commitments Under Existing Lease Agreements

Certain lease agreements include provisions that, at the option of the tenant, Wells REIT II may be obligated to expend certain amounts of capital to expand an existing property or provide other expenditures for the benefit of the tenant, in favor of additional rental revenue. At June 30, 2004, no tenants have exercised such options.

Properties Under Contract

At June 30, 2004, Wells REIT II had a contract to acquire four real estate assets for a purchase price of $270.2 million. In addition, at the time of acquisition of Phase I of the New Manchester One Building, Wells REIT II signed an agreement related to the completion of construction of Phase II of the facility, of which approximately $4.7 million remained to be paid at June 30, 2004. Wells REIT II has paid approximately $15.5 million in earnest money related to these contracts at June 30, 2004, which are included in prepaid expenses and other assets in the consolidated balance sheets.

6.	Related-Party Transactions

Advisory Agreement

Wells REIT II has entered into an Advisory Agreement with the Advisor, which entitles the Advisor to earn specified fees upon the completion of certain services. The Advisory Agreement has a one-year term; however, either party may terminate the Advisory Agreement upon 60 days’ written notice. If Wells REIT II terminates the Advisory Agreement, Wells REIT II will pay the Advisor all unpaid reimbursements of expenses and all earned but unpaid fees. The Advisory Agreement expires on October 9, 2004.

Under the terms of the Advisory Agreement, the Advisor receives the following fees and reimbursements:

•	Reimbursement of organization and offering costs paid by the Advisor on behalf of Wells REIT II, not to exceed 2.0% of gross offering proceeds;

•	Acquisition fees of 2.0% of gross offering proceeds, subject to certain limitations; Wells REIT II also reimburses the Advisor for expenses the Advisor pays to third parties in connection with acquisitions or potential acquisitions;

•	Monthly asset management fees equal to one-twelfth of 0.75% of the cost of (1) all properties of Wells REIT II and (2) investments in joint ventures; the amount paid in any calendar quarter may not exceed 1.0% of the net asset value of those investments at that quarter’s end after deducting debt used to acquire or refinance properties;

•	Reimbursement for all wages and salaries and other employee-related expenses of the Advisor’s employees, which perform a full range of real estate services for Wells REIT II, including management, administration, operations, and marketing, and are billed to REIT II based on time by administrative personnel; provided that such expenses are not reimbursed if incurred in connection with services for which the Advisor receives a disposition fee (described below) or an acquisition fee;

•	For any property sold by Wells REIT II, a disposition fee equal to 3.0% of the sales price, with the limitation that the total real estate commissions (including such disposition fee) for any Wells REIT II property sold may not exceed the lesser of (i) 6.0% of the sales price of each property or (ii) the level of real estate commissions customarily charged in light of the size, type, and location of the property;

•	Incentive fee of 10% of net sales proceeds remaining after stockholders have received distributions equal to the sum of the stockholders’ invested capital plus an 8% return of invested capital; and

•	Listing fee of 10% of the excess by which the market value of the stock plus dividends paid prior to listing exceeds the sum of 100% of the invested capital plus an 8% return on invested capital.

As of June 30, 2004, Wells REIT II has incurred and charged to additional paid-in capital approximately $5.5 million in organization and offering costs. This amount represents 2% of gross offering proceeds raised. The Advisor has incurred approximately $13.5 million of organization and offering costs as of June 30, 2004. The remaining $8.0 million incurred by the Advisor but not billed to Wells REIT II will be billed and paid as Wells REIT II raises additional proceeds.

Acquisition fees incurred for the three and six months ended June 30, 2004 totaled $4.3 million and $5.5 million, respectively. Asset management fees incurred for the three and six months ended June 30, 2004 totaled $279,000 and $303,000, respectively. Administrative reimbursements incurred for the three and six months ended June 30, 2004 totaled approximately $0.2 million and $0.3 million, respectively, and are included in general and administrative expenses in the consolidated statements of operations. Wells REIT II incurred no disposition, incentive or listing fees during the six months ended June 30, 2004.

Dealer Manager Agreement

Wells REIT II has executed a Dealer Manager Agreement with Wells Investment Securities, Inc. (“WIS”), whereby WIS, an affiliate of the Advisor, performs the dealer manager function for Wells REIT II. For these services, WIS earns a fee of up to 7% of the gross offering proceeds from the sale of the shares of Wells REIT II, of which substantially all are reallowed to participating broker-dealers. During the three and six months ended June 30, 2004, Wells REIT II incurred commissions of $15.0 million and $19.2 million respectively, of which more than 99% was reallowed to participating broker-dealers.

Additionally, Wells REIT II is required to pay WIS a dealer manager fee of up to 2.5% of the gross offering proceeds from the sale of Wells REIT II’s stock at the time the shares are sold. Under the dealer manager agreement, up to 1.5% of the gross offering proceeds may be reallowed by WIS to participating broker-dealers, and some of the fees may be reduced for certain classes of purchasers or for purchasers under the dividend reinvestment plan. Wells REIT II recorded dealer manager fees of approximately $5.3 million and $6.9 million during the three and six months ended June 30, 2004, of which approximately $2.5 million and $3.2 million were reallowed to participating broker-dealers.

7.	Economic Dependency

Under agreements that have terms of one year or less, Wells REIT II has engaged the Advisor and its affiliates to provide certain services that are essential to Wells REIT II, including asset management services, supervision of the management and leasing of properties owned by Wells REIT II, asset acquisition and disposition services, the sale of shares of Wells REIT II’s common stock available for issue, as well as other administrative responsibilities for Wells REIT II including accounting services and investor relations. As a result of these relationships, Wells REIT II is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide Wells REIT II with the respective services, Wells REIT II would be required to find alternative providers of these services.

By Order dated June 3, 2004, the Superior Court of Gwinnett County, Georgia, dismissed, without prejudice, the putative class action complaint filed on or about March 12, 2004 against Leo F. Wells, III, the Advisor, and certain affiliates of the Advisor relating to Wells Real Estate Fund I, a public limited partnership and affiliate of the Advisor (Hendry et al. v. Leo F. Wells, III et al., Superior Court of Gwinnett County, Georgia, Civil Action No. 04-A-2791 2).

8.	Subsequent Events

Sale of Shares of Common Stock

From July 1, 2004 through July 31, 2004, Wells REIT II raised approximately $96.3 million through the issuance of approximately 9.6 million shares of common stock of Wells REIT II. As of July 31, 2004, approximately $5.6 billion in shares (563.0 million shares) remained available for sale to the public under the offering, exclusive of shares available under Wells REIT II’s dividend reinvestment plan.

One West Fourth Building Acquisition

On July 23, 2004, Wells REIT II purchased a 13-story office building containing approximately 431,000 rentable square feet located on an approximate 2.3-acre parcel of land at One West Fourth Street in Winston-Salem, North Carolina. The purchase price of the One West Fourth Street Building was approximately $77.7 million, plus closing costs, which was partially funded through the assumption of a $51.3 million loan secured by the property. The loan carries an annual interest rate of 5.8% and matures in December 2018. The One West Fourth Street Building, which was completed in 2002, is leased to Wachovia Bank, N.A. (approximately 46%), Womble, Carlyle, Sandridge & Rice, PLLC (approximately 40%) and various other office and retail tenants (approximately 6%). Approximately 8% of the One West Fourth Street Building is currently vacant.

3333 Finley Road and 1501 Opus Place Buildings Acquisition

On August 4, 2004, Wells REIT II purchased two office buildings, a four-story building and a nine-story building, containing approximately 322,000 square feet located on an approximate 14.1-acre parcel of land at 1501 Opus Place and 3333 Finley Road in Downers Grove, Illinois. The purchase price of the two buildings was approximately $72.8 million, plus closing costs, which was partially funded through the execution of an 18-month, $18.0 million, interest-free note with the seller, which is not affiliated with Wells REIT II. The two buildings, which were completed in 1988 and 1999, are entirely leased to Acxiom-May & Speh, Inc.

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the One West Fourth Street Building for the year ended December 31, 2003. This statement is the responsibility of the One West Fourth Street Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the One West Fourth Street Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the One West Fourth Street Building for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 3, 2004

One West Fourth Street Building

Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

and the six months ended June 30, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$4,685	$9,204
Parking revenue	487	972
Tenant reimbursements	83	134
Other revenues	10	35

Total revenues	5,265	10,345
Expenses:
Parking garage expense	300	603
Real estate taxes	304	590
Utilities	233	446
Janitorial	188	376
Professional fees	167	327
Other operating expenses	142	246
Security	101	193
Payroll	72	142
Insurance	47	93

Total expenses	1,554	3,016

Revenues over certain operating expenses	$3,711	$7,329

See accompanying notes.

One West Fourth Street Building

Notes to Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

and the six months ended June 30, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On July 23, 2004, Wells Operating Partnership II, L.P., through a wholly owned subsidiary, (“Wells OP II”) acquired the One West Fourth Street Building (the “Building”), a 13-story office building containing approximately 431,000 square feet located in Winston-Salem, NC, from Magnolia One Partners, LLC. Total consideration for the acquisition was approximately $77.7 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with U. S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $1.0 million for the year ended December 31, 2003 and $0.5 million for the six months ended June 30, 2004.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

One West Fourth Street Building

Notes to Statements of Revenues Over Certain Operating Expenses (continued)

For the year ended December 31, 2003

and the six months ended June 30, 2004 (unaudited)

4. Description of Leasing Arrangements

The Building is 92% leased, with Wachovia Bank, N.A. (“Wachovia”) and Womble, Carlyle, Sandridge & Rice, PLLC (“Womble Carlyle”) leasing 86% of the Building’s rentable square footage under long-term lease agreements. Wachovia and Womble Carlyle contributed 50% and 47%, respectively, of rental income for the year ended December 31, 2003. Under the terms of the Wachovia and Womble Carlyle leases, each tenant is required to reimburse to the landlord its proportionate share of the Building’s operating expenses in excess of a base-year amount. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$8,398
2005	8,398
2006	8,279
2007	8,987
2008	8,950
Thereafter	77,128

$120,140

Subsequent to December 31, 2003, Wachovia and Womble Carlyle will contribute approximately 50% and 47%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the six months ended June 30, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the 80 M Street Building (the “Building”) for the year ended December 31, 2003. This statement is the responsibility of the Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the 80 M Street Building for the year ended December 31, 2003 in conformity with U. S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 8, 2004

80 M Street Building

Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

and the three months ended March 31, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$2,578	$10,312
Tenant reimbursements	250	944
Other revenues	226	752

Total revenues	3,054	12,008
Expenses:
Property Taxes	318	1,262
Utilities	144	520
Salaries	76	304
Janitorial	76	294
Other operating expenses	63	290
Security	71	282
Parking	74	241
Common area maintenance	52	213
Management fee	51	211

Total expenses	925	3,617

Revenues over certain operating expenses	$2,129	$8,391

See accompanying notes.

80 M Street Building

Notes to Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

and the three months ended March 31, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On June 29, 2004, Wells REIT II – 80 M Street LLC (the “Company”) acquired the 80 M Street Building (the “Building”), a seven-story office building containing approximately 275,000 square feet located in Washington, D.C., from CH Realty II / Navy Yards L.P. Total consideration for the acquisition was approximately $105.0 million. The Company, a Delaware Limited Liability Company, was created on March 30, 2004 with Wells Real Estate Investment Trust II, Inc., a Maryland corporation, as the sole member.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Building after its acquisition by the Company.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.7 million for the year ended December 31, 2003 and $0.1 million for the three months ended March 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

80 M Street Building

Notes to Statements of Revenues Over Certain Operating Expenses (continued)

For the year ended December 31, 2003

and the three months ended March 31, 2004 (unaudited)

4. Description of Leasing Arrangements

The Building is 100% leased with BAE Systems Applied Technologies, Inc. (“BAE Systems”), Technology Management and Analysis Corporation (“Technology Management”) and Northrop Grumman Corporation (“Northrop Grumman”) leasing 66% of the Building’s rentable square footage under long-term lease agreements. Under the terms of the BAE Systems, Technology Management, and Northrop Grumman Leases, each tenant is required to reimburse to landlord its proportionate share of the Building’s operating expenses in excess of a base year. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$9,846
2005	10,113
2006	9,977
2007	9,328
2008	9,342
Thereafter	23,799

$72,405

BAE Systems, Technology Management and Northrop Grumman contributed approximately 34%, 16% and 15%, respectively, of the rental income for the year ended December 31, 2003. Subsequent to December 31, 2003, BAE Systems, Technology Management and Northrop Grumman will contribute approximately 38%, 19% and 17%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the three months ended March 31, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the One Glenlake Building (the “Building”) for the year ended December 31, 2003. This statement is the responsibility of the Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the One Glenlake Building for the year ended December 31, 2003 in conformity with U. S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 9, 2004

One Glenlake Building

Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

and the three months ended March 31, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$1,828	$6,158
Tenant reimbursements	35	9
Other revenues	22	63

Total revenues	1,885	6,230
Expenses:
Repairs and maintenance	148	446
Utilities	97	380
Administrative	53	164
Management fees	43	133
Taxes and insurance	158	80
Other operating expenses	4	64

Total expenses	503	1,267

Revenues over certain operating expenses	$1,382	$4,963

See accompanying notes.

One Glenlake Building

Notes to Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

and the three months ended March 31, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On June 25, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”) acquired the One Glenlake Building (the “Building”), a 14-story office building containing approximately 353,000 square feet located in Atlanta, Georgia, subject to a ground lease from One Glenlake, L.L.C. Total consideration for the acquisition was approximately $80.0 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $1.7 million for the year ended December 31, 2003 and $0.4 million for the three months ended March 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

One Glenlake Building

Notes to Statements of Revenues Over Certain Operating Expenses (continued)

For the year ended December 31, 2003

and the three months ended March 31, 2004 (unaudited)

4. Description of Leasing Arrangements

The Building is 87% leased with Siebel Systems, Inc. (“Siebel”) and Coldwell Banker Residential Real Estate Inc. (“Coldwell”) leasing 57% of the Building’s rentable square footage under long-term lease agreements. Siebel and Coldwell contributed 71% and 15%, respectively, of the rental income for the year ended December 31, 2003. Under the terms of the Siebel and Coldwell Leases, each tenant is required to reimburse to the landlord its proportionate share of the Building’s operating expenses in excess of a base year. The remaining rentable square footage is leased to various office tenants under lease agreements with terms that vary in length and with various reimbursement clauses. Construction on the Building was complete in 2003. As such, during 2003, portions of the Building that are currently leased were vacant.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$6,463
2005	7,663
2006	7,954
2007	8,174
2008	8,268
Thereafter	38,920

$77,442

Subsequent to December 31, 2003, Siebel and Coldwell Banker will contribute approximately 68% and 10%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the three months ended March 31, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the 180 Park Avenue Buildings (the “Buildings”) for the year ended December 31, 2003. This statement is the responsibility of the Buildings’ management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the 180 Park Avenue Buildings for the year ended December 31, 2003 in conformity with U. S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 1, 2004

180 Park Avenue Buildings

Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

and the three months ended March 31, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$1,681	$6,725
Tenant reimbursements	579	2,129
Other revenues	4	27

Total revenues	2,264	8,881
Expenses:
Utilities	387	1,478
Repairs and maintenance	187	751
Real estate taxes	214	1,007
Other	111	424

Total expenses	899	3,660

Revenues over certain operating expenses	$1,365	$5,221

See accompanying notes.

180 Park Avenue Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

and the three months ended March 31, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On June 23, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”), through a wholly owned subsidiary, acquired the 180 Park Avenue Buildings (the “Buildings”), two three-story office buildings containing approximately 385,000 square feet located in Florham Park, New Jersey, from Rock-Florham SPE, LLC. Total consideration for the acquisition was approximately $78.4 million, plus closing costs. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Buildings after their acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable decreased revenue by approximately $0.6 million for the year ended December 31, 2003 and $0.2 million for the three months ended March 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

180 Park Avenue Buildings

Notes to Statements of Revenues Over Certain Operating Expenses (continued)

For the year ended December 31, 2003

and the three months ended March 31, 2004 (unaudited)

4. Description of Leasing Arrangements

The Buildings are 100% leased to AT&T Corporation (“AT&T”) under two long-term lease agreements. Under the terms of the first lease, AT&T is required to reimburse to the landlord operating expenses in excess of a base year amount. This lease converts to a net lease in May 2006, under which AT&T will be required to reimburse to the landlord all operating expenses. Under the terms of the second lease, AT&T is required to reimburse to the landlord all operating expenses.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$7,550
2005	7,550
2006	6,953
2007	6,655
2008	6,679
Thereafter	34,148

$69,535

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the three months ended March 31, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Summary of Unaudited Pro Forma Financial Statements

This pro forma information should be read in conjunction with the consolidated financial statements and notes of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) included in its annual report filed on Form 10-K for the year ended December 31, 2003 and its quarterly report filed on Form 10-Q for the six months ended June 30, 2004. In addition, this pro forma information should be read in conjunction with the financial statements and notes of certain acquired properties included in various current reports on Form 8-K previously filed.

The following unaudited pro forma balance sheet as of June 30, 2004 has been prepared to give effect to the third quarter 2004 acquisitions of the One West Fourth Street Building and the 3333 Finley Road and 1501 Opus Place Buildings (the “Recent Acquisitions”) as if the acquisitions occurred on June 30, 2004. The pro forma balance sheet contains certain pro forma financing-related activity, including, but not limited to, capital raised through issuance of additional shares and pay down of acquisition-related debt subsequent to the balance sheet date. Wells OP II is a Delaware limited partnership that was organized to own and operate properties on behalf of Wells REIT II, and is a consolidated subsidiary of Wells REIT II.

The following unaudited pro forma statement of operations for the six months ended June 30, 2004 has been prepared to give effect to the first quarter 2004 acquisitions of the Weatherford Center Houston Building, the New Manchester One Building, the Republic Drive Buildings, the second quarter 2004 acquisitions of the Manhattan Towers Property (the “Other Acquisitions”), the 9 Technology Drive Building, the 180 Park Avenue Buildings, the One Glenlake Building, the 80 M Street Building and the Recent Acquisitions as if the acquisitions occurred on January 1, 2003.

The following unaudited pro forma statement of operations for the year ended December 31, 2003 has been prepared to give effect to the Other Acquisitions, the 9 Technology Drive Building, the 180 Park Avenue Buildings, the One Glenlake Building, the 80 M Street Building and the Recent Acquisitions as if the acquisitions occurred on January 1, 2003. The New Manchester One Building had no operations during the year ended December 31, 2003 and, accordingly, has not been included in the pro forma statement of operations for the year ended December 31, 2003.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the Q1 and Q2 2004 Acquisitions and the Recent Acquisitions been consummated as of January 1, 2003. In addition, the pro forma balance sheet includes allocations of the purchase price based upon preliminary estimates of the fair value of the assets and liabilities acquired. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA BALANCE SHEET

JUNE 30, 2004

(Unaudited)

ASSETS

	Wells Real Estate Investment Trust II, Inc. Historical (a)	Pro Forma Adjustments						Pro Forma Total
		Other		Recent Acquisitions
				One West Fourth Street		3333 Finley Road and 1501 Opus Place
Real estate assets, at cost:
Land	$71,189,561	$219,117	(b)	$2,700,000	(g)	$10,400,000	(g)	$84,626,559
				11,993	(h)	105,888	(h)
Buildings and improvements, less accumulated depreciation	275,396,659	1,536,798	(b)	57,390,549	(g)	49,702,500	(g)	384,996,082
				333,655	(h)	635,921	(h)
Intangible lease assets, less accumulated amortization	96,070,875	0		11,694,492	(g)	5,500,911	(g)	113,266,278
Construction in progress	607,561	0		0		0		607,561

Total real estate assets	443,264,656	1,755,915		72,130,689		66,345,220		583,496,480

Cash and cash equivalents	24,862,051	97,055,495	(c)	(13,949,283	)(g)	(26,583,254	)(g)	2,398,343
		(2,193,345	)(d)
		(75,943,321	)(e)
		(850,000	)(f)
Rents receivable	1,141,245	0		0		0		1,141,245
Prepaid expenses and other assets	16,953,182	2,193,345	(d)	(1,000,000	)(g)	(5,500,000	)(g)	10,653,155
		(1,755,915	)(b)	(345,648	)(h)	(741,809	)(h)
		850,000	(f)
Deferred financing costs, less accumulated amortization	2,381,022	0		0		0		2,381,022
Deferred lease costs, less accumulated amortization	42,815,032	0		7,088,951	(g)	10,304,117	(g)	60,208,100
Investments in bonds	78,000,000	0		0		0		78,000,000

Total assets	$609,417,188	$21,112,174		$63,924,709		$43,824,274		$738,278,345

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Wells Real Estate Investment Trust II, Inc. Historical (a)	Pro Forma Adjustments						Pro Forma Total
		Other		Recent Acquisitions
				One West Fourth Street		3333 Finley Road and 1501 Opus Place
Liabilities:
Line of credit and note payable	$275,802,291	$(75,943,321	)(e)	$62,868,658	(g)	$40,775,000	(g)	$303,502,628
Obligations under capital leases	78,000,000	0		0		0		78,000,000
Intangible lease liabilities, less accumulated amortization	5,009,568	0		1,056,051	(g)	3,049,274	(g)	9,114,893
Accounts payable and accrued expenses	9,720,483	0		0		0		9,720,483
Due to affiliates	2,444,641	0		0		0		2,444,641
Dividends payable	630,840	0		0		0		630,840

Total liabilities	371,607,823	(75,943,321)		63,924,709		43,824,274		403,413,485

Minority Interest	98,671	0		0		0		98,671

Redeemable Common Shares	1,024,259	0		0		0		1,024,259

Stockholders’ Equity:
Common shares, $.01 par value; 900,000,000 shares authorized, 27,453,854 shares issued and outstanding at June 30, 2004	274,539	109,667	(c)	0		0		384,206
Additional paid in capital	240,383,610	96,945,828	(c)	0		0		337,329,438
Accumulated deficit	(2,947,455)	0		0		0		(2,947,455)
Redeemable common shares	(1,024,259)	0		0		0		(1,024,259)

Total stockholders’ equity	236,686,435	97,055,495		0		0		333,741,930

Total liabilities and stockholders’ equity	$609,417,188	$21,112,174		$63,924,709		$43,824,274		$738,278,345

(a)	Historical financial information derived from quarterly report filed on Form 10-Q.

(b)	Reflects deferred project costs applied to the land and building at approximately 2.312% of cash used to pay down debt related to first and second quarter 2004 acquisitions.

(c)	Reflects capital raised through issuance of additional shares subsequent to June 30, 2004 through August 4, 2004, the date of the 3333 Finley Road and 1501 Opus Place Buildings acquisition, net of organizational and offering costs, commissions and dealer-manager fees.

(d)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (c) above.

(e)	Reflects pay down of acquisition-related borrowings through the date of the 3333 Finley Road and 1501 Opus Place Buildings acquisition using capital raised described in note (c) above.

(f)	Reflects earnest money delivered subsequent to June 30, 2004 in connection with potential acquisitions.

(g)	Reflects Wells REIT II’s purchase price for the assets, land, building and liabilities assumed or incurred, net of any purchase price adjustments.

(h)	Reflects deferred project costs applied to the land and building at approximately 2.312% of the cash paid for purchase at acquisition.

The accompanying notes are an integral part of this statement.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(Unaudited)

		Pro Forma Adjustments
	Wells Real Estate Investment Trust II, Inc. Historical (a)	Other		9 Technology Drive		180 Park Avenue		One Glenlake		80 M Street		Recent Acquisitions				Pro Forma Total
												One West Fourth Street		3333 Finley Road and 1501 Opus Place
Revenues:
Rental income	$5,551,133	$2,890,609	(b)	$1,711,944	(b)	$3,419,557	(b)	$3,492,816	(b)	$5,517,099	(b)	$5,205,196	(b)	$3,207,677	(b)	$30,996,031
Tenant reimbursements	936,372	576,696	(c)	337,048	(c)	1,107,124	(c)	67,137	(c)	493,876	(c)	82,919	(c)	0		3,601,172

	6,487,505	3,467,305		2,048,992		4,526,681		3,559,953		6,010,975		5,288,115		3,207,677		34,597,203
Expenses:
Property operating costs	1,639,886	1,232,219	(d)	337,048	(d)	1,717,811	(d)	973,135	(d)	1,830,198	(d)	1,553,911	(d)	0		9,284,208
Asset management fees	303,487	342,805	(e)	100,545	(e)	172,337	(e)	168,834	(e)	224,868	(e)	164,013	(e)	153,560	(e)	1,630,449
General and administrative	1,381,832	0		0		0		0		0		0		0		1,381,832
Depreciation	1,356,668	521,566	(f)	233,499	(f)	353,466	(f)	555,365	(f)	615,276	(f)	721,553	(f)	629,230	(f)	4,986,623
Amortization	1,327,376	860,224	(g)	737,346	(g)	2,044,818	(g)	995,771	(g)	1,460,152	(g)	693,679	(g)	458,117	(g)	8,577,483

	6,009,249	2,956,814		1,408,438		4,288,432		2,693,105		4,130,494		3,133,156		1,240,907		25,860,595

Real estate operating income	478,256	510,491		640,554		238,249		866,848		1,880,481		2,154,959		1,966,770		8,736,608
Other income (expense):
Interest income	420,097	0		0		0		0		0		0		0		420,097
Interest expense	(3,852,683)	0		0		0		0		(1,532,231	)(h)	(195,913	)(h)	(389,850	)(h)	(7,717,444)
												(1,445,481	)(i)	(301,286	)(j)

	(3,432,586)	0		0		0		0		(1,532,231)		(1,641,394)		(691,136)		(7,297,347)

Income (loss) before minority interest	(2,954,330)	510,491		640,554		238,249		866,848		348,250		513,565		1,275,634		1,439,261
Minority interest in loss of consolidated subsidiaries	$(7,345)	$0		$0		$0		$0		$0		$0		$0		$(7,345)

Net income (loss)	$(2,946,985)	$510,491		$640,554		$238,249		$866,848		$348,250		$513,565		$1,275,634		$1,446,606

Net income (loss) per share, basic and diluted	$(0.35)															$0.04

Weighted average shares outstanding, basic and diluted	8,541,886															38,420,578

(a)	Historical financial information derived from quarterly report on Form 10-Q.

(b)	Rental income is recognized on a straight-line basis adjusted for amortization of a component of intangible lease assets and intangible lease liabilities.

(c)	Consists of operating cost reimbursements.

(d)	Consists of property operating expenses.

(e)	Asset management fees calculated as 0.75% of the cost of the acquisitions on an annual basis limited to 1% of the net asset value of such acquisitions after deducting debt used to finance acquisitions.

(f)	Depreciation expense on portion of purchase price allocated to building is recognized using the straight-line method and a 40-year life.

(g)	Amortization of deferred leasing costs and a component of intangible lease assets is recognized using the straight-line method over the lives of the respective leases.

(h)	Represents interest expense on line of credit used to acquire assets, which bore interest at approximately 3.39% for the six months ended June 30, 2004.

(i)	Represents interest expense on an assumed mortgage that bears interest at 5.8% interest and matures on December 10, 2018.

(j)	Represents imputed interest expense on an interest free note payable. Interest expense was calculated using an imputed interest rate of 3.39%, which approximated the interest rate of similar financing.

The accompanying notes are an integral part of this statement.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(Unaudited)

		Pro Forma Adjustments
	Wells Real Estate Investment Trust II, Inc. Historical (a)	Other		9 Technology Drive		180 Park Avenue		One Glenlake		80 M Street		Recent Acquisitions				Pro Forma Total
												One West Fourth Street		3333 Finley Road and 1501 Opus Place
Revenues:
Rental income	$0	$12,834,112	(b)	$4,241,854	(b)	$7,162,470	(b)	$6,081,118	(b)	$11,192,836	(b)	$10,257,652	(b)	$6,415,352	(b)	$58,185,394
Tenant reimbursements	0	2,456,143	(c)	808,279	(c)	2,128,962	(c)	9,118	(c)	943,606	(c)	134,506	(c)	0	(c)	6,480,614

	0	15,290,255		5,050,133		9,291,432		6,090,236		12,136,442		10,392,158		6,415,352		64,666,008
Expenses:
Property operating costs	0	6,146,278	(d)	808,279	(d)	3,660,563	(d)	1,267,089	(d)	3,617,548	(d)	3,015,447	(d)	0	(d)	18,515,204
Asset management fees	0	753,143	(e)	241,824	(e)	414,491	(e)	406,065	(e)	540,835	(e)	394,471	(e)	369,330	(e)	3,120,159
General and administrative	94,455	0		0		0		0		0		0		0		94,455
Depreciation	0	2,287,957	(f)	700,497	(f)	848,318	(f)	1,332,876	(f)	1,476,663	(f)	1,443,105	(f)	1,258,461	(f)	9,347,877
Amortization	0	2,918,963	(g)	1,769,630	(g)	4,089,636	(g)	1,991,543	(g)	2,920,304	(g)	1,387,357	(g)	916,233	(g)	15,993,666

	94,455	12,106,341		3,520,230		9,013,008		4,997,573		8,555,350		6,240,380		2,544,024		47,071,361

Real estate operating income	(94,455)	3,183,914		1,529,903		278,424		1,092,663		3,581,092		4,151,778		3,871,328		17,594,647
Other income (expense):
Interest income	0	0		0		0		0		0		0		0		0
Interest expense	0	0		0		(1,831,132	)(h)	(1,717,502	)(h)	(3,346,500	)(h)	(398,761	)(h)	(793,500	)(h)	(11,642,626)
												(2,941,993	)(i)	(613,238	)(j)

	0	0		0		(1,831,132)		(1,717,502)		(3,346,500)		(3,340,754)		(1,406,738)		(11,642,626)

Income (loss) before minority interest	(94,455)	3,183,914		1,529,903		(1,552,708)		(624,839)		234,592		811,024		2,464,590		5,952,021
Minority interest in loss of consolidated subsidiaries	$(93,985)	$0		$0		$0		$0		$0		$0		$0		$(93,985)

Net income (loss)	$(470)	$3,183,914		$1,529,903		$(1,552,708)		$(624,839)		$234,592		$811,024		$2,464,590		$6,046,006

Net income (loss) per share, basic and diluted	$(4.70)															$0.16

Weighted average shares outstanding, basic and diluted	100															38,420,578

(a)	Historical financial information derived from annual report on Form 10-K.

(b)	Rental income is recognized on a straight-line basis adjusted for amortization of a component of intangible lease assets and intangible lease liabilities.

(c)	Consists of operating cost reimbursements.

(d)	Consists of property operating expenses.

(e)	Asset management fees calculated as 0.75% of the cost of the acquisitions on an annual basis limited to 1% of the net asset value of such acquisitions after deducting debt used to finance acquisitions.

(f)	Depreciation expense on portion of purchase price allocated to building is recognized using the straight-line method and a 40-year life.

(g)	Amortization of deferred leasing costs and a component of intangible lease assets is recognized using the straight-line method over the lives of the respective leases.

(h)	Represents interest expense on lines of credit used to acquire assets, which bore interest at approximately 3.45% for the year ended December 31, 2003.

(i)	Represents interest expense on assumed mortgage that bears interest at 5.8% interest and matures on December 10, 2018.

(j)	Represents imputed interest expense on an interest free note payable. Interest expense was calculated using an imputed interest rate of 3.45%, which approximated the interest rate of similar financing.

The accompanying notes are an integral part of this statement.

Prior Performance Tables

The information contained on pages F-13 to F-23 of the Prospectus is replaced in its entirety as of the date of this Supplement by the deletion of those pages in their entirety and the insertion of the following in lieu thereof:

The following Prior Performance Tables provide information relating to real estate investment programs sponsored by Wells Capital, Inc., our advisor, and its affiliates (“Wells Public Programs”) which have investment objectives similar to Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”). (See “Investment Objectives and Criteria.”) Except for the Wells Real Estate Investment Trust, Inc. (“Wells REIT”), all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.

Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this Supplement.

Investors in Wells REIT II will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties for both Wells REIT II and other Wells Public Programs. The financial results of other Wells Public Programs, thus, may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I - Experience in Raising and Investing Funds

Table II - Compensation to Sponsor

Table III - Annual Operating Results of Wells Public Programs

Table IV - Results of Completed Programs (omitted because none of the Wells Public Programs have been liquidated)

Table V - Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement of which this Supplement is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

“Organization Expenses” shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

“Underwriting Fees” shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 2000. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2003.

	Wells Real Estate Fund XII, L.P.		Wells Real Estate Fund XIII, L.P.		Wells Real Estate Investment Trust, Inc.
Dollar Amount Raised	$35,611,192	(3)	$37,751,487	(4)	$4,407,689,325	(5)

Percentage Amount Raised	100	%(3)	100	%(4)	100	%(5)
Less Offering Expenses
Underwriting Fees	9.5%		9.5%			9.5%
Organizational Expenses	3.0%		3.0%			1.3%
Reserves(1)	0.0%		0.0%			0.0%

Percent Available for Investment	87.5%		87.5%			89.2%
Acquisition and Development Costs
Prepaid Items and Fees related to Purchase of Property	0.0%		0.0%			0.0%
Cash Down Payment	84.0%		84.0%			83.9%
Acquisition Fees(2)	3.5%		3.5%			3.5%
Development and Construction Costs	0.0%		0.0%			1.8%
Reserve for Payment of Indebtedness	0.0%		0.0%			0.0%
Total Acquisition and Development Cost	87.5%		87.5%			89.2%
Percent Leveraged	0.0%		0.0%			12.6%
Date Offering Began	03/22/99		03/29/01			(5)
Length of Offering	24 mo.		24 mo.			(5)
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	26 mo.		34 mo.			(5)
Number of Investors as of 12/31/03	1,355		1,389		117,783

(1)	Does not include general partner contributions held as part of reserves.

(2)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners or Advisor.

(3)	Total dollar amount registered and available to be offered was $70,000,000. Wells Real Estate Fund XII, L.P. closed its offering on March 21, 2001, and the total dollar amount raised was $35,611,192.

(4)	Total dollar amount registered and available to be offered was $45,000,000. Wells Real Estate Fund XIII, L.P. closed its offering on March 28, 2003, and the total dollar amount raised was $37,751,487.

(5)	This amount includes only the third and fourth offerings of Wells Real Estate Investment Trust, Inc. The total dollar amount registered and available to be offered in the third offering was $1,350,000,000. Wells REIT began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. It took Wells REIT 21 months to invest 90% of the amount available for investment in the third offering. The total dollar amount raised in its third offering was $1,282,976,862. Wells REIT began its fourth offering on July 26, 2002 and closed its fourth offering on December 11, 2003, exclusive of (1) shares available for sale to its current stockholders under its dividend reinvestment plan, and (2) shares reserved to complete requests for transfer of asset transactions that were received on or before November 21, 2003. (The issuance of shares pursuant to our dividend reinvestment plan will continue until the earlier of the issuance of all shares remaining under the fourth offering or July 25, 2004). It took Wells REIT 18 months to invest 90% of the amount available for investment in the fourth offering. The total dollar amount raised in its fourth offering was $3,124,712,463 through December 31, 2003.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

The following Table sets forth the compensation received by Wells Capital, Inc., our advisor, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 2000. All figures are as of December 31, 2003.

	Wells Real Estate Fund XII, L.P.	Wells Real Estate Fund XIII, L.P.	Wells Real Estate Investment Trust, Inc.(1)	Other Public Programs(2)
Date Offering Commenced	03/22/99	03/29/01	12/20/00	—
Dollar Amount Raised	$35,611,192	$37,751,487	$4,407,689,325	$284,902,808
Amount Paid to Sponsor from Proceeds of Offering:
Underwriting Fees(3)	$362,416	$313,002	$44,076,893	$1,646,381
Acquisition Fees:
Real Estate Commissions	—	—	—	—
Acquisition and Advisory Fees(4)	$1,246,392	$1,293,207	$154,269,126	$13,223,204
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor(5)	$7,555,068	$2,354,356	$269,517,920	$53,139,579
Amount Paid to Sponsor from Operations:
Property Management Fee	$211,699	$113,619	$6,208,440	$2,159,987
Partnership Management Fee	—	—	—	—
Reimbursements	$250,733	$251,416	$5,429,734	$3,800,191
Leasing Commissions	$211,699	$113,619	$6,208,440	$2,159,987
General Partner Distributions	—	—	—	—
Other	—	—	—	—
Dollar Amount of Property Sales and Refinancing Payments to Sponsors:
Cash	—	—	—	—
Notes	—	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—	—
Incentive Fees	—	—	—	—
Other	—	—	—	—

(1)	This amount includes only the third and fourth offerings of the Wells REIT. The total dollar amount registered and available to be offered in the third offering was $1,350,000,000. Wells REIT began its third offering on December 20, 2000 and closed its third offering on July 26, 2002. It took Wells REIT 21 months to invest 90% of the amount available for investment in the third offering. The total dollar amount raised in its third offering was $1,282,976,862. Wells REIT began its fourth offering on July 26, 2002 and closed our fourth offering on December 11, 2003, exclusive of (1) shares available for sale to its current stockholders under its dividend reinvestment plan, and (2) shares reserved to complete requests for transfer of asset transactions that were received on or before November 21, 2003. (The issuance of shares pursuant to its dividend reinvestment plan will continue until the earlier of the issuance of all shares remaining under the fourth offering or July 25, 2004.) It took Wells REIT. 18 months to invest 90% of the amount available for investment in the fourth offering. The total dollar amount raised in its fourth offering was $3,124,712,463 through December 31, 2003.

(2)	Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2003, the aggregate amount of such deferred fees totaled $2,816,703.

(3)	Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering that was not reallowed to participating broker-dealers.

(4)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(5)	Includes $417,968 in net cash used in operating activities and $7,298,905 in payments to the sponsor for Wells Real Estate Fund XII, L.P.; $45,102 in net cash used in operating activities and $1,920,803 in payments to the sponsor for Wells Real Estate Fund XIII, L.P.; $251,671,306 in net cash provided by operating activities and $17,846,614 in payments to the sponsor for Wells REIT; and $1,635,190 in net cash used in operating activities and $46,654,602 in payments to the sponsor for other public programs.

TABLE III

ANNUAL OPERATING RESULTS OF WELLS PUBLIC PROGRAMS

(UNAUDITED)

The following two tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1998. The information relates only to public programs with investment objectives similar to those of Wells REIT. All figures are as of December 31 of the year indicated.

TABLE III

OPERATING RESULTS OF WELLS PUBLIC PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE FUND XI, L.P.

	2003	2002	2001	2000	1999	1998
Gross Revenues(1)	$559,864	$839,691	$960,676	$975,850	$766,586	$262,729
Profit on Sale of Properties	—	—	—	—	—	—
Less: Operating Expenses(2)	114,335	92,876	90,326	79,861	111,058	113,184
Depreciation and Amortization(3)	—	—	—	—	25,000	6,250

Net Income GAAP Basis(4)	$445,529	$746,815	$870,350	$895,989	$630,528	$143,295

Taxable Income: Operations	$562,793	$965,422	$1,038,394	$944,775	$704,108	$177,692

Cash Generated (Used by):
Operations	(111,469)	(105,148)	(128,985)	(72,925)	40,906	(50,858)
Joint Ventures	2,468,579	1,473,190	1,376,673	1,333,337	705,394	102,662

	$2,357,110	$1,368,042	$1,247,688	$1,260,412	$746,300	$51,804
Less Cash Distributions to Investors:
Operating Cash Flow	1,085,448	1,294,485	1,247,688	1,205,303	746,300	51,804
Return of Capital	—	—	4,809	—	49,761	48,070
Undistributed Cash Flow From Prior Year Operations	—	—	55,109	—	—	—

Cash Generated (Deficiency) after Cash Distributions	$1,271,662	$73,557	$(59,918)	$55,109	$(49,761)	$(48,070)
Special Items (Not Including Sales and Financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	—	—	16,532,801

	$1,271,662	$73,557	$(59,918)	$55,109	$(49,761)	$16,484,731
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	—	214,609	1,779,661
Return of Original Limited Partner’s Investment	—	—	—	—	100	—
Property Acquisitions and Deferred Project Costs	—	—	—	—	9,005,979	5,412,870

Cash Generated (Deficiency) after Cash Distributions and Special Items	$1,271,662	$73,557	$(59,918)	$55,109	$(9,270,449)	$9,292,200

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
- Operations Class A Units	72	91	101	103	77	50
- Operations Class B Units	(205)	(168)	(158)	(155)	(112)	(77)
Capital Gain (Loss)	—	—	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
- Operations Class A Units	73	93	100	97	71	18
- Operations Class B Units	(168)	(109)	(100)	(112)	(73)	(17)
Capital Gain (Loss)	—	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
- Investment Income Class A Units	72	90	97	90	60	8
- Return of Capital Class A Units	—	4	—	—	—	—
- Return of Capital Class B Units	—	—	—	—	—	—
Source (on Cash Basis)
- Operations Class A Units	175	94	97	90	56	4
- Return of Capital Class A Units	—	—	—	—	4	4
- Operations Class B Units	—	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
- Investment Income Class A Units	58	75	75	69	46	6
- Return of Capital Class A Units	14	19	22	21	14	2
- Return of Capital Class B Units	—	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the End of the Last Year Reported in the Table	100%

(1)	Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998; $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999; $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000; $959,631 in equity in earnings of joint ventures and $1,045 from investment of reserve funds in 2001; $837,509 in equity in earnings of joint ventures and $2,182 from investment of reserve funds in 2002; and $557,937 in equity in earnings of joint ventures and $1,927 from investment of reserve funds in 2003. As of December 31, 2003, leasing status was 80%, including developed property in initial lease up.

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998; $353,840 for 1999; $485,558 for 2000; $491,478 for 2001; $492,404 for 2002; and $554,083 for 2003.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to the General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999; $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to the General Partners for 2000; $1,361,828 to Class A Limited Partners, $(491,478) to Class B Limited Partners and $0 to the General Partners for 2001; $1,239,219 to Class A Limited Partners, $(492,404) to Class B Limited Partners and $0 to the General Partners for 2002; and $999,612 to Class A Limited Partners, $(554,083) to Class B Limited Partners and $0 to the General Partners for 2003.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2003, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,245,525.

TABLE III

OPERATING RESULTS OF WELLS PUBLIC PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE FUND XII, L.P.

	2003	2002	2001	2000	1999
Gross Revenues(1)	$1,634,528	$1,727,330	$1,661,194	$929,868	$160,379
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	183,756	179,436	105,776	73,640	37,562
Depreciation and Amortization(3)	—	—	—	—	—

Net Income GAAP Basis(4)	$1,450,772	$1,547,894	$1,555,418	$856,228	$122,817

Taxable Income: Operations	$1,825,945	$1,929,381	$1,850,674	$863,490	$130,108

Cash Generated (Used by):
Operations	(168,461)	(176,478)	(73,029)	247,244	3,783
Joint Ventures	2,673,330	2,824,519	2,036,837	737,266	61,485

	$2,504,869	$2,648,041	$1,963,808	$984,510	$65,268
Less Cash Distributions to Investors:
Operating Cash Flow	2,520,418	2,648,041	1,963,808	779,818	62,934
Return of Capital	—	—	—	—	—
Undistributed Cash Flow From Prior Year Operations	—	2,156	164,482	—	—

Cash Generated (Deficiency) after Cash Distributions	$(15,549)	$(2,156)	$(164,482)	$204,692	$2,334
Special Items (Not Including Sales and Financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	10,625,431	15,617,575	9,368,186

	$(15,549)	$(2,156)	$10,460,949	$15,822,267	$9,370,520
Use of Funds:
Sales Commissions and Offering Expenses	—	—	1,338,556	1,952,197	1,171,024
Return of Original Limited Partner’s Investment	—	—	—	—	100
Property Acquisitions and Deferred Project Costs	—	—	9,298,085	16,246,485	5,615,262

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(15,549)	$(2,156)	$(175,692)	$(2,376,415)	$2,584,134

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
- Operations Class A Units	89	94	98	89	50
- Operations Class B Units	(163)	(151)	(131)	(92)	(56)
Capital Gain (Loss)	—	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
- Operations Class A Units	86	91	84	58	23
- Operations Class B Units	(97)	(95)	(74)	(38)	(25)
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
- Investment Income Class A Units	86	93	77	41	8
- Return of Capital Class A Units	—	—	—	—	—
- Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
- Operations Class A Units	86	93	77	41	8
- Return of Capital Class A Units	—	—	—	—	—
- Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
- Investment Income Class A Units	67	70	55	13	6
- Return of Capital Class A Units	18	23	22	28	2
- Return of Capital Class B Units	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the End of the Last Year Reported in the Table	100%

(1)	Includes $124,542 in equity in earnings of joint ventures and $35,837 from investment of reserve funds in 1999; $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001; $1,726,553 in equity in earnings of joint ventures and $777 from investment of reserve funds in 2002; and $1,634,000 in equity in earnings of joint ventures and $528 from investment of reserve funds in 2003. As of December 31, 2003, leasing status was 79%, including developed property in initial lease up.

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $72,427 for 1999; $355,210 for 2000; $1,035,609 for 2001; $1,107,728 for 2002; and $1,112,820 for 2003.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $195,244 to Class A Limited Partners, $(71,927) to Class B Limited Partners and $(500) to the General Partners for 1999; $1,209,438 to Class A Limited Partners, $(353,210) to Class B Limited Partners and $0 to the General Partners for 2000; $2,591,027 to Class A Limited Partners, $(1,035,609) to Class B Limited Partners and $0 to the General Partners for 2001; $2,655,622 to Class A Limited Partners, $(1,107,728) to Class B Limited Partners, $0 to the General Partners for 2002; and $2,563,592 to Class A Limited Partners, $(1,112,820) to Class B Limited Partners, $0 to General Partners for 2003.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2003, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,525,172.

TABLE III

OPERATING RESULTS OF WELLS PUBLIC PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE FUND XIII, L.P.

	2003	2002	2001
Gross Revenues(1)	$1,049,108	$621,381	$96,685
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(2)	160,705	142,996	61,817
Depreciation and Amortization(3)	—	—	—

Net Income GAAP Basis(4)	$888,403	$478,385	$34,868
Taxable Income: Operations	$2,634,584	$514,584	$61,402
Cash Generated (Used by):
Operations	(118,986)	(7,821)	81,705
Joint Ventures	1,340,811	607,033	31,165

	$1,221,825	$599,212	$112,870
Less Cash Distributions to Investors:
Operating Cash Flow	1,299,992	620,711	—
Return of Capital	—	—	—
Undistributed Cash Flow From Prior Year Operations	—	—	—

Cash Generated (Deficiency) after Cash Distributions	$(78,167)	$(21,499)	$112,870

Special Items (Not Including Sales and Financing):
Source of Funds:
General Partner Contributions	—	—	—
Increase in Limited Partner Contributions	10,399,660	16,442,773	10,630,964

	$10,321,493	$16,421,274	$10,743,834
Use of Funds:
Sales Commissions and Offering Expenses	1,300,909	1,979,576	1,259,747
Return of Original Limited Partner’s Investment	—	—	100
Property Acquisitions and Deferred Project Costs	12,511,831	9,107,492	8,522,750

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(3,491,247)	$5,334,206	$(961,237)

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
- Operations Class A Units	56	52	20
- Operations Class B Units	(109)	(102)	(55)
Capital Gain (Loss)	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
- Operations Class A Units	61	46	20
- Operations Class B Units	(65)	(61)	(26)
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
- Investment Income Class A Units	50	52	0
- Return of Capital Class A Units	—	—	—
- Return of Capital Class B Units	—	—	—
Source (on Cash Basis)
- Operations Class A Units	50	52	0
- Return of Capital Class A Units	—	—	—
- Operations Class B Units	—	—	—
Source (on a Priority Distribution Basis)(5)
- Investment Income Class A Units	39	42	0
- Return of Capital Class A Units	11	11	0
- Return of Capital Class B Units	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%	100%	100%

(1)	Includes $58,610 in equity in earnings of joint ventures and $38,075 from investment of reserve funds in 2001; $531,457 in equity in earnings of joint ventures and $89,924 from investment of reserve funds in 2002; and $931,683 in equity in earnings of joint ventures and $117,425 from investment of reserve funds in 2003. As of December 31, 2003, leasing status was 99%, including developed property in initial lease up.

(2)	Includes partnership administrative expenses.

(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $48,925 for 2001; $317,466 for 2002; and $739,383 for 2003.

(4)	In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $84,293 to Class A Limited Partners, $(48,925) to Class B Limited Partners and $0 to the General Partners for 2001; $795,851 to Class A Limited Partners, $(317,466) to Class B Limited Partners, $0 to the General Partners for 2002; and $1,627,786 to Class A Limited Partners, $(739,383) to Class B Limited Partners, $0 to the General Partners for 2003.

(5)	Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2003, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $162,848.

TABLE III

OPERATING RESULTS OF WELLS PUBLIC PROGRAMS

(UNAUDITED)

WELLS REAL ESTATE INVESTMENT TRUST, INC.

	2003 (000s)	2002 (000s)	2001 (000s)	2000 (000s)	1999 (000s)
Rental income	$293,630	$107,526	$44,204	$20,505	$4,735
Tenant reimbursements	$81,575	$18,992	$6,830	$2,318	$2,058
Equity in income of joint ventures	$4,751	$4,700	$3,721	$2,294	$1,244
Interest and other income	$5,000	$8,410	$1,521	$574	$516

Gross revenues	$384,956	$139,628	$56,276	$25,691	$8,553
Less:
Operating costs	$139,613	$36,356	$15,026	$5,195	$2,491
Depreciation expense	$107,012	$38,780	$15,345	$7,743	$1,726
Interest expense	$18,488	$4,638	$4,181	$4,200	$451

Net income GAAP basis	$119,843	$59,854	$21,724	$8,553	$3,885

Taxable income	$153,511	$80,521	$26,362	$10,280	$4,095

Cash generated by (used by):
Operations	$237,135	$104,572	$42,349	$7,320	$4,008
Joint ventures	$10,096	$7,388	$4,239	$3,529	$1,372
Less:
Cash distributions to investors	($219,121)	($104,996)	($36,737)	($16,971)	($3,806)

Cash generated (deficiency) after cash distributions	$28,110	$6,964	$9,851	($6,122)	$1,574

Net income data per $1,000 invested:
GAAP net income	$37	$41	$43	$40	$50
Taxable net income	$47	$55	$52	$48	$53
Cash Distributions to investors per $1,000 invested:
Taxable ordinary income	$49	$59	$54	$44	$70
Tax deferred return of capital (tax deferred)	$21	$17	$22	$29	$0

Total distributions	$70	$76	$76	$73	$70

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells REIT II. All figures are as of December 31, 2003.

Property	Date Acquired	Date of Sale		Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs		Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Costs [1]	Total
3875 Peachtree Place, Atlanta, GA	12/1/85	08/31/00	$727,982	-0-	-0-	-0-	$727,982[2]	-0-	$582,337	$582,337	-0-
Crowe’s Crossing Shopping Center, DeKalb County, GA	12/31/86	01/11/01	$6,487,000	-0-	-0-	-0-	$6,487,000[3]	-0-	$9,255,594	$9,255,594	-0-
Cherokee Commons Shopping Center, Cherokee County, GA	10/30/87	10/01/01	$8,434,089	-0-	-0-	-0-	$8,434,089[4]	-0-	$10,450,555	$10,450,555	-0-
Greenville Center, Greenville, SC	6/20/90	9/30/02	$2,271,187	-0-	-0-	-0-	$2,271,187[5]	-0-	$4,297,901	$4,297,901	-0-
Tanglewood Commons Outparcel, Clemmens, NC	5/30/95	10/07/02	$524,398	-0-	-0-	-0-	$524,398[6]	-0-	$506,326	$506,326	-0-

[1]	Amount shown does not include pro rata share of original offering costs.

[2]	Includes Wells Real Estate Fund I's share of taxable gain from this sale in the amount of $205,019, of which $205,019 is allocated to capital gain and $0 is allocated to ordinary gain.

[3]	Includes taxable gain from this sale in the amount of $11,496, of which $11,496 is allocated to capital gain and $0 is allocated to ordinary gain.

[4]	Includes taxable gain from this sale in the amount of $207,613, of which $207,613 is allocated to capital gain and $0 is allocated to ordinary gain.

[5]	Includes taxable loss from this sale in the amount of $910,227.

[6]	Includes taxable gain from this sale in the amount of $13,062, of which $13,062 is allocated to capital gain and $0 is allocated to ordinary gain.

Property	Date Acquired	Date of Sale		Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs		Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net of Closing Costs	Mortgage Balance At Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Costs[1]	Total
Heritage Place, DeKalb County, GA	6/30/88	04/07/03	$3,207,708	-0-	-0-	-0-	$3,207,708[7]	-0-	$4,549,656	$4,549,656	-0-
Hartford Building, Southington, CT	12/29/93	08/12/03	$8,146,476	-0-	-0-	-0-	$8,146,476[8]	-0-	$7,687,520	$7,687,520	-0-
Cort Building, Fountain Valley, CA	09/01/98	09/11/03	$5,517,020	-0-	-0-	-0-	$5,517,020[9]	-0-	$6,851,616	$6,851,616	-0-
Village Overlook, Stockbridge, GA	09/14/92	09/29/03	$4,995,305	-0-	-0-	-0-	$4,995,305[10]	-0-	$4,790,507	$4,790,507	-0-

[7]	Includes taxable loss from this sale in the amount of $147,135.

[8]	Includes taxable gain from this sale in the amount of $1,815,315, of which $1,815,315 is allocated to capital gain and $0 is allocated to ordinary gain.

[9]	Includes taxable loss from this sale in the amount of $686,513.

[10]	Includes taxable gain from this sale in the amount of $1,264,739, of which $1,264,739 is allocated to capital gain and $0 is allocated to ordinary gain.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the NASD filing fee.

Item	Amount
SEC registration fee	$628,330
NASD filing fee	30,500
Legal fees and expenses	4,700,000
Blue sky fees and expenses	550,000
Accounting fees and expenses	325,000
Sales and advertising expenses	2,100,000
Educational conferences and seminars	7,659,400
Printing	3,250,000
Postage and delivery of materials	4,550,000
Escrow fees	10,000
Due diligence expenses (retailing)	250,000
Expense reimbursement for educational conferences	400,000
Expense reimbursement for sales seminars	6,420,600
Salaries	3,100,000
Legal fees – underwriter portion (retailing)	500,000
Miscellaneous expenses	305,000
Total	$34,778,830

Item 32.	Sales to Special Parties

Our directors and officers, as well as directors, officers and employees of Wells Capital and its affiliates, may purchase shares in our primary offering at a discount to the extent permitted by the rules of the National Association of Securities Dealers, Inc. The purchase price of such shares is $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share are not payable in connection with such sales.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 100 shares of our common stock to our advisor in a private offering exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates (each an “Indemnitee”) against any and all losses or liabilities reasonably incurred by such Indemnitee (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify an Indemnitee for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director; or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds From Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) The following financial statements are filed as part of this registration statement and included in the Prospectus:

Consolidated Financial Statements

Wells Real Estate Investment Trust II, Inc. – June 30, 2004

Consolidated Balance Sheets – June 30, 2004 (unaudited) and December 31, 2003

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2004 (unaudited)

Consolidated Statements of Stockholders’ Equity for the Period from Inception (July 3, 2003) to December 31, 2003 and the Six Months Ended June 30, 2004 (unaudited)

Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2004 (unaudited)

Condensed Notes to Consolidated Financial Statements (unaudited)

Wells Real Estate Investment Trust II, Inc. – March 31, 2004

Consolidated Statement of Operations for the Three Months Ended March 31, 2004 (unaudited)

Consolidated Statements of Stockholders’ Equity for the Period from Inception (July 3, 2003) to December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)

Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2004 (unaudited)

Condensed Notes to Consolidated Financial Statements (unaudited)

Wells Real Estate Investment Trust II, Inc. – December 31, 2003

Report of Independent Auditors

Consolidated Balance Sheet as of December 31, 2003 (audited)

Consolidated Statement of Loss for the Period From Inception (July 3, 2003) to December 31, 2003 (audited)

Consolidated Statement of Stockholder’s Equity for the Period From Inception (July 3, 2003) to December 31, 2003 (audited)

Consolidated Statement of Cash Flows for the Period From Inception (July 3, 2003) to December 31, 2003 (audited)

Notes to Consolidated Financial Statements (audited)

Wells Real Estate Investment Trust II, Inc. – November 20, 2003

Report of Independent Auditors

Consolidated Balance Sheet as of November 20, 2003 (audited)

Notes to Consolidated Balance Sheet (audited)

One West Fourth Street Building

Report of Independent Registered Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Six Months Ended June 30, 2004 (unaudited)

Notes to Statement of Revenues Over Certain Operating Expenses for the Year ended December 31, 2003 (audited) and the Six Months Ended June 30, 2004 (unaudited)

80 M Street Building

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)

One Glenlake Building

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)

180 Park Avenue Buildings

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited) and the Three Months Ended March 31, 2004 (unaudited)

Manhattan Towers Property

Report of Independent Auditors

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited)

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited)

Republic Drive Buildings

Report of Independent Auditors

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited)

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited)

Weatherford Center Houston Building

Report of Independent Auditors

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited)

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 (audited)

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements

Pro Forma Balance Sheet as of June 30, 2004 (unaudited)

Pro Forma Statement of Operations for the Six Months Ended June 30, 2004 (unaudited)

Pro Forma Statement of Operations for the Year Ended December 31, 2003 (unaudited)

(b) The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Dealer Manager Agreement (previously filed in pre-effective amendment No. 3)

1.2	Amendment to Selected Dealer Manager Agreement (relating to Pennsylvania subscribers whose subscriptions are held in escrow) (previously filed in post-effective amendment No. 1)

3.1	Amended and Restated Articles of Incorporation (previously filed in pre-effective amendment No. 3)

3.2	Amended and Restated Bylaws (previously filed in pre-effective amendment No. 3)

4.1	Subscription Agreement (included as Appendix A to prospectus)

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (previously filed in pre-effective amendment No. 3)

4.3	Dividend Reinvestment Plan (included as Appendix B to prospectus)

5	Opinion of Alston & Bird LLP re legality (previously filed in pre-effective amendment No. 2 to prospectus)

8	Opinion of Alston & Bird LLP re tax matters (previously fled in pre-effective amendment No. 1)

10.1	Advisory Agreement (previously filed in pre-effective amendment No. 3)

10.2	Agreement of Limited Partnership of Wells Operating Partnership II, L.P. (previously filed in pre-effective amendment No. 2)

10.3	Stock Option Plan (previously filed in pre-effective amendment No. 1)

10.4	Independent Director Stock Option Plan (previously filed in pre-effective amendment No. 1)

10.5	Agreement of Purchase and Sale dated February 2, 2004 by and between The Realty Associates Fund V, L.P. and Wells Operating Partnership II, L.P. (previously filed in post-effective amendment No. 1)

10.6	Agreement for the Purchase and Sale of Property dated March 18, 2004 by and between Carter New Manchester Building One, L.L.C. and Wells Operating Partnership II, L.P. (previously filed in post-effective amendment No. 3)

10.7	Purchase Agreement dated March 31, 2004 by and between Ford Motor Land Development Corporation and Wells Operating Partnership II, L.P. (previously filed in post-effective amendment No. 3)

10.8	Agreement of Sale and Purchase dated as of April 1, 2004 by and between HSOV Manhattan Towers, LP and Wells Operating Partnership II, L.P. (previously filed in post-effective amendment No. 3)

10.9	Purchase and Sale Agreement (relating to the acquisition of the One Glenlake Building) between Eastdil Realty Company, LLC and Wells Operating Partnership II, L.P. dated

April 12, 2004 (incorporated by reference to Form 10-Q for the period ended June 30, 2004)

10.10	First Amendment to the Purchase and Sale Agreement (relating to the acquisition of the One Glenlake Building) between Eastdil Realty Company, LLC and Wells Operating Partnership II, L.P. dated April 27, 2004 (incorporated by reference to Form 10-Q for the period ended June 30, 2004)

10.11	Purchase and Sale Agreement (relating to the acquisition of the 180 Park Avenue Buildings) between Rock Florham SPE, LLC and Wells Operating Partnership II, L.P., dated April 14, 2004 (incorporated by reference to Form 10-Q for the period ended June 30, 2004)

10.12	First Amendment to the Purchase and Sale Agreement (relating to the acquisition of the 180 Park Avenue Buildings) between Rock Florham SPE, LLC and Wells Operating Partnership II, L.P., dated April 26, 2004 (incorporated by reference to Form 10-Q for the period ended June 30, 2004)

10.13	Second Amendment to the Purchase and Sale Agreement (relating to the acquisition of the 180 Park Avenue Buildings) between Rock Florham SPE, LLC and Wells Operating Partnership II, L.P., dated May 13, 2004 (incorporated by reference to Form 10-Q for the period ended June 30, 2004)

10.14	Purchase and Sale Agreement (relating to the acquisition of the 80 M Street Building) between CH Realty II/Navy Yards, L.P. and Wells Operating Partnership II, L.P., dated April 20, 2004 (incorporated by reference to Form 10-Q for the period ended June 30, 2004)

10.15	Purchase and Sale Agreement (relating to the acquisition of the One West Fourth Street Building) between Magnolia One Partners, LLC and Wells Operating Partnership II, L.P., dated May 11, 2004 (incorporated by reference to Form 10-Q for the period ended June 30, 2004)

10.16	First Amended and Restated $430 Million Interim Revolving Credit Agreement between Wells Operating Partnership II, L.P., Bank of America, N.A. Banc of America Securities LLC, Key Bank National Association, Societe Generale, Citicorp North America, Inc., Eurohypo AG, New York Branch, LaSalle Bank National Association, PNC Bank, National Association, and Sumitomo Mitsui Banking Corporation, dated July 1, 2004 (incorporated by reference to Form 10-Q for the period ended June 30, 2004)

21.1	Subsidiaries of the registrant

23.1	Consent of Alston & Bird LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page)

24.2	Power of Attorney (previously filed in post-effective amendment No. 2)

99.1	Consent of Charles R. Brown (previously filed in pre-effective amendment No. 2)

99.2	Consent of Jack M. Pinkerton (previously filed in pre-effective amendment No. 2)

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders; each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

(f) The Registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(g) The Registrant undertakes to furnish to each shareholder, within forty-five (45) days after the close of each quarterly period, the information specified by Form 10-Q.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates which is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

The information contained on the following pages relates to all acquisitions of properties within the past three years by Wells Real Estate Investment Trust II, Inc. and prior programs with which Wells Capital and its affiliates have been affiliated, all of which programs have substantially similar investment objectives to Wells Real Estate Investment Trust II, Inc., including information relating to acquisitions of properties by Wells Real Estate Investment Trust, Inc., Wells Real Estate Fund XII, L.P., Wells Real Estate Fund XIII, L.P and Wells Real Estate Fund XIV, L.P. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in Table VI has been audited.

For purposes of this table, Wells Real Estate Investment Trust, Inc. is referred to as “Wells REIT I,” Wells Real Estate Fund XII, L.P. is referred to as “Wells Fund XII,” Wells Real Estate Fund XIII, L.P. is referred to as “Wells Fund XIII” and Wells Real Estate Fund XIV, L.P. is referred to as “Wells Fund XIV.”

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

Name of Property	Date of Purchase		Ownership	Date of Commencement of Operations (1)	Location of Property	Type of Property	Size of Parcel (acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price plus Acquisition Fee	Other Cash Expenditures Capitalized (2)	Total Acquisition Costs
Comdata	5/15/2001		JV Fund XII - REIT	Fund XII - June 1, 1999; REIT - June 5, 1998	Brentwood, Tennessee	three-story office building	12.3	201,237	$—	$—	$25,002,019	$—	$25,002,019
AmeriCredit	7/16/2001		JV Fund XIII - REIT	Fund XIII – June 14, 2001; REIT – June 5, 1998	Orange Park, Florida	two-story office building	12.3	85,000	—	—	12,540,693	—	12,540,693
State Street	7/30/2001		REIT I	June 5, 1998	Quincy, Massachusetts	seven-story office building	11.2	234,668	—	—	49,632,507	2,267,802	51,900,309
IKON	9/7/2001		REIT I	June 5, 1998	Houston, Texas	two one-story office buildings	15.7	157,790	—	—	20,785,902	—	20,785,902
Nissan	9/19/2001		REIT I	June 5, 1998	Irving, Texas	three-story office building	14.9	268,290	—	—	5,570,700	36,079,716	41,650,416
Ingram Micro	9/27/2001	(3)	REIT I	June 5, 1998	Millington, Tennessee	one-story distribution facility	39.2	701,819	—	—	21,055,184	—	21,055,184
Lucent	9/28/2001		REIT I	June 5, 1998	Cary, North Carolina	four-story office building	29.2	120,000	—	—	18,022,771	—	18,022,771
ADIC	12/21/2001		JV Fund XIII -REIT	Fund XIII – June 14, 2001; REIT – June 5, 1998	Parker, Colorado	two one-story office buildings	11.8	148,204	—	—	13,169,835	—	13,169,835
Convergys	12/21/2001		REIT I	June 5, 1998	Tamarac, Florida	two-story office building	12.6	100,000	—	—	13,497,360	—	13,497,360
Windy Point I	12/31/2001		REIT I	June 5, 1998	Schaumburg, Illinois	seven-story office building	10.3	186,922	—	—	33,730,929	28,417	33,759,346
Windy Point II	12/31/2001		REIT I	June 5, 1998	Schaumburg, Illinois	eleven-story office building	8.5	300,034	—	—	55,740,663	—	55,740,663

Name of Property	Date of Purchase		Ownership	Date of Commencement of Operations (1)	Location of Property	Type of Property	Size of Parcel (acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price plus Acquisition Fee	Other Cash Expenditures Capitalized (2)	Total Acquisition Costs
Vertex Sarasota	1/11/2002		REIT I	June 5, 1998	Sarasota, Florida	three-story office building	9.8	157,700	—	—	21,431,212	31,028	21,462,240
Transocean Houston	3/15/2002		REIT I	June 5, 1998	Houston, Texas	six-story office building	3.9	155,991	—	—	22,038,362	3,100	22,041,462
Novartis Atlanta	3/28/2002		REIT I	June 5, 1998	Duluth, Georgia	four-story office building	7.6	100,087	—	—	15,045,996	1,320	15,047,316
Dana Detroit	3/29/2002		REIT I	June 5, 1998	Farmington Hills, Michigan	three-story office and research and development building	7.8	112,480	—	—	24,111,087	500	24,111,587
Dana Kalamazoo	3/29/2002		REIT I	June 5, 1998	Kalamazoo, Michigan	two-story office and industrial building	27.5	147,004	—	—	18,702,082	—	18,702,082
Travelers Express Denver	4/10/2002		REIT I	June 5, 1998	Lakewood, Colorado	two connected one-story office buildings	7.9	68,165	—	—	10,555,448	7,967	10,563,415
Agilent Atlanta	4/18/2002		REIT I	June 5, 1998	Alpharetta, Georgia	two-story office building	9.9	101,207	—	—	15,151,643	—	15,151,643
Bellsouth Ft. Lauderdale	4/18/2002	(4)	REIT I	June 5, 1998	Ft. Lauderdale, Florida	one-story office building	4.3	47,400	—	—	6,891,748	—	6,891,748
Experian/TRW	5/1/2002		REIT I	June 5, 1998	Allen, Texas	two two-story office buildings	26.5	292,700	—	—	35,694,724	—	35,694,724
Agilent Boston	5/3/2002		REIT I	June 5, 1998	Boxborough, Massachusetts	three-story office building	42.1	174,585	—	—	31,843,732	3,407,496	35,251,228
TRW Denver	5/29/2002		REIT I	June 5, 1998	Aurora, Colorado	three-story office building	10.2	108,240	—	—	21,104,734	735	21,105,469
MFS Phoenix	6/5/2002		REIT I	June 5, 1998	Phoenix, Arizona	three-story office building	9.3	148,605	—	—	25,881,252	—	25,881,252
ISS Atlanta	7/1/2002	(5)	REIT I	June 5, 1998	Atlanta, Georgia	two five-story office buildings	4.8	238,600	—	—	40,765,159	—	40,765,159
PacifiCare San Antonio	7/12/2002		REIT I	June 5, 1998	San Antonio, Texas	two-story office building	21.7	142,500	—	—	14,689,827	—	14,689,827
Kerr-McGee	7/29/2002		REIT I	June 5, 1998	Houston, Texas	four-story office building	4.2	100,000	—	—	2,117,945	10,450,562	12,568,507
BMG Direct Greenville	7/31/2002		REIT I	June 5, 1998	Duncan, South Carolina	one-story distribution facility building	54.3	473,398	8,802,760	7,254,604	16,057,364	—	16,057,364

Name of Property	Date of Purchase	Ownership	Date of Commencement of Operations (1)	Location of Property	Type of Property	Size of Parcel (acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price plus Acquisition Fee	Other Cash Expenditures Capitalized (2)	Total Acquisition Costs
BMG Music Greenville	7/31/2002	REIT I	June 5, 1998	Duncan, South Carolina	one-story distribution facility building	54.3	313,380	2,900,000	7,729,653	10,629,653	—	10,629,653
Kraft Atlanta	8/1/2002	REIT I	June 5, 1998	Suwanee, Georgia	one-story office building	10.3	87,219	—	—	11,675,771	—	11,675,771
Nokia Dallas I	8/15/2002	REIT I	June 5, 1998	Irving, Texas	nine-story office building	6.5	228,678	—	—	39,977,023	418,100	40,395,123
Nokia Dallas II	8/15/2002	REIT I	June 5, 1998	Irving, Texas	seven-story office building	6.5	223,470	—	—	39,977,023	—	39,977,023
Nokia Dallas III	8/15/2002	REIT I	June 5, 1998	Irving, Texas	six-story office building	6.5	152,086	—	—	39,977,023	—	39,977,023
Harcourt Austin	8/15/2002	REIT I	June 5, 1998	Austin, Texas	seven-story office building	8.4	195,230	—	—	39,033,323	—	39,033,323
AmeriCredit Phoenix	9/12/2002	REIT I	June 5, 1998	Chandler, Arizona	three-story office building	14.7	153,494	—	—	2,671,324	22,383,452	25,054,776
IRS Long Island	9/16/2002	REIT I	June 5, 1998	Holtsville, New York	two-story office building and one-story daycare facility	36.3	259,700	—	—	50,487,120	—	50,487,120
KeyBank Parsippany	9/27/2002	REIT I	June 5, 1998	Parsippany, New Jersey	four-story office building	19.1	404,515	—	—	101,643,893	15,956	101,659,849
Allstate Indianapolis	9/27/2002	REIT I	June 5, 1998	Indianapolis, Indiana	one-story office building	12.7	89,956	—	—	10,954,933	—	10,954,933
Federal Express Colorado Springs	9/27/2002	REIT I	June 5, 1998	Colorado Springs, Colorado	three-story office building	28.0	155,808	—	—	26,087,714	—	26,087,714
EDS Des Moines	9/27/2002	REIT I	June 5, 1998	Des Moines, Iowa	one-story office building	28.0	405,000	—	—	26,577,376	—	26,577,376
Intuit Dallas	9/27/2002	REIT I	June 5, 1998	Plano, Texas	two-story office building with a three-story wing	10.7	166,238	—	—	26,669,654	—	26,669,654
Daimler Chrysler Dallas	9/30/2002	REIT I	June 5, 1998	Westlake, Texas	two-story office building	13.2	130,290	—	—	25,172,753	—	25,172,753
NASA	11/22/2002	REIT I	June 5, 1998	Washington, DC	two nine-story office buildings	3.6	948,800	—	—	349,165,776	—	349,165,776
Capital One Richmond I	11/26/2002	REIT I	June 5, 1998	Glen Allen, Virginia	three-story office building	2.4	68,500	—	—	8,802,121	2,500	8,804,621

Name of Property	Date of Purchase	Ownership	Date of Commencement of Operations (1)	Location of Property	Type of Property	Size of Parcel (acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price plus Acquisition Fee	Other Cash Expenditures Capitalized (2)	Total Acquisition Costs
Capital One Richmond II	11/26/2002	REIT I	June 5, 1998	Glen Allen, Virginia	three-story office building	7.0	77,045	—	—	9,925,004	—	9,925,004
Capital One Richmond III	11/26/2002	REIT I	June 5, 1998	Glen Allen, Virginia	three-story office building	5.8	79,675	—	—	9,925,820	—	9,925,820
Caterpillar Nashville	11/26/2002	REIT I	June 5, 1998	Nashville, Tennessee	11-story office building	13.2	312,297	—	—	61,779,411	4,920	61,784,331
John Wiley Indianapolis	12/12/2002	JV Fund XIII - REIT	Fund XIII – June 14, 2001; REIT – June 5, 1998	Fishers, Indiana	four-story office building	10.3	141,047	—	—	17,506,702	9,690	17,516,392
Nestle	12/20/2002	REIT I	June 5, 1998	Glendale, California	20-story office building	4.0	505,115	90,000,000	67,146,442	157,146,442	500,289	157,646,731
East Point	1/9/2003	REIT I	June 5, 1998	Mayfield Heights, Ohio	two three-story office buildings	9.5	187,735	—	—	22,079,138	1,743,477	23,822,615
150 West Jefferson Detroit	3/31/2003	REIT I	June 5, 1998	Detroit, Michigan	25-story office building	1.5	505,417	—	—	93,893,995	1,237,860	95,131,855
Citicorp Englewood Cliffs New Jersey	4/30/2003	REIT I	June 5, 1998	Englewood Cliffs, New Jersey	three-story office building	27.0	409,604	—	—	70,886,826	—	70,886,826
US Bancorp Minneapolis	5/1/2003	REIT I	June 5, 1998	Minneapolis, Minnesota	32-story office building	1.2	929,694	—	—	173,497,104	309,573	173,806,677
Aon Center Chicago	5/9/2003	REIT I	June 5, 1998	Chicago, Illinois	83-story building	3.7	2,577,000	112,346,607	354,548,316	466,894,923	20,567,739	487,462,662
GMAC Detroit	5/9/2003	REIT I	June 5, 1998	Auburn Hills, Michigan	three-story office building	7.3	119,122	—	—	17,818,715	—	17,818,715
IBM Reston	6/27/2003	REIT I	June 5, 1998	Reston, Virginia	six-story office building	3.1	99,794	—	—	19,794,604	6,225	19,800,829
Telllabs	6/27/2003	REIT I	June 5, 1998	Reston, Virginia	two-story office building	1.5	41,200	—	—	8,893,228	3,951	8,897,179
ISS Atlanta III	7/1/2003(6)	REIT I	June 5, 1998	Atlanta, Georgia	three-story office building	1.3	50,400	—	—	9,855,668	—	9,855,668
Lockheed Martin I	7/30/2003	REIT I	June 5, 1998	Rockville, Maryland	four story office building	4.5	115,282	—	—	25,613,301	21,495	25,634,796
Lockheed Martin II	7/30/2003	REIT I	June 5, 1998	Rockville, Maryland	four story office building	4.5	115,315	—	—	25,613,301	—	25,613,301

Name of Property	Date of Purchase	Ownership	Date of Commencement of Operations (1)	Location of Property	Type of Property	Size of Parcel (acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price plus Acquisition Fee	Other Cash Expenditures Capitalized (2)	Total Acquisition Costs
Cingular	8/1/2003	REIT I	June 5, 1998	Atlanta, Georgia	19-story office building	5.2	414,400	—	—	84,015,448	105,408	84,120,856
Aventis	8/14/2003	REIT I	June 5, 1998	Bridgewater, New Jersey	eight-story office building	10.5	297,380	—	—	96,668,198	—	96,668,198
1055 East Colorado (formerly Applera)	8/22/2003	REIT I	June 5, 1998	Pasadena, California	five-story office building	1.9	176,229	—	—	37,710,382	48,500	37,758,882
Continental Casualty	8/29/2003	REIT I	June 5, 1998	Brea, California	three-story office building	7.8	133,943	—	—	25,679,384	—	25,679,384
Copper Ridge Center (formerly Polo Ralph Lauren)	9/5/2003	REIT I	June 5, 1998	Lyndhurst, New Jersey	10-story office building	6.2	268,032	—	—	46,656,226	—	46,656,226
1901 Main Street	9/17/2003	REIT I	June 5, 1998	Irvine, California	eight-story office building	4.8	172,260	—	—	45,587,050	—	45,587,050
AIU	9/19/2003	JV Fund XIII - REIT	June 5, 1998	Hoffman Estates, Illinois	four-story office building	2.7	193,701	—	—	26,977,172	—	26,977,172
IBM Williamette Portland	10/9/2003	REIT I	June 5, 1998	Beaverton, Oregon	two-story office building	4.4	73,394	—	—	7,456,356	—	7,456,356
IBM Deschutes Portland	10/9/2003	REIT I	June 5, 1998	Beaverton, Oregon	two-story office building	4.3	73,405	—	—	7,850,561	—	7,850,561
IBM Rhein Portland	10/9/2003	REIT I	June 5, 1998	Beaverton, Oregon	two-story office building	4.1	73,446	—	—	8,118,956	—	8,118,956
1345 Burlington Drive Portland	10/9/2003	REIT I	June 5, 1998	Beaverton, Oregon	three-story office building	6.2	114,000	—	—	8,815,107	—	8,815,107
15757 Jay Street Portland	10/9/2003	REIT I	June 5, 1998	Beaverton, Oregon	warehouse	2.0	29,682	—	—	889,059	—	889,059
IBM Portland Land Parcels	10/9/2003	REIT I	June 5, 1998	Beaverton, Oregon	land parcel	31.8	N/A	—	—	5,305,000	—	5,305,000
Siemens Orlando	10/30/2003	JV XIII - XIV	Fund XIII – June 14, 2001; Fund XIV - May 14, 2004	Orlando, Florida	two one-story office buildings	7.5	82,175	—	—	11,709,127	—	11,709,127
Leo Burnett Chicago	11/6/2003 (7)	REIT I	June 5, 1998	Chicago, Illinois	50-story office building	1.2	1,117,978	139,306,695	136,470,171	275,776,866	—	275,776,866

Name of Property	Date of Purchase	Ownership	Date of Commencement of Operations (1)	Location of Property	Type of Property	Size of Parcel (acres)	Gross Leasable Square Footage	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price plus Acquisition Fee	Other Cash Expenditures Capitalized (2)	Total Acquisition Costs
US Park Service	11/19/2003(8)	REIT I	June 5, 1998	Washington, DC	12-story office building	0.6	269,299	96,669,991	8,686,255	105,356,246	143,047	105,499,292
1225 Eye Street	11/19/2003(9)	REIT I	June 5, 1998	Washington, DC	12-story office building	0.5	218,000	67,826,468	4,533,634	72,360,102	—	72,360,102
4250 N. Fairfax	11/19/2003	REIT I	June 5, 1998	Arlington, Virginia	14-story office building	1.8	304,307	—	—	90,942,655	—	90,942,655
400 Virginia Ave.	11/19/2003	REIT I	June 5, 1998	Washington, DC	eight-story office building	1.1	213,000	—	—	71,220,504	—	71,220,504
Boeing Seattle	12/11/2003	REIT I	June 5, 1998	Issaquah, Washington	five-story office building	5.8	157,546	—	—	29,977,965	—	29,977,965
Bank of America Brea	12/18/2003	REIT I	June 5, 1998	Brea, California	three-story office building	30.6	637,503	—	—	94,027,544	—	94,027,544
1901 Market	12/18/2003	REIT I	June 5, 1998	Philadelphia, Pennsylvania	45-story office building	0.8	760,613	—	—	176,066,169	—	176,066,169
Randstad	12/19/2003	JV XIII - XIV	Fund XIII – June 14, 2001; Fund XIV - May 14, 2004	Atlanta, Georgia	four-story office building	2.9	64,574	—	—	6,529,980	—	6,529,980
60 Broad Street	12/31/2003	REIT I	June 5, 1998	New York, New York	39-story office building	1.1	989,000	—	—	214,930,259	—	214,930,259

(1)	The date minimum offering proceeds were obtained and funds became available for investment in properties.

(2)	Includes improvements made after acquisitions through December 31, 2003.

(3)	On September 27, 2001, Wells OP acquired a leasehold interest in the Ingram Micro Building, with an option to purchase the property beginning in 2006.

(4)	The Bellsouth Ft. Lauderdale Building is owned subject to a long-term ground lease.

(5)	On July 1, 2002, Wells OP acquired a ground leasehold interest in the ISS Atlanta Buildings, and will purchase the property outright on or before December 1, 2015.

(6)	On July 1, 2003, Wells OP acquired a ground leasehold interest in the ISS Atlanta III Building, and will purchase the property outright on or before December 1, 2015.

(7)	Wells REIT I acquired an approximate 94.5% interest in the Leo Burnett Chicago Building through two joint ventures. As the general partner, Wells REIT I is deemed to have control of the partnerships and, as such, consolidates the joint ventures.

(8)	Wells REIT I purchased all of the membership interest in 1201 Equity, LLC, which owns a 49.5% membership interest in 1201 Eye Street, N.W. Associates, which owns the US Park Service Building. As a result of its ownership of 1201 Equity, LLC, Wells REIT I owns an approximate 49.5% in the US Park Service Building.

(9)	Wells REIT I purchased all of the membership interest in 1225 Equity, LLC, which owns a 49.5% membership interest in 1225 Eye Street, N.W. Associates, which owns the 1225 Eye Street Building. As a result of its ownership of 1225 Equity, LLC, Wells REIT I owns an approximate 49.5% in the 1225 Eye Street Building.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 17, 2004.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Leo F. Wells, III
Leo Wells, III President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Leo F. Wells, III Leo F. Wells, III	President and Director	August 17, 2004

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President and Director (Principal Financial and Accounting Officer)	August 17, 2004

* Charles R. Brown	Director	August 17, 2004

* Richard W. Carpenter	Director	August 17, 2004

* Bud Carter	Director	August 17, 2004

* Donald S. Moss	Director	August 17, 2004

* Jack M. Pinkerton	Director	August 17, 2004

* Walter W. Sessoms	Director	August 17, 2004

* Neil H. Strickland	Director	August 17, 2004

* W. Wayne Woody	Director	August 17, 2004

* /s/ Douglas P. Williams
Douglas P. Williams, as attorney-in-fact